                                PRUDENTIAL ANNUITIES LIFE ASSURANCE CORPORATION
                                                 A Prudential Financial Company
                                One Corporate Drive, Shelton, Connecticut 06484

 ADVANCED SERIES
 ADVISORS CHOICE(R) 2000
 (marketed by some firms as "Advisors Select 2000")
 Flexible Premium Deferred Annuity
 PROSPECTUS: MAY 1, 2008

 This Prospectus describes Advisors Choice(R) 2000, a flexible premium deferred annuity (the "Annuity") offered by Prudential Annuities Life Assurance Corporation ("Prudential Annuities", "we", "our" or "us"). The Annuity may be offered as an individual annuity contract or as an interest in a group annuity. This Prospectus describes the important features of the Annuity and what you should consider before purchasing the Annuity. The Annuity or certain of its investment options and/or features may not be available in all states. Various rights, benefits and certain fees may differ among states to meet applicable laws and/or regulations. For more information about these variations, consult the terms of your particular Annuity. For some of the variations specific to Annuities approved for sale by the New York State Insurance Department, see Appendix I. Certain terms are capitalized in this Prospectus. Those terms are either defined in the Glossary of Terms or in the context of the particular section.

 Prudential Annuities offers several different annuities which your Financial Professional may be authorized to offer to you. Each Annuity has different features and benefits that may be appropriate for you based on your financial situation, your age and how you intend to use the annuity. Firms through which the Annuity is sold may decline to make available to their customers certain of the optional features and investment options offered generally under the Annuity. The different features and benefits include variations in death benefit protection and the ability to access your Annuity's Account Value and the charges that you will be subject to if you choose to surrender the annuity, make withdrawals, or transfer all or a portion of Account Value among available investment options. The fees and charges you pay and compensation paid to your Financial Professional may also be different between each annuity. Differences in compensation among different annuity products could influence a Financial Professional's decision as to which annuity to recommend to you.

 THE SUB-ACCOUNTS
 Each Sub-account of Prudential Annuities Life Assurance Corporation Variable Account B, invests in an underlying mutual fund portfolio. Currently, portfolios of the following underlying mutual funds are being offered: INVESCO AIM Advisors, Inc., Advanced Series Trust, Evergreen Variable Annuity Trust, First Defined Portfolio Fund LLC, Nationwide Variable Insurance Trust, ProFund VP, The Prudential Series Fund, Rydex Variable Trust, Franklin Templeton Variable Insurance Products Trust and Wells Fargo Variable Trust. See the following page for a complete list of Sub-accounts.

 PLEASE READ THIS PROSPECTUS
 Please read this prospectus and the current prospectus for the underlying mutual funds. Keep them for future reference. If you are purchasing the Annuity as a replacement for existing variable annuity or variable life coverage, you should consider any surrender or penalty charges you may incur when replacing your existing coverage.

 AVAILABLE INFORMATION
 We have also filed a Statement of Additional Information that is available from us, without charge, upon your request. The contents of the Statement of Additional Information are described below - see Table of Contents. The Statement of Additional Information is incorporated by reference into this Prospectus. This Prospectus is part of the registration statement we filed with the SEC regarding this offering. Additional information on us and this offering is available in the registration statement and the exhibits thereto. You may review and obtain copies of these materials at no cost to you, by contacting us. These documents, as well as documents incorporated by reference, may also be obtained through the SEC's Internet Website (http://www.sec.gov) for this registration statement as well as for other registrants that file electronically with the SEC.

 This annuity is NOT a deposit or obligation of, or issued, guaranteed or endorsed by, any bank, is NOT insured or guaranteed by the U.S. government, the Federal Deposit Insurance Corporation (FDIC), the Federal Reserve Board or any other agency. An investment in this annuity involves investment risks, including possible loss of value, even with respect to amounts allocated to the AST Money Market sub-account.

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 THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 ADVANCED SERIES ADVISORS CHOICE(R) 2000 IS A SERVICE MARK OR REGISTERED TRADEMARK OF THE PRUDENTIAL INSURANCE COMPANY OF AMERICA AND IS USED UNDER LICENSE BY ITS AFFILIATES.
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                  FOR FURTHER INFORMATION CALL: 1-800-752-6342

               Prospectus Dated:         Statement of Additional
               May 1, 2008                    Information Dated:
               CH2PROS                    May 1, 2008 CHOICE2000

  PLEASE SEE OUR PRIVACY POLICY AND OUR IRA, ROTH IRA AND FINANCIAL DISCLOSURE
           STATEMENTS ATTACHED TO THE BACK COVER OF THIS PROSPECTUS.

                              INVESTMENT OPTIONS
 Advanced Series Trust
   AST Advanced Strategies
   AST Aggressive Asset Allocation
   AST AllianceBernstein Core Value
   AST AllianceBernstein Growth & Income
   AST American Century Income & Growth
   AST American Century Strategic Allocation
   AST Balanced Asset Allocation
   AST Bond Portfolio 2015
   AST Bond Portfolio 2018
   AST Bond Portfolio 2019
   AST Capital Growth Asset Allocation
   AST Cohen & Steers Realty
   AST Conservative Asset Allocation
   AST CLS Growth Asset Allocation
   AST CLS Moderate Asset Allocation
   AST DeAM Large-Cap Value
   AST DeAM Small-Cap Value
   AST Federated Aggressive Growth
   AST First Trust Balanced Target
   AST First Trust Capital Appreciation Target
   AST Goldman Sachs Concentrated Growth
   AST Goldman Sachs Mid-Cap Growth
   AST Goldman Sachs Small-Cap Value
   AST High Yield
   AST Horizon Growth Asset Allocation
   AST Horizon Moderate Asset Allocation
   AST International Growth
   AST International Value
   AST Investment Grade Bond
   AST JPMorgan International Equity
   AST Large-Cap Value
   AST Lord Abbett Bond Debenture
   AST Marsico Capital Growth
   AST MFS Global Equity
   AST MFS Growth
   AST Mid-Cap Value
   AST Money Market
   AST Neuberger Berman Mid-Cap Growth
   AST Neuberger Berman Mid-Cap Value
   AST Neuberger Berman Small-Cap Growth
   AST Nieman Capital Growth Asset Allocation
   AST PIMCO Limited Maturity Bond
   AST PIMCO Total Return Bond
   AST Preservation Asset Allocation
   AST QMA US Equity Alpha
   AST Small-Cap Growth
   AST Small-Cap Value
   AST T. Rowe Price Asset Allocation
   AST T. Rowe Price Global Bond
   AST T. Rowe Price Large-Cap Growth
   AST T. Rowe Price Natural Resources
   AST UBS Dynamic Alpha Strategy
   AST Western Asset Core Plus Bond

 INVESCO AIM Variable Insurance Funds
   AIM V.I. Dynamics Fund -- Series I shares
   AIM V.I. Financial Services Fund -- Series I shares
   AIM V.I. Global Health Care Fund -- Series I shares
   AIM V.I. Technology Fund -- Series I shares

 Evergreen Variable Annuity Trust
   Growth
   International Equity
   Omega

 First Defined Portfolio Fund, LLC
   First Trust Target Focus Four
   Global Dividend Target 15
   NASDAQ(R) Target 15
   S&P(R) Target 24
   Target Managed VIP
   The Dow(R) Target Dividend
   The Dow(R) DART 10
   Value Line(R) Target 25

 Franklin Templeton Variable Insurance Products Trust
   Franklin Templeton VIP Founding Funds Allocation Fund

 Nationwide Variable Insurance Trust
   Gartmore NVIT Developing Markets Fund

 ProFund VP
   Access VP High Yield
   Asia 30
   Banks
   Basic Materials
   Bear
   Biotechnology
   Bull
   Consumer Goods
   Consumer Services
   Europe 30
   Financials
   Health Care
   Industrials
   Internet
   Japan
   Large-Cap Growth
   Large-Cap Value
   Mid-Cap Growth
   Mid-Cap Value
   Oil & Gas
   NASDAQ-100
   Pharmaceuticals
   Precious Metals
   Real Estate
   Rising Rates Opportunity
   Semiconductor
   Short Mid-Cap
   Short NASDAQ-100
   Short Small-Cap
   Small-Cap Growth
   Small-Cap Value
   Technology
   Telecommunications
   U.S. Government Plus
   UltraBull
   UltraMid-Cap
   UltraNASDAQ-100
   UltraSmall-Cap
   Utilities

 Rydex Variable Trust
   Nova
   NASDAQ-100(R)
   Inverse S&P 500 Strategy

 The Prudential Series Fund
   SP International Growth

 Wells Fargo Variable Trust
   Wells Fargo Advantage VT Equity Income
   Wells Fargo Advantage VT C&B Large Cap Value

                                   CONTENTS


INTRODUCTION.............................................................................  1

 WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?............................................  1
 WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?......................................  1
 HOW DO I PURCHASE THIS ANNUITY?.........................................................  2

GLOSSARY OF TERMS........................................................................  3

SUMMARY OF CONTRACT FEES AND CHARGES.....................................................  6

EXPENSE EXAMPLES......................................................................... 12

INVESTMENT OPTIONS....................................................................... 13

 WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?...................... 13
 WHAT ARE THE FIXED ALLOCATIONS?......................................................... 33

FEES AND CHARGES......................................................................... 34

 WHAT ARE THE CONTRACT FEES AND CHARGES?................................................. 34
 WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?............................................ 35
 WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?............................... 35
 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES............................................... 35

PURCHASING YOUR ANNUITY.................................................................. 36

 WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?................................... 36

MANAGING YOUR ANNUITY.................................................................... 37

 MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?......................... 37
 MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?............................................ 37
 MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?................................................ 38
 MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?............................ 38
 MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?........................ 38

MANAGING YOUR ACCOUNT VALUE.............................................................. 39

 HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?............................................ 39
 ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?.............. 39
 DO YOU OFFER DOLLAR COST AVERAGING?..................................................... 40
 DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?........................................ 41
 ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?............................................ 41
 WHAT IS THE BALANCED INVESTMENT PROGRAM?................................................ 41
 MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS?.... 42
 MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?................. 42
 HOW DO THE FIXED ALLOCATIONS WORK?...................................................... 42
 HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?....................................... 43
 HOW DOES THE MARKET VALUE ADJUSTMENT WORK?.............................................. 43
 WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?.......................................... 44

ACCESS TO ACCOUNT VALUE.................................................................. 45

 WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?........................................ 45
 ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?........................................... 45
 CAN I WITHDRAW A PORTION OF MY ANNUITY?................................................. 45
 CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION PERIOD?........ 45
 DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE? 45
 WHAT ARE REQUIRED MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM?............. 46
 CAN I SURRENDER MY ANNUITY FOR ITS VALUE?............................................... 46
 WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?............................................ 46
 HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?.................................... 47
 HOW ARE ANNUITY PAYMENTS CALCULATED?.................................................... 47

LIVING BENEFIT PROGRAMS.................................................................. 49

 DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY
   ARE ALIVE?............................................................................ 49
 GUARANTEED RETURN OPTION PLUS/SM/ (GRO PLUS/SM/)........................................ 50

                                      (i)

  GUARANTEED RETURN OPTION (GRO)................................................................  54
  GUARANTEED RETURN OPTION PLUS 2008 (GRO PLUS 2008)............................................  56
  HIGHEST DAILY GUARANTEED RETURN OPTION (HD GRO)...............................................  59
  GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)..................................................  62
  GUARANTEED MINIMUM INCOME BENEFIT (GMIB)......................................................  66
  LIFETIME FIVE INCOME BENEFIT (LIFETIME FIVE)..................................................  70
  SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE)..............................  75
  HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HIGHEST DAILY LIFETIME FIVE)..................  79
  HIGHEST DAILY LIFETIME SEVEN INCOME SEVEN (HIGHEST DAILY LIFETIME SEVEN)
  SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT (SPOUSAL HIGHEST DAILY LIFETIME SEVEN)....  85

DEATH BENEFIT...................................................................................  99

  WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?.................................................  99
  BASIC DEATH BENEFIT...........................................................................  99
  OPTIONAL DEATH BENEFITS.......................................................................  99
  PAYMENT OF DEATH BENEFITS..................................................................... 103

VALUING YOUR INVESTMENT......................................................................... 106

  HOW IS MY ACCOUNT VALUE DETERMINED?........................................................... 106
  WHAT IS THE SURRENDER VALUE OF MY ANNUITY?.................................................... 106
  HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?................................................... 106
  HOW DO YOU VALUE FIXED ALLOCATIONS?........................................................... 106
  WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?................................................... 106
  WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES?................. 107

TAX CONSIDERATIONS.............................................................................. 108

GENERAL INFORMATION............................................................................. 116

  HOW WILL I RECEIVE STATEMENTS AND REPORTS?.................................................... 116
  WHO IS PRUDENTIAL ANNUITIES?.................................................................. 116
  WHAT ARE SEPARATE ACCOUNTS?................................................................... 117
  WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?.......................................... 118
  WHO DISTRIBUTES ANNUITIES OFFERED BY PRUDENTIAL ANNUITIES?.................................... 119
  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE............................................... 121
  FINANCIAL STATEMENTS.......................................................................... 121
  HOW TO CONTACT US............................................................................. 122
  INDEMNIFICATION............................................................................... 122
  LEGAL PROCEEDINGS............................................................................. 122
  CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION........................................... 123

APPENDIX A - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B........................... A-1

APPENDIX B - CALCULATION OF OPTIONAL DEATH BENEFITS............................................. B-1

APPENDIX C-1 - ADVISOR'S CHOICE PRIOR CONTRACT.................................................. C-1

APPENDIX C-2 - ADVISOR'S DESIGN PRIOR CONTRACT.................................................. C-1

APPENDIX D - PERFORMANCE ADVANTAGE.............................................................. D-1

APPENDIX E - PLUS40/TM/ OPTIONAL LIFE INSURANCE RIDER........................................... E-1

APPENDIX F - DESCRIPTION AND CALCULATION OF PREVIOUSLY OFFERED OPTIONAL DEATH BENEFITS.......... F-1

APPENDIX G - ADDITIONAL INFORMATION ON ASSET ALLOCATION PROGRAMS................................ G-1

APPENDIX H - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE INCOME BENEFIT............ H-1

APPENDIX I - ANNUITIES APPROVED FOR SALE BY THE NEW YORK STATE INSURANCE DEPARTMENT............. I-1

APPENDIX J - ASSET TRANSFER FORMULA UNDER GRO PLUS 2008 AND HIGHEST DAILY GRO................... J-1

APPENDIX K - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN AND SPOUSAL HIGHEST
  DAILY LIFETIME SEVEN.......................................................................... K-1

                                     (ii)

                                 INTRODUCTION

 WHY WOULD I CHOOSE TO PURCHASE THIS ANNUITY?
 This Annuity is frequently used for retirement planning because it allows you to accumulate retirement savings and also offers annuity payment options when you are ready to begin receiving income. The Annuity also offers a choice of different optional benefits, for an additional charge, that can provide principal protection or guaranteed minimum income protection for Owners while they are alive and one or more Death Benefits that can protect your retirement savings if you die during a period of declining markets. It may be used as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Roth IRA, Section 401(a) plans (defined benefit plans and defined contribution plans such as 401(k), profit sharing and money purchase plans) or Tax Sheltered annuities (or 403(b)). It may also be used as an investment vehicle for "non-qualified" investments. The Annuity allows you to invest your money in a number of Sub-accounts as well as in one or more Fixed Allocations.

 When an Annuity is purchased as a "non-qualified" investment, you generally are not taxed on any investment gains the Annuity earns until you make a withdrawal or begin to receive annuity payments. This feature, referred to as "tax-deferral", can be beneficial to the growth of your Account Value because money that would otherwise be needed to pay taxes on investment gains each year remains invested and can earn additional money. However, because the Annuity is designed for long-term retirement savings, a 10% penalty tax may be applied on withdrawals you make before you reach age 59 1/2. Annuities purchased as a non-qualified investment are not subject to the maximum contribution limits that may apply to a qualified investment, and are not subject to required minimum distributions after age 70 1/2.

 When an Annuity is purchased as a "qualified" investment, you should consider that the Annuity does not provide any tax advantages in addition to the preferential treatment already available through your retirement plan under the Internal Revenue Code. In other words, you need not invest in an Annuity to gain the preferential tax treatment provided by your retirement plan. An Annuity, however, may offer features and benefits in addition to providing tax deferral that other investment vehicles may not offer, including Death Benefit protection for your beneficiaries, lifetime income options, and the ability to make transfers between numerous variable investment options offered under the Annuity. You should consult with your Financial Professional as to whether the overall benefits and costs of the Annuity are appropriate considering your overall financial plan.

 WHAT ARE SOME OF THE KEY FEATURES OF THIS ANNUITY?

..   This Annuity is a "flexible premium deferred annuity." It is called
    "flexible premium" because you have considerable flexibility in the timing and amount of Purchase Payments. Generally, investors "defer" receiving annuity payments until after an accumulation period (as described later in this prospectus).

..   This Annuity offers both Sub-accounts and Fixed Allocations. If you allocate your Account Value to Sub-accounts, the value of your Annuity will vary daily to reflect the investment performance of the underlying investment options. Fixed Allocations of different durations are offered that are guaranteed by us, but may have a Market Value Adjustment if you withdraw or transfer your Account Value before the Maturity Date.

..   The Annuity features two distinct periods - the accumulation period and the payout period. During the accumulation period your Account Value is allocated to one or more investment options.

..   During the payout period, commonly called "annuitization," you can elect to receive annuity payments (1) for life; (2) for life with a guaranteed minimum number of payments; (3) based on joint lives; or (4) for a guaranteed number of payments. We currently make annuity payments available on a fixed basis only.

..   This Annuity offers optional income benefits, for an additional charge, that can provide principal protection or guaranteed minimum income or withdrawal protection for Owners while they are alive.

..   This Annuity offers a basic Death Benefit. It also offers optional Death
    Benefits that provide an enhanced level of protection for your beneficiary(ies) for an additional charge.

..   There is no contingent deferred sales charge on surrenders, transfers of all or a portion of Account Value among available investment options, or withdrawals. You can withdraw Account Value from your Annuity free of any such charges although the value of any optional benefit you elect may be reduced. You will be subject to taxes on most withdrawals.

..   Transfers between investment options are tax-free. Currently, you may make twenty transfers each year free of charge. We also offer several programs that enable you to manage your Account Value as your financial needs and investment performance change.

 HOW DO I PURCHASE THIS ANNUITY?
 We sell the Annuity through licensed, registered Financial Professionals. This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor. Unless we agree otherwise, and subject to our rules, the Annuity has a minimum initial Purchase Payment of $5,000. We may allow you to make a lower initial Purchase Payment provided you establish an electronic funds transfer under which Purchase Payments received in the first Annuity Year total at least $5,000. There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for Owners under age 85 as of the Issue Date of this Annuity. The availability and level of protection of certain optional benefits may vary based on the age of the Owner or Annuitant on the Issue Date of the Annuity, the date the benefit is elected or the date of the Owner's death.

                               GLOSSARY OF TERMS

 Many terms used within this Prospectus are described within the text where they appear. The description of those terms are not repeated in this Glossary of Terms.

 Account Value
 The value of each allocation to a Sub-account (also referred to as "variable investment option") or a Fixed Allocation prior to the Annuity Date, plus any earnings, and/or less any losses, distributions and charges. Other than on the Annuity anniversary, the Account Value is calculated before we assess any fee that is deducted from the Annuity annually in arrears. The Account Value is determined separately for each Sub-account and for each Fixed Allocation, and then totaled to determine the Account Value for your entire Annuity. The Account Value of each Fixed Allocation on other than its Maturity Date may be calculated using a market value adjustment. With respect to Annuities with a Highest Daily Lifetime Five Income Benefit election, Account Value includes the value of any allocation to the Benefit Fixed Rate Account.

 Advisor
 A person or entity which:
   . is registered under the Investment Advisers Act of 1940, as amended, or, where applicable, under equivalent state law or regulation regarding the registration of investment advisors; or
   . may provide investment advisory services but is exempt from such registration.

 Annuitization
 The application of Account Value to one of the available annuity options for the Owner to begin receiving periodic payments for life (or joint lives), for a guaranteed minimum number of payments or for life with a guaranteed minimum number of payments.

 Annuity Date
 The date you choose for annuity payments to commence. Unless we agree otherwise, for Annuities issued on or after November 20, 2006, the Annuity Date must be no later than the first day of the calendar month coinciding with or next following the later of: (a) the oldest Owner's or Annuitant's 95/th/ birthday, (90/th/ birthday in New York) whichever occurs first, and (b) the fifth anniversary of the Issue Date.

 Annuity Year
 A 12-month period commencing on the Issue Date of the Annuity and each successive 12-month period thereafter.

 Benefit Fixed Rate Account
 An investment option offered as part of this Annuity that is used only if you have elected the optional Highest Daily Lifetime Five Income Benefit. Amounts allocated to the Benefit Fixed Rate Account earn a fixed rate of interest, and are held within our general account. You may not allocate Purchase Payments to the Benefit Fixed Rate Account. Rather, Account Value is transferred to the Benefit Fixed Rate Account only under the asset transfer feature of the Highest Daily Lifetime Five Income Benefit.

 Code
 The Internal Revenue Code of 1986, as amended from time to time.

 Combination 5% Roll-Up and HAV Death Benefit
 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing the greater of the Highest Anniversary Value Death Benefit and a 5% annual increase on Purchase Payments adjusted for withdrawals.

 Enhanced Beneficiary Protection Death Benefit
 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing amounts in addition to the basic Death Benefit that can be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death.

 Fixed Allocation
 An investment option that offers a fixed rate of interest for a specified Guarantee Period during the accumulation period.

 Free Look
 Under state insurance laws, you have the right, during a limited period of time, to examine your Annuity and decide if you want to keep it or cancel it. This right is referred to as your "free look" right. The length of this time period depends on the law of your state, and may vary depending on whether your purchase is a replacement or not. Check your Annuity for more details about your free look right.

 Guarantee Period
 A period of time during the accumulation period where we credit a fixed rate of interest on a Fixed Allocation.

 Guaranteed Minimum Income Benefit (GMIB)
 We offer an optional benefit that, for an additional cost, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on your total Purchase Payments and an annual increase of 5% on such Purchase Payments adjusted for withdrawals (called the "Protected Income Value"), regardless of the impact of market performance on your Account Value.

 Guaranteed Minimum Withdrawal Benefit (GMWB)
 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw amounts over time equal to an initial principal value, regardless of the impact of market performance on your Account Value.

 Guaranteed Return Option Plus/SM/ (GRO Plus)/SM//Guaranteed Return Option
 (GRO)(R)/Highest Daily Guaranteed Return Option/SM/ (Highest Daily GRO)/SM/ Each of GRO Plus, GRO, and Highest Daily GRO is a separate optional benefit that, for an additional cost, guarantees a minimum Account Value at one or more future dates and that requires your participation in an asset transfer program. Beginning in 2008, we introduced a new version of GRO Plus, called GRO Plus 2008 that we offer for new elections.

 Highest Anniversary Value Death Benefit ("HAV")
 We offer an optional Death Benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Anniversary Value, less proportional withdrawals.

 Highest Daily Lifetime Five/SM/ Income Benefit
 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Total Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.

 Highest Daily Lifetime Seven/SM/ Income Benefit
 An optional feature available for an additional charge that guarantees your ability to withdraw amounts equal to a percentage of a principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value. Highest Daily Lifetime Seven is the same class of optional benefit as our Highest Daily Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

 Highest Daily Value Death Benefit ("HDV")
 We offer an optional death benefit that, for an additional cost, provides an enhanced level of protection for your beneficiary(ies) by providing a death benefit equal to the greater of the basic Death Benefit and the Highest Daily Value, less proportional withdrawals.

 Interim Value
 The value of a Fixed Allocation on any date other than the Maturity Date. The Interim Value is equal to the initial value allocated to the Fixed Allocation plus all interest credited to the Fixed Allocation as of the date calculated, less any transfers or withdrawals from the Fixed Allocation.

 Issue Date
 The effective date of your Annuity.

 Lifetime Five/SM/ Income Benefit
 We offer an optional benefit that, for an additional cost, guarantees your ability to withdraw an annual amount equal to a percentage of an initial principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.

 MVA
 A market value adjustment used in the determination of Account Value of each Fixed Allocation on any day prior to the Maturity Date of such Fixed Allocation.

 Owner
 With an Annuity issued as an individual annuity contract, the Owner is either an eligible entity or person named as having ownership rights in relation to the Annuity. With an Annuity issued as a certificate under a group annuity contract, the "Owner" refers to the person or entity who has the rights and benefits designated as to the "Participant" in the certificate.

 Spousal Highest Daily Lifetime Seven/SM/ Income Benefit
 The spousal version of the Highest Daily Lifetime Seven Income Benefit. Spousal Highest Daily Lifetime Seven is the same class of optional benefit as our Spousal Lifetime Five Income Benefit, but differs (among other things) with respect to how the Protected Withdrawal Value is calculated and to how the lifetime withdrawals are calculated.

 Spousal Lifetime Five/SM/ Income Benefit
 We offer an optional benefit that, for an additional cost, guarantees until the later death of two Designated Lives (as defined in this Prospectus) the ability to withdraw an annual amount equal to a percentage of an initial principal value called the Protected Withdrawal Value. Subject to our rules regarding the timing and amount of withdrawals, we guarantee these withdrawal amounts, regardless of the impact of market performance on your Account Value.

 Sub-Account
 We issue your Annuity through our separate account. See "What is the Separate Account?" under the General Information section. The separate account invests in underlying mutual fund portfolios. From an accounting perspective, we divide the separate account into a number of sections, each of which corresponds to a particular underlying mutual fund portfolio. We refer to each such section of our separate account as a "Sub-account".

 Surrender Value
 The value of your Annuity available upon surrender prior to the Annuity Date. It equals the Account Value as of the date we price the surrender minus the Annual Maintenance Fee, Tax Charge, the charge for any optional benefits, and any additional amounts we applied to your Purchase Payments that we may be entitled to recover under certain circumstances. There is no Contingent Deferred Sales Charge upon surrender or partial withdrawal. The surrender value may be calculated using a Market Value Adjustment with respect to amounts in any Fixed Allocation.

 Unit
 A measure used to calculate your Account Value in a Sub-account during the accumulation period.

 Valuation Day
 Every day the New York Stock Exchange is open for trading or any other day the Securities and Exchange Commission requires mutual funds or unit investment trusts to be valued.

                     SUMMARY OF CONTRACT FEES AND CHARGES

 Below is a summary of the fees and charges for the Annuity. Some fees and charges are assessed against your Annuity while others are assessed against assets allocated to the Sub-accounts. The fees and charges that are assessed against the Annuity include the Transfer Fee, Tax Charge and Annual Maintenance Fee. The charges that are assessed against the Sub-accounts are the Mortality and Expense Risk charge, the charge for Administration of the Annuity, and the charge for certain optional benefits you elect. Certain optional benefits deduct a charge from each Annuity based on a percentage of a "protected value." Each underlying mutual fund portfolio assesses a fee for investment management, other expenses and with some mutual funds, a 12b-1 fee. The prospectus for each underlying mutual fund provides more detailed information about the expenses for the underlying mutual funds.

 The following table provides a summary of the fees and charges you will pay if you surrender the Annuity or transfer Account Value among investment options. These fees and charges are described in more detail within this Prospectus.

-------------------------------------------------------------------------------------------
                            OTHER TRANSACTION FEES AND CHARGES

                              (assessed against the Annuity)
-------------------------------------------------------------------------------------------
           FEE/CHARGE                                 AMOUNT DEDUCTED
-------------------------------------------------------------------------------------------
Contingent Deferred Sales Charge There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal.
-------------------------------------------------------------------------------------------
Transfer Fee /1/                                           $10.00
-------------------------------------------------------------------------------------------
Tax Charge /2/                                           0% to 3.5%
-------------------------------------------------------------------------------------------

 1 Currently, we deduct the fee after the 20/th/ transfer each Annuity Year. We guarantee that the number of charge free transfers per Annuity Year will never be less than 12.
 2 We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon annuitization.

---------------------------------------------------------------------------------
                            PERIODIC FEES AND CHARGES

                         (assessed against the annuity)
---------------------------------------------------------------------------------
               FEE/CHARGE                            AMOUNT DEDUCTED
Annual Maintenance Fee /1/                 Lesser of $35 or 2% of Account Value
                                         ----------------------------------------
  Beneficiary Continuation Option Only             Lesser of $30 or 2%
---------------------------------------------------------------------------------
ANNUAL FEES/CHARGES OF THE SUB-ACCOUNTS /2/
(assessed as a percentage of the average daily net assets of the Sub-accounts)
---------------------------------------------------------------------------------
               FEE/CHARGE                            AMOUNT DEDUCTED
Mortality & Expense Risk Charge /3/                       0.50%
---------------------------------------------------------------------------------
Administration Charge /3/                                 0.15%
---------------------------------------------------------------------------------
Settlement Service Charge /4/            1.40% (qualified); 1.00% (non-qualified)
---------------------------------------------------------------------------------
Total Annual Charges of the Sub-accounts                  0.65%
(excluding settlement service charge)
---------------------------------------------------------------------------------

 1 Assessed annually on the Annuity's anniversary date or upon surrender. Only applicable if Account Value is under $50,000. Fee may differ in certain States. For beneficiaries who elect the non-qualified Beneficiary Continuation Option, the fee is only applicable if Account Value is less than $25,000.
 2  These charges are deducted daily and apply to Sub-accounts only.
 3 The combination of the Mortality and Expense Risk Charge and Administration Charge is referred to as the "Insurance Charge" elsewhere in this Prospectus. Prior to July 1, 1994, total annual expenses under the Annuity were 1.90%, including an investment allocation service charge of 1.00% and 0.90% for what we now refer to as the "Insurance Charge." Effective July 1, 1994, we no longer deducted the investment allocation service charge; total annual expenses were then 0.90%. Effective May 1, 1998, the Insurance Charge was further reduced to 0.65%.
 4 The Mortality & Expense Risk Charge, the Administration Charge and the Distribution Charge (if applicable) do not apply if you are a beneficiary under the Beneficiary Continuation Option. The Settlement Service Charge applies only if your beneficiary elects the Beneficiary Continuation Option. The 1.00% and 1.40% charges set forth above are annual charges that are assessed against the Account Value in the Sub-accounts.

 The following table sets forth the charge for each optional benefit under the Annuity. These fees would be in addition to the periodic fees and transaction fees set forth in the tables above.

-------------------------------------------------------------------------------
                    YOUR OPTIONAL BENEFIT FEES AND CHARGES
                                      /1/
-------------------------------------------------------------------------------
          OPTIONAL BENEFIT                     OPTIONAL               TOTAL
                                              BENEFIT/FEE            ANNUAL
                                                CHARGE             CHARGE /3/
-------------------------------------------------------------------------------
GUARANTEED RETURN OPTION/SM//GRO Plus     (0.75% maximum) /2/         0.90%
                                          0.25% current charge
-------------------------------------------------------------------------------
GRO Plus 2008                          (0.75% maximum charge) /2/     1.00%
                                          0.35% current charge
-------------------------------------------------------------------------------
HIGHEST DAILY GUARANTEED RETURN        (0.75% maximum charge) /2/     1.00%
OPTION (Highest Daily GRO)                0.35% current charge
-------------------------------------------------------------------------------
GUARANTEED MINIMUM WITHDRAWAL BENEFIT     (1.00% maximum) /2/         1.00%
(GMWB)                                    0.35% current charge
-------------------------------------------------------------------------------
GUARANTEED MINIMUM INCOME BENEFIT         (1.00%) maximum) /2/        0.65%
(GMIB)                                   0.50% per year of the    +0.50% of PIV
                                        average Protected Income
                                        Value during each year.
-------------------------------------------------------------------------------
LIFETIME FIVE/SM /INCOME BENEFIT          (1.50% maximum) /2/         1.25%
                                          0.60% current charge
-------------------------------------------------------------------------------
SPOUSAL LIFETIME FIVE/SM /INCOME          (1.50% maximum) /2/         1.40%
BENEFIT                                   0.75% current charge
-------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME FIVE INCOME        (1.50% maximum) /2/         1.25%
BENEFIT                                   0.60% current charge
-------------------------------------------------------------------------------
HIGHEST DAILY LIFETIME SEVEN INCOME       (1.50% maximum) /2/         0.65%
BENEFIT                                   0.60% current charge    +0.60% of PWV
-------------------------------------------------------------------------------
SPOUSAL HIGHEST DAILY LIFETIME SEVEN      (1.50% maximum) /2/         0.65%
INCOME BENEFIT                            0.75% current charge    +0.75% of PWV
-------------------------------------------------------------------------------
ENHANCED BENEFICIARY PROTECTION DEATH            0.25%                0.90%
BENEFIT
-------------------------------------------------------------------------------
HIGHEST ANNIVERSARY VALUE DEATH                  0.25%                0.90%
BENEFIT ("HAV")
-------------------------------------------------------------------------------
COMBINATION 5% ROLL-UP AND HAV DEATH      (1.00% maximum) /2/         1.15%
BENEFIT                                   0.50% current charge
-------------------------------------------------------------------------------
HIGHEST DAILY VALUE DEATH BENEFIT         (1.50% maximum) /2/         1.15%
("HDV")                                   0.50% current charge
-------------------------------------------------------------------------------

 HOW CHARGE IS DETERMINED
 1 Guaranteed Return Option Plus/ Guaranteed Return option: Charge for each benefit is assessed against the average daily net assets of the Sub-accounts. 0.90% total annual charge applies in all Annuity years.
    GRO PLUS 2008: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.00% total annual charge applies in all Annuity years.
    Highest Daily GRO: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.00% total annual charge applies in all Annuity years.
    Guaranteed Minimum Withdrawal Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.00% total annual charge applies in all Annuity years.
    Guaranteed Minimum Income Benefit: Charge for this benefit is assessed against the GMIB Protected Income Value ("PIV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts and the Fixed Allocations. 0.50% of PIV for GMIB is in addition to 0.65% annual charge.
    Lifetime Five Income Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.25% total annual charge applies in all Annuity years.
    Spousal Lifetime Five Income Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.40% total annual charge applies in all Annuity years.
    Highest Daily Lifetime Five Income Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.25% total annual charge applies in all Annuity years.
    Highest Daily Lifetime Seven Income Benefit: Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. 0.60% of PWV is in addition to 0.65% annual charge.
    Spousal Highest Daily Lifetime Seven Income Benefit: Charge for this benefit is assessed against the Protected Withdrawal Value ("PWV"). As discussed in the description of the benefit, the charge is taken out of the Sub-accounts. 0.75% of PWV is in addition to 0.65% annual charge.
    Enhanced Beneficiary Protection Death Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 0.90% total annual charge applies in all Annuity years.

    Highest Anniversary Value Death Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 0.90% total annual charge applies in all Annuity years.
    Combination 5% roll-up and HAV Death Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.15% total annual charge applies in all Annuity years.
    Highest Daily Value Death Benefit: Charge for this benefit is assessed against the average daily net assets of the Sub-accounts. 1.15% total annual charge applies in all Annuity years.
 2 We have the right to increase the charge for each benefit up to the indicated maximum charge upon a step-up or for a new election of the benefit, or upon a reset of the benefit, if permitted. However, we have no present intention of increasing the charge to that maximum level.
 3 The Total Annual Charge includes the Insurance Charge assessed against the average daily net assets allocated to the Sub-accounts. If you elect more than one optional benefit, the Total Annual Charge would be increased to include the charge for each optional benefit. With respect to GMIB only, the 0.50% current charge is assessed against the GMIB Protected Income Value. With respect to Highest Daily Lifetime Seven and Spousal Highest Daily Lifetime Seven, the 0.60% and 0.75% charges, respectively, are assessed in quarterly installments against the Protected Withdrawal Value. These optional benefits are not available under the Beneficiary Continuation Option.

 The following table provides the range (minimum and maximum) of the total annual expenses for the underlying mutual funds ("Portfolios") as of December 31, 2007. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets.

               -------------------------------------------------
                   TOTAL ANNUAL PORTFOLIO OPERATING EXPENSES
               -------------------------------------------------
                                                 MINIMUM MAXIMUM
               -------------------------------------------------
               Total Portfolio Operating Expense  0.59%   2.11%
               -------------------------------------------------

 The following are the total annual expenses for each underlying mutual fund ("Portfolio") as of December 31, 2007, except as noted. The "Total Annual Portfolio Operating Expenses" reflect the combination of the underlying Portfolio's investment management fee, other expenses and any 12b-1 fees. Each figure is stated as a percentage of the underlying Portfolio's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table. For certain of the underlying Portfolios, a portion of the management fee has been waived and/or other expenses have been partially reimbursed. The existence of any such fee waivers and/or reimbursements have been reflected in the footnotes. The following expenses are deducted by the underlying Portfolio before it provides Prudential Annuities with the daily net asset value. The underlying Portfolio information was provided by the underlying mutual funds and has not been independently verified by us. See the prospectuses or statements of additional information of the underlying Portfolios for further details. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

-------------------------------------------------------------------------------------------------
                   UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

       (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------
                                                    For the year ended December 31, 2007
                                             ---------------------------------------------------
            UNDERLYING PORTFOLIO                                            Acquired      Total
                                                                            Portfolio    Annual
                                             Management  Other               Fees &     Portfolio
                                              Fee /4/   Expenses 12b-1 Fee Expenses /6/ Expenses
-------------------------------------------------------------------------------------------------
Advanced Series Trust/ 1,3/
 AST Advanced Strategies                       0.85%     0.15%     0.00%      0.04%       1.04%
 AST Aggressive Asset Allocation /2/           0.15%     0.03%     0.00%      0.96%       1.14%
 AST AllianceBernstein Core Value              0.75%     0.11%     0.00%      0.00%       0.86%
 AST AllianceBernstein Growth & Income         0.75%     0.08%     0.00%      0.00%       0.83%
 AST American Century Income & Growth          0.75%     0.11%     0.00%      0.00%       0.86%
 AST American Century Strategic Allocation     0.85%     0.25%     0.00%      0.00%       1.10%
 AST Balanced Asset Allocation /2/             0.15%     0.01%     0.00%      0.90%       1.06%
 AST Bond Portfolio 2015 /5/                   0.65%     0.99%     0.00%      0.00%       1.64%
 AST Bond Portfolio 2018 /5/                   0.65%     0.99%     0.00%      0.00%       1.64%
 AST Bond Portfolio 2019 /5/                   0.65%     0.99%     0.00%      0.00%       1.64%
 AST Capital Growth Asset Allocation /2/       0.15%     0.01%     0.00%      0.93%       1.09%
 AST CLS Growth Asset Allocation /2,5/         0.30%     0.36%     0.00%      0.99%       1.65%
 AST CLS Moderate Asset Allocation /2,5/       0.30%     0.36%     0.00%      0.91%       1.57%
 AST Cohen & Steers Realty Portfolio           1.00%     0.12%     0.00%      0.00%       1.12%
 AST Conservative Asset Allocation /2/         0.15%     0.02%     0.00%      0.87%       1.04%
 AST DeAM Large-Cap Value                      0.85%     0.11%     0.00%      0.00%       0.96%
 AST DeAM Small-Cap Value                      0.95%     0.18%     0.00%      0.00%       1.13%
 AST Federated Aggressive Growth               0.95%     0.11%     0.00%      0.00%       1.06%
 AST First Trust Balanced Target               0.85%     0.11%     0.00%      0.00%       0.96%
 AST First Trust Capital Appreciation Target   0.85%     0.11%     0.00%      0.00%       0.96%
 AST Goldman Sachs Concentrated Growth         0.90%     0.10%     0.00%      0.00%       1.00%

--------------------------------------------------------------------------------------------------------
                      UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

          (as a percentage of the average net assets of the underlying Portfolios)
--------------------------------------------------------------------------------------------------------
                                                           For the year ended December 31, 2007
                                                    ---------------------------------------------------
               UNDERLYING PORTFOLIO                                                Acquired      Total
                                                                                   Portfolio    Annual
                                                    Management  Other               Fees &     Portfolio
                                                     Fee /4/   Expenses 12b-1 Fee Expenses /6/ Expenses
--------------------------------------------------------------------------------------------------------
Advanced Series Trust continued
 AST Goldman Sachs Mid-Cap Growth                     1.00%     0.12%     0.00%      0.00%       1.12%
 AST Goldman Sachs Small-Cap Value                    0.95%     0.13%     0.00%      0.00%       1.08%
 AST High Yield                                       0.75%     0.12%     0.00%      0.00%       0.87%
 AST Horizon Growth Asset Allocation /2,5/            0.30%     0.84%     0.00%      0.97%       2.11%
 AST Horizon Moderate Asset Allocation /2,5/          0.30%     0.57%     0.00%      0.90%       1.77%
 AST International Growth                             1.00%     0.11%     0.00%      0.00%       1.11%
 AST International Value                              1.00%     0.12%     0.00%      0.00%       1.12%
 AST Investment Grade Bond /5/                        0.65%     0.99%     0.00%      0.00%       1.64%
 AST JPMorgan International Equity                    0.87%     0.13%     0.00%      0.00%       1.00%
 AST Large-Cap Value                                  0.75%     0.08%     0.00%      0.00%       0.83%
 AST Lord Abbett Bond-Debenture                       0.80%     0.11%     0.00%      0.00%       0.91%
 AST Marsico Capital Growth                           0.90%     0.08%     0.00%      0.00%       0.98%
 AST MFS Global Equity                                1.00%     0.21%     0.00%      0.00%       1.21%
 AST MFS Growth                                       0.90%     0.12%     0.00%      0.00%       1.02%
 AST Mid-Cap Value                                    0.95%     0.14%     0.00%      0.00%       1.09%
 AST Money Market                                     0.50%     0.09%     0.00%      0.00%       0.59%
 AST Neuberger Berman Mid-Cap Growth                  0.90%     0.10%     0.00%      0.00%       1.00%
 AST Neuberger Berman Mid-Cap Value                   0.89%     0.10%     0.00%      0.00%       0.99%
 AST Neuberger Berman Small-Cap Growth                0.95%     0.12%     0.00%      0.00%       1.07%
 AST Niemann Capital Growth Asset Allocation /2,5/    0.30%     0.50%     0.00%      0.96%       1.76%
 AST PIMCO Limited Maturity Bond                      0.65%     0.11%     0.00%      0.00%       0.76%
 AST PIMCO Total Return Bond                          0.65%     0.09%     0.00%      0.00%       0.74%
 AST Preservation Asset Allocation/ 2/                0.15%     0.03%     0.00%      0.82%       1.00%
 AST QMA US Equity Alpha                              1.00%     0.63%     0.00%      0.00%       1.63%
 AST Small-Cap Growth                                 0.90%     0.15%     0.00%      0.00%       1.05%
 AST Small-Cap Value                                  0.90%     0.10%     0.00%      0.00%       1.00%
 AST T. Rowe Price Asset Allocation                   0.85%     0.12%     0.00%      0.00%       0.97%
 AST T. Rowe Price Global Bond                        0.80%     0.13%     0.00%      0.00%       0.93%
 AST T. Rowe Price Large-Cap Growth                   0.88%     0.08%     0.00%      0.00%       0.96%
 AST T. Rowe Price Natural Resources                  0.90%     0.10%     0.00%      0.00%       1.00%
 AST UBS Dynamic Alpha Strategy                       1.00%     0.13%     0.00%      0.02%       1.15%
 AST Western Asset Core Plus Bond /5/                 0.70%     0.10%     0.00%      0.02%       0.82%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
AIM Variable Insurance Funds /7,8,9/
 AIM V.I. Dynamics Fund - Series I shares             0.75%     0.36%     0.00%      0.00%       1.11%
 AIM V.I. Financial Services Fund - Series I shares   0.75%     0.36%     0.00%      0.00%       1.11%
 AIM V.I. Global Health Care Fund - Series I shares   0.75%     0.32%     0.00%      0.01%       1.08%
 AIM V.I. Technology Fund - Series I shares           0.75%     0.35%     0.00%      0.01%       1.11%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
Evergreen Variable Annuity Trust /10/
 Growth                                               0.70%     0.20%     0.00%      0.01%       0.91%
 International Equity                                 0.39%     0.24%     0.00%      0.00%       0.63%
 Omega                                                0.52%     0.19%     0.00%      0.00%       0.71%
--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
First Defined Portfolio Fund, LLC
 First Trust(R) Target Focus Four /11/                0.60%     1.07%     0.25%      0.00%       1.92%
 Global Dividend Target 15                            0.60%     0.54%     0.25%      0.00%       1.39%
 NASDAQ(R) Target 15                                  0.60%     0.91%     0.25%      0.00%       1.76%
 S&P(R) Target 24                                     0.60%     0.70%     0.25%      0.00%       1.55%
 Target Managed VIP                                   0.60%     0.50%     0.25%      0.00%       1.35%
 The Dow(R) DART 10                                   0.60%     0.71%     0.25%      0.00%       1.56%
 The Dow(R) Target Dividend                           0.60%     0.51%     0.25%      0.00%       1.36%
 Value Line(R) Target 25                              0.60%     0.56%     0.25%      0.00%       1.41%

------------------------------------------------------------------------------------------------------------
                        UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

            (as a percentage of the average net assets of the underlying Portfolios)
------------------------------------------------------------------------------------------------------------
                                                               For the year ended December 31, 2007
                                                        ---------------------------------------------------
                 UNDERLYING PORTFOLIO                                                  Acquired      Total
                                                                                       Portfolio    Annual
                                                        Management  Other               Fees &     Portfolio
                                                         Fee /4/   Expenses 12b-1 Fee Expenses /6/ Expenses
------------------------------------------------------------------------------------------------------------
Franklin Templeton Variable Insurance Products Trust
 Franklin Templeton VIP Founding Funds Allocation
  Fund /12/                                               0.00%     0.41%     0.35%      0.65%       1.41%
    Management and administration fee waivers/
     reductions: 0.28%
    Net expenses after fee reimbursement/expense
     waiver: 1.13%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Nationwide Variable Insurance Trust
 Gartmore NVIT Developing Markets Fund /13/               1.05%     0.35%     0.25%        N/A       1.65%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
ProFund VP /14/
 Access VP High Yield                                     0.75%     0.88%     0.25%      0.00%       1.88%
 Asia 30                                                  0.75%     0.64%     0.25%      0.00%       1.64%
 Banks                                                    0.75%     0.91%     0.25%      0.00%       1.91%
 Basic Materials                                          0.75%     0.71%     0.25%      0.00%       1.71%
 Bear                                                     0.75%     0.70%     0.25%      0.00%       1.70%
 Biotechnology                                            0.75%     0.76%     0.25%      0.00%       1.76%
 Bull                                                     0.75%     0.67%     0.25%      0.00%       1.67%
 Consumer Goods                                           0.75%     0.82%     0.25%      0.00%       1.82%
 Consumer Services                                        0.75%     1.07%     0.25%      0.00%       2.07%
 Europe 30                                                0.75%     0.66%     0.25%      0.00%       1.66%
 Financials                                               0.75%     0.74%     0.25%      0.00%       1.74%
 Health Care                                              0.75%     0.72%     0.25%      0.00%       1.72%
 Industrials                                              0.75%     0.84%     0.25%      0.00%       1.84%
 Internet                                                 0.75%     0.75%     0.25%      0.00%       1.75%
 Japan                                                    0.75%     0.68%     0.25%      0.00%       1.68%
 Large-Cap Growth                                         0.75%     0.70%     0.25%      0.00%       1.70%
 Large-Cap Value                                          0.75%     0.72%     0.25%      0.00%       1.72%
 Mid-Cap Growth                                           0.75%     0.70%     0.25%      0.00%       1.70%
 Mid-Cap Value                                            0.75%     0.72%     0.25%      0.00%       1.72%
 NASDAQ-100                                               0.75%     0.69%     0.25%      0.00%       1.69%
 Oil & Gas                                                0.75%     0.71%     0.25%      0.00%       1.71%
 Pharmaceuticals                                          0.75%     0.73%     0.25%      0.00%       1.73%
 Precious Metals                                          0.75%     0.70%     0.25%      0.00%       1.70%
 Real Estate                                              0.75%     0.73%     0.25%      0.00%       1.73%
 Rising Rates Opportunity                                 0.75%     0.62%     0.25%      0.00%       1.62%
 Semiconductor                                            0.75%     0.83%     0.25%      0.00%       1.83%
 Short Mid-Cap                                            0.75%     0.78%     0.25%      0.00%       1.78%
 Short NASDAQ-100                                         0.75%     0.71%     0.25%      0.00%       1.71%
 Short Small-Cap                                          0.75%     0.66%     0.25%      0.00%       1.66%
 Small-Cap Growth                                         0.75%     0.69%     0.25%      0.00%       1.69%
 Small-Cap Value                                          0.75%     0.76%     0.25%      0.00%       1.76%
 Technology                                               0.75%     0.72%     0.25%      0.00%       1.72%
 Telecommunications                                       0.75%     0.72%     0.25%      0.00%       1.72%
 U.S. Government Plus                                     0.50%     0.68%     0.25%      0.00%       1.43%
 UltraBull                                                0.75%     0.68%     0.25%      0.00%       1.68%
 UltraMid-Cap                                             0.75%     0.69%     0.25%      0.00%       1.69%
 UltraNASDAQ-100                                          0.75%     0.69%     0.25%      0.00%       1.69%
 UltraSmall-Cap                                           0.75%     0.73%     0.25%      0.00%       1.73%
 Utilities                                                0.75%     0.72%     0.25%      0.00%       1.72%
------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------
Rydex Variable Trust
 NASDAQ-100(R)                                            0.75%     0.76%     0.00%      0.00%       1.51%
 Nova                                                     0.75%     0.71%     0.00%      0.00%       1.46%
 Rydex Inverse S&P 500 Strategy (formerly Rydex Inverse
  S&P 500)                                                0.90%     0.73%     0.00%      0.00%       1.63%

-------------------------------------------------------------------------------------------------
                   UNDERLYING MUTUAL FUND PORTFOLIO ANNUAL EXPENSES

       (as a percentage of the average net assets of the underlying Portfolios)
-------------------------------------------------------------------------------------------------
                                                    For the year ended December 31, 2007
                                             ---------------------------------------------------
            UNDERLYING PORTFOLIO                                            Acquired      Total
                                                                            Portfolio    Annual
                                             Management  Other               Fees &     Portfolio
                                              Fee /4/   Expenses 12b-1 Fee Expenses /6/ Expenses
-------------------------------------------------------------------------------------------------
The Prudential Series Fund
 SP International Growth Portfolio             0.85%     0.09%     0.00%      0.00%       0.94%
-------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------
Wells Fargo Variable Trust
 Wells Fargo Advantage VT Equity Income Fund   0.55%     0.24%     0.25%      0.00%       1.04%

 1 The Fund has entered into arrangements with the issuers of the variable insurance products offering the Portfolios under which the Fund compensates the issuers 0.10% for providing ongoing services to Portfolio shareholders in lieu of the Fund providing such services directly to shareholders. Amounts paid under these arrangements are included in "Other Expenses." Subject to the expense limitations set forth below, for each Portfolio of the Fund other than the Dynamic and Tactical Asset Allocation Portfolios, 0.03% of the 0.10% administrative services fee is voluntarily waived. The Dynamic and Tactical Asset Allocation Portfolios do not directly pay any portion of the 0.10% administrative service fee. The Acquired Portfolios in which the Dynamic and Tactical Asset Allocation Portfolios invest, however, are subject to the administrative services fee. With respect to the AST QMA US Equity Alpha Portfolio, "Other Expenses" includes dividend expenses on short sales and interest expenses on short sales. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. Our reference to the Tactical Asset Allocation Portfolios refers to these portfolios: AST CLS Growth Asset Allocation, AST CLS Moderate Asset Allocation, AST Horizon Growth Asset Allocation, AST Horizon Moderate Asset Allocation, and AST Niemann Capital Growth Asset Allocation.
 2 Some of the Portfolios invest in other investment companies (the Acquired Portfolios). For example, each Dynamic Asset Allocation Portfolio and Tactical Asset Allocation Portfolio invests primarily in shares of other Portfolios of Advanced Series Trust. Investors in a Portfolio indirectly bear the fees and expenses of the Acquired Portfolios. The expenses shown under "Acquired Portfolio Fees and Expenses" represent a weighted average of the expense ratios of the Acquired Portfolios in which each Portfolio invested during the year ended December 31, 2007. The Dynamic Asset Allocation Portfolios and Tactical Asset Allocation Portfolios do not pay any transaction fees when purchasing or redeeming shares of the Acquired Portfolios. Our reference above to the Dynamic Asset Allocation Portfolios refers to these portfolios: AST Aggressive Asset Allocation, AST Balanced Asset Allocation, AST Capital Growth Asset Allocation, AST Conservative Asset Allocation, and AST Preservation Asset Allocation. Our reference to the Tactical Asset Allocation Portfolios refers to these portfolios: AST CLS Growth Asset Allocation, AST CLS Moderate Asset Allocation, AST Horizon Growth Asset Allocation, AST Horizon Moderate Asset Allocation, and AST Niemann Capital Growth Asset Allocation.
 3 Prudential Investments LLC and AST Investment Services, Inc. have voluntarily agreed to waive a portion of their management fee and/or limit total expenses (expressed as an annual percentage of average daily net assets) for certain Portfolios of the Fund. These arrangements, which are set forth as follows, may be discontinued or otherwise modified at any time. AST American Century Strategic Allocation: 1.25%; AST Cohen & Steers
    Realty: 1.45%; AST DeAM Small-Cap Value: 1.14%; AST Goldman Sachs Concentrated Growth: 0.86%; AST Goldman Sachs Mid-Cap Growth: 1.12%; AST High Yield: 0.88%; AST JPMorgan International Equity: 1.01%; AST International Value: 1.50%; AST Large-Cap Value: 1.20%; AST Lord Abbett Bond-Debenture: 0.88%; AST MFS Global Equity: 1.18%; AST MFS Growth: 1.35%; AST Marsico Capital Growth: 1.35%; AST Mid-Cap Value: 1.45%; AST Money
    Market: 0.56%; AST Neuberger Berman Mid-Cap Growth: 1.25%; AST Neuberger Berman Mid-Cap Value: 1.25%; AST PIMCO Total Return Bond: contractual Portfolio expense limit 1.05%, which can be discontinued or modified only by amending the contract; AST PIMCO Limited Maturity Bond: 1.05%; AST T. Rowe Price Asset Allocation: 1.25%; AST T. Rowe Price Natural
    Resources: 1.35%; AST International Growth: 1.75%.
 4 The management fee rate shown in the "management fees" column represents the actual fee rate paid by the indicated Portfolio for the fiscal year ended December 31, 2007, except that the fee rate shown does not reflect the impact of any voluntary management fee waivers that may be applicable and which would result in a reduction in the fee rate paid by the Portfolio. The management fee rate for certain Portfolios may include "breakpoints" which are reduced fee rates that are applicable at specified levels of Portfolio assets; the effective fee rates shown in the table reflect and incorporate any fee "breakpoints" which may be applicable.
 5 The Tactical Asset Allocation Portfolios and Western Asset Core Plus Bond Portfolio are based on estimated expenses for 2008 and current period average daily net assets. The AST Bond Portfolio 2015, AST Bond Portfolio 2018, AST Bond Portfolio 2019 and the AST Investment Grade Bond Portfolio are based on estimated expenses for 2008 at an estimated asset level.
 6 Acquired Fund Fees and Expenses are not fees or expenses incurred by the fund directly but are expenses of the investment companies in which the fund invests. You incur these fees and expenses indirectly through the valuation of the fund's investment in those investment companies. As a result, the Total Annual Portfolio Operating Expenses listed above may exceed the expense limit numbers. The impact of the acquired fund fees and expenses are included in the total returns of the Fund.
 7 The Fund's advisor has contractually agreed to waive advisory fees and/or reimburse expenses of Series I shares to the extent necessary to limit Total Annual Portfolio Operating Expenses (subject to certain exclusions) of Series I shares to 1.30% of average daily net assets. The expense limitation agreement is in effect through at least April 30, 2009.
 8 Except as otherwise noted, figures shown in the table are for the year ended December 31, 2007 and are expressed as a percentage of the Fund's average daily net assets. There is no guarantee that actual expenses will be the same as those shown in the table.
 9 Effective July 1, 2007, AIM contractually agreed to waive 100% of the advisory fee AIM receives from affiliated money market funds on investments by the fund in such affiliated money market funds. The fee waivers reflect this agreement. This waiver agreement is in effect through at least
    April 30, 2009.
 10 The Total Annual Portfolio Operating Expenses excludes expense reductions. 11 Effective on or about November 19, 2007, the Portfolio changed its name from First Trust 10 Uncommon Values Portfolio to First Trust Target Focus Four Portfolio. The Portfolio's investment strategy was also changed. The above fees and expenses include the Portfolio's fees and expenses prior to the name change and change in investment strategy.
 12 Operating expenses are estimates based on Class 1 expenses for fiscal year ended December 31, 2007, except for 12b-1 fees which are based on the Class 4 maximum contractual amounts. The Fund does not pay management fees but will indirectly bear its proportionate share of any management fees and other expenses paid by the underlying funds (or "acquired funds") in which it will invest. Acquired funds' estimated fees and expenses are based on the acquired funds' expenses for the fiscal year ended December 31, 2007. Effective December 1, 2007, the administrator has contractually agreed to waive or limit its fee to assume as its own expense certain expenses otherwise payable by the Portfolio, excluding the portfolios' fees and expenses, so that direct operating expenses of the Portfolio do not exceed 0.13% (other than certain non-routine expenses or costs, including those relating to litigation, indemnification, reorganizations, and liquidations) until April 30, 2009.
 13 The Trust and the Adviser have entered into a written contract limiting operating expenses to 1.40% for all share classes until May 1, 2009.
 14 ProFund Advisors LLC has contractually agreed to waive Investment Advisory and Management Services Fees and to reimburse other expenses to the extent Total Annual Portfolio Operating Expenses, as a percentage of average daily net assets, exceed 1.63% (1.33% for ProFund VP U.S. Government Plus and 1.30% for ProFund VP Money Market) through April 30, 2009. After such date, any of the expense limitations may be terminated or revised. Amounts waived or reimbursed in a particular fiscal year may be repaid to ProFund Advisors LLC within three years of the waiver or reimbursement to the extent that recoupment will not cause the Portfolio's expenses to exceed any expense limitation in place at that time. A waiver or reimbursement lowers the expense ratio and increases overall returns to investors.

                               EXPENSE EXAMPLES

 These examples are intended to help you compare the cost of investing in the Annuity with the cost of investing in other variable annuities. Below are examples showing what you would pay in expenses at the end of the stated time periods had you invested $10,000 in the Annuity and your investment has a 5% return each year. The examples reflect the following fees and charges for the Annuity as described in "Summary of Contract Fees and Charges":
   .   Insurance Charge
   .   Annual Maintenance Fee
   .   The maximum combination of optional benefit charges

 The examples also assume the following for the period shown:
   . You allocate all of your Account Value to the Sub-account with the maximum total annual operating expenses, and those expenses remain the same each year*
   .   For each charge, we deduct the maximum charge rather than the current charge
   .   You make no withdrawals of Account Value
   .   You make no transfers, or other transactions for which we charge a fee
   .   No tax charge applies
   . You elect the Lifetime Five Income Benefit, the Highest Daily Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit (which are the maximum combination of optional benefit charges)

 Amounts shown in the examples are rounded to the nearest dollar.

 * Note: Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm.

 THE EXAMPLES ARE ILLUSTRATIVE ONLY - THEY SHOULD NOT BE CONSIDERED A REPRESENTATION OF PAST OR FUTURE EXPENSES OF THE UNDERLYING MUTUAL FUNDS OR THEIR PORTFOLIOS - ACTUAL EXPENSES WILL BE LESS THAN THOSE SHOWN IF YOU ELECT A DIFFERENT COMBINATION OF OPTIONAL BENEFITS THAN INDICATED IN THE EXAMPLES OR IF YOU ALLOCATE ACCOUNT VALUE TO ANY OTHER AVAILABLE SUB-ACCOUNTS.

 Expense Examples are provided as follows: 1) if you surrender the Annuity at the end of the stated time period; 2) if you annuitize at the end of the stated time period; and 3) if you do not surrender your Annuity. A table of accumulation values appears in Appendix A to this Prospectus.

 If you surrender your annuity at the end of the applicable time period:

                        1 year 3 years 5 years 10 years
                        -------------------------------
                        $632   $1,869  $3,074   $5,944
                        -------------------------------

 If you annuitize your annuity at the end of the applicable time period:

                        1 year 3 years 5 years 10 years
                        -------------------------------
                        $632   $1,869  $3,074   $5,944
                        -------------------------------

 If you do not surrender your annuity:

                        1 year 3 years 5 years 10 years
                        -------------------------------
                        $632   $1,869  $3,074   $5,944
                        -------------------------------

                              INVESTMENT OPTIONS

 WHAT ARE THE INVESTMENT OBJECTIVES AND POLICIES OF THE PORTFOLIOS?
 Each variable investment option is a Sub-account of Prudential Annuities Life Assurance Corporation Variable Account B (see "What are Separate Accounts" for more detailed information). Each Sub-account invests exclusively in one Portfolio. You should carefully read the prospectus for any Portfolio in which you are interested. The following chart classifies each of the Portfolios based on our assessment of their investment style (as of the date of this Prospectus). The chart also provides a description of each Portfolio's investment objective (in italics) and a short, summary description of their key policies to assist you in determining which Portfolios may be of interest to you. There is no guarantee that any underlying Portfolio will meet its investment objective. Not all portfolios offered as Sub-accounts may be available depending on optional benefit selection, the applicable jurisdiction and selling firm. The Portfolios that you select are your choice - we do not provide investment advice and we do not recommend or endorse any particular Portfolio. Please see the General Information section of this prospectus, under the heading concerning "service fees" for a discussion of fees that we may receive from underlying mutual funds and /or their affiliates.

 The name of the advisor/sub-advisor for each Portfolio appears next to the description. Those Portfolios whose name includes the prefix "AST" are Portfolios of Advanced Series Trust. The investment managers for AST are AST Investment Services, Inc., a Prudential Financial Company and Prudential Investments LLC, both of which are affiliated companies of Prudential Annuities. However, a sub-advisor, as noted below, is engaged to conduct day-to-day management.

 The Portfolios are not publicly traded mutual funds. They are only available as investment options in variable annuity contracts and variable life insurance policies issued by insurance companies, or in some cases, to participants in certain qualified retirement plans. However, some of the Portfolios available as Sub-accounts under the Annuity are managed by the same portfolio advisor or sub-advisor as a retail mutual fund of the same or similar name that the Portfolio may have been modeled after at its inception. Certain retail mutual funds may also have been modeled after a Portfolio. While the investment objective and policies of the retail mutual funds and the Portfolios may be substantially similar, the actual investments will differ to varying degrees. Differences in the performance of the funds can be expected, and in some cases could be substantial. You should not compare the performance of a publicly traded mutual fund with the performance of any similarly named Portfolio offered as a Sub-account. Details about the investment objectives, policies, risks, costs and management of the Portfolios are found in the prospectuses for the underlying mutual funds. The current prospectus and statement of additional information for the underlying Portfolios can be obtained by calling 1-800-752-6342.

 Effective March 16, 2001, the Nova, Inverse S&P 500 Strategy (f/k/a Inverse S&P 500) and NASDAQ-100(R) (f/k/a OTC) portfolios of Rydex Variable Trust are no longer offered as Sub-accounts under the Annuity. Owners of Annuities issued on or after March 16, 2001 will not be allowed to allocate Account Value to the Rydex Nova, Rydex Inverse S&P 500 Strategy or Rydex NASDAQ-100(R) Sub-accounts. Except as noted below, Owners of Annuities issued before March 16, 2001, and/or their authorized investment professionals, will no longer be able to allocate additional Account Value or make transfers into the Rydex Nova, Rydex Inverse S&P 500 Strategy or Rydex NASDAQ-100(R) Sub-accounts. Annuity Owners and/or their authorized Financial Professionals who elect to transfer Account Value out of the Rydex Sub-accounts on or after March 16, 2001 will not be allowed to transfer Account Value into the Rydex Sub-accounts at a later date. Electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs that were effective before March 16, 2001 and included one or more of the Rydex Sub-accounts will be allowed to continue. However, no changes involving the Rydex Sub-accounts may be made to such programs.

 Effective as of the close of business June 28, 2002, the AST Goldman Sachs Small-Cap Value Portfolio is no longer offered as a Sub-account under the Annuity, except as follows: if at any time on or prior to June 28, 2002 you had any portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the AST Goldman Sachs Small-Cap Value Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the AST Goldman Sachs Small-Cap Value Sub-account on or prior to June 28, 2002 or if you purchase your Annuity after June 28, 2002, you cannot allocate Account Value to the AST Goldman Sachs Small-Cap Value Sub-Account.

 Effective May 1, 2004, the SP William Blair International Growth Portfolio (formerly the SP Jennison International Growth Portfolio) is no longer offered as a Sub-account under the Annuity, except as follows: if at any time prior to May 1, 2004 you had any portion of your Account Value allocated to the SP William Blair International Growth Sub-account, you may continue to allocate Account Value and make transfers into and/or out of the SP William Blair International Growth Sub-account, including any electronic funds transfer, dollar cost averaging, asset allocation and rebalancing programs. If you never had a portion of your Account Value allocated to the SP William Blair International Growth Sub-account prior to May 1, 2004 or if you purchase your Annuity on or after May 1, 2004, you cannot allocate Account Value to the SP William Blair International Growth Sub-Account.

 Beginning on May 26, 2008, beneficiaries who continue the Annuity under the Beneficiary Continuation Option will not be allowed to hold Account Value in any ProFund VP Portfolio.

 The above referenced Sub-accounts may be offered to new Owners at some future date; however, at the present time, there is no intention to do so. We also reserve the right to offer or close each of the above Sub-accounts to all Owners that owned the Annuity prior to the respective close dates.

 The following chart lists the currently available and permitted investment options when you choose certain optional benefits:


 Optional Benefit Name*                                Permitted Portfolios:
 Lifetime Five Income Benefit                          AST Capital Growth Asset Allocation
 Spousal Lifetime Five Income Benefit                  AST Balanced Asset Allocation
 Highest Daily Lifetime Five Income Benefit            AST Conservative Asset Allocation
 Highest Daily Lifetime Seven Income Benefit           AST Preservation Asset Allocation
 Spousal Highest Daily Lifetime Seven Income Benefit   AST First Trust Balanced Target
 Highest Daily Value Death Benefit                     AST First Trust Capital Appreciation Target
                                                       AST Advanced Strategies
                                                       AST T. Rowe Price Asset Allocation
                                                       AST UBS Dynamic Alpha Strategy
                                                       AST American Century Strategic Allocation
                                                       AST CLS Growth Asset Allocation
                                                       AST CLS Moderate Asset Allocation
                                                       AST Horizon Growth Asset Allocation
                                                       AST Horizon Moderate Asset Allocation
                                                       AST Niemann Capital Growth Asset Allocation
                                                       Franklin Templeton VIP Founding Funds Allocation Fund
------------------------------------------------------------------------------------------------------------------

 Optional Benefit Name*                                All Investment Options Permitted EXCEPT for the following:
 Combo 5% Rollup & HAV Death Benefit                   Access VP High Yield Fund
 Guaranteed Minimum Income Benefit                     AIM V.I. Technology
 Guaranteed Minimum Withdrawal Benefit                 NASDAQ Target 15
 GRO/GRO PLUS/GRO PLUS 2008                            ProFund VP Biotechnology
 Highest Anniversary Value Death Benefit               ProFund VP Internet
 Highest Daily GRO                                     ProFund VP Semiconductor
                                                       ProFund VP Short Mid-Cap
                                                       ProFund VP Short Small-Cap
                                                       ProFund VP Technology
                                                       ProFund VP Ultra NASDAQ-100
                                                       ProFund VP Ultra Small Cap
                                                       ProFund VP UltraBull
                                                       Value Line Target 25
                                                       Evergreen VA Growth Fund
------------------------------------------------------------------------------------------------------------------

                                                       Additional 5 investment options NOT permitted with GRO
                                                       Plus 2008 & Highest Daily GRO

                                                       ProFund VP Ultra Mid-Cap
                                                       ProFund VP Precious Metals
 GRO PLUS 2008                                         ProFund VP NASDAQ-100
 Highest Daily GRO                                     ProFund VP Asia 30
                                                       ProFund VP Short NASDAQ-100
------------------------------------------------------------------------------------------------------------------

 * Detailed Information regarding these optional benefits can be found in the "Living Benefits" and "Death Benefit" sections of this Prospectus.

    -----------------------------------------------------------------------
     STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
      TYPE                                                 ADVISOR/
                                                          SUB-ADVISOR
    -----------------------------------------------------------------------
                       ADVANCED SERIES TRUST
    -----------------------------------------------------------------------
      ASSET     AST Advanced Strategies Portfolio:         LSV Asset
     ALLOCA     seeks a high level of absolute            Management;
      TION/     return. The Portfolio invests           Marsico Capital
     BALANCED   primarily in a diversified portfolio    Management, LLC;
                of equity and fixed income             Pacific Investment
                securities across different                Management
                investment categories and investment      Company LLC
                managers. The Portfolio pursues a       (PIMCO); T. Rowe
                combination of traditional and         Price Associates,
                non-traditional investment             Inc.; William Blair
                strategies.                              & Company, LLC
    -----------------------------------------------------------------------
      ASSET     AST Aggressive Asset Allocation          AST Investment
     ALLOCA     Portfolio: seeks the highest             Services, Inc.
      TION/     potential total return consistent         & Prudential
     BALANCED   with its specified level of risk          Investments
                tolerance. The Portfolio will invest     LLC/Prudential
                its assets in several other Advanced    Investments LLC
                Series Trust Portfolios. Under
                normal market conditions, the
                Portfolio will devote approximately
                100% of its net assets to underlying
                portfolios investing primarily in
                equity securities (with a range of
                92.5% to 100%) and the remainder of
                its net assets to underlying
                portfolios investing primarily in
                debt securities and money market
                instruments (with a range of 0% -
                7.5%).
    -----------------------------------------------------------------------
      LARGE     AST AllianceBernstein Core Value       AllianceBernstein
       CAP      Portfolio: seeks long-term capital            L.P.
      VALUE     growth by investing primarily in
                common stocks. The subadviser
                expects that the majority of the
                Portfolio's assets will be invested
                in the common stocks of large
                companies that appear to be
                undervalued. Among other things, the
                Portfolio seeks to identify
                compelling buying opportunities
                created when companies are
                undervalued on the basis of investor
                reactions to near-term problems or
                circumstances even though their
                long-term prospects remain sound.
                The subadviser seeks to identify
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large.
    -----------------------------------------------------------------------
      LARGE     AST AllianceBernstein Growth &         AllianceBernstein
       CAP      Income Portfolio: seeks long-term             L.P.
      VALUE     growth of capital and income while
                attempting to avoid excessive
                fluctuations in market value. The
                Portfolio normally will invest in
                common stocks (and securities
                convertible into common stocks). The
                subadviser will take a
                value-oriented approach, in that it
                will try to keep the Portfolio's
                assets invested in securities that
                are selling at reasonable valuations
                in relation to their fundamental
                business prospects.
    -----------------------------------------------------------------------
      LARGE     AST American Century Income & Growth        American
       CAP      Portfolio: seeks capital growth with        Century
      VALUE     current income as a secondary              Investment
                objective. The Portfolio invests        Management, Inc.
                primarily in common stocks that
                offer potential for capital growth,
                and may, consistent with its
                investment objective, invest in
                stocks that offer potential for
                current income. The subadviser
                utilizes a quantitative management
                technique with a goal of building an
                equity portfolio that provides
                better returns than the S&P 500
                Index without taking on significant
                additional risk and while attempting
                to create a dividend yield that will
                be greater than the S&P 500 Index.
    -----------------------------------------------------------------------
      ASSET     AST American Century Strategic              American
     ALLOCA     Allocation Portfolio: seeks                 Century
      TION/     long-term capital growth with some         Investment
     BALANCED   regular income. The Portfolio will      Management, Inc.
                invest, under normal circumstances,
                in any type of U.S. or foreign
                equity security that meets certain
                fundamental and technical standards.
                The portfolio managers will draw on
                growth, value and quantitative
                investment techniques in managing
                the equity portion of the Portfolio
                and diversify the Portfolio's
                investments among small, medium and
                large companies.
    -----------------------------------------------------------------------

      --------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
      --------------------------------------------------------------------
        ASSET     AST Balanced Asset Allocation          AST Investment
       ALLOCA     Portfolio: seeks the highest           Services, Inc. &
        TION/     potential total return consistent        Prudential
       BALANCED   with its specified level of risk       Investments LLC/
                  tolerance. The Portfolio will invest     Prudential
                  its assets in several other Advanced   Investments LLC
                  Series Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote approximately
                  75% of its net assets to underlying
                  portfolios investing primarily in
                  equity securities (with a range of
                  67.5% to 80%), and 25% of its net
                  assets to underlying portfolios
                  investing primarily in debt
                  securities and money market
                  instruments (with a range of 20.0%
                  to 32.5%).
      --------------------------------------------------------------------
        FIXED     AST Bond Portfolio 2015: seeks the       Prudential
       INCOME     highest potential total return           Investment
                  consistent with its specified level    Management, Inc.
                  of risk tolerance to meet the
                  parameters established to support
                  the GRO benefits and maintain
                  liquidity to support changes in
                  market conditions for a fixed
                  maturity of 2015. Please note that
                  you may not make purchase payments
                  to this Portfolio, and that this
                  Portfolio is available only with
                  certain living benefits.
      --------------------------------------------------------------------
        FIXED     AST Bond Portfolio 2018: seeks the       Prudential
       INCOME     highest potential total return           Investment
                  consistent with its specified level    Management, Inc.
                  of risk tolerance to meet the
                  parameters established to support
                  the GRO benefits and maintain
                  liquidity to support changes in
                  market conditions for a fixed
                  maturity of 2018. Please note that
                  you may not make purchase payments
                  to this Portfolio, and that this
                  Portfolio is available only with
                  certain living benefits.
      --------------------------------------------------------------------
        FIXED     AST Bond Portfolio 2019: seeks the       Prudential
       INCOME     highest potential total return           Investment
                  consistent with its specified level    Management, Inc.
                  of risk tolerance to meet the
                  parameters established to support
                  the GRO benefits and maintain
                  liquidity to support changes in
                  market conditions for a fixed
                  maturity of 2019. Please note that
                  you may not make purchase payments
                  to this Portfolio, and that this
                  Portfolio is available only with
                  certain living benefits.
      --------------------------------------------------------------------
        ASSET     AST Capital Growth Asset Allocation    AST Investment
       ALLOCA     Portfolio: seeks the highest           Services, Inc. &
        TION/     potential total return consistent        Prudential
       BALANCED   with its specified level of risk       Investments LLC/
                  tolerance. The Portfolio will invest     Prudential
                  its assets in several other Advanced   Investments LLC
                  Series Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote approximately
                  65% of its net assets to underlying
                  portfolios investing primarily in
                  equity securities (with a range of
                  57.5% to 72.5%, and 35% of its net
                  assets to underlying portfolios
                  investing primarily in debt
                  securities and money market
                  instruments (with a range of 27.5%
                  to 42.5%).
      --------------------------------------------------------------------
        ASSET     AST CLS Growth Asset Allocation        CLS Investment
       ALLOCA     Portfolio: seeks the highest              Firm, LLC
        TION/     potential total return consistent
       GROWTH     with its specified level of risk
                  tolerance. Under normal
                  circumstances, at least 90% of the
                  Portfolio's assets will be invested
                  in other portfolios of Advanced
                  Series Trust (the underlying
                  portfolios) while no more than 10%
                  of the Portfolio's assets may be
                  invested in exchange traded funds
                  (ETFs). Under normal market
                  conditions, the Portfolio will
                  devote from 60% to 80% of its net
                  assets to underlying portfolios and
                  ETFs investing primarily in equity
                  securities, and from 20% to 40% of
                  its net assets to underlying
                  portfolios and ETFs investing
                  primarily in debt securities and
                  money market instruments.
      --------------------------------------------------------------------
        ASSET     AST CLS Moderate Asset Allocation      CLS Investment
       ALLOCA     Portfolio: seeks the highest              Firm, LLC
        TION/     potential total return consistent
       GROWTH     with its specified level of risk
                  tolerance. Under normal
                  circumstances, at least 90% of the
                  Portfolio's assets will be invested
                  in other portfolios of Advanced
                  Series Trust (the underlying
                  portfolios) while no more than 10%
                  of the Portfolio's assets may be
                  invested in exchange traded funds
                  (ETFs). Under normal market
                  conditions, the Portfolio will
                  devote from 40% to 60% of its net
                  assets to underlying portfolios and
                  ETFs investing primarily in equity
                  securities, and from 40% to 60% of
                  its net assets to underlying
                  portfolios and ETFs investing
                  primarily in debt securities and
                  money market instruments.
      --------------------------------------------------------------------

     ----------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                 ADVISOR/
                                                            SUB-ADVISOR
     ----------------------------------------------------------------------
      SPECIALTY   AST Cohen & Steers Realty Portfolio:    Cohen & Steers
                  seeks to maximize total return              Capital
                  through investment in real estate       Management, Inc.
                  securities. The Portfolio pursues
                  its investment objective by
                  investing, under normal
                  circumstances, at least 80% of its
                  net assets in common stocks and
                  other equity securities issued by
                  real estate companies, such as real
                  estate investment trusts (REITs)..
                  Under normal circumstances, the
                  Portfolio will invest substantially
                  all of its assets in the equity
                  securities of real estate companies,
                  i.e., a company that derives at
                  least 50% of its revenues from the
                  ownership, construction, financing,
                  management or sale of real estate or
                  that has at least 50% of its assets
                  in real estate. Real estate
                  companies may include real estate
                  investment trusts (REITs).
     ----------------------------------------------------------------------
       ASSET      AST Conservative Asset Allocation       AST Investment
       ALLOCA     Portfolio: seeks the highest            Services, Inc. &
       TION/      potential total return consistent         Prudential
      BALANCED    with its specified level of risk        Investments LLC/
                  tolerance. The Portfolio will invest      Prudential
                  its assets in several other Advanced    Investments LLC
                  Series Trust Portfolios. Under
                  normal market conditions, the
                  Portfolio will devote approximately
                  55% of its net assets to underlying
                  portfolios investing primarily in
                  equity securities (with a range of
                  47.5% to 62.5%), and 45% of its net
                  assets to underlying portfolios
                  investing primarily in debt
                  securities and money market
                  instruments (with a range of 37.5%
                  to 52.5%.
     ----------------------------------------------------------------------
       LARGE      AST DeAM Large-Cap Value Portfolio:        Deutsche
        CAP       seeks maximum growth of capital by        Investment
       VALUE      investing primarily in the value          Management
                  stocks of larger companies. The         Americas, Inc.
                  Portfolio pursues its objective,
                  under normal market conditions, by
                  primarily investing at least 80% of
                  the value of its assets in the
                  equity securities of large-sized
                  companies included in the Russell
                  1000(R) Value Index. The subadviser
                  employs an investment strategy
                  designed to maintain a portfolio of
                  equity securities which approximates
                  the market risk of those stocks
                  included in the Russell 1000(R)
                  Value Index, but which attempts to
                  outperform the Russell 1000(R) Value
                  Index through active stock selection.
     ----------------------------------------------------------------------
       SMALL      AST DeAM Small-Cap Value Portfolio:        Deutsche
        CAP       seeks maximum growth of investors'        Investment
       VALUE      capital by investing primarily in         Management
                  the value stocks of smaller             Americas, Inc.
                  companies. The Portfolio pursues its
                  objective, under normal market
                  conditions, by primarily investing
                  at least 80% of its total assets in
                  the equity securities of small-sized
                  companies included in the Russell
                  2000(R) Value Index. The subadviser
                  employs an investment strategy
                  designed to maintain a portfolio of
                  equity securities which approximates
                  the market risk of those stocks
                  included in the Russell 2000(R)
                  Value Index, but which attempts to
                  outperform the Russell 2000(R) Value
                  Index.
     ----------------------------------------------------------------------
       SMALL      AST Federated Aggressive Growth         Federated Equity
        CAP       Portfolio: seeks capital growth. The      Management
       GROWTH     Portfolio pursues its investment          Company of
                  objective by investing primarily in      Pennsylvania/
                  the stocks of small companies that      Federated Global
                  are traded on national security           Investment
                  exchanges, NASDAQ stock exchange and      Management
                  the over- the-counter-market. Small     Corp.; Federated
                  companies will be defined as               MDTA LLC
                  companies with market
                  capitalizations similar to companies
                  in the Russell 2000 Growth Index.
     ----------------------------------------------------------------------
       ASSET      AST First Trust Balanced Target           First Trust
       ALLOCA     Portfolio: seeks long-term capital       Advisors L.P.
       TION/      growth balanced by current income.
      BALANCED    The Portfolio seeks to achieve its
                  objective by investing approximately
                  65% in common stocks and
                  approximately 35% in fixed income
                  securities. The Portfolio allocates
                  the equity portion of the portfolio
                  across five uniquely specialized
                  strategies - The Dow(R) Target
                  Dividend, the Value Line(R) Target
                  25, the Global Dividend Target 15,
                  the NYSE(R) International Target 25,
                  and the Target Small Cap. Each
                  strategy employs a quantitative
                  approach by screening common stocks
                  for certain attributes and/or using
                  a multi-factor scoring system to
                  select the common stocks. The fixed
                  income allocation is determined by
                  the Dow Jones Income strategy which
                  utilizes certain screens to select
                  bonds from the Dow Jones Corporate
                  Bond Index or like-bonds not in the
                  index.
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
      STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                           SUB-ADVISOR
     ----------------------------------------------------------------------
       ASSET     AST First Trust Capital Appreciation      First Trust
      ALLOCA     Target Portfolio: seeks long-term        Advisors L.P.
       TION/     capital growth. The Portfolio seeks
      BALANCED   to achieve its objective by
                 investing approximately 80% in
                 common stocks and 20% in fixed
                 income securities. The portfolio
                 allocates the equity portion of the
                 portfolio across five uniquely
                 specialized strategies - the Value
                 Line(R) Target 25, the Global
                 Dividend Target 15, the Target Small
                 Cap, the Nasdaq(R) Target 15, and
                 the NYSE(R) International Target 25.
                 Each strategy employs a quantitative
                 approach by screening common stocks
                 for certain attributes and/or using
                 a multi-factor scoring system to
                 select the common stocks. The fixed
                 income allocation is determined by
                 the Dow Jones Income strategy which
                 utilizes certain screens to select
                 bonds from the Dow Jones Corporate
                 Bond Index or like-bonds not in the
                 index..
     ----------------------------------------------------------------------
       LARGE     AST Goldman Sachs Concentrated           Goldman Sachs
        CAP      Growth Portfolio: seeks long-term            Asset
      GROWTH     growth of capital. The Portfolio       Management, L.P.
                 will pursue its objective by
                 investing primarily in equity
                 securities of companies that the
                 subadviser believes have the
                 potential to achieve capital
                 appreciation over the long-term. The
                 Portfolio seeks to achieve its
                 investment objective by investing,
                 under normal circumstances, in
                 approximately 30 - 45 companies that
                 are considered by the subadviser to
                 be positioned for long-term growth.
     ----------------------------------------------------------------------
      MID CAP    AST Goldman Sachs Mid-Cap Growth         Goldman Sachs
      GROWTH     Portfolio: seeks long-term capital           Asset
                 growth. The Portfolio pursues its      Management, L.P.
                 investment objective, by investing
                 primarily in equity securities
                 selected for their growth potential,
                 and normally invests at least 80% of
                 the value of its assets in
                 medium-sized companies. Medium-sized
                 companies are those whose market
                 capitalizations (measured at the
                 time of investment) fall within the
                 range of companies in the Russell
                 Mid-cap Growth Index. The subadviser
                 seeks to identify individual
                 companies with earnings growth
                 potential that may not be recognized
                 by the market at large.
     ----------------------------------------------------------------------
       SMALL     AST Goldman Sachs Small-Cap Value        Goldman Sachs
        CAP      Portfolio: seeks long-term capital           Asset
       VALUE     appreciation. The Portfolio will       Management, L.P.
                 seek its objective through
                 investments primarily in equity
                 securities that are believed to be
                 undervalued in the marketplace. The
                 Portfolio will invest, under normal
                 circumstances, at least 80% of the
                 value of its assets plus any
                 borrowings for investment purposes
                 in small capitalization companies.
                 The 80% investment requirement
                 applies at the time the Portfolio
                 invests its assets. The Portfolio
                 generally defines small
                 capitalization companies as
                 companies with market
                 capitalizations that are within the
                 range of the Russell 2000 Value
                 Index at the time of purchase.
     ----------------------------------------------------------------------
       FIXED     AST High Yield Portfolio: seeks        Pacific Investment
      INCOME     maximum total return, consistent          Management
                 with preservation of capital and          Company LLC
                 prudent investment management. The          (PIMCO)
                 Portfolio invests, under normal
                 circumstances, at least 80% of its
                 net assets plus any borrowings for
                 investment purposes (measured at
                 time of purchase) in high yield,
                 fixed-income securities that, at the
                 time of purchase, are non-investment
                 grade securities. Such securities
                 are commonly referred to as "junk
                 bonds".
     ----------------------------------------------------------------------
       ASSET     AST Horizon Growth Asset Allocation         Horizon
      ALLOCA     Portfolio: seeks the highest           Investments, LLC
       TION/     potential total return consistent
      GROWTH     with its specified level of risk
                 tolerance. Under normal
                 circumstances, at least 90% of the
                 Portfolio's assets will be invested
                 in other portfolios of Advanced
                 Series Trust (the underlying
                 portfolios) while no more than 10%
                 of the Portfolio's assets may be
                 invested in exchange traded funds
                 (ETFs). Under normal market
                 conditions, the Portfolio will
                 devote from 60% to 80% of its net
                 assets to underlying portfolios and
                 ETFs investing primarily in equity
                 securities, and from 20% to 40% of
                 its net assets to underlying
                 portfolios and ETFs investing
                 primarily in debt securities and
                 money market instruments.
     ----------------------------------------------------------------------
       ASSET     AST Horizon Moderate Asset                  Horizon
      ALLOCA     Allocation Portfolio: seeks the        Investments, LLC
       TION/     highest potential total return
      GROWTH     consistent with its specified level
                 of risk tolerance. Under normal
                 circumstances, at least 90% of the
                 Portfolio's assets will be invested
                 in other portfolios of Advanced
                 Series Trust (the underlying
                 portfolios) while no more than 10%
                 of the Portfolio's assets may be
                 invested in exchange traded funds
                 (ETFs). Under normal market
                 conditions, the Portfolio will
                 devote from 40% to 60% of its net
                 assets to underlying portfolios and
                 ETFs investing primarily in equity
                 securities, and from 40% to 60% of
                 its net assets to underlying
                 portfolios and ETFs investing
                 primarily in debt securities and
                 money market instruments.
     ----------------------------------------------------------------------

     ---------------------------------------------------------------------
      STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
       TYPE                                                ADVISOR/
                                                          SUB-ADVISOR
     ---------------------------------------------------------------------
       INTER     AST International Growth Portfolio:    Marsico Capital
      NATIONAL   seeks long-term capital growth.        Management, LLC;
      EQUITY     Under normal circumstances, the        William Blair &
                 Portfolio invests at least 80% of        Company, LLC
                 the value of its assets in
                 securities of issuers that are
                 economically tied to countries other
                 than the United States. Although the
                 Portfolio intends to invest at least
                 80% of its assets in the securities
                 of issuers located outside the
                 United States, it may at times
                 invest in U.S. issuers and it may
                 invest all of its assets in fewer
                 than five countries or even a single
                 country. The Portfolio looks
                 primarily for stocks of companies
                 whose earnings are growing at a
                 faster rate than other companies or
                 which offer attractive growth..
     ---------------------------------------------------------------------
       INTER     AST International Value Portfolio:        LSV Asset
      NATIONAL   seeks long-term capital                  Management;
      EQUITY     appreciation. The Portfolio normally      Thornburg
                 invests at least 80% of the               Investment
                 Portfolio's assets in equity           Management, Inc.
                 securities. The Portfolio will
                 invest at least 65% of its net
                 assets in the equity securities of
                 companies in at least three
                 different countries, without limit
                 as to the amount of assets that may
                 be invested in a single country.
     ---------------------------------------------------------------------
       FIXED     AST Investment Grade Bond Portfolio:      Prudential
      INCOME     seeks the highest potential total         Investment
                 return consistent with its specified   Management, Inc.
                 level of risk tolerance to meet the
                 parameters established to support
                 the Highest Daily Lifetime Seven
                 benefits and maintain liquidity to
                 support changes in market conditions
                 for a fixed duration (weighted
                 average maturity) of about 6 years.
                 Please note that you may not make
                 purchase payments to this Portfolio,
                 and that this Portfolio is available
                 only with certain living benefits.
     ---------------------------------------------------------------------
       INTER     AST JPMorgan International Equity        J.P. Morgan
      NATIONAL   Portfolio: seeks long-term capital        Investment
      EQUITY     growth by investing in a diversified   Management, Inc.
                 portfolio of international equity
                 securities. The Portfolio seeks to
                 meet its objective by investing,
                 under normal market conditions, at
                 least 80% of its assets in a
                 diversified portfolio of equity
                 securities of companies located or
                 operating in developed non-U.S.
                 countries and emerging markets of
                 the world. The equity securities
                 will ordinarily be traded on a
                 recognized foreign securities
                 exchange or traded in a foreign
                 over-the-counter market in the
                 country where the issuer is
                 principally based, but may also be
                 traded in other countries including
                 the United States.
     ---------------------------------------------------------------------
       LARGE     AST Large-Cap Value Portfolio: seeks     Dreman Value
        CAP      current income and long-term growth       Management
       VALUE     of income, as well as capital           LLC; Hotchkis
                 appreciation. The Portfolio invests,   and Wiley Capital
                 under normal circumstances, at least      Management
                 80% of its net assets in common        LLC; J.P. Morgan
                 stocks of large capitalization            Investment
                 companies. Large capitalization        Management, Inc.
                 companies are those companies with
                 market capitalizations within the
                 market capitalization range of the
                 Russell 1000 Value Index.
     ---------------------------------------------------------------------
       FIXED     AST Lord Abbett Bond-Debenture          Lord, Abbett &
      INCOME     Portfolio: seeks high current income       Co. LLC
                 and the opportunity for capital
                 appreciation to produce a high total
                 return. The Portfolio invests, under
                 normal circumstances, at least 80%
                 of the value of its assets in fixed
                 income securities. The Portfolio
                 allocates its assets principally
                 among fixed income securities in
                 four market sectors: U.S. investment
                 grade securities, U.S. high yield
                 securities, foreign securities
                 (including emerging market
                 securities) and convertible
                 securities. Under normal
                 circumstances, the Portfolio invests
                 in each of the four sectors
                 described above. However, the
                 Portfolio may invest substantially
                 all of its assets in any one sector
                 at any time, subject to the
                 limitation that at least 20% of the
                 Portfolio's net assets must be
                 invested in any combination of
                 investment grade debt securities,
                 U.S. Government securities and cash
                 equivalents. The Portfolio may also
                 make significant investments in
                 mortgage-backed securities. Although
                 the Portfolio expects to maintain a
                 weighted average maturity in the
                 range of five to twelve years, there
                 are no restrictions on the overall
                 Portfolio or on individual
                 securities. The Portfolio may invest
                 up to 20% of its net assets in
                 equity securities.
     ---------------------------------------------------------------------

    -----------------------------------------------------------------------
     STYLE/        INVESTMENT OBJECTIVES/POLICIES           PORTFOLIO
      TYPE                                                  ADVISOR/
                                                           SUB-ADVISOR
    -----------------------------------------------------------------------
      LARGE     AST Marsico Capital Growth               Marsico Capital
       CAP      Portfolio: seeks capital growth.         Management, LLC
     GROWTH     Income realization is not an
                investment objective and any income
                realized on the Portfolio's
                investments, therefore, will be
                incidental to the Portfolio's
                objective. The Portfolio will pursue
                its objective by investing primarily
                in common stocks of large companies
                that are selected for their growth
                potential. Large capitalization
                companies are companies with market
                capitalizations within the market
                capitalization range of the Russell
                1000 Growth Index. In selecting
                investments for the Portfolio, the
                subadviser uses an approach that
                combines "top down" macroeconomic
                analysis with "bottom up" stock
                selection. The "top down" approach
                identifies sectors, industries and
                companies that may benefit from the
                trends the subadviser has observed.
                The subadviser then looks for
                individual companies with earnings
                growth potential that may not be
                recognized by the market at large,
                utilizing a "bottom up" stock
                selection process. The Portfolio
                will normally hold a core position
                of between 35 and 50 common stocks.
                The Portfolio may hold a limited
                number of additional common stocks
                at times when the Portfolio manager
                is accumulating new positions,
                phasing out existing or responding
                to exceptional market conditions.
    -----------------------------------------------------------------------
      INTER     AST MFS Global Equity Portfolio:          Massachusetts
     NATIONAL   seeks capital growth. Under normal      Financial Services
     EQUITY     circumstances the Portfolio invests          Company
                at least 80% of its assets in equity
                securities. The Portfolio will
                invest in the securities of U.S. and
                foreign issuers (including issuers
                in emerging market countries). While
                the portfolio may invest its assets
                in companies of any size, the
                Portfolio generally focuses on
                companies with relatively large
                market capitalizations relative to
                the markets in which they are traded.
    -----------------------------------------------------------------------
      LARGE     AST MFS Growth Portfolio: seeks           Massachusetts
       CAP      long-term capital growth and future,    Financial Services
     GROWTH     rather than current income. Under            Company
                normal market conditions, the
                Portfolio invests at least 80% of
                its net assets in common stocks and
                related securities, such as
                preferred stocks, convertible
                securities and depositary receipts,
                of companies that the subadviser
                believes offer better than average
                prospects for long-term growth. The
                subadviser uses a "bottom up" as
                opposed to a "top down" investment
                style in managing the Portfolio.
    -----------------------------------------------------------------------
     MID CAP    AST Mid Cap Value Portfolio: seeks           EARNEST
      VALUE     to provide capital growth by              Partners LLC;
                investing primarily in                    WEDGE Capital
                mid-capitalization stocks that             Management,
                appear to be undervalued. The                  LLP
                Portfolio generally invests, under
                normal circumstances, at least 80%
                of the value of its net assets in
                mid- capitalization companies.
                Mid-capitalization companies are
                generally those that have market
                capitalizations, at the time of
                purchase, within the market
                capitalization range of companies
                included in the Russell Midcap Value
                Index during the previous 12-months
                based on month-end data.
    -----------------------------------------------------------------------
      FIXED     AST Money Market Portfolio: seeks          Prudential
     INCOME     high current income while                  Investment
                maintaining high levels of              Management, Inc.
                liquidity. The Portfolio invests in
                high-quality, short-term, U.S.
                dollar denominated corporate, bank
                and government obligations. The
                Portfolio will invest in securities
                which have effective maturities of
                not more than 397 days.
    -----------------------------------------------------------------------
     MID CAP    AST Neuberger Berman Mid-Cap Growth         Neuberger
     GROWTH     Portfolio: seeks capital growth.             Berman
                Under normal market conditions, the      Management Inc.
                Portfolio invests at least 80% of
                its net assets in the common stocks
                of mid-capitalization companies.
                Mid-capitalization companies are
                those companies whose market
                capitalization is within the range
                of market capitalizations of
                companies in the Russell Midcap(R)
                Growth Index. Using fundamental
                research and quantitative analysis,
                the subadviser looks for
                fast-growing companies that are in
                new or rapidly evolving industries.
    -----------------------------------------------------------------------
     MID CAP    AST Neuberger Berman Mid-Cap Value          Neuberger
      VALUE     Portfolio: seeks capital growth.             Berman
                Under normal market conditions, the      Management Inc.
                Portfolio invests at least 80% of
                its net assets in the common stocks
                of medium capitalization companies.
                For purposes of the Portfolio,
                companies with market
                capitalizations that fall within the
                range of the Russell Midcap(R) Index
                at the time of investment are
                considered medium capitalization
                companies. Some of the Portfolio's
                assets may be invested in the
                securities of large-cap companies as
                well as in small-cap companies.
                Under the Portfolio's value-oriented
                investment approach, the subadviser
                looks for well-managed companies
                whose stock prices are undervalued
                and that may rise in price before
                other investors realize their worth.
    -----------------------------------------------------------------------

     ----------------------------------------------------------------------
      STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                           SUB-ADVISOR
     ----------------------------------------------------------------------
       SMALL     AST Neuberger Berman Small-Cap             Neuberger
        CAP      Growth Portfolio: seeks maximum             Berman
      GROWTH     growth of investors' capital from a     Management Inc.
                 portfolio of growth stocks of
                 smaller companies. The Portfolio
                 pursues its objective, under normal
                 circumstances, by primarily
                 investing at least 80% of its total
                 assets in the equity securities of
                 small-sized companies included in
                 the Russell 2000 Growth(R) Index.
     ----------------------------------------------------------------------
       ASSET     AST Niemann Capital Growth Asset        Neimann Capital
      ALLOCA     Allocation Portfolio: seeks the         Management Inc.
       TION/     highest potential total return
      GROWTH     consistent with its specified level
                 of risk tolerance. Under normal
                 circumstances, at least 90% of the
                 Portfolio's assets will be invested
                 in other portfolios of Advanced
                 Series Trust (the underlying
                 portfolios) while no more than 10%
                 of the Portfolio's assets may be
                 invested in exchange traded funds
                 (ETFs). Under normal market
                 conditions, the Portfolio will
                 devote from 60% to 80% of its net
                 assets to underlying portfolios and
                 ETFs investing primarily in equity
                 securities, and from 20% to 40% of
                 its net assets to underlying
                 portfolios and ETFs investing
                 primarily in debt securities and
                 money market instruments.
     ----------------------------------------------------------------------
       FIXED     AST PIMCO Limited Maturity Bond        Pacific Investment
      INCOME     Portfolio: seeks to maximize total        Management
                 return consistent with preservation       Company LLC
                 of capital and prudent investment           (PIMCO)
                 management. The Portfolio will
                 invest in a portfolio of
                 fixed-income investment instruments
                 of varying maturities. The average
                 portfolio duration of the Portfolio
                 generally will vary within a one- to
                 three- year time frame based on the
                 subadviser's forecast for interest
                 rates.
     ----------------------------------------------------------------------
       FIXED     AST PIMCO Total Return Bond            Pacific Investment
      INCOME     Portfolio: seeks to maximize total        Management
                 return consistent with preservation       Company LLC
                 of capital and prudent investment           (PIMCO)
                 management. The Portfolio will
                 invest in a portfolio of
                 fixed-income investment instruments
                 of varying maturities.
     ----------------------------------------------------------------------
       ASSET     AST Preservation Asset Allocation       AST Investment
      ALLOCA     Portfolio: seeks the highest           Services, Inc. &
       TION/     potential total return consistent         Prudential
      BALANCED   with its specified level of risk       Investments LLC/
                 tolerance. The Portfolio will invest      Prudential
                 its assets in several other Advanced    Investments LLC
                 Series Trust Portfolios. Under
                 normal market conditions, the
                 Portfolio will devote approximately
                 35% of its net assets to underlying
                 portfolios investing primarily in
                 equity securities (with a range of
                 27.5% to 42.5%), and 65% of its net
                 assets to underlying portfolios
                 investing primarily in debt
                 securities and money market
                 instruments (with a range of 57.5%
                 to 72.5%.
     ----------------------------------------------------------------------
       LARGE     AST QMA US Equity Portfolio              Quantitative
        CAP      (formerly known as AST                    Management
       BLEND     AllianceBernstein Managed Index 500     Associates LLC
                 Portfolio): seeks to produce returns
                 that exceed those of the benchmark.
                 The portfolio utilizes a long/short
                 investment strategy and will
                 normally invest at least 80% of its
                 net assets plus borrowings in equity
                 and equity related securities of
                 issuers traded on a securities
                 exchange or market in the US. The
                 benchmark index is the Russell
                 1000(R) which is comprised of stocks
                 representing more than 90% of the
                 market cap of the US market and
                 includes the largest 1000 securities
                 in the Russell 3000(R) index.
     ----------------------------------------------------------------------
       SMALL     AST Small-Cap Growth Portfolio:           Eagle Asset
        CAP      seeks long-term capital growth. The       Management;
      GROWTH     Portfolio pursues its objective by     Neuberger Berman
                 investing, under normal                 Management Inc.
                 circumstances, at least 80% of the
                 value of its assets in
                 small-capitalization companies.
                 Small-capitalization companies are
                 those companies with a market
                 capitalization, at the time of
                 purchase, no larger than the largest
                 capitalized company included in the
                 Russell 2000(R) Index at the time of
                 the Portfolio's investment.
     ----------------------------------------------------------------------
       SMALL     AST Small-Cap Value Portfolio: seeks      ClearBridge
        CAP      to provide long-term capital growth     Advisors, LLC;
       VALUE     by investing primarily in                Dreman Value
                 small-capitalization stocks that        Management LLC;
                 appear to be undervalued. The             J.P. Morgan
                 Portfolio invests, under normal           Investment
                 circumstances, at least 80% of the     Management, Inc.;
                 value of its net assets in small          Lee Munder
                 capitalization stocks. Small           Investments, Ltd
                 capitalization stocks are the stocks
                 of companies with market
                 capitalization that are within the
                 market capitalization range of the
                 Russell 2000(R) Value Index.
     ----------------------------------------------------------------------

    ------------------------------------------------------------------------
      STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                           SUB-ADVISOR
    ------------------------------------------------------------------------
      ASSET      AST T. Rowe Price Asset Allocation       T. Rowe Price
      ALLOCA     Portfolio: seeks a high level of        Associates, Inc.
      TION/      total return by investing primarily
     BALANCED    in a diversified portfolio of fixed
                 income and equity securities. The
                 Portfolio normally invests
                 approximately 60% of its total
                 assets in equity securities and 40%
                 in fixed income securities. This mix
                 may vary depending on the
                 subadviser's outlook for the
                 markets. The subadviser concentrates
                 common stock investments in larger,
                 more established companies, but the
                 Portfolio may include small and
                 medium-sized companies with good
                 growth prospects. The fixed income
                 portion of the Portfolio will be
                 allocated among investment grade
                 securities, high yield or "junk"
                 bonds, emerging market securities,
                 foreign high quality debt securities
                 and cash reserves.
    ------------------------------------------------------------------------
      FIXED      AST T. Rowe Price Global Bond            T. Rowe Price
      INCOME     Portfolio: seeks to provide high       International, Inc.
                 current income and capital growth by
                 investing in high-quality foreign
                 and U.S. dollar-denominated bonds.
                 The Portfolio will invest at least
                 80% of its total assets in fixed
                 income securities. The Portfolio
                 invests in all types of bonds,
                 including those issued or guaranteed
                 by U.S. or foreign governments or
                 their agencies and by foreign
                 authorities, provinces and
                 municipalities as well as investment
                 grade corporate bonds, mortgage and
                 asset-backed securities, and
                 high-yield bonds of U.S. and foreign
                 issuers. The Portfolio generally
                 invests in countries where the
                 combination of fixed-income returns
                 and currency exchange rates appears
                 attractive, or, if the currency
                 trend is unfavorable, where the
                 subadviser believes that the
                 currency risk can be minimized
                 through hedging. The Portfolio may
                 also invest up to 20% of its assets
                 in the aggregate in below
                 investment-grade, high-risk bonds
                 ("junk bonds"). In addition, the
                 Portfolio may invest up to 30% of
                 its assets in mortgage- related
                 (including mortgage dollar rolls and
                 derivatives, such as collateralized
                 mortgage obligations and stripped
                 mortgage securities) and
                 asset-backed securities.
    ------------------------------------------------------------------------
      LARGE      AST T. Rowe Price Large-Cap Growth       T. Rowe Price
       CAP       Portfolio: seeks long-term growth of    Associates, Inc.
      GROWTH     capital by investing predominantly
                 in the equity securities of a
                 limited number of large, carefully
                 selected, high-quality U.S.
                 companies that are judged likely to
                 achieve superior earnings growth.
                 The Portfolio takes a growth
                 approach to investment selection and
                 normally invests at least 80% of its
                 net assets in the common stocks of
                 large companies. Large companies are
                 defined as those whose market cap is
                 larger than the median market cap of
                 companies in the Russell 1000 Growth
                 Index as of the time of purchase.
    ------------------------------------------------------------------------
     SPECIALTY   AST T. Rowe Price Natural Resources      T. Rowe Price
                 Portfolio: seeks long-term capital      Associates, Inc.
                 growth primarily through the common
                 stocks of companies that own or
                 develop natural resources (such as
                 energy products, precious metals and
                 forest products) and other basic
                 commodities. The Portfolio invests,
                 under normal circumstances, at least
                 80% of the value of its assts in
                 natural resource companies. The
                 Portfolio may also invest in
                 non-resource companies with the
                 potential for growth. The Portfolio
                 looks for companies that have the
                 ability to expand production, to
                 maintain superior exploration
                 programs and production facilities,
                 and the potential to accumulate new
                 resources. Although at least 50% of
                 Portfolio assets will be invested in
                 U.S. securities, up to 50% of total
                 assets also may be invested in
                 foreign securities.
    ------------------------------------------------------------------------
      ASSET      AST UBS Dynamic Alpha Portfolio:        UBS Global Asset
      ALLOCA     seeks to maximize total return,            Management
      TION/      consisting of capital appreciation      (Americas) Inc.
     BALANCED    and current income. The Portfolio
                 invests in securities and financial
                 instruments to gain exposure to
                 global equity, global fixed income
                 and cash equivalent markets,
                 including global currencies. The
                 Portfolio may invest in equity and
                 fixed income securities of issuers
                 located within and outside the
                 United States or in open-end
                 investment companies advised by UBS
                 Global Asset Management (Americas)
                 Inc., the Portfolio's subadviser, to
                 gain exposure to certain global
                 equity and global fixed income
                 markets.
    ------------------------------------------------------------------------
      FIXED      AST Western Asset Core Plus Bond         Western Asset
      INCOME     Portfolio: seeks to maximize total         Management
                 return, consistent with prudent             Company
                 investment management and liquidity
                 needs, by investing to obtain its
                 average specified duration. The
                 Portfolio's current target average
                 duration is generally 2.5 to 7
                 years. The Portfolio pursues this
                 objective by investing in all major
                 fixed income sectors with a bias
                 towards non-Treasuries.
    ------------------------------------------------------------------------

    -----------------------------------------------------------------------
      STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
       TYPE                                                 ADVISOR/
                                                           SUB-ADVISOR
    -----------------------------------------------------------------------
                     AIM VARIABLE INSURANCE FUNDS
    -----------------------------------------------------------------------
     MID CAP     AIM Variable Insurance Funds - AIM      Advisor: Invesco
      GROWTH     V.I. Dynamics Fund - Series I            Aim Advisors,
                 shares: The investment objective is           Inc.
                 long-term capital growth. The
                 Portfolio pursues its objective by        Sub-advisor:
                 normally investing at least 65% of      Advisory entities
                 its assets in equity securities of      affiliated with
                 mid-sized companies that are              Invesco Aim
                 included in the Russell Midcap(R)        Advisors, Inc.
                 Growth Index at the time of purchase.
    -----------------------------------------------------------------------
     SPECIALTY   AIM Variable Insurance Funds - AIM      Advisor: Invesco
                 V.I. Financial Services Fund -           Aim Advisors,
                 Series I shares: The investment               Inc.
                 objective is capital growth. The
                 Portfolio normally invests at least       Sub-advisor:
                 80% of its net assets, plus the         Advisory entities
                 amount of any borrowings for            affiliated with
                 investment purposes, in equity            Invesco Aim
                 securities of issuers engaged            Advisors, Inc.
                 primarily in financial
                 services-related industries.
    -----------------------------------------------------------------------
     SPECIALTY   AIM Variable Insurance Funds - AIM      Advisor: Invesco
                 V.I. Global Health Care Fund -           Aim Advisors,
                 Series I shares: The investment               Inc.
                 objective is capital growth. The
                 Portfolio normally invests at least       Sub-advisor:
                 80% of its net assets in securities     Advisory entities
                 of health care industry companies.      affiliated with
                                                           Invesco Aim
                                                          Advisors, Inc.
    -----------------------------------------------------------------------
     SPECIALTY   AIM Variable Insurance Funds - AIM      Advisor: Invesco
                 V.I. Technology Fund - Series I          Aim Advisors,
                 shares: The investment objective is           Inc.
                 capital growth. The Portfolio
                 normally invests at least 80% of its
                 net assets, plus the amount of any
                 borrowings for investment purposes,
                 in equity securities and
                 equity-related instruments of
                 companies engaged in
                 technology-related industries.
                 Companies in technology-related
                 industries include, but are not
                 limited to, those involved in the
                 design, manufacture, distribution,
                 licensing, or provision of various
                 applied technologies, hardware,
                 software, semiconductors,
                 telecommunications equipment and
                 services and service-related
                 companies in information technology.
    -----------------------------------------------------------------------
                   Evergreen Variable Annuity Trust
    -----------------------------------------------------------------------
      SMALL      Evergreen VA Growth: seeks long-term       Evergreen
       CAP       capital growth. The Portfolio              Investment
      GROWTH     invests at least 75% of its assets         Management
                 in common stocks of small- and            Company, LLC
                 medium-sized companies (i.e.,
                 companies whose market
                 capitalizations fall within the
                 market capitalization range of the
                 companies tracked by the Russell
                 2000(R) Growth Index, measured at
                 the time of purchase). The remaining
                 portion of the Portfolio's assets
                 may be invested in companies of any
                 size. The Portfolio's managers
                 employ a growth-style of equity
                 management and will generally seek
                 to purchase stocks of companies that
                 have demonstrated earnings growth
                 potential which they believe is not
                 yet reflected in the stock's market
                 price. The Portfolio's managers
                 consider potential earnings growth
                 above the average earnings growth of
                 companies included in the Russell
                 2000(R) Growth Index as a key factor
                 in selecting investments.
    -----------------------------------------------------------------------

     ----------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                 ADVISOR/
                                                            SUB-ADVISOR
     ----------------------------------------------------------------------
       INTER      Evergreen VA International Equity:         Evergreen
      NATIONAL    seeks long-term capital growth and        Investment
       EQUITY     secondarily, modest income. The           Management
                  Portfolio will normally invest at        Company, LLC
                  least 80% of its assets in equity
                  securities issued by, in the
                  manager's opinion, established and
                  quality non-U.S. companies located
                  in countries with developed markets.
                  The Portfolio may purchase
                  securities across all market
                  capitalizations. The Portfolio
                  normally invests at least 65% of its
                  assets in securities of companies in
                  at least three countries (other than
                  the U.S.). The Portfolio may also
                  invest in emerging markets. The
                  Portfolio's managers seek both
                  growth and value opportunities For
                  growth investments, the Portfolio's
                  manager seeks, among other things,
                  good business models, good
                  management and growth in cash flows.
                  For value investments, the
                  Portfolio's manager seeks, among
                  other things, companies that are
                  undervalued in the marketplace
                  compared to their assets. The
                  Portfolio normally intends to seek
                  modest income from dividends paid by
                  its equity holdings. Other than cash
                  and cash equivalents, the Portfolio
                  intends to invest substantially all
                  of its assets in the securities of
                  non-U.S. issuers.
     ----------------------------------------------------------------------
      SPECIALTY   Evergreen VA Omega: seeks long-term        Evergreen
                  capital growth. The Portfolio             Investment
                  invests primarily, and under normal       Management
                  conditions substantially all of its      Company, LLC
                  assets, in common stocks of U.S.
                  companies across any market
                  capitalizations. The Portfolio's
                  manager employs a growth style of
                  equity management that seeks to
                  emphasizes companies with cash flow
                  growth, sustainable competitive
                  advantages, returns on invested
                  capital above their cost of capital
                  and the ability to manage for
                  profitable growth that can create
                  long-term value for shareholders.
     ----------------------------------------------------------------------
                      Franklin Templeton Variable
                        Insurance Products Trust
     ----------------------------------------------------------------------
      MODERATE    Franklin Templeton Founding Funds          Franklin
       ALLOCA     Allocation Fund: Seeks capital             Templeton
        TION      appreciation, with income as a           Services, LLC
                  secondary goal. The Fund normally
                  invests equal portions in Class 1
                  shares of Franklin Income Securities
                  Fund; Mutual Shares Securities Fund;
                  and Templeton Growth Securities Fund.
     ----------------------------------------------------------------------
                  NATIONWIDE VARIABLE INSURANCE TRUST
     ----------------------------------------------------------------------
       INTER      Gartmore NVIT Developing Markets              NWD
      NATIONAL    Fund: seeks long-term capital            Management &
       EQUITY     appreciation, under normal              Research Trust/
                  conditions by investing at least 80%    Gartmore Global
                  of the value of its net assets in          Partners
                  equity securities of companies of
                  any size based in the world's
                  developing market countries. Under
                  normal market conditions,
                  investments are maintained in at
                  least six countries at all times
                  with no more than 35% of the value
                  of its net assets invested in
                  securities of any one country.
     ----------------------------------------------------------------------
                               PROFUND VP
     ----------------------------------------------------------------------
      Each ProFund VP portfolio described below pursues an investment strategy that seeks to provide daily investment results, before fees and expenses, that match a widely followed index, increased by a specified factor relative to the index, or that match the inverse of the index or the inverse of the index multiplied by a specified factor. The investment strategy of some of the portfolios may magnify (both positively and negatively) the daily investment results of the applicable index. It is recommended that only those Annuity Owners who engage a financial advisor to allocate their account value using a strategic or tactical asset allocation strategy invest in these portfolios. The Portfolios are arranged based on the index on which its investment strategy is based.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Bull: seeks daily            ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the S&P 500(R)
                  Index.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Bear: seeks daily            ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  inverse (opposite) of the daily
                  performance of the S&P 500(R) Index.
                  If ProFund VP Bear is successful in
                  meeting its objective, its net asset
                  value should gain approximately the
                  same amount, on a percentage basis,
                  as any decrease in the S&P 500(R)
                  Index when the Index declines on a
                  given day. Conversely, its net asset
                  value should lose approximately the
                  same amount, on a percentage basis,
                  as any increase in the Index when
                  the Index rises on a given day.
     ----------------------------------------------------------------------

     ------------------------------------------------------------------------
       STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                  ADVISOR/
                                                             SUB-ADVISOR
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP UltraBull: seeks daily       ProFund Advisors
                   investment results, before fees and           LLC
                   expenses, that correspond to twice
                   (200%) the daily performance of the
                   S&P 500(R) Index. If ProFund VP
                   UltraBull is successful in meeting
                   its objective, its net asset value
                   should gain approximately twice as
                   much, on a percentage basis, as the
                   S&P 500(R) Index when the Index
                   rises on a given day. Conversely,
                   its net asset value should lose
                   approximately twice as much, on a
                   percentage basis, as the Index when
                   the Index declines on a given day.
     ------------------------------------------------------------------------
      The S&P 500(R) Index is a measure of large-cap U.S. stock market performance. It is a float-adjusted market capitalization weighted index of 500 U.S. operating companies and REITS selected by an S&P
      U.S. Index Committee through a non-mechanical process that factors criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP NASDAQ-100 (formerly         ProFund Advisors
                   known as ProFund VP OTC): seeks               LLC
                   daily investment results, before
                   fees and expenses, that correspond
                   to the daily performance of the
                   NASDAQ-100 Index(R).
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Short NASDAQ-100             ProFund Advisors
                   (formerly known as ProFund VP Short           LLC
                   OTC): seeks daily investment
                   results, before fees and expenses,
                   that correspond to the inverse
                   (opposite) of the daily performance
                   of the NASDAQ-100 Index(R). If
                   ProFund VP Short OTC is successful
                   in meeting its objective, its net
                   asset value should gain
                   approximately the same amount, on a
                   percentage basis, as any decrease in
                   the NASDAQ-100 Index(R) when the
                   Index declines on a given day.
                   Conversely, its net asset value
                   should lose approximately the same
                   amount, on a percentage basis, as
                   any increase in the Index when the
                   Index rises on a given day.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP UltraNASDAQ-100 (formerly    ProFund Advisors
                   known as ProFund VP UltraOTC): seeks          LLC
                   daily investment results, before
                   fees and expenses, that correspond
                   to twice (200%) the daily
                   performance of the NASDAQ-100
                   Index(R). If ProFund VP UltraOTC is
                   successful in meeting its objective,
                   its net asset value should gain
                   approximately twice as much, on a
                   percentage basis, as the NASDAQ-100
                   Index(R) when the Index rises on a
                   given day. Conversely, its net asset
                   value should lose approximately
                   twice as much, on a percentage
                   basis, as the Index when the Index
                   declines on a given day.
     ------------------------------------------------------------------------
      The NASDAQ-100 Index(R) includes 100 of the largest non-financial domestic and international issues listed on the NASDAQ Stock
      Market. To be eligible for inclusion companies cannot be in bankruptcy proceedings and must meet certain additional criteria including minimum trading volume and "seasoning" requirements. The Index is calculated under a modified capitalization-weighted methodology. Reconstitution and rebalancing occurs on an annual, quarterly and ongoing basis.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP UltraSmall-Cap: seeks        ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to twice (200%) the daily
                   performance of the Russell 2000(R)
                   Index. If ProFund VP UltraSmall-Cap
                   is successful in meeting its
                   objective, its net asset value
                   should gain approximately twice as
                   much, on a percentage basis, as the
                   Russell 2000 Index(R) when the Index
                   rises on a given day. Conversely,
                   its net asset value should lose
                   approximately twice as much, on a
                   percentage basis, as the Index when
                   the Index declines on a given day.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Short Small-Cap: seeks       ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the inverse (opposite) of the
                   daily performance of the Russell
                   2000(R) Index. If ProFund VP Short
                   Small-Cap is successful in meeting
                   its objective, its net asset value
                   should gain approximately the same
                   amount, on a percentage basis, as
                   any decrease in the Russell 2000
                   Index when the Index declines on a
                   given day. Conversely, its net asset
                   value should lose approximately the
                   same amount, on a percentage basis,
                   as any increase in the Index when
                   the Index rises on a given day.
     ------------------------------------------------------------------------
      The Russell 2000 Index is a measure of small-cap U.S. stock market performance. It is an adjusted market capitalization weighted index containing approximately 2000 of the smallest companies in the
      Russell 3000 Index or approximately 8% of the total market capitalization of the Russell 3000 Index, which in turn represents approximately 98% of the investable U.S. equity market. All U.S. companies listed on the NYSE, AMEX or NASDAQ meeting an initial minimum ($1) price are considered for inclusion. Reconstitution occurs annually. Securities are not replaced if they leave the index, however, new issue securities meeting other membership requirements may be added on a quarterly basis.
     ------------------------------------------------------------------------

     ------------------------------------------------------------------------
       STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                  ADVISOR/
                                                             SUB-ADVISOR
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP UltraMid-Cap: seeks daily    ProFund Advisors
                   investment results, before fees and           LLC
                   expenses, that correspond to twice
                   (200%) the daily performance of the
                   S&P MidCap 400 Index(R). If ProFund
                   VP UltraMid-Cap is successful in
                   meeting its objective, its net asset
                   value should gain approximately
                   twice as much, on a percentage
                   basis, as the S&P MidCap 400 Index
                   when the Index rises on a given day.
                   Conversely, its net asset value
                   should lose approximately twice as
                   much, on a percentage basis, as the
                   Index when the Index declines on a
                   given day.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Short Mid-Cap: seeks         ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the inverse (opposite) of the
                   daily performance of the S&P MidCap
                   400 Index(R). If ProFund VP Short
                   Mid-Cap is successful in meeting its
                   objective, its net asset value
                   should gain approximately the same
                   amount, on a percentage basis, as
                   any decrease in the S&P MidCap 400
                   Index when the Index declines on a
                   given day. Conversely, its net asset
                   value should lose approximately the
                   same amount, on a percentage basis,
                   as any increase in the Index when
                   the Index rises on a given day.
     ------------------------------------------------------------------------
      The S&P MidCap 400 Index is a measure of mid-size company U.S.
      stock market performance. It is a float-adjusted market
      capitalization weighted index of 400 U.S. operating companies and REITs. Securities are selected for inclusion in the index by the
      S&P U.S. Index Committee through a non-mechanical process that factors criteria such as liquidity, price, market capitalization and financial viability. Reconstitution occurs both on a quarterly and ongoing basis.
     ------------------------------------------------------------------------
       SMALL       ProFund VP Small-Cap Value: seeks       ProFund Advisors
        CAP        daily investment results, before              LLC
       VALUE       fees and expenses, that correspond
                   to the daily performance of the S&P
                   SmallCap 600/Citigroup Value
                   Index(R). The S&P SmallCap
                   600/Citigroup Value Index is
                   designed to provide a comprehensive
                   measure of small-cap U.S. equity
                   "value" performance. It is an
                   unmanaged float adjusted market
                   capitalization weighted index
                   comprised of stocks representing
                   approximately half the market
                   capitalization of the S&P SmallCap
                   600 Index that have been identified
                   as being on the value end of the
                   growth-value spectrum. (Note: The
                   S&P SmallCap 600 Index is a measure
                   of small-cap company U.S. stock
                   market performance. It is a float
                   adjusted market capitalization
                   weighted index of 600 U.S. operating
                   companies. Securities are selected
                   for inclusion in the index by an S&P
                   committee through a nonmechanical
                   process that factors criteria such
                   as liquidity, price, market
                   capitalization, financial viability,
                   and public float.)
     ------------------------------------------------------------------------
       SMALL       ProFund VP Small-Cap Growth: seeks      ProFund Advisors
        CAP        daily investment results, before              LLC
       GROWTH      fees and expenses, that correspond
                   to the daily performance of the S&P
                   SmallCap 600/Citigroup Growth
                   Index(R). The S&P SmallCap
                   600/Citigroup Growth Index is
                   designed to provide a comprehensive
                   measure of small-cap U.S. equity
                   "growth" performance. It is an
                   unmanaged float adjusted market
                   capitalization weighted index
                   comprised of stocks representing
                   approximately half the market
                   capitalization of the S&P SmallCap
                   600 Index that have been identified
                   as being on the growth end of the
                   growth-value spectrum. (Note: The
                   S&P SmallCap 600 Index is a measure
                   of small-cap company U.S. stock
                   market performance. It is a float
                   adjusted market capitalization
                   weighted index of 600 U.S. operating
                   companies. Securities are selected
                   for inclusion in the index by an S&P
                   committee through a nonmechanical
                   process that factors criteria such
                   as liquidity, price, market
                   capitalization, financial viability,
                   and public float.)
     ------------------------------------------------------------------------
      The S&P SmallCap 600 Index is a measure of small-cap company U.S.
      stock market performance. It is a float adjusted market
      capitalization weighted index of 600 U.S. operating companies. Securities are selected for inclusion in the index by an S&P committee through a nonmechanical process that factors criteria such as liquidity, price, market capitalization, financial viability, and public float.
     ------------------------------------------------------------------------
       LARGE       ProFund VP Large-Cap Value: seeks       ProFund Advisors
        CAP        daily investment results, before              LLC
       VALUE       fees and expenses, that correspond
                   to the daily performance of the S&P
                   500/Citigroup Value Index(R). The
                   S&P 500/Citigroup Value Index is
                   designed to provide a comprehensive
                   measure of large-cap U.S. equity
                   "value" performance. It is an
                   unmanaged float adjusted market
                   capitalization weighted index
                   comprised of stocks representing
                   approximately half the market
                   capitalization of the S&P 500 Index
                   that have been identified as being
                   on the value end of the growth value
                   spectrum.
     ------------------------------------------------------------------------

     ---------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
     ---------------------------------------------------------------------
       LARGE      ProFund VP Large-Cap Growth: seeks     ProFund Advisors
        CAP       daily investment results, before             LLC
       GROWTH     fees and expenses, that correspond
                  to the daily performance of the S&P
                  500/Citigroup Growth Index(R). The
                  S&P 500/Citigroup Growth Index is
                  designed to provide a comprehensive
                  measure of large-cap U.S. equity
                  "growth" performance. It is an
                  unmanaged float adjusted market
                  capitalization weighted index
                  comprised of stocks representing
                  approximately half the market
                  capitalization of the S&P 500 Index
                  that have been identified as being
                  on the growth end of the
                  growth-value spectrum.
     ---------------------------------------------------------------------
      The S&P 500/Citigroup Growth Index is designed to provide a comprehensive measure of large-cap U.S. equity "growth"
      performance. It is an unmanaged float adjusted market
      capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P 500 Index that have been identified as being on the growth end of the growth-value spectrum.
     ---------------------------------------------------------------------
      MID CAP     ProFund VP Mid-Cap Value: seeks        ProFund Advisors
       VALUE      daily investment results, before             LLC
                  fees and expenses, that correspond
                  to the daily performance of the S&P
                  MidCap 400/Citigroup Value Index(R).
                  The S&P MidCap 400/Citigroup Value
                  Index is designed to provide a
                  comprehensive measure of mid-cap
                  U.S. equity "value" performance. It
                  is an unmanaged float adjusted
                  market capitalization weighted index
                  comprised of stocks representing
                  approximately half the market
                  capitalization of the S&P MidCap 400
                  Index that have been identified as
                  being on the value end of the
                  growth-value spectrum.
     ---------------------------------------------------------------------
      MID CAP     ProFund VP Mid-Cap Growth: seeks       ProFund Advisors
       GROWTH     daily investment results, before             LLC
                  fees and expenses, that correspond
                  to the daily performance of the S&P
                  MidCap 400/Citigroup Growth
                  Index(R). The S&P MidCap
                  400/Citigroup Growth Index is
                  designed to provide a comprehensive
                  measure of mid-cap U.S. equity
                  "growth" performance. It is an
                  unmanaged float adjusted market
                  capitalization weighted index
                  comprised of stocks representing
                  approximately half the market
                  capitalization of the S&P MidCap 400
                  Index that have been identified as
                  being on the growth end of the
                  growth-value spectrum.
     ---------------------------------------------------------------------
      The S&P MidCap 400/Citigroup Value Index is designed to provide a comprehensive measure of mid-cap U.S. equity "value" performance.
      It is an unmanaged float adjusted market capitalization weighted index comprised of stocks representing approximately half the market capitalization of the S&P MidCap 400 Index that have been identified as being on the value end of the growth-value spectrum.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Asia 30: seeks daily        ProFund Advisors
                  investment results, before fees and          LLC
                  expenses, that correspond to the
                  daily performance of the ProFunds
                  Asia 30 Index. The ProFunds Asia 30
                  Index, created by ProFund Advisors,
                  is composed of 30 companies whose
                  principal offices are located in the
                  Asia/Pacific region, excluding
                  Japan, and whose securities are
                  traded on U.S. exchanges or on the
                  NASDAQ as depository receipts or
                  ordinary shares. The component
                  companies in the ProFunds Asia 30
                  Index are determined annually based
                  upon their U.S. dollar-traded
                  volume. Their relative weights are
                  determined based on the modified
                  market capitalization method.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Europe 30: seeks daily      ProFund Advisors
                  investment results, before fees and          LLC
                  expenses, that correspond to the
                  daily performance of the ProFunds
                  Europe 30 Index. The ProFunds Europe
                  30 Index, created by ProFund
                  Advisors, is composed of companies
                  whose principal offices are located
                  in Europe and whose securities are
                  traded on U.S. exchanges or on the
                  NASDAQ as depositary receipts or
                  ordinary shares. The component
                  companies in the ProFunds Europe 30
                  Index are determined annually based
                  upon their U.S. dollar- traded
                  volume. Their relative weights are
                  determined based on a modified
                  market capitalization method.
     ---------------------------------------------------------------------

     ------------------------------------------------------------------------
       STYLE/         INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                  ADVISOR/
                                                             SUB-ADVISOR
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Japan: seeks daily           ProFund Advisors
                   investment results, before fees and           LLC
                   expenses, that correspond to the
                   daily performance of the Nikkei 225
                   Stock Average. The Fund determines
                   its success in meeting this
                   investment objective by comparing
                   its daily return on a given day with
                   the daily performance of the
                   dollar-denominated Nikkei 225
                   futures contracts traded in the
                   United States. The Fund seeks to
                   provide a return consistent with an
                   investment in the component equities
                   in the Nikkei 225 Stock Average
                   hedged to U.S. dollars.
     ------------------------------------------------------------------------
      The Nikkei 225 Stock Average ("Nikkei" ) is a modified
      price-weighted index of the 225 most actively traded and liquid Japanese companies listed in the First Section of the Tokyo Stock Exchange (TSE). The Nikkei is calculated from the prices of the 225
      TSE First Section stocks selected to represent a broad
      cross-section of Japanese industries and the overall performance of the Japanese equity market. Nihon Keizai Shimbun, Inc. is the sponsor of the Index. Companies in the Nikkei are reviewed annually. Emphasis is placed on maintaining the Index's historical continuity while keeping the Index composed of stocks with high market liquidity. The sponsor consults with various market experts, considers company specific information and the overall composition of the Index.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Banks: seeks daily           ProFund Advisors
                   investment results, before fees and           LLC
                   expenses, that correspond to the
                   daily performance of the Dow Jones
                   U.S. Banks Index. The Dow Jones U.S.
                   Banks Index measures the performance
                   of the banking sector of the U.S.
                   equity market. Component companies
                   include regional and major U.S.
                   domiciled banks engaged in a wide
                   range of financial services,
                   including retail banking, loans and
                   money transmissions.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Basic Materials: seeks       ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the daily performance of the Dow
                   Jones U.S. Basic Materials Index.
                   The Dow Jones U.S. Basic Materials
                   Index measures the performance of
                   the basic materials industry of the
                   U.S. equity market. Component
                   companies are involved in the
                   production of aluminum, steel, non
                   ferrous metals, commodity chemicals,
                   specialty chemicals, forest
                   products, paper products, as well as
                   the mining of precious metals and
                   coal.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Biotechnology: seeks         ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the daily performance of the Dow
                   Jones U.S. Biotechnology Index. The
                   Dow Jones U.S. Biotechnology Index
                   measures the performance of the
                   biotechnology subsector of the U.S.
                   equity market. Component companies
                   engage in research and development
                   of biological substances for drug
                   discovery and diagnostic
                   development. These companies derive
                   most of their revenue from the sale
                   of licensing of drugs and diagnostic
                   tools.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Consumer Goods: seeks        ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the daily performance of the Dow
                   Jones U.S. Consumer Goods Index. The
                   Dow Jones U.S. Consumer Goods Index
                   measures the performance of consumer
                   spending in the goods industry of
                   the U.S. equity market. Component
                   companies include automobiles and
                   auto parts and tires, brewers and
                   distillers, farming and fishing,
                   durable and non-durable household
                   product manufacturers, cosmetic
                   companies, food and tobacco
                   products, clothing, accessories and
                   footwear.
     ------------------------------------------------------------------------
      SPECIALTY    ProFund VP Consumer Services: seeks     ProFund Advisors
                   daily investment results, before              LLC
                   fees and expenses, that correspond
                   to the daily performance of the Dow
                   Jones U.S. Consumer Services Index.
                   The Dow Jones U.S. Consumer Services
                   Index measures the performance of
                   consumer spending in the services
                   industry of the U.S. equity market.
                   Component companies include
                   airlines, broadcasting and
                   entertainment, apparel and broadline
                   retailers, food and drug retailers,
                   media agencies, publishing,
                   gambling, hotels, restaurants and
                   bars, and travel and tourism.
     ------------------------------------------------------------------------

     ----------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES          PORTFOLIO
        TYPE                                                 ADVISOR/
                                                            SUB-ADVISOR
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Financials: seeks daily      ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Financials Index. The Dow Jones
                  U.S. Financials Index measures the
                  performance of the financial
                  services industry of the U.S. equity
                  market. Component companies include
                  regional banks; major U.S. domiciled
                  international banks; full line,
                  life, and property and casualty
                  insurance companies; companies that
                  invest, directly or indirectly in
                  real estate; diversified financial
                  companies such as Fannie Mae, credit
                  card issuers, check cashing
                  companies, mortgage lenders and
                  investment advisers; securities
                  brokers and dealers, including
                  investment banks, merchant banks and
                  online brokers; and publicly traded
                  stock exchanges.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Health Care: seeks daily     ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Health Care Index. The Dow
                  Jones U.S. Health Care Index
                  measures the performance of the
                  healthcare industry of the U.S.
                  equity market. Component companies
                  include health care providers,
                  biotechnology companies, medical
                  supplies, advanced medical devices
                  and pharmaceuticals.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Industrials: seeks daily     ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Industrials Index. The Dow
                  Jones U.S. Industrials Index
                  measures the performance of the
                  industrial industry of the U.S.
                  equity market. Component companies
                  include building materials, heavy
                  construction, factory equipment,
                  heavy machinery, industrial
                  services, pollution control,
                  containers and packaging, industrial
                  diversified, air freight, marine
                  transportation, railroads, trucking,
                  land-transportation equipment,
                  shipbuilding, transportation
                  services, advanced industrial
                  equipment, electric components and
                  equipment, and aerospace.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Internet: seeks daily        ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  Composite Internet Index. The Dow
                  Jones Composite Internet Index
                  measures the performance of stocks
                  in the U.S. equity markets that
                  generate the majority of their
                  revenues from the Internet. The
                  Index is composed of two sub-groups:
                  Internet Commerce - companies that
                  derive the majority of their
                  revenues from providing goods and/or
                  services through an open network,
                  such as a web site. Internet
                  Services - companies that derive the
                  majority of their revenues from
                  providing access to the Internet or
                  providing services to people using
                  the Internet.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Oil & Gas: seeks daily       ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Oil & Gas Index. The Dow Jones
                  U.S. Oil & Gas Index measures the
                  performance of the oil and gas
                  industry of the U.S. equity market.
                  Component companies include oil
                  drilling equipment and services, oil
                  companies-major, oil
                  companies-secondary, pipelines,
                  liquid, solid or gaseous fossil fuel
                  producers and service companies.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Pharmaceuticals: seeks       ProFund Advisors
                  daily investment results, before              LLC
                  fees and expenses, that correspond
                  to the daily performance of the Dow
                  Jones U.S. Pharmaceuticals Index.
                  The Dow Jones U.S. Pharmaceuticals
                  Index measures the performance of
                  the pharmaceuticals subsector of the
                  U.S. equity market. Component
                  companies include the makers of
                  prescription and over-the-counter
                  drugs such as birth control pills,
                  vaccines, aspirin and cold remedies.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Precious Metals: seeks       ProFund Advisors
                  daily investment results, before              LLC
                  fees and expenses, that correspond
                  to the daily performance of the Dow
                  Jones Precious Metals Index. The Dow
                  Jones Precious Metals Index measures
                  the performance of the precious
                  metals mining industry. Component
                  companies include leading miners and
                  producers of gold, silver and
                  platinum-group metals whose
                  securities are available to U.S.
                  investors during U.S. trading hours.
                  It is a float-adjusted
                  market-capitalization weighted index.
     ----------------------------------------------------------------------
      SPECIALTY   ProFund VP Real Estate: seeks daily     ProFund Advisors
                  investment results, before fees and           LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Real Estate Index. The Dow
                  Jones U.S. Real Estate Index
                  measures the performance of the real
                  estate sector of the U.S. equity
                  market. Component companies include
                  those that invest directly or
                  indirectly through development,
                  management or ownership of shopping
                  malls, apartment buildings and
                  housing developments; and real
                  estate investment trusts ("REITs")
                  that invest in apartments, office
                  and retail properties. REITs are
                  passive investment vehicles that
                  invest primarily in income-producing
                  real estate or real estate related
                  loans or interests.
     ----------------------------------------------------------------------

     ---------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Semiconductor: seeks        ProFund Advisors
                  daily investment results, before             LLC
                  fees and expenses, that correspond
                  to the daily performance of the Dow
                  Jones U.S. Semiconductosr Index. The
                  Dow Jones U.S. Semiconductors Index
                  measures the performance of the
                  semiconductor subsector of the U.S.
                  equity market. Component companies
                  are engaged in the production of
                  semiconductors and other integrated
                  chips, as well as other related
                  products such as semiconductor
                  capital equipment and mother-boards.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Technology: seeks daily     ProFund Advisors
                  investment results, before fees and          LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Technology Index. The Dow Jones
                  U.S. Technology Index measures the
                  performance of the technology
                  industry of the U.S. equity market.
                  Component companies include those
                  involved in computers and office
                  equipment, software, communications
                  technology, semiconductors,
                  diversified technology services and
                  Internet services.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Telecommunications: seeks   ProFund Advisors
                  daily investment results, before             LLC
                  fees and expenses, that correspond
                  to the daily performance of the Dow
                  Jones U.S. Telecommunications Index.
                  The Dow Jones U.S.
                  Telecommunications Index measures
                  the performance of the
                  telecommunications industry of the
                  U.S. equity market. Component
                  companies include fixed-line
                  communications and wireless
                  communications companies.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Utilities: seeks daily      ProFund Advisors
                  investment results, before fees and          LLC
                  expenses, that correspond to the
                  daily performance of the Dow Jones
                  U.S. Utilities Sector Index. The Dow
                  Jones U.S. Utilities Sector Index
                  measures the performance of the
                  utilities industry of the U.S.
                  equity market. Component companies
                  include electric utilities, gas
                  utilities and water utilities.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP U.S. Government Plus:       ProFund Advisors
                  seeks daily investment results,              LLC
                  before fees and expenses, that
                  correspond to one and one-quarter
                  times (125%) the daily price
                  movement of the most recently issued
                  30-year U.S. Treasury bond ("Long
                  Bond"). In accordance with its
                  stated objective, the net asset
                  value of ProFund VP U.S. Government
                  Plus generally should decrease as
                  interest rates rise. If ProFund VP
                  U.S. Government Plus is successful
                  in meeting its objective, its net
                  asset value should gain
                  approximately one and one-quarter
                  times (125%) as much, on a
                  percentage basis, as any daily
                  increase in the price of the Long
                  Bond on a given day. Conversely, it
                  value should lose approximately one
                  and one-quarter as much, on a
                  percentage basis, as any daily
                  decrease in the price of the Long
                  Bond on a given day.
     ---------------------------------------------------------------------
      SPECIALTY   ProFund VP Rising Rates Opportunity:   ProFund Advisors
                  seeks daily investment results,              LLC
                  before fees and expenses, that
                  correspond to one and one-quarter
                  times (125%) the inverse (opposite)
                  of the daily price movement of the
                  most recently issued 30-year U.S.
                  Treasury bond ("Long Bond"). In
                  accordance with its stated
                  objective, the net asset value of
                  ProFund VP Rising Rates Opportunity
                  generally should decrease as
                  interest rates fall. If ProFund VP
                  Rising Rates Opportunity is
                  successful in meeting its objective,
                  its net asset value should gain
                  approximately one and one-quarter
                  times as much, on a percentage
                  basis, as any daily decrease in the
                  Long Bond on a given day.
                  Conversely, its net asset value
                  should lose approximately one and
                  one-quarter times as much, on a
                  percentage basis, as any daily
                  increase in the price of the Long
                  Bond on a given day.
     ---------------------------------------------------------------------
      SPECIALTY   Access VP High Yield Fund: seeks to    ProFund Advisors
                  provide investment results that              LLC
                  correspond generally to the total
                  return of the high yield market
                  consistent with maintaining
                  reasonable liquidity. The Fund will
                  achieve its high yield exposure
                  primarily through credit default
                  swaps (CDSs) but may invest in high
                  yield debt instruments ("junk
                  bonds"), interest rate swap
                  agreements and futures contracts,
                  and other debt and money market
                  instruments without limitation,
                  consistent with applicable
                  regulations. Under normal market
                  conditions, the Fund will invest at
                  least 80% of its net assets in CDSs
                  and other financial instruments that
                  in combination have economic
                  characteristics similar to the high
                  yield debt market and/or in high
                  yield debt securities. The Fund
                  seeks to maintain exposure to the
                  high yield bond markets regardless
                  of market conditions and without
                  taking defensive positions in cash
                  or other instruments in anticipation
                  of an adverse climate for the high
                  yield bond markets. ProFund Advisors
                  does not conduct fundamental
                  analysis in managing the Fund.
     ---------------------------------------------------------------------

     ----------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
     ----------------------------------------------------------------------
                          RYDEX VARIABLE TRUST
     ----------------------------------------------------------------------
      SPECIALTY   Rydex Variable Trust - Nova: seeks     Rydex Investments
                  to provide investment results that
                  match the performance of a specific
                  benchmark on a daily basis. The
                  fund's current benchmark is 150% of
                  the performance of the S&P 500(R)
                  Index (the "underlying index"). If
                  the Fund meets its objective, the
                  value of the Fund's shares will tend
                  to increase on a daily basis by 150%
                  of the value of any increase in the
                  underlying index. When the value of
                  the underlying index declines, the
                  value of the Fund's shares should
                  also decrease on a daily basis by
                  150% of the value of any decrease in
                  the underlying index (e.g., if the
                  underlying index goes down by 5%,
                  the value of the Fund's shares
                  should go down by 7.5% on that day).
                  Unlike a traditional index fund, as
                  its primary investment strategy, the
                  Fund invests to a significant extent
                  in leveraged instruments, such as
                  swap agreements, futures contracts
                  and options on securities, futures
                  contracts, and stock indices, as
                  well as equity securities.
     ----------------------------------------------------------------------
      SPECIALTY   Rydex Variable Trust - Inverse S&P     Rydex Investments
                  500 Strategy (formerly Rydex
                  Variable Trust - Inverse S&P 500):
                  seeks to provide investment results
                  that will inversely correlate to the
                  performance of the S&P 500(R) Index
                  (the "underlying index"). If the
                  Fund meets its objective, the value
                  of the Fund's shares will tend to
                  increase during times when the value
                  of the underlying index is
                  decreasing. When the value of the
                  underlying index is increasing,
                  however, the value of the Fund's
                  shares should decrease on a daily
                  basis by an inversely proportionate
                  amount (e.g., if the underlying
                  index goes up by 5%, the value of
                  the Fund's shares should go down by
                  5% on that day). Unlike a
                  traditional index fund, the Fund's
                  benchmark is to perform exactly
                  opposite the underlying index, and
                  the Inverse S&P 500 Fund will not
                  own the securities included in the
                  underlying index. Instead, as its
                  primary investment strategy, the
                  Fund invests to a significant extent
                  in short sales of securities or
                  futures contracts and in options on
                  securities, futures contracts, and
                  stock indices.
     ----------------------------------------------------------------------
      SPECIALTY   Rydex Variable Trust - NASDAQ-100(R)   Rydex Investments
                  (formerly Rydex Variable Trust -
                  OTC): seeks to provide investment
                  results that correspond to a
                  benchmark for over-the-counter
                  securities. The Fund's current
                  benchmark is the NASDAQ 100 Index(R)
                  (the "underlying index"). If the
                  Fund meets its objective, the value
                  of the Fund's shares should increase
                  on a daily basis by the amount of
                  any increase in the value of the
                  underlying index. However, when the
                  value of the underlying index
                  declines, the value of the Fund's
                  shares should also decrease on a
                  daily basis by the amount of the
                  decrease in value of the underlying
                  index. The Fund invests principally
                  in securities of companies included
                  in the underlying index. It also may
                  invest in other instruments whose
                  performance is expected to
                  correspond to that of the underlying
                  index, and may engage in futures and
                  options transactions and enter into
                  swap agreements. The Fund may also
                  purchase U.S. Government securities.
     ----------------------------------------------------------------------
                   FIRST DEFINED PORTFOLIO FUND, LLC
     ----------------------------------------------------------------------
      SPECIALTY   First Trust Target Focus Four            First Trust
                  Portfolio (formerly, First Trust 10     Advisors L.P.
                  Uncommon Values Portfolio): seeks to
                  provide above-average capital
                  appreciation. The Portfolio seeks to
                  achieve its objective by investing
                  in the common stocks of companies
                  which are selected by applying four
                  separate uniquely specialized
                  strategies. (the "Focus Four
                  Strategy"). The Focus Four Strategy
                  adheres to a disciplined investment
                  process that targets the following
                  four strategies: The Dow(R) Target
                  Dividend Strategy, Value Line(R)
                  Target 25 Strategy, S&P Target SMid
                  60 Strategy, and NYSE(R)
                  International Target 25 Strategy.
     ----------------------------------------------------------------------
      SPECIALTY   Global Dividend Target 15 Portfolio:     First Trust
                  seeks to provide above-average total    Advisors L.P.
                  return. The Portfolio seeks to
                  achieve its objective by investing
                  in common stocks issued by companies
                  that are expected to provide income
                  and to have the potential for
                  capital appreciation. The Portfolio
                  invests primarily in the common
                  stocks of the companies which are
                  components of the Dow Jones
                  Industrial Average/sm/ ("DJIA/sm/"),
                  the Financial Times Industrial
                  Ordinary Share Index ("FT Index")
                  and the Hang Seng Index. The
                  Portfolio primarily consists of
                  common stocks of the five companies
                  with the lowest per share stock
                  prices of the ten companies in each
                  of the DJIA/sm/, FT Index and Hang
                  Seng Index, respectively, that have
                  the highest dividend yields in the
                  respective index on or about the
                  applicable stock selection date.
                  Each security is initially equally
                  weighted in the portfolio.
     ----------------------------------------------------------------------

     ----------------------------------------------------------------------
       STYLE/        INVESTMENT OBJECTIVES/POLICIES         PORTFOLIO
        TYPE                                                ADVISOR/
                                                           SUB-ADVISOR
     ----------------------------------------------------------------------
      SPECIALTY   NASDAQ(R) Target 15 Portfolio: seeks     First Trust
                  to provide above-average total          Advisors L.P.
                  return. Beginning with the stocks in
                  the NASDAQ-100 Index(R) on or about
                  the applicable stock selection date,
                  the Portfolio selects fifteen stocks
                  based on a multi-factor model. A
                  modified market capitalization
                  approach is used to weight each
                  security in the portfolio.
     ----------------------------------------------------------------------
      SPECIALTY   S&P(R) Target 24 Portfolio: seeks to     First Trust
                  provide above-average total return.     Advisors L.P.
                  Beginning with the stocks in the
                  Standard & Poor's 500 Index ("S&P
                  500 Index"), on or about the
                  applicable stock selection date, the
                  Portfolio selects three stocks from
                  each of the eight largest economic
                  sectors of the S&P 500 Index. The
                  twenty four stocks are selected
                  based on a multi-factor model and a
                  modified market capitalization
                  approach is used to weight each
                  security in the portfolio.
     ----------------------------------------------------------------------
      SPECIALTY   Target Managed VIP Portfolio: seeks      First Trust
                  to provide above-average total          Advisors L.P.
                  return. The Portfolio seeks to
                  achieve its objective by investing
                  in common stocks of the companies
                  that are identified based on six
                  uniquely specialized strategies -
                  The Dow(R) DART 5, the European
                  Target 20, the NASDAQ(R) Target 15,
                  the S&P(R) Target 24, the Target
                  Small- Cap and the Value Line(R)
                  Target 25. Each strategy employs a
                  quantitative approach by screening
                  common stocks for certain attributes
                  and/or using a multi-factor scoring
                  system to select the common stocks.
     ----------------------------------------------------------------------
      SPECIALTY   The Dow(R) Target Dividend               First Trust
                  Portfolio: seeks to provide             Advisors L.P.
                  above-average total return. The
                  Portfolio seeks to achieve its
                  objective by investing in common
                  stocks issued by companies that are
                  expected to provide income and to
                  have the potential for capital
                  appreciation. Beginning with the
                  stocks in The Dow Jones Select
                  Dividend Index/sm/, on or about the
                  applicable stock selection date, the
                  Portfolio selects twenty common
                  stocks based on a multi-factor
                  model. Each security is initially
                  equally weighted in the portfolio.
     ----------------------------------------------------------------------
      SPECIALTY   The Dow(R) DART 10 Portfolio: seeks      First Trust
                  to provide above-average total          Advisors L.P.
                  return. The Portfolio seeks to
                  achieve its objective by investing
                  in common stocks issued by companies
                  that are expected to provide income
                  and to have the potential for
                  capital appreciation. The Portfolio
                  invests primarily in the common
                  stocks of the ten companies in the
                  DJIA that have the highest combined
                  dividend yields and buyback ratios
                  on or about the applicable stock
                  selection date. . Each security is
                  initially equally weighted in the
                  portfolio.
     ----------------------------------------------------------------------
      SPECIALTY   Value Line(R) Target 25 Portfolio:       First Trust
                  seeks to provide above-average          Advisors L.P.
                  capital appreciation. The Portfolio
                  seeks to achieve its objective by
                  investing in 25 of the 100 common
                  stocks that Value Line(R) gives a #1
                  ranking for Timelines(TM) which have
                  recently exhibited certain positive
                  financial attributes. Value Line(R)
                  ranks approximately 1,700 stocks of
                  which 100 are given their #1 ranking
                  for Timeliness(TM) which measures
                  Value Line's view of their probable
                  price performance during the next
                  six to 12 months relative to the
                  others. Beginning with the 100
                  stocks that Value Line(R) ranks #1
                  for Timeliness(TM), on or about the
                  applicable stock selection date, the
                  Portfolio selects twenty five stocks
                  based on a multi-factor model. A
                  modified market capitalization
                  approach is used to weight each
                  security in the portfolio.
     ----------------------------------------------------------------------
                       THE PRUDENTIAL SERIES FUND
     ----------------------------------------------------------------------
       INTER      The Prudential Series Fund - SP           Prudential
      NATIONAL    International Growth Portfolio:        Investments LLC;
       EQUITY     Seeks long-term capital                William Blair &
                  appreciation. The Portfolio invests      Company, LLC
                  primarily in stocks of large and
                  medium-sized companies located in
                  countries included in the Morgan
                  Stanley Capital International All
                  Country World Ex-U.S. Index. Under
                  normal market conditions, the
                  portfolio invests at least 80% of
                  its net assets in equity
                  securities. The Portfolio's assets
                  normally will be allocated among not
                  fewer than six different countries
                  and will not concentrate investments
                  in any particular industry. The
                  Portfolio seeks companies that
                  historically have had superior
                  growth, profitability and quality
                  relative to local markets and
                  relative to companies within the
                  same industry worldwide, and that
                  are expected to continue such
                  performance. (see information above
                  regarding limited availability of
                  this option.)
     ----------------------------------------------------------------------
                              WELLS FARGO
     ----------------------------------------------------------------------
       LARGE      Wells Fargo Advantage VT Equity        Wells Fargo Funds
        CAP       Income Fund: Seeks long-term capital   Management, LLC,
       VALUE      appreciation and dividend income.          adviser;
                  The Portfolio invests principally in    Wells Capital
                  equity securities of large-               Management
                  capitalization companies, which they    Incorporated,
                  define as companies with market           subadviser
                  capitalizations of $3 billion or
                  more.
     ----------------------------------------------------------------------

 "Dow Jones Industrial Average/SM/", "DJIA/SM/", "Dow Industrials/SM/", "The Dow/SM/", and "The Dow 10/SM/", are service marks of Dow Jones & Company, Inc. ("Dow Jones") and have been licensed for use for certain purposes by First Trust Advisors L.P. ("First Trust"). The portfolios, including, and in particular the Target Managed VIP portfolio The DowSM DART 10 portfolio, and The Dow SM Target Dividend Portfolio are not endorsed, sold or promoted by Dow Jones, and Dow Jones makes no representation regarding the advisability of investing in such products.

 "Standard & Poor's," "S&P," "S&P 500," "Standard & Poor's 500," and "500" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by First Trust on behalf of the S&P Target 24 Portfolio and the Target Managed VIP Portfolio. The Portfolios are not sponsored, endorsed, managed, sold or promoted by Standard & Poor's and Standard & Poor's makes no representation regarding the advisability of investing in the Portfolio.

 "The Nasdaq 100(R)", "Nasdaq-100 Index(R)", "Nasdaq Stock Market(R)", and "Nasdaq(R)" are trade or service marks of The Nasdaq Stock Market, Inc. (which with its affiliates are the "Corporations") and have been licensed for use by First Trust. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio have not been passed on by the Corporations as to its legality or suitability. The Nasdaq Target 15 Portfolio and Target Managed VIP Portfolio are not issued, endorsed, sponsored, managed, sold or promoted by the Corporations. The Corporations make no warranties and bear no liability with respect to the Nasdaq Target 15 Portfolio or the Target Managed VIP Portfolio.

 "Value Line(R)," "The Value Line Investment Survey," and "Value Line Timeliness/TM/ Ranking System" are registered trademarks of Value Line Securities, Inc. or Value Line Publishing, Inc. The Target Managed VIP(R) Portfolio and Value Line Target 25 Portfolio are not sponsored, recommended, sold or promoted by Value Line Publishing, Inc., Value Line, Inc. or Value Line Securities, Inc. ("Value Line"). Value Line makes no representation regarding the advisability of investing in the Portfolio.

 "Value Line Publishing, Inc.'s ("VLPI") only relationship to First Trust Advisors L.P. or the Portfolio is VLPI's licensing to First Trust Advisors L.P. of certain VLPI trademarks and trade names and the Value Line Timeliness Ranking System (the "System"), which is composed by VLPI without regard to First Trust Advisors L.P., the Portfolio or any investor. First Trust Advisors, L.P. has sub-licensed certain VLPI trademarks and trade names to Prudential Investments LLC. VLPI has no obligation to take the needs of First Trust Advisors L.P., Prudential Investments LLC or any investor in the Portfolio into consideration in composing the System. The Portfolio's results may differ from the hypothetical or published results of the Value Line Timeliness Ranking System. VLPI is not responsible for, and has not participated in, the determination of the prices and composition of the Portfolio or the timing of the issuance for sale of the Portfolio or in the calculation of the equations by which the Portfolio is to be converted into cash. VLPI MAKES NO WARRANTY CONCERNING THE SYSTEM, EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR ANY IMPLIED WARRANTIES ARISING FROM USAGE OF TRADE, COURSE OF DEALING OR COURSE OF PERFORMANCE, AND VLPI MAKES NO WARRANTY AS TO THE POTENTIAL PROFITS OR ANY OTHER BENEFITS THAT MAY BE ACHIEVED BY USING THE SYSTEM OR ANY INFORMATION OR MATERIALS GENERATED THEREFROM. VLPI DOES NOT WARRANT THAT THE SYSTEM WILL MEET ANY REQUIREMENTS OR THAT IT WILL BE ACCURATE OR ERROR-FREE. VLPI ALSO DOES NOT GUARANTEE ANY USES, INFORMATION, DATA OR OTHER RESULTS GENERATED FROM THE SYSTEM. VLPI HAS NO OBLIGATION OR LIABILITY (I) IN CONNECTION WITH THE ADMINISTRATION, MARKETING OR TRADING OF THE PORTFOLIO; OR (II) FOR ANY LOSS, DAMAGE, COST OR EXPENSE SUFFERED OR INCURRED BY ANY INVESTOR OR OTHER PERSON OR ENTITY IN CONNECTION WITH THE PORTFOLIO, AND IN NO EVENT SHALL VLPI BE LIABLE FOR ANY LOST PROFITS OR OTHER CONSEQUENTIAL, SPECIAL, PUNITIVE, INCIDENTAL, INDIRECT OR EXEMPLARY DAMAGES IN CONNECTION WITH THE PORTFOLIO."

 Dow Jones has no relationship to the ProFunds VP, other than the licensing of the Dow Jones sector indices and its service marks for use in connection with the ProFunds VP. The ProFunds VP are not sponsored, endorsed, sold, or promoted by Standard & Poor's or NASDAQ, and neither Standard & Poor's nor NASDAQ makes any representations regarding the advisability of investing in the ProFunds VP.

 WHAT ARE THE FIXED ALLOCATIONS?
 We offer Fixed Allocations of different durations during the accumulation period. These "Fixed Allocations" earn a guaranteed fixed rate of interest for a specified period of time, called the "Guarantee Period." In most states, we offer Fixed Allocations with Guarantee Periods from 1 to 10 years. We may also offer special purpose Fixed Allocations for use with certain optional investment programs. We guarantee the fixed rate for the entire Guarantee Period. However, if you withdraw or transfer Account Value before the end of the Guarantee Period, we will adjust the value of your withdrawal or transfer based on a formula, called a "Market Value Adjustment." The Market Value Adjustment can either be positive or negative, depending on the rates that are currently being credited on Fixed Allocations. Please refer to the section entitled "How does the Market Value Adjustment Work?" for a description of the formula along with examples of how it is calculated. You may allocate Account Value to more than one Fixed Allocation at a time.

 Fixed Allocations may not be available in all states. Availability of Fixed Allocations is subject to change and may differ by state and by the annuity product you purchase. Please call Prudential Annuities at 1-800-752-6342 to determine availability of Fixed Allocations in your state and for your annuity product. We may restrict your ability to allocate Account Value to Fixed Allocations if you elect certain optional benefits. The interest rate that we credit to the Fixed Allocations may be reduced by an amount that corresponds to the asset-based charges assessed against the Sub-accounts.

                               FEES AND CHARGES

 The charges under the Annuity is designed to cover, in the aggregate, our direct and indirect costs of selling, administering and providing benefits under the Annuity. They are also designed, in the aggregate, to compensate us for the risks of loss we assume. If, as we expect, the charges that we collect from the Annuity exceeds our total costs in connection with the Annuity, we will earn a profit. Otherwise we will incur a loss. For example, Prudential Annuities may make a profit on the Insurance Charge if, over time, the actual costs of providing the guaranteed insurance obligations under the Annuity are less than the amount we deduct for the Insurance Charge. To the extent we make a profit on the Insurance Charge, such profit may be used for any other corporate purpose, including payment of other expenses that Prudential Annuities incurs in promoting, distributing, issuing and administering the Annuity.

 The rates of certain of our charges have been set with reference to estimates of the amount of specific types of expenses or risks that we will incur. In most cases, this prospectus identifies such expenses or risks in the name of the charge; however, the fact that any charge bears the name of, or is designed primarily to defray a particular expense or risk does not mean that the amount we collect from that charge will never be more than the amount of such expense or risk, nor does it mean that we may not also be compensated for such expense or risk out of any other charges we are permitted to deduct by the terms of the Annuity. A portion of the proceeds that Prudential Annuities receives from charges that apply to the Sub-accounts may include amounts based on market appreciation of the Sub-account values.

 WHAT ARE THE CONTRACT FEES AND CHARGES?
 There is no contingent deferred sales charge applied if you surrender your Annuity or make a partial withdrawal.

 Transfer Fee: Currently, you may make twenty (20) free transfers between investment options each Annuity Year. We will charge $10.00 for each transfer after the twentieth in each Annuity Year. We do not consider transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program when we count the twenty free transfers. All transfers made on the same day will be treated as one (1) transfer. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the Transfer Fee and are not counted toward the twenty free transfers. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee unless you make use of electronic means to transmit your transfer requests. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If you are enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.

 Annual Maintenance Fee: During the accumulation period we deduct an Annual Maintenance Fee. The Annual Maintenance Fee is $35.00 ($30 in New York) or 2% of your Account Value invested in the Sub-accounts whichever is less. This fee will be deducted annually on the anniversary of the Issue Date of your Annuity or, if you surrender your Annuity during the Annuity Year, the fee is deducted at the time of surrender. Currently, the Annual Maintenance Fee is only deducted if your Account Value is less than $50,000 on the anniversary of the Issue Date or at the time of surrender. We do not impose the Annual Maintenance Fee upon annuitization or the payment of a Death Benefit. We may increase the Annual Maintenance Fee. However, any increase will only apply to Annuities issued after the date of the increase. For beneficiaries that elect the Beneficiary Continuation Option, the Annual Maintenance Fee is the lesser of $30 or 2% of Account Value. For a non-Qualified Beneficiary Continuation Option, the fee is only applicable if the Account Value is less than $25,000 at the time the fee is assessed.

 Tax Charge: Several states and some municipalities charge premium taxes or similar taxes on annuities that we are required to pay. The amount of tax will vary from jurisdiction to jurisdiction and is subject to change. The tax charge currently ranges up to 3 1/2% of your Purchase Payment and is designed to approximate the taxes that we are required to pay. We reserve the right to deduct the charge either at the time the tax is imposed, upon a full surrender of the Annuity, or upon annuitization. We may assess a charge against the Sub-accounts and the Fixed Allocations equal to any taxes which may be imposed upon the separate accounts.

 We will pay company income taxes on the taxable corporate earnings created by this separate account product. While we may consider company income taxes when pricing our products, we do not currently include such income taxes in the tax charges you pay under the Annuity. We will periodically review the issue of charging for these taxes and may impose a charge in the future.

 In calculating our corporate income tax liability, we derive certain corporate income tax benefits associated with the investment of company assets, including separate account assets, which are treated as company assets under applicable income tax law. These benefits reduce our overall corporate income tax liability. Under current law, such benefits may include foreign tax credits and corporate dividends received deductions. We do not pass these tax benefits through to holders of the separate account annuity contracts because
 (i) the contract owners are not the owners of the assets generating these benefits under applicable income tax law and (ii) we do not currently include company income taxes in the tax charges you pay under the contract.

 Insurance Charge: We deduct an Insurance Charge daily. The charge is assessed against the daily assets allocated to the Sub-accounts and is equal to the amount indicated under "Summary of Contract Fees & Charges". The Insurance Charge is the combination of the Mortality & Expense Risk Charge and the Administration Charge. The Insurance Charge is intended to compensate Prudential Annuities for providing the insurance benefits under the Annuity, including the Annuity's basic Death Benefit that provides guaranteed benefits to your beneficiaries even if the market declines and the risk that persons we guarantee annuity payments to will live longer than our assumptions. The charge also covers administrative costs associated with providing the Annuity benefits, including preparation of the contract and prospectus, confirmation statements, annual account statements and annual reports, legal and accounting fees as well as various related expenses. Finally, the charge covers the risk that our assumptions about the mortality risks and expenses under this Annuity are incorrect and that we have agreed not to increase these charges over time despite our actual costs. We may increase the portion of the total Insurance Charge that is deducted for administrative costs; however, any increase will only apply to Annuities issued after the date of the increase.

 The Insurance Charge is not deducted against assets allocated to a Fixed Allocation. However, the amount we credit to Fixed Allocations may also reflect similar assumptions about the insurance guarantees provided under the Annuity and the administrative costs associated with providing the Annuity benefits.

 Optional Benefits for which we assess a charge: Generally, if you elect to purchase certain optional benefits, we will deduct an additional charge on a daily basis from your Account Value allocated to the Sub-accounts. The additional charge is included in the daily calculation of the Unit Price for each Sub-account. We may assess charges for other optional benefits on a different basis. Please refer to the section entitled "Summary of Contract Fees and Charges" for the list of charges for each Optional Benefit.

 Settlement Service Charge: If your beneficiary takes the death benefit under a Beneficiary Continuation Option, we deduct a Settlement Service Charge. The charge is assessed daily against the average assets allocated to the Sub-accounts and is equal to an annual charge of 1.00% for non-qualified Annuities and 1.40% for qualified Annuities.

 Fees and expenses incurred by the Portfolios: Each Portfolio incurs total annual operating expenses comprised of an investment management fee, other expenses and any distribution and service (12b-1) fees that may apply. These fees and expenses are reflected daily by each Portfolio before it provides Prudential Annuities with the net asset value as of the close of business each day. More detailed information about fees and expenses can be found in the prospectuses for the Portfolios.

 WHAT CHARGES APPLY TO THE FIXED ALLOCATIONS?
 No specific fees or expenses are deducted when determining the rate we credit to a Fixed Allocation. However, for some of the same reasons that we deduct the Insurance Charge against Account Value allocated to the Sub-accounts, we also take into consideration mortality, expense, administration, profit and other factors in determining the interest rates we credit to Fixed Allocations. Any Tax Charge applies to amounts that are taken from the Sub-accounts or the Fixed Allocations. A Market Value Adjustment may also apply to transfers, certain withdrawals, surrender or annuitization from a Fixed Allocation.

 WHAT CHARGES APPLY IF I CHOOSE AN ANNUITY PAYMENT OPTION?
 If you select a fixed payment option, the amount of each fixed payment will depend on the Account Value of your Annuity when you elected to annuitize. There is no specific charge deducted from these payments; however, the amount of each annuity payment reflects assumptions about our insurance expenses. If you select a variable payment option that we may offer, then the amount of your benefits will reflect changes in the value of your Annuity and will be subject to charges that apply under the variable immediate annuity option. Also a tax charge may apply (see "Tax Charge" above). Currently, we only offer fixed payment options.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the total Insurance Charge that is deducted as an Administration Charge. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; (d) whether an annuity is reinstated pursuant to our rules; and/or (e) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce any fees and charges.

                            PURCHASING YOUR ANNUITY

 WHAT ARE OUR REQUIREMENTS FOR PURCHASING THE ANNUITY?
 This Annuity is designed for sale solely in connection with investment advisory services provided by an Advisor.

 Initial Purchase Payment: Unless we agree otherwise and subject to our rules, you must make a minimum initial Purchase Payment of $5,000. However, if you decide to make payments under a systematic investment or an electronic funds transfer program, we may accept a lower initial Purchase Payment provided that, within the first Annuity Year, your subsequent Purchase Payments plus your initial Purchase Payment total the minimum initial Purchase Payment amount required for the Annuity purchase.

 Where allowed by law, we must approve any initial and additional Purchase Payments of $1,000,000 or more. We may apply certain limitations and/or restrictions on the Annuity as a condition of our acceptance, including limiting the liquidity features or the Death Benefit protection provided under the Annuity, limiting the right to make additional Purchase Payments, changing the number of transfers allowable under the Annuity or restricting the Sub-accounts or Fixed Allocations that are available. Other limitations and/or restrictions may apply. Applicable laws designed to counter terrorists and prevent money laundering might, in certain circumstances, require us to block a contract owner's ability to make certain transactions, and thereby refuse to accept Purchase Payments or requests for transfers, partial withdrawals, total withdrawals, death benefits, or income payments until instructions are received from the appropriate regulator. We also may be required to provide additional information about you and your Annuity to government regulators.

 Except as noted below, Purchase Payments must be submitted by check drawn on a U.S. bank, in U.S. dollars, and made payable to Prudential Annuities. Purchase Payments may also be submitted via 1035 exchange or direct transfer of funds. Under certain circumstances, Purchase Payments may be transmitted to Prudential Annuities via wiring funds through your Financial Professional's broker-dealer firm. Additional Purchase Payments may also be applied to your Annuity under an electronic funds transfer arrangement where you authorize us to deduct money directly from your bank account. We may reject any payment if it is received in an unacceptable form. Our acceptance of a check is subject to our ability to collect funds.

 Age Restrictions: There is no age restriction to purchase the Annuity. However, the basic Death Benefit provides greater protection for persons under age 85. There is no Contingent Deferred Sales Charge deducted upon surrender or partial withdrawal. However, if you take a distribution prior to age
 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. The availability and level of protection of certain optional benefits may vary based on the age of the Owner as of the Issue Date of the Annuity or the date of the Owner's death.

 Owner, Annuitant and Beneficiary Designations: We will ask you to name the Owner(s), Annuitant and one or more Beneficiaries for your Annuity.

   . Owner: The Owner(s) holds all rights under the Annuity. You may name up to two Owners in which case all ownership rights are held jointly. Generally joint owners are required to act jointly; however, if each owner provides us with an instruction that we find acceptable, we will permit each owner to act separately. All information and documents that we are required to send you will be sent to the first named owner. This Annuity does not provide a right of survivorship. Refer to the Glossary of Terms for a complete description of the term "Owner."
   . Annuitant: The Annuitant is the person upon whose life we continue to make annuity payments. You must name an Annuitant who is a natural person. We do not accept a designation of joint Annuitants during the accumulation period. In limited circumstances and where allowed by law, you may name one or more Contingent Annuitants. Generally, a Contingent Annuitant will become the Annuitant if the Annuitant dies before the Annuity Date. Please refer to the discussion of "Considerations for Contingent Annuitants" in the Tax Considerations section of the Prospectus.
   . Beneficiary: The Beneficiary is the person(s) or entity you name to receive the Death Benefit. Your Beneficiary Designation should be the exact name of your beneficiary, not only a reference to the beneficiary's relationship to you. If you use a designation of "surviving spouse" we will pay the Death Benefit to the individual that is your spouse at the time of your death (as defined under the federal tax laws and regulations). If no beneficiary is named the Death Benefit will be paid to you or your estate.

 Your right to make certain designations may be limited if your Annuity is to be used as an IRA or other "qualified" investment that is given beneficial tax treatment under the Code. You should seek competent tax advice on the income, estate and gift tax implications of your designations.

                             MANAGING YOUR ANNUITY

 MAY I CHANGE THE OWNER, ANNUITANT AND BENEFICIARY DESIGNATIONS?
 You may change the Owner, Annuitant and Beneficiary Designations by sending us a request in writing in a form acceptable to us. Upon an ownership change, any automated investment or withdrawal programs will be canceled. The new owner must submit the applicable program enrollment if they wish to participate in such a program. Where allowed by law, such changes will be subject to our acceptance. Some of the changes we will not accept include, but are not limited to:
   . a new Owner subsequent to the death of the Owner or the first of any joint Owners to die, except where a spouse Beneficiary has become the Owner as a result of an Owner's death;
   .   a new Annuitant subsequent to the Annuity Date;
   . for "non-qualified" investments, a new Annuitant prior to the Annuity Date if the Annuity is owned by an entity; and
   . a change in Beneficiary if the Owner had previously made the designation irrevocable.

 There are also restrictions on designation changes when you have elected certain optional benefits. See the "Living Benefit Programs" and "Death Benefits" sections of this Prospectus for any such restrictions.

 Spousal Designations
 If an Annuity is co-owned by spouses, we will assume that the sole primary Beneficiary is the surviving spouse that was named as the co-owner unless you elect an alternative Beneficiary Designation. Unless you elect an alternative Beneficiary Designation, upon the death of either spousal Owner, the surviving spouse may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. The Death Benefit that would have been payable will be the new Account Value of the Annuity as of the date of due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the beneficiary of the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. However, any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

 Spousal assumption is also permitted, subject to our rules and regulatory approval, if the Annuity is held by a custodial account established to hold retirement assets for the benefit of the natural person Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code ("Code") or any successor Code section thereto) ("Custodial Account") and, on the date of the Annuitant's death, the spouse of the Annuitant is (1) the Contingent Annuitant under the Annuity and (2) the beneficiary of the Custodial Account. The ability to continue the Annuity in this manner will result in the Annuity no longer qualifying for tax deferral under the Internal Revenue Code. However, such tax deferral should result from the ownership of the Annuity by the Custodial Account. Please consult your tax or legal adviser.

 We define a spouse the same as under federal tax laws and regulations.

 Contingent Annuitant
 Generally, if an Annuity is owned by an entity and the entity has named a Contingent Annuitant, the Contingent Annuitant will become the Annuitant upon the death of the Annuitant, and no Death Benefit is payable. Unless we agree otherwise, the Annuity is only eligible to have a Contingent Annuitant designation if the entity which owns the Annuity is (1) a plan described in Internal Revenue Code Section 72(s)(5)(A)(i) (or any successor Code section thereto); (2) an entity described in Code Section 72(u)(1) (or any successor Code section thereto); or (3) a Custodial Account, as described in the above section.

 Where the Annuity is held by a Custodial Account, the Contingent Annuitant will not automatically become the Annuitant upon the death of the Annuitant. Upon the death of the Annuitant, the Custodial Account will have the choice, subject to our rules, to either elect to receive the Death Benefit or elect to continue the Annuity. If the Custodial Account elects to receive the Death Benefit, the Account Value of the Annuity as of the date of due proof of death of the Annuitant will reflect the amount that would have been payable had a Death Benefit been paid. See the section above entitled "Spousal Designations" for more information about how the Annuity can be continued by a Custodial Account.

 MAY I RETURN MY ANNUITY IF I CHANGE MY MIND?
 If after purchasing your Annuity you change your mind and decide that you do not want it, you may return it to us within a certain period of time known as a right to cancel period. This is often referred to as a "free look." Depending on the state in which you purchased your Annuity, and, in some states, if you purchased the Annuity as a replacement for a prior contract, the right to cancel period may be ten (10) days, or longer, measured from the time that you received your Annuity. If you return your Annuity, during the applicable period, we will refund your current Account Value plus any tax charge deducted, less any applicable federal and state income tax withholding and depending on your state's requirements, any applicable insurance charges deducted. The amount returned to you may be higher or lower than the Purchase Payment(s) applied during the right to cancel period. Where required by law, we will return your Purchase Payment(s), or the greater of your current Account Value and the amount of your Purchase Payment(s) applied during the right to cancel period, less any applicable federal and state income tax withholding.

 MAY I MAKE ADDITIONAL PURCHASE PAYMENTS?
 Unless we agree otherwise and subject to our rules, the minimum amount that we accept as an additional Purchase Payment is $100 unless you participate in Prudential Annuities Systematic Investment Plan or a periodic Purchase Payment program. Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program. Additional Purchase Payments may be made at any time before the Annuity Date. Additional Purchase Payments are not permitted in certain states.

 MAY I MAKE SCHEDULED PAYMENTS DIRECTLY FROM MY BANK ACCOUNT?
 You can make additional Purchase Payments to your Annuity by authorizing us to deduct money directly from your bank account and applying it to your Annuity. We call our electronic funds transfer program "The Systematic Investment Plan." Purchase Payments made through electronic funds transfer may only be allocated to the Sub-accounts when applied. Different allocation requirements may apply in connection with certain optional benefits. We may allow you to invest in your Annuity with a lower initial Purchase Payment, as long as you authorize payments through an electronic funds transfer that will equal at least the minimum Purchase Payment set forth above during the first 12 months of your Annuity. We may suspend or cancel electronic funds transfer privileges if sufficient funds are not available from the applicable financial institution on any date that a transaction is scheduled to occur.

 MAY I MAKE PURCHASE PAYMENTS THROUGH A SALARY REDUCTION PROGRAM?
 These types of programs are only available with certain types of qualified investments. If your employer sponsors such a program, we may agree to accept periodic Purchase Payments through a salary reduction program as long as the allocations are made only to Sub-accounts and the periodic Purchase Payments received in the first year total at least $5,000.

                          MANAGING YOUR ACCOUNT VALUE

 HOW AND WHEN ARE PURCHASE PAYMENTS INVESTED?
 (See "Valuing Your Investment" for a description of our procedure for pricing initial and subsequent Purchase Payments.)

 Initial Purchase Payment: Once we accept your application, we invest your Purchase Payment in the Annuity according to your instructions for allocating your Account Value. The Purchase Payment is your initial Purchase Payment minus any tax charges that may apply. You can allocate Account Value to one or more Sub-accounts or Fixed Allocations. Investment restrictions will apply if you elect certain optional benefits.

 Subsequent Purchase Payments: Unless you participate in an asset allocation program, or unless you have provided us with other specific allocation instructions for one, more than one, or all subsequent Purchase Payments, we will allocate any additional Purchase Payments you make according to your initial Purchase Payment allocation instructions. If you so instruct us, we will allocate subsequent Purchase Payments according to any new allocation instructions. Unless you tell us otherwise, Purchase Payments made while you participate in an asset allocation program will be allocated in accordance with such program.

 ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS? During the accumulation period you may transfer Account Value between investment options subject to the restrictions outlined below. Transfers are not subject to taxation on any gain. We may require a minimum of $500 in each Sub-account you allocate Account Value to at the time of any allocation or transfer. If you request a transfer and, as a result of the transfer, there would be less than $500 in the Sub-account, we may transfer the remaining Account Value in the Sub-account pro rata to the other investment options to which you transferred.

 Currently, any transfer involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically, including through Prudential Annuities Internet website (www.prudentialannuities.com).

 Currently, we charge $10.00 for each transfer after the twentieth
 (20/th/) transfer in each Annuity Year. Transfers made as part of a Dollar Cost Averaging, Automatic Rebalancing or asset allocation program do not count toward the twenty free transfer limit. Renewals or transfers of Account Value from a Fixed Allocation at the end of its Guarantee Period are not subject to the transfer charge. We may reduce the number of free transfers allowable each Annuity Year (subject to a minimum of twelve) without charging a Transfer Fee. We may also increase the Transfer Fee that we charge to $20.00 for each transfer after the number of free transfers has been used up. We may eliminate the Transfer Fee for transfer requests transmitted electronically or through other means that reduce our processing costs. If enrolled in any program that does not permit transfer requests to be transmitted electronically, the Transfer Fee will not be waived.

 Once you have made 20 transfers among the Sub-accounts during an Annuity Year, we will accept any additional transfer request during that year only if the request is submitted to us in writing with an original signature and otherwise is in good order. For purposes of this 20 transfer limit, we (i) do not view a facsimile transmission as a "writing", (ii) will treat multiple transfer requests submitted on the same Valuation Day as a single transfer, and
 (iii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio, or any transfer that involves one of our systematic programs, such as asset allocation and automated withdrawals.

 Frequent transfers among Sub-accounts in response to short-term fluctuations in markets, sometimes called "market timing," can make it very difficult for a Portfolio manager to manage a Portfolio's investments. Frequent transfers may cause the Portfolio to hold more cash than otherwise necessary, disrupt management strategies, increase transaction costs, or affect performance. The Annuity offers Sub-accounts designed for Owners who wish to engage in frequent transfers (i.e., one or more of the Sub-accounts corresponding to the ProFund Portfolios, the Rydex Portfolios and the AST Money Market Portfolio), and we encourage Owners seeking frequent transfers to utilize those Sub-accounts.

 In light of the risks posed to Owners and other investors by frequent transfers, we reserve the right to limit the number of transfers in any Annuity Year for all existing or new Owners and to take the other actions discussed below. We also reserve the right to limit the number of transfers in any Annuity Year or to refuse any transfer request for an Owner or certain Owners if: (a) we believe that excessive transfer activity (as we define it) or a specific transfer request or group of transfer requests may have a detrimental effect on Unit Values or the share prices of the Portfolios; or
 (b) we are informed by a Portfolio (e.g., by the Portfolio's portfolio manager) that the purchase or redemption of shares in the Portfolio must be restricted because the Portfolio believes the transfer activity to which such purchase and redemption relates would have a detrimental effect on the share prices of the affected Portfolio. Without limiting the above, the most likely scenario where either of the above could occur would be if the aggregate amount of a trade or trades represented a relatively large proportion of the total assets of a particular Portfolio. In furtherance of our general authority to restrict transfers as described above, and without limiting other actions we may take in the future, we have adopted the following specific restrictions:
..   With respect to each Sub-account (other than the AST Money Market
    Sub-account, or a Sub-account corresponding to a ProFund Portfolio or a Rydex Portfolio), we track amounts exceeding a certain dollar threshold that were transferred into the Sub-account. If you transfer such amount into a particular Sub-account, and within 30 calendar days thereafter transfer (the "Transfer Out") all or a portion of that amount into another Sub-account, then upon the Transfer Out, the former Sub-account becomes restricted (the "Restricted Sub-account"). Specifically, we will not permit subsequent transfers into the Restricted Sub-account for 90 calendar days after the Transfer Out if the Restricted Sub-account invests in a non-international Portfolio, or 180 calendar days after the Transfer Out if the Restricted Sub-account invests in an international Portfolio. For purposes of this rule, we (i) do not count transfers made in connection with one of our systematic programs, such as asset allocation and automated withdrawals; (ii) do not count any transfer that solely involves Sub-accounts corresponding to any ProFund Portfolio and/or Rydex Portfolio and/or the AST Money Market Portfolio; and (iii) do not categorize as a transfer the first transfer that you make after the Issue Date, if you make that transfer within 30 calendar days after the Issue Date. Even if an amount becomes restricted under the foregoing rules, you are still free to redeem the amount from your Annuity at any time.
..   We reserve the right to effect exchanges on a delayed basis for all contracts. That is, we may price an exchange involving the Sub-accounts on the Valuation Day subsequent to the Valuation Day on which the exchange request was received. Before implementing such a practice, we would issue a separate written notice to Owners that explains the practice in detail.

 If we deny one or more transfer requests under the foregoing rules, we will inform you or your Financial Professional promptly of the circumstances concerning the denial.

 Contract owners in New York who purchased their contracts prior to March 15, 2004 are not subject to the specific restrictions outlined in bulleted paragraphs immediately above. In addition, there are contract owners of different variable annuity contracts that are funded through the same Separate Account that are not subject to the above-referenced transfer restrictions and, therefore, might make more numerous and frequent transfers than contract owners who are subject to such limitations. Finally, there are contract owners of other variable annuity contracts or variable life contracts that are issued by Prudential Annuities as well as other insurance companies that have the same underlying mutual fund portfolios available to them. Since some contract owners are not subject to the same transfer restrictions, unfavorable consequences associated with such frequent trading within the underlying mutual fund (e.g., greater portfolio turnover, higher transaction costs, or performance or tax issues) may affect all contract owners. Similarly, while contracts managed by a Financial Professional or third party investment advisor are subject to the restrictions on transfers between investment options that are discussed above, if the advisor manages a number of contracts in the same fashion unfavorable consequences may be associated with management activity since it may involve the movement of a substantial portion of an underlying mutual fund's assets which may affect all contract owners invested in the affected options. Apart from jurisdiction-specific and contract differences in transfer restrictions, we will apply these rules uniformly (including contracts managed by a Financial Professional or third party investment advisor), and will not waive a transfer restriction for any contract owner.

 Although our transfer restrictions are designed to prevent excessive transfers, they are not capable of preventing every potential occurrence of excessive transfer activity.
 The Portfolios have adopted their own policies and procedures with respect to excessive trading of their respective shares, and we reserve the right to enforce any such current or future policies and procedures. The prospectuses for the Portfolios describe any such policies and procedures, which may be more or less restrictive than the policies and procedures we have adopted. Under SEC rules, we are required to: (1) enter into a written agreement with each Portfolio or its principal underwriter or its transfer agent that obligates us to provide to the Portfolio promptly upon request certain information about the trading activity of individual contract owners, and
 (2) execute instructions from the Portfolio to restrict or prohibit further purchases or transfers by specific contract owners who violate the excessive trading policies established by the Portfolio. In addition, you should be aware that some Portfolios may receive "omnibus" purchase and redemption orders from other insurance companies or intermediaries such as retirement plans. The omnibus orders reflect the aggregation and netting of multiple orders from individual owners of variable insurance contracts and/or individual retirement plan participants. The omnibus nature of these orders may limit the Portfolios in their ability to apply their excessive trading policies and procedures. In addition, the other insurance companies and/or retirement plans may have different policies and procedures or may not have any such policies and procedures because of contractual limitations. For these reasons, we cannot guarantee that the Portfolios (and thus contract owners) will not be harmed by transfer activity relating to other insurance companies and/or retirement plans that may invest in the Portfolios.

 A Portfolio also may assess a short term trading fee in connection with a transfer out of the Sub-account investing in that Portfolio that occurs within a certain number of days following the date of allocation to the Sub-account. Each Portfolio determines the amount of the short term trading fee and when the fee is imposed. The fee is retained by or paid to the Portfolio and is not retained by us. The fee will be deducted from your Account Value, to the extent allowed by law. At present, no Portfolio has adopted a short-term trading fee.

 DO YOU OFFER DOLLAR COST AVERAGING?
 Yes. We offer Dollar Cost Averaging during the accumulation period. Dollar Cost Averaging allows you to systematically transfer an amount periodically from one investment option to one or more other investment options. You can choose to transfer earnings only, principal plus earnings or a flat dollar amount. You may elect a Dollar Cost Averaging program that transfers amounts monthly, quarterly, semi-annually, or annually from Sub-accounts or a program that transfers amounts monthly from Fixed Allocations. By investing amounts on a regular basis instead of investing the total amount at one time, Dollar Cost Averaging may decrease the effect of market fluctuation on the investment of your Purchase Payment. This may result in a lower average cost of units over time. However, there is no guarantee that Dollar Cost Averaging will result in a profit or protect against a loss in a declining market. There is no minimum Account Value required to enroll in a Dollar Cost Averaging program and we do not deduct a charge for participating in a Dollar Cost Averaging Program. You can Dollar Cost Average from Sub-accounts or Fixed Allocations. Dollar Cost Averaging from Fixed Allocations is subject to a number of rules that include, but are not limited to the following:
   . You may only use Fixed Allocations with Guarantee Periods of 1, 2 or 3 years.
   . You may only Dollar Cost Average earnings or principal plus earnings. If transferring principal plus earnings, the program must be designed to last the entire Guarantee Period for the Fixed Allocation.
   . Dollar Cost Averaging transfers from Fixed Allocations are not subject to a Market Value Adjustment.

 NOTE: When a Dollar Cost Averaging program is established from a Fixed Allocation, the fixed rate of interest we credit to your Account Value is applied to a declining balance due to the transfers of Account Value to the Sub-accounts during the Guarantee Period. This will reduce the effective rate of return on the Fixed Allocation over the Guarantee Period.

 The Dollar Cost Averaging program is not available if you have elected an automatic rebalancing program or an asset allocation program. Dollar Cost Averaging from Fixed Allocations also is not available if you elect certain optional benefits.

 DO YOU OFFER ANY AUTOMATIC REBALANCING PROGRAMS?
 Yes. During the accumulation period, we offer Automatic Rebalancing among the Sub-accounts you choose. You can choose to have your Account Value rebalanced monthly, quarterly, semi-annually, or annually. On the appropriate date, the Sub-accounts you chose are rebalanced to the allocation percentages you requested. With Automatic Rebalancing, we transfer the appropriate amount from the "overweighted" Sub-accounts to the "underweighted" Sub-accounts to return your allocations to the percentages you request. For example, over time the performance of the Sub-accounts will differ, causing your percentage allocations to shift. Any transfer to or from any Sub-account that is not part of your Automatic Rebalancing program, will be made: however that Sub-account will not become part of your rebalancing program unless we receive instructions from you indicating that you would like such option to become part of the program. There is no minimum Account Value required to enroll in Automatic Rebalancing. All rebalancing transfers as part of an automatic rebalancing program are not included when counting the number of transfers each year toward the maximum number of free transfers. We do not deduct a charge for participating in an Automatic Rebalancing program. Participation in the Automatic Rebalancing program may be restricted if you are enrolled in certain other optional programs. Sub-accounts that are a part of a Systematic Withdrawal program or Dollar Cost Averaging program will be excluded from an Automatic Rebalancing program.

 ARE ANY ASSET ALLOCATION PROGRAMS AVAILABLE?
 We currently do not offer any asset allocation programs for use with your Annuity. Prior to December 5, 2005, we made certain asset allocation programs available. If you enrolled in one of the asset allocation programs prior to December 5, 2005, see the Appendix entitled, "Additional Information on the Asset Allocation Programs" for more information on how the programs are administered.

 WHAT IS THE BALANCED INVESTMENT PROGRAM?
 We offer a balanced investment program where a portion of your Account Value is allocated to a Fixed Allocation and the remaining Account Value is allocated to the Sub-accounts that you select. When you enroll in the Balanced Investment Program, you choose the duration that you wish the program to last. This determines the duration of the Guarantee Period for the Fixed Allocation. Based on the fixed rate for the Guarantee Period chosen, we calculate the portion of your Account Value that must be allocated to the Fixed Allocation to grow to a specific "principal amount" (such as your initial Purchase Payment). We determine the amount based on the rates then in effect for the Guarantee Period you choose. If you continue the program until the end of the Guarantee Period and make no withdrawals or transfers, at the end of the Guarantee Period, the Fixed Allocation will have grown to equal the "principal amount". Withdrawals or transfers from the Fixed Allocation before the end of the Guarantee Period will terminate the program and may be subject to a Market Value Adjustment. You can transfer the Account Value that is not allocated to the Fixed Allocation between any of the Sub-accounts available under the Annuity. Account Value you allocate to the Sub-accounts is subject to market fluctuations and may increase or decrease in value. We do not deduct a charge for participating in the Balanced Investment Program.

      Example
      Assume you invest $100,000. You choose a 10-year program and allocate a portion of your Account Value to a Fixed Allocation with a 10-year Guarantee Period. The rate for the 10-year Guarantee Period is 2.50%*. Based on the fixed interest rate for the Guarantee Period chosen, the factor is 0.781198 for determining how much of your Account Value will be allocated to the Fixed Allocation. That means that $78,120 will be allocated to the Fixed Allocation and the remaining Account Value ($21,880) will be allocated to the Sub-accounts. Assuming that you do not make any withdrawals or transfers from the Fixed Allocation, it will grow to $100,000 at the end of the Guarantee Period. Of course we cannot predict the value of the remaining Account Value that was allocated to the Sub-accounts.

 * The rate in this example is hypothetical and may not reflect the current rate for Guarantee Periods of this duration.

 MAY I GIVE MY FINANCIAL PROFESSIONAL PERMISSION TO FORWARD TRANSACTION INSTRUCTIONS?
 Yes. Subject to our rules, your Financial Professional may forward instructions regarding the allocation of your Account Value, and request financial transactions involving investment options. If your Financial Professional has this authority, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. You must contact us immediately if and when you revoke such authority. We will not be responsible for acting on instructions from your Financial Professional until we receive notification of the revocation of such person's authority. We may also suspend, cancel or limit these privileges at any time. We will notify you if we do.

 MAY I AUTHORIZE MY THIRD PARTY INVESTMENT ADVISOR TO MANAGE MY ACCOUNT?
 Yes. You may engage your own investment advisor to manage your account. These investment advisors may be firms or persons who also are appointed by us, or whose affiliated broker-dealers are appointed by us, as authorized sellers of the Annuity. Even if this is the case, however, please note that the investment advisor you engage to provide advice and/or make transfers for you, is not acting on our behalf, but rather is acting on your behalf. We do not offer advice about how to allocate your Account Value under any circumstance. As such, we are not responsible for any recommendations such investment advisors make, any investment models or asset allocation programs they choose to follow or any specific transfers they make on your behalf. Please note that if you have engaged a third-party investment advisor to provide asset allocation services with respect to your Annuity, we do not allow you to elect an optional benefit that requires investment in an asset allocation Portfolio and/or that involves mandatory Account Value transfers (e.g. Highest Daily
 GRO).

 Any fee that is charged by your investment advisor is in addition to the fees and expenses that apply under your Annuity. If you authorize your investment advisor to withdraw amounts from your Annuity to pay for the investment advisor's fee, as with any other withdrawal from your Annuity, you may incur adverse tax consequences, and/or a Market Value Adjustment. Withdrawals to pay your investment advisor (to the extent permitted) generally will also reduce the level of various living and death benefit guarantees provided (e.g. the withdrawals will reduce proportionately the Annuity's guaranteed minimum death benefit.) We are not a party to the agreement you have with your investment advisor and do not verify that amounts withdrawn from your annuity, including amounts withdrawn to pay for the investment advisor's fee, are within the terms of your agreement with your investment advisor. You will, however, receive confirmations of transactions that affect your Annuity. It is your responsibility to arrange for the payment of the advisory fee charged by your investment advisor. Similarly, it is your responsibility to understand the advisory services provided by your investment advisor and the advisory fees charged for those services.

 We or an affiliate of ours may provide administrative support to licensed, registered Financial Professionals or investment advisors who you authorize to make financial transactions on your behalf. We may require Financial Professionals or investment advisors, who are authorized by multiple contract owners to make financial transactions, to enter into an administrative agreement with Prudential Annuities as a condition of our accepting transactions on your behalf. The administrative agreement may impose limitations on the Financial Professional's or investment advisor's ability to request financial transactions on your behalf. These limitations are intended to minimize the detrimental impact of a Financial Professional who is in a position to transfer large amounts of money for multiple clients in a particular Portfolio or type of portfolio or to comply with specific restrictions or limitations imposed by a Portfolio(s) on Prudential Annuities.

 Please note: Annuities where your Financial Professional or investment advisor has the authority to forward instruction on financial transactions are also subject to the restrictions on transfers between investment options that are discussed in the section entitled "ARE THERE RESTRICTIONS OR CHARGES ON TRANSFERS BETWEEN INVESTMENT OPTIONS?." Since transfer activity directed by a Financial Professional or third party investment adviser may result in unfavorable consequences to all contract owners invested in the affected options, we reserve the right to limit the investment options available to a particular Owner where such authority as described above has been given to a Financial Professional or investment advisor or impose other transfer restrictions we deem necessary. The administrative agreement may limit the available investment options, require advance notice of large transactions, or impose other trading limitations on your Financial Professional. Your Financial Professional will be informed of all such restrictions on an ongoing basis. We may also require that your Financial Professional transmit all financial transactions using the electronic trading functionality available through our Internet website (www.prudentialannuities.com).

 Limitations that we may impose on your Financial Professional or investment advisor under the terms of the administrative agreement do not apply to financial transactions requested by an owner on their own behalf, except as otherwise described in this prospectus.

 HOW DO THE FIXED ALLOCATIONS WORK?
 We credit the fixed interest rate to the Fixed Allocation throughout a set period of time called a "Guarantee Period". Fixed Allocations currently are offered with Guarantee Periods from 1 to 10 years. We may make Fixed Allocations of different durations available in the future, including Fixed Allocations offered exclusively for use with certain optional investment programs. Fixed Allocations may not be available in all states and may not always be available for all Guarantee Periods depending on market factors and other considerations.

 The interest rate credited to a Fixed Allocation is the rate in effect when the Guarantee Period begins and does not change during the Guarantee Period. The rates are an effective annual rate of interest. We determine the interest rates for the various Guarantee Periods. At the time that we confirm your Fixed Allocation, we will advise you of the interest rate in effect and the date your Fixed Allocation matures. We may change the rates we credit new Fixed Allocations at any time. Any change in interest rate does not affect Fixed Allocations that were in effect before the date of the change. To inquire as to the current rates for Fixed Allocations, please call 1-800-752-6342.

 A Guarantee Period for a Fixed Allocation begins:
   . when all or part of a net Purchase Payment is allocated to that particular Guarantee Period;
   . upon transfer of any of your Account Value to a Fixed Allocation for that particular Guarantee Period; or
   .   when you "renew" a Fixed Allocation by electing a new Guarantee Period.

 To the extent permitted by law, we may establish different interest rates for Fixed Allocations offered to a class of Owners who choose to participate in various optional investment programs we make available. This may include, but is not limited to, Owners who elect to use Fixed Allocations under a dollar cost averaging program (see "Do You Offer Dollar Cost Averaging?") or the Balanced Investment Program.

 The interest rate credited to Fixed Allocations offered to this class of purchasers may be different than those offered to other purchasers who choose the same Guarantee Period but who do not participate in an optional investment program. Any such program is at our sole discretion.

 Prudential Annuities may offer Fixed Allocations with Guarantee Periods of 3 months or 6 months exclusively for use as a short-term Fixed Allocation ("short-term Fixed Allocations"). Short-term Fixed Allocations may only be established with your initial Purchase Payment or additional Purchase Payments. You may not transfer existing Account Value to a Short-term Fixed Allocation. We reserve the right to terminate offering these special purpose Fixed Allocations at any time.

 On the Maturity Date of the Short-term Fixed Allocation, the Account Value will be transferred to the Sub-account(s) you choose at the inception of the program. If no instructions are provided, such Account Value will be transferred to the AST Money Market Sub-account. Short-term Fixed Allocations may not be renewed on the Maturity Date. If you surrender the Annuity or transfer any Account Value from the Short-term Fixed Allocation to any other investment option before the end of the Guarantee Period, a Market Value Adjustment will apply.

 HOW DO YOU DETERMINE RATES FOR FIXED ALLOCATIONS?
 We do not have a specific formula for determining the fixed interest rates for Fixed Allocations. Generally the interest rates we offer for Fixed Allocations will reflect the investment returns available on the types of investments we make to support our fixed rate guarantees. These investment types may include cash, debt securities guaranteed by the United States government and its agencies and instrumentalities, money market instruments, corporate debt obligations of different durations, private placements, asset-backed obligations and municipal bonds. In determining rates we also consider factors such as the length of the Guarantee Period for the Fixed Allocation, regulatory and tax requirements, liquidity of the markets for the type of investments we make, commissions, administrative and investment expenses, our insurance risks in relation to the Fixed Allocations, general economic trends and competition. Some of these considerations are similar to those we consider in determining the Insurance Charge that we deduct from Account Value allocated to the Sub-accounts.

 The interest rate that we credit to the Fixed Allocations may be reduced by an amount that corresponds to the asset-based charges assessed against the Sub-accounts.

 We will credit interest on a new Fixed Allocation in an existing Annuity at a rate not less than the rate we are then crediting to Fixed Allocations for the same Guarantee Period selected by new Annuity purchasers in the same class. The interest rate we credit for a Fixed Allocation is subject to a minimum. Please refer to the Statement of Additional Information. In certain states the interest rate may be subject to a minimum under state law or regulation.

 HOW DOES THE MARKET VALUE ADJUSTMENT WORK?
 If you transfer or withdraw Account Value from a Fixed Allocation any day before the end of its Guarantee Period, we will adjust the value of your investment based on a formula, called a "Market Value Adjustment" or "MVA". The Market Value Adjustment formula compares the interest rates credited for Fixed Allocations at the time you invested, to interest rates being credited when you make a transfer or withdrawal. The amount of any Market Value Adjustment can be either positive or negative, depending on the rates that are currently being credited on Fixed Allocations. In certain states the amount of any Market Value Adjustment may be limited under state law or regulation. If your Annuity is governed by the laws of that state, any Market Value Adjustment that applies will be subject to our rules for complying with such law or regulation.

 MVA Formula
 The MVA formula is applied separately to each Fixed Allocation to determine the Account Value of the Fixed Allocation on a particular date. The formula is as follows:

                         [(1+I) / (1+J+0.0010)]/(N/12)/

                                     where:

        I is the fixed interest rate we guaranteed to credit to the Fixed Allocation as of its starting date;

        J is the fixed interest rate for your class of annuities at the time of the withdrawal for a new Fixed Allocation with a Guarantee Period equal to the remaining number of years in your original Guarantee Period;

        N is the number of months remaining in the original Guarantee Period.

 If you surrender your Annuity under the right to cancel provision, the MVA formula is:

                           [(1 + I)/(1 + J)]/(N/12)/

 If the transfer or withdrawal does not occur on the yearly or monthly anniversary of the beginning of the Fixed Allocation, the numbers used in 'J' and 'N' will be rounded to the next highest integer.

 MVA Examples
 The following hypothetical examples show the effect of the MVA in determining Account Value. Assume the following:
   . You allocate $50,000 into a Fixed Allocation with a Guarantee Period of 5 years.
   .   The interest rate for your Fixed Allocation is 5.0% (I = 5.0%).
   . You make no withdrawals or transfers until you decide to withdraw the entire Fixed Allocation after exactly three (3) years, at which point 24 months remain before the Maturity Date (N = 24).

 Example of Positive MVA
 Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 3.5% (J = 3.5%). Based on these assumptions, the MVA would be calculated as follows:

    MVA Factor = [(1+I)/(I+J+0.0010)]/(N/12)/ = [1.05/1.036]/(2)/ = 1.027210
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $59,456.20.

 Example of Negative MVA
 Assume that at the time you request the withdrawal, the fixed interest rate for a new Fixed Allocation with a Guarantee Period of 24 months is 6.0% (J = 6.0%). Based on these assumptions, the MVA would be calculated as follows:

    MVA Factor = [(1+I)/(1+J+0.0010)]/(N/12)/ = [1.05/1.061]/(2)/ = 0.979372
                           Interim Value = $57,881.25
       Account Value after MVA = Interim Value X MVA Factor = $56,687.28.

 WHAT HAPPENS WHEN MY GUARANTEE PERIOD MATURES?
 The "Maturity Date" for a Fixed Allocation is the last day of the Guarantee Period. Before the Maturity Date, you may choose to renew the Fixed Allocation for a new Guarantee Period of the same or different length or you may transfer all or part of that Fixed Allocation's Account Value to another Fixed Allocation or to one or more Sub-accounts. We will not charge a MVA if you choose to renew a Fixed Allocation on its Maturity Date or transfer the Account Value to one or more variable investment options. We will notify you before the end of the Guarantee Period about the fixed interest rates that we are currently crediting to all Fixed Allocations that are being offered. The rates being credited to Fixed Allocations may change before the Maturity Date.

 If you do not specify how you want a Fixed Allocation to be allocated on its Maturity Date, it will be renewed for a Fixed Allocation of the same duration if then available. If a Fixed Allocation of the same duration is not available, it will be renewed to the next shortest Guarantee Period then currently available for new allocations and renewals.

                            ACCESS TO ACCOUNT VALUE

 WHAT TYPES OF DISTRIBUTIONS ARE AVAILABLE TO ME?
 During the accumulation period you can access your Account Value through partial withdrawals, Systematic Withdrawals, and where required for tax purposes, Minimum Distributions. You can also surrender your Annuity at any time. There is no Contingent Deferred Sales Charge applied upon surrender or partial withdrawal. However, if you surrender your Annuity, we may deduct the Annual Maintenance Fee, any Tax Charge that applies and the charge for any optional benefits. We may also apply a Market Value Adjustment to any Fixed Allocations being withdrawn or surrendered. Unless you notify us differently, withdrawals are taken pro-rata based on the Account Value in the investment options at the time we receive your withdrawal request. Each of these types of distributions is described more fully below.

 ARE THERE TAX IMPLICATIONS FOR DISTRIBUTIONS?
 (For more information, see "Tax Considerations".)

 During the Accumulation Period
 A distribution during the accumulation period is deemed to come first from any "gain" in your Annuity and second as a return of your "tax basis", if any. Distributions from your Annuity are generally subject to ordinary income taxation on the amount of any investment gain unless the distribution qualifies as a non-taxable exchange or transfer. If you take a distribution prior to the taxpayer's age 59 1/2, you may be subject to a 10% penalty in addition to ordinary income taxes on any gain. You may wish to consult a professional tax advisor for advice before requesting a distribution.

 During the Annuitization Period
 During the annuitization period, a portion of each annuity payment is taxed as ordinary income at the tax rate you are subject to at the time of the payment. The Code and regulations have "exclusionary rules" that we use to determine what portion of each annuity payment should be treated as a return of any tax basis you have in your Annuity. Once the tax basis in your Annuity has been distributed, the remaining annuity payments are taxable as ordinary income. The tax basis in your Annuity may be based on the tax-basis from a prior contract in the case of a 1035 exchange or other qualifying transfer.

 Special Rules for Distributions to Pay Advisory Fees
 We treat partial withdrawals to pay advisory fees as taxable distributions unless:
   . your Annuity is being used in conjunction with a "qualified" retirement plan (plans meeting the requirements of Sections 401, 403 or 408 of the Code); and
   . in relation to Section 403 or 408 plans, you and your Advisor provide acceptable proof to us, limiting the source of the Advisor's compensation to the assets of an applicable qualified retirement plan, and making certain other representations.

 CAN I WITHDRAW A PORTION OF MY ANNUITY?
 Yes, you can make a withdrawal during the accumulation period.

 We call this a "partial withdrawal." The minimum partial withdrawal you may request is $100. We may apply a Market Value Adjustment to any Fixed Allocations. After any partial withdrawal, your Annuity must have a Surrender Value of at least $1,000, or we may treat the partial withdrawal request as a request to fully surrender your Annuity.

 Partial withdrawals may also be available following annuitization but only if you choose certain annuity payment options. Note, however, that we do not permit communication once annuity payments have commenced.

 To request the forms necessary to make a withdrawal from your Annuity, call 1-800-752-6342 or visit our Internet Website at www.prudentialannuities.com.

 CAN I MAKE PERIODIC WITHDRAWALS FROM THE ANNUITY DURING THE ACCUMULATION
 PERIOD?
 Yes. We call these "Systematic Withdrawals." You can receive Systematic Withdrawals of earnings only or a flat dollar amount. Systematic Withdrawals can be made from Account Value allocated to the Sub-accounts or Fixed Allocations. Systematic Withdrawals are available on a monthly, quarterly, semi-annual or annual basis.

 The minimum amount for each Systematic Withdrawal is $100. If any scheduled Systematic Withdrawal is for less than $100 (which may occur under a program that provides payment of an amount equal to the earnings in your Annuity for the period requested), we may postpone the withdrawal and add the expected amount to the amount that is to be withdrawn on the next scheduled Systematic Withdrawal.

 DO YOU OFFER A PROGRAM FOR WITHDRAWALS UNDER SECTION 72(t) OF THE INTERNAL REVENUE CODE?
 Yes. If your Annuity is used as a funding vehicle for certain retirement plans that receive special tax treatment under Sections 401, 403(b) or 408 of the Code, Section 72(t) of the Code may provide an exception to the 10% penalty tax on distributions made prior to age 59 1/2 if you elect to receive distributions as a series of "substantially equal periodic payments". We may apply a Market

 Value Adjustment to any Fixed Allocations. To request a program that complies with Sections 72(t), you must provide us with certain required information in writing on a form acceptable to us. We may require advance notice to allow us to calculate the amount of 72(t) withdrawals. The Surrender Value of your Annuity must be at least $20,000 before we will allow you to begin a program for withdrawals under Sections 72(t). The minimum amount for any such withdrawal is $100 and payments may be made monthly, quarterly, semi-annually or annually.

 You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments before age 59 1/2 that are not subject to the 10% penalty.

 WHAT ARE REQUIRED MINIMUM DISTRIBUTIONS AND WHEN WOULD I NEED TO MAKE THEM? (See "Tax Considerations" for a further discussion of Required Minimum Distributions.)

 Required Minimum Distributions are a type of Systematic Withdrawal we allow to meet distribution requirements under Sections 401, 403(b) or 408 of the Code. Required Minimum Distribution rules do not apply to Roth IRAs during the Owner's lifetime. Under the Code, you may be required to begin receiving periodic amounts from your Annuity. In such case, we will allow you to make Systematic Withdrawals in amounts that satisfy the Required Minimum Distribution rules under the Code.

 The amount of the Required Minimum Distribution for your particular situation may depend on other annuities, savings or investments. We will only calculate the amount of your Required Minimum Distribution based on the value of your Annuity. We require three (3) days advance written notice to calculate and process the amount of your payments. You may elect to have Required Minimum Distributions paid out monthly, quarterly, semi-annually or annually. The $100 minimum amount that applies to Systematic Withdrawals applies to monthly Required Minimum Distributions but does not apply to Required Minimum Distributions taken out on a quarterly, semi-annual or annual basis.

 You may also annuitize your contract and begin receiving payments for the remainder of your life (or life expectancy) as a means of receiving income payments and satisfying the Required Minimum Distribution provisions under the Code.

 CAN I SURRENDER MY ANNUITY FOR ITS VALUE?
 Yes. During the accumulation period you can surrender your Annuity at any time. Upon surrender, you will receive the Surrender Value. We may apply a Market Value Adjustment to any Fixed Allocations. Upon surrender of your Annuity, you will no longer have any rights under the surrendered Annuity.

 Under certain annuity payment options, you may be allowed to surrender your Annuity for its then current value.

 To request the forms necessary to surrender your Annuity, call 1-800-752-6342 or visit our Internet Website at www.prudentialannuities.com.

 WHAT TYPES OF ANNUITY OPTIONS ARE AVAILABLE?
 We currently make available annuity options that provide fixed annuity payments or adjustable annuity payments. Your Annuity provides certain fixed annuity payment options. We do not guarantee to continue to make available or any other option other than the fixed annuity payment options set forth in your contract. Fixed options provide the same amount with each payment. Adjustable options provide a fixed payment that is periodically adjusted based on current interest rates. Please refer to the "Living Benefits" section below for a description of annuity options that are available when you elect one of the living benefits. For additional information on annuity payment options you may request a Statement of Additional Information.

 You may choose an Annuity Date, an annuity option and the frequency of annuity payments. You may change your choices before the Annuity Date under the terms of your contract. A maximum Annuity Date may be required by law or under the terms of your Annuity. The Annuity Date may depend on the annuity option you choose. Certain annuity options may not be available depending on the age of the Annuitant. See section below entitled "How and When Do I Choose the Annuity Payment Option?"

 Certain of these annuity options may be available to Beneficiaries who choose to receive the Death Benefit proceeds as a series of payments instead of a lump sum payment.

 Option 1
 Payments for Life: Under this option, income is payable periodically until the death of the "key life". The "key life" (as used in this section) is the person or persons upon whose life annuity payments are based. No additional annuity payments are made after the death of the key life. Since no minimum number of payments is guaranteed, this option offers the largest amount of periodic payments of the life contingent annuity options. It is possible that only one payment will be payable if the death of the key life occurs before the date the second payment was due, and no other payments nor death benefits would be payable. Under this option, you cannot make a partial or full surrender of the annuity. Under this option, you cannot make a partial or full surrender of the annuity.

 Option 2
 Payments Based on Joint Lives: Under this option, income is payable periodically during the joint lifetime of two key lives, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the survivor's death. No minimum number of payments is guaranteed under this option. It is possible that only one payment will be payable if the death of all the key lives occurs before the date the second payment was due, and no other payments or death benefits would be payable. Under this option, you cannot make a partial or full surrender of the annuity.

 Option 3
 Payments for Life with a Certain Period: Under this option, income is payable until the death of the key life. However, if the key life dies before the end of the period selected (5, 10 or 15 years), the remaining payments are paid to the Beneficiary until the end of such period. Under this option, you cannot make a partial or full surrender of the annuity.

 Option 4
 Fixed Payments for a Certain Period: Under this option, income is payable periodically for a specified number of years. If the payee dies before the end of the specified number of years, the remaining payments are paid to the Beneficiary until the end of such period. Note that under this option, payments are not based on any assumptions of life expectancy. Therefore, that portion of the Insurance Charge assessed to cover the risk that key lives outlive our expectations provides no benefit to an Owner selecting this option. Under this option, you cannot make a partial or full surrender of the annuity.

 We may make different Annuity payment options available in the future. We do not guarantee to continue to make available or any other option other than the fixed annuity payment options set forth in your contract.

 HOW AND WHEN DO I CHOOSE THE ANNUITY PAYMENT OPTION?
 You have a right to choose your Annuity Date, provided it is no later than the maximum Annuity Date that may be required by law or under the terms of your Annuity.

 For Annuities issued prior to November 20, 2006:
   . If you do not provide us with your Annuity Date, a default date for the Annuity Date will be the first day of the calendar month following the later of the Annuitant's 85/th/ birthday or the fifth anniversary of our receipt of your request to purchase an Annuity; and
   . Unless you instruct us otherwise, the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

 If you choose to defer the Annuity Date beyond the default date, the IRS may not consider your Annuity to be an annuity under the tax law. If that should occur, all gain in your Annuity at that time will become immediately taxable to you. Further, each subsequent year's increase in Account Value would be taxable in that year. By choosing to continue to defer after the default date, you will assume the risk that your Annuity will not be considered an annuity for federal income tax purposes.

 For Annuities issued on or after November 20, 2006:
   . Unless we agree otherwise, the Annuity Date you choose must be no later than the first day of the calendar month coinciding with or next following the later of: (a) the oldest Owner's or Annuitant's 95/th/ birthday, whichever occurs first, and (b) the fifth anniversary of the Issue Date. Certain states may have different requirements based on applicable laws.
   . If you do not provide us with your Annuity Date, the maximum date as described above will be the default date; and, unless you instruct us otherwise, we will pay you the annuity payments and the annuity payments, where allowed by law, will be calculated on a fixed basis under Option 3, Payments for Life with 10 years certain.

 Please note that annuitization essentially involves converting your Account Value to an annuity payment stream, the length of which depends on the terms of the applicable annuity option. Thus, once annuity payments begin, your death benefit is determined solely under the terms of the applicable annuity payment option, and you no longer participate in any optional living benefit (unless you have annuitized under that benefit).

 HOW ARE ANNUITY PAYMENTS CALCULATED?

 Fixed Annuity Payments
 If you choose to receive fixed annuity payments, you will receive equal fixed-dollar payments throughout the period you select. The amount of the fixed payment will vary depending on the annuity payment option and payment frequency you select. Generally, the first annuity payment is determined by multiplying the Account Value, minus any state premium taxes that may apply, by the factor determined from our table of annuity rates. The table of annuity rates differs based on the type of annuity chosen and the frequency of payment selected. Our rates will not be less than our guaranteed minimum rates. These guaranteed minimum rates are derived from the 1983a Individual Annuity Mortality Table with an assumed interest rate of 3% per annum. Where required by law or regulation, such annuity table will have rates that do not differ according to the gender of the key life. Otherwise, the rates will differ according to the gender of the key life.

 Adjustable Annuity Payments
 We may make an adjustable annuity payment option available. Adjustable annuity payments are calculated similarly to fixed annuity payments except that on every fifth (5/th/) anniversary of receiving annuity payments, the annuity payment amount is adjusted upward or downward depending on the rate we are currently crediting to annuity payments. The adjustment in the annuity payment amount does not affect the duration of remaining annuity payments, only the amount of each payment.

                            LIVING BENEFIT PROGRAMS

 DO YOU OFFER PROGRAMS DESIGNED TO PROVIDE INVESTMENT PROTECTION FOR OWNERS WHILE THEY ARE ALIVE?
 Prudential Annuities offers different optional benefits, for an additional charge, that can provide investment protection for Owners while they are alive. Notwithstanding the additional protection provided under the optional Living Benefit Programs, the additional cost has the impact of reducing net performance of the investment options. Each optional benefit offers a distinct type of guarantee, regardless of the performance of the Sub-accounts that may be appropriate for you depending on the manner in which you intend to make use of your Annuity while you are alive. Depending on which optional benefit you choose, you can have flexibility to invest in the Sub-accounts while:
..   protecting a principal amount from decreases in value as of specified future dates due to investment performance;
..   taking withdrawals with a guarantee that you will be able to withdraw not less than a principal amount over time; or
..   guaranteeing a minimum amount of growth will be applied to your principal, if it is to be used as the basis for certain types of lifetime income payments or lifetime withdrawals; or
..   providing spousal continuation of certain benefits.

 The "living benefits" that Prudential Annuities offers are the Guaranteed Return Option (GRO), Guaranteed Return Option Plus (GRO Plus), Guaranteed Return Option Plus 2008 (GRO Plus 2008), Highest Daily Guaranteed Return Option (HD GRO), the Guaranteed Minimum Withdrawal Benefit (GMWB), the Guaranteed Minimum Income Benefit (GMIB), the Lifetime Five Income Benefit, the Spousal Lifetime Five Income Benefit, the Highest Daily Lifetime Five Income Benefit, the Highest Daily Lifetime Seven Income Benefit and the Spousal Highest Daily Lifetime Seven Income Benefit. In general, these benefits fall into four basic categories:

 Here is a general description of each kind of living benefit that we offer under this Annuity:
   . Guaranteed Minimum Accumulation Benefits. The common characteristic of these benefits is that a specified amount of your annuity value is guaranteed at some point in the future. For example, under our Highest Daily GRO benefit, we make an initial guarantee that your annuity value on the day you start the benefit will not be any less ten years later. If your annuity value is less on that date, we use our own funds to give you the difference. Because the guarantee inherent in the guaranteed minimum accumulation benefit does not take effect until a specified number of years into the future, you should elect such a benefit only if your investment time horizon is of at least that duration.
   . Guaranteed Minimum Income Benefit or ("GMIB"). As discussed elsewhere in this prospectus, you have the right under your annuity to ask us to convert your accumulated annuity value into a series of annuity payments. Generally, the smaller the amount of your annuity value, the smaller the amount of your annuity payments. GMIB addresses this risk, by guaranteeing a certain amount of appreciation in the amount used to produce annuity payments. Thus, even if your annuity value goes down in value, GMIB guarantees that the amount we use to determine the amount of the annuity payments will go up in value by the prescribed amount. You should select GMIB only if you are prepared to delay your annuity payments for the required waiting period and if you anticipate needing annuity payments.
   . Guaranteed Minimum Withdrawal Benefit. This benefit is designed for someone who wants to access the annuity's value through withdrawals over time, rather than by annuitizing. This benefit guarantees that a specified amount will be available for withdrawal over time, even if the value of the annuity itself has declined.
   . Lifetime Guaranteed Minimum Withdrawal Benefits. These benefits also are designed for someone who wants to access the annuity's value through withdrawals over time, rather than by annuitizing. These benefits differ, however, in that the withdrawal amounts are guaranteed for life (or until the second to die of spouses). The way that we establish the guaranteed amount that, in turn, determines the amount of the annual lifetime payments varies among these benefits. Under our Highest Daily Lifetime Seven benefit, for example, the guaranteed amount generally is equal to your annuity value, appreciated at seven percent annually.

 Please refer to the benefit descriptions that follow for a complete description of the terms, conditions and limitations of each optional benefit. See the chart in the "Investment Options" section of the Prospectus for a list of investment options available and permitted with each benefit. You should consult with your Financial Professional to determine if any of these optional benefits may be appropriate for you based on your financial needs. There are many factors to consider, but we note that among them you may want to evaluate the tax implications of these different approaches to meeting your needs, both between these benefits and in comparison to other potential solutions to your needs (e.g. comparing the tax implications of the withdrawal benefit and annuity payments).

 GUARANTEED RETURN OPTION Plus/sm/ (GRO Plus/sm/)

 The Guaranteed Return Option Plus described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option Plus is not available if you elect any other optional living benefit, the Highest Daily Value Death Benefit, or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.

 We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period and any applicable subsequent period as the "maturity date") and on each anniversary of the maturity date thereafter while the program remains in effect, guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value"). The program also offers you the opportunity to elect a second, enhanced guaranteed amount at a later date if your Account Value has increased, while preserving the guaranteed amount established on the effective date of your program. The enhanced guaranteed amount (called the "Enhanced Protected Principal Value") guarantees that, after a separate period following election of the enhanced guarantee and on each anniversary thereafter while this enhanced guarantee amount remains in effect, your Account Value will not be less than your Account Value on the effective date of your election of the enhanced guarantee.

 The program monitors your Account Value daily and, if necessary, systematically transfers amounts between variable investment options you choose and Fixed Allocations used to support the Protected Principal Value(s). The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option Plus program.

 The guarantees provided by the program exist only on the applicable maturity date(s) and on each anniversary of the maturity date(s) thereafter. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocations to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

 Key Feature - Protected Principal Value/Enhanced Protected Principal Value The Guaranteed Return Option Plus offers a base guarantee as well as the option of electing an enhanced guarantee at a later date.

       . Base Guarantee: Under the base guarantee, Prudential Annuities guarantees that on the maturity date and on each anniversary of the maturity date thereafter that the program remains in effect, your Account Value will be no less than the Protected Principal Value. On the maturity date and on each anniversary after the maturity date that the program remains in effect, if your Account Value is below the Protected Principal Value, Prudential Annuities will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

       . Enhanced Guarantee: On any anniversary following commencement of the program, you can establish an enhanced guaranteed amount based on your current Account Value. Under the enhanced guarantee, Prudential Annuities guarantees that at the end of a specified period following the election of the enhanced guarantee (also referred to as its "maturity date"), and on each anniversary of the maturity date thereafter that the enhanced guaranteed amount remains in effect, your Account Value will be no less than the Enhanced Protected Principal Value. You can elect an enhanced guarantee more than once; however, a subsequent election supersedes the prior election of an enhanced guarantee. Election of an enhanced guarantee does not impact the base guarantee. In addition, you may elect an "auto step-up" feature that will automatically create an enhanced guarantee (or increase your enhanced guarantee, if previously elected) on each anniversary of the program (and create a new maturity period for the new enhanced guarantee) if the Account Value as of that anniversary exceeds the protected principal value or enhanced protected principal value by 7% or more. You may also elect to terminate an enhanced guarantee. If you elect to terminate the enhanced guarantee, the base guarantee will remain in effect. If you have elected the enhanced guarantee, on the guarantee's maturity date and on each anniversary of the maturity date thereafter that the enhanced guarantee amount remains in effect, if your Account Value is below the Enhanced Protected Principal Value, Prudential Annuities will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Enhanced Protected Principal Value.

 Any amounts added to your Annuity to support our guarantee under the program will be applied on a pro rata basis to the Sub-accounts (after first transferring any amounts held in the Fixed Allocations pro rata to the Sub-accounts and then, if necessary, reallocating those assets according to our asset allocation mechanism). If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to your Annuity. The Protected Principal Value is referred to as the "Base Guarantee" and the Enhanced Protected Principal Value is referred to as the "Step-up Guarantee" in the rider we issue for this benefit.

 Withdrawals under your Annuity
 Withdrawals from your Annuity, while the program is in effect, will reduce the base guarantee under the program as well as any enhanced guarantee. Cumulative annual withdrawals up to 5% of the Protected Principal Value as of the effective date of the program (adjusted for any subsequent Purchase Payments) will reduce the applicable guaranteed amount by the actual amount of the withdrawal (referred to as the "dollar-for-dollar limit"). If the amount withdrawn is greater than the dollar-for-dollar limit, the portion of the withdrawal equal to the dollar-for-dollar limit will be treated as described above, and the portion of the withdrawal in excess of the dollar-for-dollar limit will reduce the base guarantee and the enhanced guarantee proportionally, according to the formula as described in the rider for this benefit (see the examples of this calculation below). Withdrawals other than Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations. Systematic Withdrawals will be taken pro-rata from the Sub-accounts and any Fixed Allocations up to growth attributable to the Fixed Allocations and thereafter pro-rata solely from the Sub-accounts. Withdrawals will be subject to all other provisions of your Annuity, including any Market Value Adjustment that would apply.

 Charges for other optional benefits under your Annuity that are deducted as an annual charge in arrears will not reduce the applicable guaranteed amount under the Guaranteed Return Option Plus program, however, any partial withdrawals in payment of charges for the Plus40/TM/ Optional Life Insurance Rider (not currently offered for sale) and any third party investment advisory service will be treated as withdrawals and will reduce the applicable guaranteed amount.

 The following examples of dollar-for-dollar and proportional reductions assume that: 1) the Issue Date and the effective date of the GRO Plus/SM/ program are October 13, 2004; 2) an initial Purchase Payment of $250,000; 3) a base guarantee amount of $250,000; and 4) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GRO Plus or any other fees and charges.

 Example 1. Dollar-for-dollar reduction
 A $10,000 withdrawal is taken on November 29, 2004 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., by
    $10,000, from $250,000 to $240,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar and proportional reductions
 A second $10,000 withdrawal is taken on December 18, 2004 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   the base guarantee amount is first reduced by the Remaining Limit (from
    $240,000 to $237,500);
..   the result is then further reduced by the ratio of A to B, where:

    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
       $7,500).
    -- B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
       $177,500).

 The resulting base guarantee amount is: $237,500 X (1 - $7,500 / $177,500), or $227,464.79.

..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year.

 Example 3. Reset of the Dollar-for-dollar Limit
 A $10,000 withdrawal is made on December 19, 2005 (second Annuity Year). The Remaining Limit has been reset to the dollar-for-dollar limit of $12,500. As the amount withdrawn is less than the dollar-for-dollar limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., reduced by $10,000, from $227,464.79 to $217,464.79).
..   The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Key Feature - Allocation of Account Value
 Account Value is transferred to and maintained in Fixed Allocations to the extent we, in our sole discretion, deem it is necessary to support our guarantee(s) under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rates on Fixed Allocations, the remaining duration(s) until the applicable maturity date(s) and the amount of

 Account Value allocated to Fixed Allocation(s) relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from Fixed Allocation(s). While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from Fixed Allocation(s).

       . If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to a Fixed Allocation to support the applicable guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A Market Value Adjustment will apply when we reallocate Account Value from a Fixed Allocation to the variable investment options, which may result in a decrease or increase in your Account Value.

       . If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your Sub-accounts pro-rata according to your allocations to a new Fixed Allocation(s) to support the applicable guaranteed amount. The new Fixed Allocation(s) will have a Guarantee Period equal to the time remaining until the applicable maturity date(s). The Account Value allocated to the new Fixed Allocation(s) will be credited with the fixed interest rate(s) then being credited to a new Fixed Allocation(s) maturing on the applicable maturity date(s) (rounded to the next highest yearly duration). The Account Value will remain invested in each applicable Fixed Allocation until the applicable maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to Fixed Allocations to support the Protected Principal Value and/or the Enhanced Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the base guarantee or any enhanced guarantee, or any anniversary of such maturity date(s), a significant portion of your Account Value may be allocated to Fixed Allocations to support any applicable guaranteed amount(s). If your Account Value is less than the reallocation trigger and new Fixed Allocations must be established during periods where the interest rate(s) being credited to such Fixed Allocations is low, a larger portion of your Account Value may need to be transferred to Fixed Allocations to support the applicable guaranteed amount(s), causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

 Separate Fixed Allocations may be established in support of the Protected Principal Value and the Enhanced Protected Principal Value (if elected). There may also be circumstances when a Fixed Allocation will be established only in support of the Protected Principal Value or the Enhanced Protected Principal Value. If you elect an enhanced guarantee, it is more likely that a portion of your Account Value may be allocated to Fixed Allocations and will remain allocated for a longer period of time to support the Enhanced Protected Principal Value, even during a period of positive market performance and/or under circumstances where Fixed Allocations would not be necessary to support the Protected Principal Value. Further, there may be circumstances where Fixed Allocations in support of the Protected Principal Value or Enhanced Protected Principal Value are transferred to the Sub-accounts differently than each other because of the different guarantees they support.

 Prudential Annuities uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between Fixed Allocations and the Sub-accounts you choose. Prudential Annuities reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

 Election of the Program
 The Guaranteed Return Option Plus program can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date. If you previously elected the Guaranteed Return Option program and wish to elect the Guaranteed Return Option Plus program, your prior Guaranteed Return Option program will be terminated. Termination of the Guaranteed Return Option for the purpose of electing the Guaranteed Return Option Plus, will be treated as any other termination of the Guaranteed Return Option (see below), including the termination of any guaranteed amount, and application of any applicable Market Value Adjustment when amounts are transferred to the Sub-accounts as a result of the termination. The Guaranteed Return Option Plus program will then be added to your Annuity based on the current Account Value.

 Termination of the Program
 You can elect to terminate the enhanced guarantee but maintain the protection provided by the base guarantee. You also can terminate the Guaranteed Return Option Plus program entirely. If you terminate the program entirely, you can subsequently elect to participate in the program again (based on the Account Value on that date) by furnishing the documentation we require. In a rising market, you could, for example, terminate the program on a given Valuation Day and two weeks later reinstate the program with a higher base guarantee (and a new maturity date). However, your ability to reinstate the program is limited by the following: (A) in any Annuity Year, we do not permit more than two program elections (including any election made effective on the Annuity issue date and any election made by a surviving spouse) and (B) a program reinstatement cannot be effected on the same Valuation Day on which a program termination was effected. Upon termination, any Account Value in the Fixed Allocations will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

 The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option Plus will no longer provide any guarantees. The surviving spouse may elect the benefit at any time, subject to the limitations described above, after the death of the Annuity Owner. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value. The charge for GRO Plus will no longer be deducted once the benefit has terminated.

 Special Considerations under the Guaranteed Return Option Plus
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. No Fixed Allocations may be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to Fixed Allocations as of the effective date of the program under some circumstances.
..   You cannot allocate any portion of Purchase Payments or transfer Account
    Value to or from a Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to Fixed Allocations to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from a Fixed Allocation to a Sub-account.
..   Transfers from Fixed Allocations made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
..   Transfers from the Sub-accounts to Fixed Allocations or from Fixed
    Allocations to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by Prudential Annuities on the maturity date or any anniversary of the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to Fixed Allocations even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to Fixed Allocations.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges under the Program
 We currently deduct a charge equal to 0.25% of the average daily net assets of the Sub-accounts for participation in the Guaranteed Return Option Plus program. The annual charge is deducted daily. Account Value allocated to Fixed Allocations under the program is not subject to the charge. The charge is deducted to compensate Prudential Annuities for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and
 (b) administration of the program.

 If you elect the Enhanced Guarantee under the program, and on the date you elect to step-up, the charges under the program have changed for new purchases, your program may be subject to the new charge level.

 GUARANTEED RETURN OPTION (GRO)(R)

 The Guaranteed Return Option described below is offered only in those jurisdictions where we have not yet received regulatory approval for the Guaranteed Return Option Plus as of the date the election of the option is made. Certain terms and conditions may differ between jurisdictions. The program can be elected by new purchasers on the Issue Date of their Annuity, and can be elected by existing Annuity Owners on either the anniversary of the Issue Date of their Annuity or on a date other than that anniversary, as described below under "Election of the Program". The Guaranteed Return Option is not available if you elect any other living benefit or the Dollar Cost Averaging program if it involves transfers out of the Fixed Allocations.

 We offer a program that, after a seven-year period following commencement of the program (we refer to the end of that period as the "maturity date") guarantees your Account Value will not be less than your Account Value on the effective date of your program (called the "Protected Principal Value").

 The program monitors your Account Value daily and, if necessary, systematically transfers amounts between the Sub-accounts you choose and the Fixed Allocation used to support the Protected Principal Value. The program may be appropriate if you wish to protect a principal amount against market downturns as of a specific date in the future, but also wish to invest in the Sub-accounts to participate in market performance. There is an additional charge if you elect the Guaranteed Return Option program.

 The guarantee provided by the program exists only on the applicable maturity date. However, due to the ongoing monitoring of your Account Value and the transfer of Account Value between the Sub-accounts and the Fixed Allocation to support our future guarantee, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

 Key Feature - Protected Principal Value
 Under the GRO option, Prudential Annuities guarantees that on the maturity date, your Account Value will be no less than the Protected Principal Value. On the maturity date if your Account Value is below the Protected Principal Value, Prudential Annuities will apply additional amounts to your Annuity from its general account to increase your Account Value to be equal to the Protected Principal Value.

 Any amounts added to your Annuity to support our guarantee under the program will be applied to the Sub-accounts pro rata, after first transferring any amounts held in the Fixed Accounts pro rata to the Sub-accounts, based on your most recent allocation instructions in accordance with the allocation mechanism we use under the program. We will notify you of any amounts added to your Annuity under the program. However, if when we add such an amount to your Annuity, all of your Account Value is allocated to the Fixed Allocations, then we will add the amount to the AST Money Market Portfolio Sub-account. If our assumptions are correct and the operations relating to the administration of the program work properly, we do not expect that we will need to add additional amounts to the Annuity. The Protected Principal Value is generally referred to as the "Guaranteed Amount" in the rider we issue for this benefit.

 Withdrawals from your Annuity, while the program is in effect, will reduce the Protected Principal Value proportionally. The proportion will be equal to the proportionate reduction in the Account Value due to the withdrawal as of that date. Withdrawals will be taken pro rata from the Sub-accounts and any Fixed Allocations. Systematic withdrawals will be taken pro rata from the Sub-accounts and any Fixed Allocations up to growth attributable to the Fixed Allocations and thereafter pro rata solely from the Sub-accounts. Withdrawals will be subject to all other provisions of your Annuity, including any Market Value Adjustment that would apply.

 Key Feature - Allocation of Account Value
 Account Value is transferred to and maintained in a Fixed Allocation to the extent we, in our sole discretion, deem it is necessary to support our guarantee under the program. We monitor fluctuations in your Account Value each Valuation Day, as well as the prevailing interest rate on the Fixed Allocation, the remaining duration until the applicable maturity date and the amount of Account Value allocated to the Fixed Allocation relative to a "reallocation trigger", which determines whether Account Value must be transferred to or from the Fixed Allocation. While you are not notified when your Account Value reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Fixed Allocation.

       . If your Account Value is greater than or equal to the reallocation trigger, your Account Value in the Sub-accounts will remain allocated according to your most recent instructions. If a portion of Account Value was previously allocated to the Fixed Allocation to support the guaranteed amount, all or a portion of those amounts may be transferred from the Fixed Allocation and re-allocated to the Sub-accounts pro-rata according to your most recent allocation instructions (including the model allocations under any asset allocation program you may have elected). A

          Market Value Adjustment will apply when we reallocate Account Value from the Fixed Allocation to the Sub-accounts, which may result in a decrease or increase in your Account Value.

       . If your Account Value is less than the reallocation trigger, a portion of your Account Value in the Sub-accounts will be transferred from your Sub-accounts pro rata according to your allocations to a new Fixed Allocation to support the guaranteed amount. The new Fixed Allocation will have a Guarantee Period equal to the time remaining until the applicable maturity date. The Account Value allocated to the new Fixed Allocation will be credited with the fixed interest rate then being credited to a new Fixed Allocation maturing on the applicable maturity date (rounded to the next highest yearly duration). The Account Value will remain invested in the Fixed Allocation until the maturity date unless, at an earlier date, your Account Value is greater than or equal to the reallocation trigger and, therefore, amounts can be transferred to the Sub-accounts while maintaining the guaranteed protection under the program (as described above).

 If a significant amount of your Account Value is systematically transferred to the Fixed Allocation to support the Protected Principal Value during periods of market declines, low interest rates, and/or as the program nears its maturity date, less of your Account Value may be available to participate in the investment experience of the Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee a significant portion of your Account Value may be allocated to the Fixed Allocation to support any applicable guaranteed amount. If your Account Value is less than the reallocation trigger and a new Fixed Allocation must be established during periods where the interest rate being credited to such Fixed Allocation is low, a larger portion of your Account Value may need to be transferred to the Fixed Allocation to support the guaranteed amount, causing less of your Account Value to be available to participate in the investment experience of the Sub-accounts.

 Prudential Annuities uses an allocation mechanism based on assumptions of expected and maximum market volatility, interest rates and time left to the maturity of the program to determine the reallocation trigger. The allocation mechanism is used to determine the allocation of Account Value between the Fixed Allocation and the Sub-accounts you choose. Prudential Annuities reserves the right to change the allocation mechanism and the reallocation trigger at its discretion, subject to regulatory approval where required. Changes to the allocation mechanism and/or the reallocation trigger may be applied to existing programs where allowed by law.

 Restart of the Program
 Once each Annuity Year you may request to restart the Program. Such a request is an election by you to terminate the existing Program and start a new one. Restarts only take effect on anniversaries of the Issue Date. To make such a request for a restart, you must notify us. If we accept your request, we then terminate the existing Program as of that valuation period, if it is an anniversary of the Issue Date, or, if not, as of the next following anniversary of the Issue Date. The new Program starts at that time. The initial Protected Principal Value for the new Program is the Account Value as of the effective date of the new Program. Unless you tell us otherwise, the duration of the new Program will be the same as that for the existing Program. However, if we do not then make that duration available, you must elect from those we make available at that time. As part of terminating the existing Program, we transfer any amounts in Fixed Allocations, subject to a Market Value Adjustment, to the Sub-accounts on a pro-rata basis. If your entire Account Value was then in Fixed Allocations, you must first provide us instructions as to how to allocate the transferred Account Value among the Sub-accounts.

 Election of the Program
 The Guaranteed Return Option can be elected at the time that you purchase your Annuity, or on any Valuation Day thereafter (prior to annuitization). If you elect the program after the Issue Date of your Annuity, the program will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the guaranteed amount will be based on your Account Value as of that date.

 Termination of the Program
 The Annuity Owner also can terminate the Guaranteed Return Option program. Upon termination, any Account Value in the Fixed Allocation will be transferred to the Sub-accounts pro-rata based on the Account Values in such Sub-accounts, or in accordance with any effective asset allocation program. A Market Value Adjustment will apply.

 The program will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract); (b) as of the date Account Value is applied to begin annuity payments; or (c) upon full surrender of the Annuity. If you elect to terminate the program, the Guaranteed Return Option will no longer provide any guarantees. If the surviving spouse assumes the Annuity, he/she may re-elect the benefit on any anniversary of the Issue Date of the Annuity or, if the deceased Owner had not previously elected the benefit, may elect the benefit at any time. The surviving spouse's election will be effective on the Valuation Day that we receive the required documentation in good order at our home office, and the Account Value on that Valuation Day will be the Protected Principal Value.

 Special Considerations under the Guaranteed Return Option
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the Sub-accounts. The Fixed Allocation may not be in effect as of the date that you elect to participate in the program. However, the reallocation trigger may transfer Account Value to the Fixed Allocation as of the effective date of the program under some circumstances.
..   Annuity Owners cannot allocate any portion of Purchase Payments or transfer
    Account Value to or from the Fixed Allocation while participating in the program; however, all or a portion of any Purchase Payments may be allocated by us to the Fixed Allocation to support the amount guaranteed. You cannot participate in any dollar cost averaging program that transfers Account Value from the Fixed Allocation to a Sub-account.
..   Transfers from the Fixed Allocation made as a result of the allocation mechanism under the program will be subject to the Market Value Adjustment formula under the Annuity; however, the 0.10% liquidity factor in the formula will not apply. A Market Value Adjustment may be either positive or negative. Transfer amounts will be taken from the most recently established Fixed Allocation.
..   Transfers from the Sub-accounts to the Fixed Allocation or from the Fixed
    Allocation to the Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by Prudential Annuities on the maturity date will not be treated as "investment in the contract" for income tax purposes.
..   Low interest rates may require allocation to the Fixed Allocation even when the current Account Value exceeds the guarantee.
..   As the time remaining until the applicable maturity date gradually decreases the program will become increasingly sensitive to moves to the Fixed Allocation.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges under the Program
 We deduct a charge equal to 0.25% of your Account Value allocated to the Sub-accounts for participation in the Guaranteed Return Option program. The annual charge is deducted daily. The charge is deducted to compensate Prudential Annuities for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed; and (b) administration of the program.

 Effective November 18, 2002, Prudential Annuities changed the manner in which the annual charge for the Guaranteed Return Option is deducted to the method described above. The annual charge for the Guaranteed Return Option for Owners who elected the benefit between January 23, 2002 and November 15, 2002 and subsequent to November 19, 2002 in those states where the daily deduction of the charge has not been approved, is deducted annually, in arrears, according to the prospectus in effect as of the date the program was elected. Owners who terminate and then re-elect the Guaranteed Return Option or elect to restart the Guaranteed Return Option at any time after November 15, 2002 will be subject to the charge method described above.

 GUARANTEED RETURN OPTION Plus 2008/SM/ (GRO Plus 2008)/SM/

 The GRO Plus 2008 benefit described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Upon our receipt of approval in a given State, we will offer only GRO Plus 2008 for new elections, rather than the existing versions of GRO. Certain terms and conditions may differ between jurisdictions once approved. You can elect this benefit on the Issue Date of your Annuity, or at any time thereafter (unless you previously participated in either this benefit or Highest Daily GRO, in which case your election must be on an Annuity Anniversary). GRO Plus 2008 is not available if you participate in any other optional living benefit. However, GRO Plus 2008 may be elected together with any optional death benefit, other than the Highest Daily Value Death Benefit and the Plus40 Optional Life Insurance Rider.

 Under GRO Plus 2008, we guarantee that the Account Value on the date that the benefit is added to your Annuity (adjusted for subsequent Purchase Payments and withdrawals as detailed below) will not be any less than that original value on the seventh anniversary of benefit election and each anniversary thereafter. We refer to this initial guarantee as the "base guarantee." In addition to the base guarantee, GRO Plus 2008 offers the possibility of an enhanced guarantee. You may lock in an enhanced guarantee once per "benefit year" (i.e., a year beginning on the date you acquired the benefit and each anniversary thereafter) if your Account Value on the Valuation Day exceeds the amount of any outstanding base guarantee or enhanced guarantee. We guarantee that the Account Value locked-in by that enhanced guarantee will not be any less seven years later, and each anniversary of that date thereafter. In addition, you may elect an automatic enhanced guarantee feature under which, if Account Value on a benefit anniversary exceeds the highest existing guarantee by 7% or more, we guarantee that such Account Value will not be any less seven benefit anniversaries later and each benefit anniversary thereafter. You may maintain only one enhanced guarantee in addition to your base guarantee. Thus, when a new enhanced guarantee is created, it cancels any existing enhanced guarantee. However, the fact that an enhanced guarantee was effected automatically on a benefit anniversary does not prevent you from

 "manually" locking-in an enhanced guarantee during the ensuing benefit year. Please note that whenever an enhanced guarantee is created, we reserve the right to increase your charge for GRO Plus 2008 if we have increased the charge for new elections of the benefit generally. You may not lock in an enhanced guarantee, either manually or through our optional automatic program, within seven years of the date by which annuity payments must commence under the terms of your Annuity (please see "How and When Do I Choose The Annuity Payment Option?" for further information on your maximum Annuity Date).

 In general, we refer to a date on which the Account Value is guaranteed to be present as the "maturity date". If the Account Value on the maturity date is less than the guaranteed amount, we will contribute funds from our general account to bring your Account Value up to the guaranteed amount. If the maturity date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the "Current AST bond portfolio Sub-account" described below) in accordance with your current allocations instructions. Regardless of whether we need to contribute funds at the end of a guarantee period, we will at that time transfer all amounts held within the Current AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts, on a pro rata basis. If the entire Account Value is invested in an AST bond portfolio Sub-account, we will allocate according to your current allocation instructions.

 We increase both the base guarantee and any enhanced guarantee by the amount of each Purchase Payment made subsequent to the date that the guarantee was established. For example, if the effective date of the benefit was January 1, 2009 and the Account Value was $100,000 on that date, then a $30,000 Purchase Payment made on March 30, 2010 would increase the base guarantee amount to $130,000. As illustrated in the examples below, additional Purchase Payments also increase an amount we refer to as the "dollar-for-dollar corridor."

 The dollar-for-dollar corridor is equal to 5% of the base guarantee amount (i.e., 5% of the Account Value at benefit election). Thereafter, the dollar-for-dollar corridor is adjusted only for subsequent Purchase Payments (i.e., 5% of the Purchase Payment is added to the corridor amount) and "excess withdrawals" (as described below). Thus, the creation of any enhanced guarantee has no impact on the dollar-for-dollar corridor. Each "benefit year", withdrawals that you make that are equal to or less than the dollar-for-dollar corridor reduce both the amount of the dollar-for-dollar corridor for that benefit year plus the base guarantee amount and the amount of any enhanced guarantee by the exact amount of the withdrawal. However, if you withdraw more than the dollar-for-dollar corridor in a given benefit year, we use the portion of the withdrawal that exceeded the dollar-for-dollar corridor to effect a proportional reduction to both the dollar-for-dollar corridor itself and each guarantee amount. We calculate a proportional reduction by (i) identifying the amount of the withdrawal that exceeded the dollar-for-dollar corridor (the "excess withdrawal") (ii) subtracting the dollar-for-dollar amount from the Account Value prior to the withdrawal
 (iii) dividing the excess withdrawal by the amount in (ii), and (iv) reducing each guarantee amount, and the dollar-for-dollar corridor itself, by the percentage derived in (iii). See examples of this calculation below.

 Any partial withdrawals in payment of any third party investment advisory service will be treated as withdrawals, and will reduce each guarantee amount and the dollar-for-dollar corridor in the manner indicated above.

 EXAMPLES
 The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the GRO Plus/SM/ 2008 program are October 13, 2008; 2.) an initial Purchase Payment of $250,000 (includes any Credits); 3.) a base guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GRO Plus 2008 or other fees and charges.

 Example 1. Dollar-for-dollar reduction
 A $10,000 withdrawal is taken on November 29, 2008 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:
..   The base guarantee amount is reduced by the amount withdrawn (i.e., by
    $10,000, from $250,000 to $240,000).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar and proportional reductions
 A second $10,000 withdrawal is taken on December 18, 2008 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   the base guarantee amount is first reduced by the Remaining Limit (from
    $240,000 to $237,500);
..   The result is then further reduced by the ratio of A to B, where:

    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
       $7,500).
    -- B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
       $177,500).

 The resulting base guarantee amount is: $237,500 X (1 - $7,500 / $177,500), or $227,464.79.

..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year. The resulting dollar-for-dollar corridor for the next Annuity Year is calculated by multiplying the prior dollar-for-dollar corridor by the same ratio by which we reduce the Guarantee Amount above: $12,500 * (1 - $7,500
    / $177,500), or $11,971.83.

 Key Feature - Allocation of Account Value
 To allow us to make these guarantees, we monitor your Account Value according to the formula that is set forth in the schedule supplement to the rider. Because the formula is made part of your schedule supplement, the formula applicable to you may not be altered once you elect the benefit. However, we do reserve the right to amend the formula for newly-issued Annuities that elect GRO Plus 2008 and for existing Annuities that elect the benefit in the future. This required allocation mechanism helps us manage our financial exposure under GRO Plus 2008, by moving assets out of certain Sub-accounts in the event of securities market declines. In essence, we seek to preserve the value of these assets, by transferring them to a more stable option (i.e., one or more specified bond portfolios of Advanced Series Trust). We refer to these bond portfolios collectively as the "AST bond portfolios." The formula also contemplates the transfer of assets from an AST bond portfolio to the other Sub-accounts in certain other scenarios. The formula itself is the same as that used for our Highest Daily GRO benefit, and is set forth in Appendix J to this prospectus. A summary description of each AST Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies Of The Portfolios? Upon the initial transfer of your Account Value into an AST Bond Portfolio, we will send a prospectus for that Portfolio to you along with your confirmation. In addition, you can find a copy of the AST Bond Portfolio prospectus by going to www.prudentialannuities.com.

 Each AST bond portfolio is unique, in that its underlying investments generally mature at different times. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2015, an AST bond portfolio whose underlying investments generally mature in 2016, and so forth. We will introduce new AST bond portfolios in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit (and the Highest Daily GRO benefit). If you have elected GRO Plus 2008, you may invest in an AST bond portfolio only by operation of the asset transfer formula, and thus you may not allocate Purchase Payments to such a Portfolio. Please see this prospectus and the prospectus for the Advanced Series Trust for more information about each AST bond portfolio used with this benefit.

 Although we employ several AST bond portfolios for purposes of the benefit, the formula described in the next paragraph operates so that your Account Value may be allocated to only one AST bond portfolio Sub-account at one time. In the description of the formula in the next paragraph, we refer to the AST bond portfolio Sub-account in which you are invested immediately prior to any potential asset transfer as the "Current AST bond portfolio Sub-account." The formula may dictate that a transfer out of the Current AST Bond Portfolio Sub-account be made, or alternatively may mandate a transfer into another AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability" (we refer to that Sub-account as the "Transfer AST bond portfolio Sub-account"). Note that if the Current AST bond portfolio Sub-account is associated with the current liability, then that Sub-account would be the Transfer AST bond portfolio Sub-account, and we would simply transfer additional assets into the Sub-account if such a transfer is dictated by the formula. As indicated, the AST bond portfolios are employed with this benefit to help us mitigate the financial risks under our guarantee. Thus, in accordance with the formula, applicable to you under the benefit, we determine which AST bond portfolio your Account Value is transferred to, and under what circumstances a transfer is made.

 In general, the asset transfer formula works as follows (please see Appendix
 J). On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee amount that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the maturity date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing the rate determined by that index by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares the current liability to the amount of your Account Value held within the Current AST bond portfolio Sub-account and to your Account Value held within the other Sub-accounts. If the current liability, reduced by the amount held within the Current AST bond portfolio Sub-account, and divided by the amount held within your other Sub-accounts, exceeds an upper target value (currently, 0.85), then the formula will make a transfer into the Transfer AST bond portfolio Sub-account, in the amount dictated by the formula. If the current liability, reduced by the amount held within the Current AST bond portfolio Sub-account, and divided by the amount within your other Sub-accounts, is less than a lower target value (currently, 0.79), then the formula will transfer Account Value within the Current AST bond portfolio Sub-account into the other Sub-accounts (other than the Transfer AST bond portfolio Sub-account), in the amount dictated by the formula.

 If a significant amount of your Account Value is systematically transferred to an AST bond portfolio Sub-account to support the guarantee amounts during periods of market declines, low interest rates, and/or as the guarantee nears its maturity date, less of your Account Value may be available to participate in the investment experience of the other

 Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee, a significant portion of your Account Value may be allocated to an AST bond portfolio Sub-account to support any applicable guaranteed amount(s).

 Election/Cancellation of the Program
 GRO Plus 2008 can be elected on the Issue Date of your Annuity, or at any time thereafter (unless you previously participated in either this benefit or Highest Daily GRO, in which case your election must be on an Annuity Anniversary). If you elect the benefit after the Issue Date of your Annuity, the benefit will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the base guarantee amount will equal the Account Value on that day. You may elect GRO Plus 2008 only if the oldest of the Owner and Annuitant is 84 or younger on the date of election (80 or younger, in New York). If you currently participate in one of the original versions of GRO, you may terminate that benefit at any time and elect GRO Plus 2008.

 You may cancel the GRO Plus 2008 benefit at any time. Upon cancellation, we will transfer any Account Value that is held in an AST bond portfolio Sub-account to the other Sub-accounts, according to your current allocation instructions. GRO Plus 2008 will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract), unless the Annuity is continued by the surviving spouse; (b) as of the date Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest annuity date, or (d) upon full surrender of the Annuity. If you elect to terminate the program, GRO Plus 2008 will no longer provide any guarantees. The charge for the GRO Plus 2008 program will no longer be deducted from your Account Value upon termination of the program.

 Special Considerations under GRO Plus 2008
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the permitted Sub-accounts. The permitted Sub-accounts are those described in the Investment Option section of the prospectus. No fixed interest rate allocations may be in effect as of the date that you elect to participate in the program.
..   You cannot participate in any dollar cost averaging program that transfers
    Account Value from a fixed interest rate option to a Sub-account.
..   Transfers between an AST bond portfolio Sub-account and your other
    Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by us on a maturity date will not be treated as "investment in the contract" for income tax purposes.
..   As the time remaining until the applicable maturity date gradually decreases, the program may become increasingly sensitive to moves to an AST bond portfolio Sub-account.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. Moreover, if you are invested in prohibited investment options and seek to acquire the benefit, we will ask you to reallocate to permitted investment options as a prerequisite to acquiring the benefit. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges under the Program
 We deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts for participation in the GRO Plus 2008 program. The annual charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on a maturity date is less than the amount guaranteed and (b) administration of the program. We reserve the right to increase this fee for newly-issued contracts or new elections of the benefit.

 HIGHEST DAILY GUARANTEED RETURN OPTION/SM /(HD GRO/SM/)

 The Highest Daily Guaranteed Return Option described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. You can elect this benefit on the Issue Date of your Annuity, or at any time thereafter (unless you previously participated in this benefit, in which case your election must be on an Annuity Anniversary). Highest Daily GRO is not available if you participate in any other living benefit. However, Highest Daily GRO may be elected together with any optional death benefit, other than the Highest Daily Value Death Benefit or the Plus40 Optional Life Insurance Rider.

 Highest Daily GRO creates a series of separate guarantees, each of which is based on the highest Account Value attained on a day during the applicable time period. As each year of your participation in the benefit passes, we create a new guarantee. Each guarantee then remains in existence until the date on which it matures (unless the benefit terminates sooner). We refer to each date on which the specified Account Value is guaranteed as the "maturity date" for that guarantee.

 The guarantees provided by the program exist only on the applicable maturity date(s). However, due to the ongoing monitoring of your Account Value, and the transfer of Account Value to support our future guarantees, the program may provide some protection from significant market losses if you choose to surrender your Annuity or begin receiving annuity payments prior to a maturity date. For this same reason, the program may limit your ability to benefit from market increases while it is in effect.

 The initial guarantee is created on the day that the Highest Daily GRO benefit is added to your Annuity. We guarantee that your Account Value on the tenth anniversary of that day (we refer to each such anniversary as a "benefit anniversary") will not be less than your Account Value on the day that the Highest Daily GRO benefit was added to your Annuity. Each benefit anniversary thereafter, we create a new guarantee. With respect to each such subsequent guarantee, we identify the highest Account Value that occurred between the date of that benefit anniversary and the date on which Highest Daily GRO was added to your Annuity. We guarantee that your Account Value ten years after that benefit anniversary will be no less than the highest daily Account Value that occurred during that time period. The following example illustrates the time period over which we identify the highest daily Account Value for purposes of each subsequent guarantee under the benefit. If the date of benefit election were January 1, 2009, we would create a guarantee on January 1, 2012 based on the highest Account Value achieved between January 1, 2009 and January 1, 2012, and that guarantee would mature on January 1, 2022. As described below, we adjust each of the guarantee amounts for purchase payments and withdrawals.

 In general, we refer to a date on which the Account Value is guaranteed to be present as the "maturity date". If the Account Value on the maturity date is less than the guaranteed amount, we will contribute funds from our general account to bring your Account Value up to the guaranteed amount. If the maturity date is not a Valuation Day, then we would contribute such an amount on the next Valuation Day. We will allocate any such amount to each Sub-account (other than the "Current AST bond portfolio Sub-account" described below) in accordance with your current allocations instructions. Regardless of whether we need to contribute funds at the end of a guarantee period, we will at that time transfer all amounts held within the AST bond portfolio Sub-account associated with the maturing guarantee to your other Sub-accounts, on a pro rata basis. If the entire account value is invested in the AST bond portfolio Sub-account, we will allocate according to your current allocation instructions.

 We increase the amount of each guarantee that has not yet reached its maturity date, as well as the highest daily Account Value that we calculate to establish a guarantee, by the amount of each Purchase Payment made prior to the applicable maturity date. For example, if the effective date of the benefit was January 1, 2009, and there was an initial guaranteed amount that was set at $100,000 maturing January 1, 2019, and a second guaranteed amount that was set at $120,000 maturing January 1, 2020, then a $30,000 Purchase Payment made on March 30, 2010 would increase the guaranteed amounts to $130,000 and $150,000, respectively. As illustrated in the examples below, additional Purchase Payments also increase an amount we refer to as the "dollar-for-dollar corridor."

 We reflect the effect of withdrawals by reference to an amount called the "dollar-for-dollar corridor." The dollar-for-dollar corridor is set initially to equal 5% of the initial guaranteed amount (i.e., 5% of the Account Value at benefit election). Each "benefit year" (i.e., a year that begins on the date of election of Highest Daily GRO and each anniversary thereafter), withdrawals that you make that are equal to or less than the dollar-for-dollar corridor reduce (i) the amount of the dollar-for-dollar corridor for that benefit year
 (ii) the amount of each outstanding guarantee amount, and (iii) the highest daily Account Value that we calculate to establish a guarantee, by the exact amount of the withdrawal. However, if you withdraw more than the dollar-for-dollar corridor in a given benefit year, we use the portion of the withdrawal that exceeded the dollar-for-dollar corridor to effect a proportional reduction to both the dollar-for-dollar corridor itself and each outstanding guaranteed amount, as well as the highest daily Account Value that we calculate to establish a guarantee. We calculate a proportional reduction by (i) identifying the amount of the withdrawal that exceeded the dollar-for-dollar corridor (the "excess withdrawal") (ii) subtracting the dollar-for-dollar amount from the Account Value prior to the withdrawal
 (iii) dividing the excess withdrawal by the amount in (ii), and (iv) reducing each guaranteed amount, as well as the highest daily Account Value that we calculate to establish a guarantee and the dollar for dollar corridor itself, by the percentage derived in (iii). See examples of this calculation below.

 Any partial withdrawals in payment of any third party investment advisory service will be treated as withdrawals, and will reduce each applicable guaranteed amount and the dollar-for-dollar corridor in the manner indicated above.

 EXAMPLES
 The following examples of dollar-for-dollar and proportional reductions assume that: 1.) the Issue Date and the effective date of the Highest Daily GRO program are October 13, 2008; 2.) an initial Purchase Payment of $250,000 (includes any Credits); 3.) an initial guarantee amount of $250,000; and 4.) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for Highest Daily GRO or other fees and charges.

 Example 1. Dollar-for-dollar reduction
 A $10,000 withdrawal is taken on November 29, 2008 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Dollar-for-dollar Limit:
..   The initial guarantee amount is reduced by the amount withdrawn (i.e., by
    $10,000, from $250,000 to $240,000).

..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar and proportional reductions
 A second $10,000 withdrawal is taken on December 18, 2008 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $180,000. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   The initial guarantee amount is first reduced by the Remaining Limit (from
    $240,000 to $237,500);
..   The result is then further reduced by the ratio of A to B, where:

    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
       $7,500).
    -- B is the Account Value less the Remaining Limit ($180,000 - $2,500, or
       $177,500).

 The resulting initial guarantee amount is: $237,500 X (1 - $7,500 / $177,500), or $227,464.79.

..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year. The resulting dollar-for-dollar corridor for the next Annuity Year is calculated by multiplying the prior dollar-for-dollar corridor by the same ratio by which we reduce the Guarantee Amount above: $12,500 * (1 - $7,500
    / $177,500), or $11,971.83.

 Key Feature - Allocation of Account Value
 To allow us to make these guarantees, we monitor your Account Value according to the formula that is set forth in the schedule supplement to the rider. Because the formula is made part of your schedule supplement, the formula may not be altered. However, we do reserve the right to amend the formula for newly-issued annuity contracts that elect Highest Daily GRO and for existing contracts that elect the benefit post-issue. This required allocation mechanism helps us manage our financial exposure under Highest Daily GRO, by moving assets out of certain Sub-accounts in certain scenarios. In essence, we seek to preserve the value of these assets, by transferring them to a more stable option (i.e., one of a specified group of bond portfolios within Advanced Series Trust) (collectively, the "AST Bond Portfolios"). The formula also contemplates the transfer of assets from the AST Bond Portfolios to the other Sub-accounts in other scenarios.

 For purposes of operating the Highest Daily GRO formula, we have included as investment options within this Annuity several AST bond portfolios. Each AST bond portfolio is unique, in that its underlying investments generally mature at the same time as each outstanding maturity date that exists under the benefit. For example, there would be an AST bond portfolio whose underlying investments generally mature in 2018 (corresponding to all guarantees that mature in 2018), an AST Bond Portfolio whose underlying investments generally mature in 2019 (corresponding to all guarantees that mature in 2019), and so forth. We will introduce new AST bond portfolios in subsequent years, to correspond generally to the length of new guarantee periods that are created under this benefit. If you have elected Highest Daily GRO, you may invest in an AST bond portfolio only by operation of the asset transfer formula, and thus you may not allocate Purchase Payments to such a Portfolio. Please see this prospectus and the prospectus for the Advanced Series Trust for more information about each AST bond portfolio used with this benefit. A summary description of each AST Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies Of The Portfolios?" Upon the initial transfer of your Account Value into an AST Bond Portfolio, we will send a prospectus for that Portfolio to you along with your confirmation. In addition, you can find a copy of the AST Bond Portfolio prospectus by going to www.prudentialannuities.com

 Although we employ several AST bond portfolios for purposes of the benefit, the formula described in the next paragraph operates so that your Account Value may be allocated to only one AST bond portfolio Sub-account at one time. In the description of the formula in the next paragraph, we refer to the AST bond portfolio Sub-account in which you are invested immediately prior to any potential asset transfer as the "Current AST bond portfolio Sub-account." The formula may dictate that a transfer out of the Current AST bond portfolio Sub-account be made, or alternatively may mandate a transfer into an AST bond portfolio Sub-account. Any transfer into an AST bond portfolio Sub-account will be directed to the AST bond portfolio Sub-account associated with the "current liability" (we refer to that Sub-account as the "Transfer AST bond portfolio Sub-account"). Note that if the Current AST bond portfolio Sub-account is associated with the current liability, then that Sub-account would be the Transfer AST bond portfolio Sub-account, and we would simply transfer additional assets into the Sub-account if dictated by the formula.

 In general, the asset transfer formula works as follows. On each Valuation Day, the formula automatically performs an analysis with respect to each guarantee that is outstanding. For each outstanding guarantee, the formula begins by determining the present value on that Valuation Day that, if appreciated at the applicable "discount rate", would equal the applicable guarantee amount on the maturity date. As detailed in the formula, the discount rate is an interest rate determined by taking a benchmark index used within the financial services industry and then reducing that interest rate by a prescribed adjustment. Once selected, we do not change the applicable benchmark index (although we do reserve the right to use a new benchmark index if the original benchmark is discontinued). The greatest of each such present value is referred to as the "current liability" in the formula. The formula compares the current liability to the amount of your Account Value held within the Current AST bond portfolio Sub-account and to your Account Value held within the other Sub-accounts. If the current liability, reduced by the amount held within the Current AST bond portfolio Sub-account, and divided by the amount held within your other Sub-accounts, exceeds an upper target value (currently, 0.85), then the formula will make a transfer into the Transfer AST bond portfolio Sub-account, in the amount dictated by the formula. If the current liability, reduced by the amount held within the Current AST bond portfolio Sub-account, and divided by the amount within your other Sub-accounts, is less than a lower target value (currently, 0.79), then the formula will transfer Account Value within the Current AST bond portfolio Sub-account into the other Sub-accounts (other than the Transfer AST bond portfolio Sub-account), in the amount dictated by the formula.

 If a significant amount of your Account Value is systematically transferred to an AST bond portfolio Sub-account to support the guarantee amounts during periods of market declines, low interest rates, and/or as the guarantee nears its maturity date, less of your Account Value may be available to participate in the investment experience of the other Sub-accounts if there is a subsequent market recovery. During periods closer to the maturity date of the guarantee, a significant portion of your Account Value may be allocated to an AST bond portfolio Sub-account to support any applicable guaranteed amount(s).

 Election/Cancellation of the Program
 Highest Daily GRO can be elected on the Issue Date of your Annuity, or at any time thereafter (unless you previously participated in either this benefit or GRO Plus 2008, in which case your election must be on an Annuity Anniversary). If you elect the benefit after the Issue Date of your Annuity, the benefit will be effective as of the Valuation Day that we receive the required documentation in good order at our home office, and the initial guaranteed amount will equal the Account Value on that day. You may elect Highest Daily GRO only if the oldest of the Owner and Annuitant is 84 or younger on the date of election (80 or younger, in New York). If you currently participate in one of the original versions of GRO, you may terminate that benefit at any time and elect Highest Daily GRO.

 You may cancel Highest Daily GRO at any time. Upon cancellation, we will transfer any Account Value that is held in an AST bond portfolio Sub-account to the other Sub-accounts, according to your current allocation instructions. Highest Daily GRO will terminate automatically upon: (a) the death of the Owner or the Annuitant (in an entity owned contract), unless the Annuity is continued by the surviving spouse; (b) as of the date Account Value is applied to begin annuity payments; (c) as of the anniversary of benefit election that immediately precedes the contractually-mandated latest annuity date, or
 (d) upon full surrender of the Annuity. If you elect to terminate the program, Highest Daily GRO will no longer provide any guarantees. The charge for the Highest Daily GRO program will no longer be deducted from your Account Value upon termination of the program.

 Special Considerations under Highest Daily GRO
 This program is subject to certain rules and restrictions, including, but not limited to the following:
..   Upon inception of the program, 100% of your Account Value must be allocated to the permitted Sub-accounts. The permitted Sub-accounts are those described in the Investment Option section of this prospectus. No fixed interest rate allocations may be in effect as of the date that you elect to participate in the program.
..   You cannot participate in any dollar cost averaging program that transfers
    Account Value from a fixed interest rate option to a Sub-account.
..   Transfers from the other Sub-accounts to an AST bond portfolio Sub-account or from an AST bond portfolio Sub-account to the other Sub-accounts under the program will not count toward the maximum number of free transfers allowable under the Annuity.
..   Any amounts applied to your Account Value by us on a maturity date will not be treated as "investment in the contract" for income tax purposes.
..   As the time remaining until the applicable maturity date gradually decreases, the program may become increasingly sensitive to moves to an AST bond portfolio Sub-account.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Charges under the Program
 We deduct an annual charge equal to 0.35% of the average daily net assets of the Sub-accounts (including each AST bond portfolio Sub-account) for participation in the Highest Daily GRO program. The charge is deducted daily. The charge is deducted to compensate us for: (a) the risk that your Account Value on the maturity date is less than the amount guaranteed and
 (b) administration of the program. We reserve the right to increase this fee for newly-issued contracts or new elections of the benefit.

 GUARANTEED MINIMUM WITHDRAWAL BENEFIT (GMWB)

 The Guaranteed Minimum Withdrawal Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Withdrawal Benefit program is not available if you elect any other optional living benefit.

 We offer a program that guarantees your ability to withdraw amounts equal to an initial principal value (called the "Protected Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to protect your principal. You are not required to make withdrawals as part of the program - the guarantee is not lost if you withdraw less than the maximum allowable amount of principal each year under the rules of the program. There is an additional charge if you elect the GMWB program; however, the charge may be waived under certain circumstances described below.

 Key Feature - Protected Value
 The Protected Value is the total amount that we guarantee will be available to you through withdrawals from your Annuity and/or benefit payments, regardless of the impact of market performance on your Account Value. The Protected Value is reduced with each withdrawal you make until the Protected Value is reduced to zero. When the Protected Value is reduced to zero due to your withdrawals, the GMWB program terminates. Additionally, the Protected Value is used to determine the maximum annual amount that you can withdraw from your Annuity, called the Protected Annual Withdrawal Amount, without triggering an adjustment in the Protected Value. The Protected Value is referred to as the "Benefit Base" in the rider we issue for this benefit.

 The Protected Value is determined as of the date you make your first withdrawal under your Annuity following your election of the GMWB program. The initial Protected Value is equal to the greater of (A) the Account Value on the date you elect the GMWB program, plus any additional Purchase Payments before the date of your first withdrawal; or (B) the Account Value as of the date of the first withdrawal from your Annuity. The Protected Value may be enhanced by increases in your Account Value due to market performance during the period between your election of the GMWB program and the date of your first withdrawal.
..   If you elect the GMWB program at the time you purchase your Annuity, the
    Account Value will be your initial Purchase Payment plus any Credit applied to such Purchase Payment.
..   If we offer the GMWB program to existing Annuity Owners, the Account Value on the anniversary of the Issue Date of your Annuity following your election of the GMWB program will be used to determine the initial Protected Value.
..   If you make additional Purchase Payments after your first withdrawal, the
    Protected Value will be increased by the amount of the additional Purchase Payment and any Credits that we apply to the Purchase Payment.

 You may elect to step-up your Protected Value if, due to positive market performance, your Account Value is greater than the Protected Value. You are eligible to step-up the Protected Value on or after the 5/th/ Annuity anniversary following the first withdrawal under the GMWB program. The Protected Value can be stepped up again on or after the 5/th/ Annuity anniversary following the preceding step-up. If you elect to step-up the Protected Value, you must do so during the 30-day period prior to your eligibility date. If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the GMWB program have changed for new purchasers, your program may be subject to the new charge going forward.

 Upon election of the step-up, we reset the Protected Value to be equal to the then current Account Value. For example, assume your initial Protected Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Value to $60,000. On the date you are eligible to step-up the Protected Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Value to $75,000 on the date you are eligible. Upon election of the step-up, we also reset the Protected Annual Withdrawal Amount (discussed immediately below) to be equal to the greater of (A) the Protected Annual Withdrawal Amount immediately prior to the reset; and (B) 7% of the Protected Value immediately after the reset.

 Key Feature - Protected Annual Withdrawal Amount
 The initial Protected Annual Withdrawal Amount is equal to 7% of the Protected Value. Under the GMWB program, if your cumulative withdrawals each Annuity Year are less than or equal to the Protected Annual Withdrawal Amount, your Protected Value will be reduced on a "dollar-for-dollar" basis (the Protected Value is reduced by the actual amount of the withdrawal, including any MVA that may apply). Cumulative withdrawals in any Annuity Year that exceed the Protected Annual Withdrawal Amount trigger a proportional adjustment to both the Protected Value and the Protected Annual Withdrawal Amount, as described in the rider for this benefit (see the examples of this calculation below). The Protected Annual Withdrawal Amount is referred to as the "Maximum Annual Benefit" in the rider we issue for this benefit.

 The GMWB program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Protected Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Protected Annual Withdrawal Amount each Annuity Year.
..   If, cumulatively, you withdraw an amount less than the Protected Annual
    Withdrawal Amount in any Annuity Year, you cannot carry-over the unused portion of the Protected Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Protected Annual Withdrawal Amount may extend the period of time until the remaining Protected Value is reduced to zero.
..   Additional Purchase Payments will increase the Protected Annual Withdrawal
    Amount by 7% of the applicable Purchase Payment (and any Credits we apply to such Purchase Payment).
..   If the Protected Annual Withdrawal Amount after an adjustment exceeds the
    Protected Value, the Protected Annual Withdrawal Amount will be set equal to the Protected Value.

 The following examples of dollar-for-dollar and proportional reductions and the reset of the Maximum Annual Benefit assume that:

 1) the Issue Date and the effective date of the GMWB program are October 13, 2005; 2) an initial Purchase Payment of $250,000; 3) a Protected Value of $250,000; and 4) a Protected Annual Withdrawal Amount of $17,500 (7% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMWB or any other fees and charges.

 Example 1. Dollar-for-dollar reduction
 A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity
 Year). No prior withdrawals have been taken. As the amount withdrawn is less than the Protected Annual Withdrawal Amount:
..   The Protected Value is reduced by the amount withdrawn (i.e., by $10,000, from $250,000 to $240,000).
..   The remaining Protected Annual Withdrawal Amount for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $17,500 to $7,500).

 Example 2. Dollar-for-dollar and proportional reductions
 A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). The Account Value immediately before the withdrawal is $220,000. As the amount withdrawn exceeds the remaining Protected Annual Withdrawal Amount of $7,500 from Example 1:
..   the Protected Value is first reduced by the remaining Protected Annual
    Withdrawal Amount (from $240,000 to $232,500);
..   The result is then further reduced by the ratio of A to B, where:

    -- A is the amount withdrawn less the remaining Protected Annual Withdrawal
       Amount ($10,000 - $7,500, or $2,500).
    -- B is the Account Value less the remaining Protected Annual Withdrawal
       Amount ($220,000 - $7,500, or $212,500).

 The resulting Protected Value is: $232,500 X (1 - $2,500/$212,500), or $229,764.71.

..   the Protected Annual Withdrawal Amount is also reduced by the ratio of A to
    B: The resulting Protected Annual Withdrawal Amount is: $17,500 X (1 - $2,500/$212,500), or $17,294.12.

    -- The remaining Protected Annual Withdrawal Amount is set to zero (0) for the balance of the first Annuity Year.

 Example 3. Reset of the Maximum Annual Benefit
 A $10,000 withdrawal is made on October 13, 2006 (second Annuity Year). The remaining Protected Annual Withdrawal Amount has been reset to the Protected Annual Withdrawal Amount of $17,294.12 from Example 2. As the amount withdrawn is less than the remaining Protected Annual Withdrawal Amount:
..   the Protected Value is reduced by the amount withdrawn (i.e., reduced by
    $10,000, from $229,764.71 to $219,764.71).
..   The remaining Protected Annual Withdrawal Amount for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $17,294.12 to $7,294.12).

 BENEFITS UNDER THE GMWB PROGRAM
   . In addition to any withdrawals you make under the GMWB program, market performance may reduce your Account Value. If your Account Value is equal to zero, and you have not received all of your Protected Value in the form of withdrawals from your Annuity, we will continue to make payments equal to the remaining Protected Value in the form of fixed, periodic payments until the remainder of the Protected Value is paid, at which time the rider terminates. The fixed, periodic payments will each be equal to the Protected Annual Withdrawal Amount, except for the last payment which may be equal to the remaining Protected Value. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. You will not have the right to make additional Purchase Payments or receive the remaining Protected Value in a lump sum. You can elect the frequency of payments, subject to our rules then in effect.

   . If the death benefit under your Annuity becomes payable before you have received all of your Protected Value in the form of withdrawals from your Annuity, your Beneficiary has the option to elect to receive the remaining Protected Value as an alternate death benefit payout in lieu of the amount payable under any other death benefit provided under your Annuity. The remaining Protected Value will be payable in the form of fixed, periodic payments. Your beneficiary can elect the frequency of payments, subject to our rules then in effect. We will determine the duration for which periodic payments will continue by dividing the Protected Value by the Protected Annual Withdrawal Amount. The Protected Value is not equal to the Account Value for purposes of the Annuity's other death benefit options. The GMWB program does not increase or decrease the amount otherwise payable under the Annuity's other death benefit options. Generally, the GMWB program would be of value to your Beneficiary only when the Protected Value at death exceeds any other amount available as a death benefit.
   . If you elect to begin receiving annuity payments before you have received all of your Protected Value in the form of withdrawals from your Annuity, an additional annuity payment option will be available that makes fixed annuity payments for a certain period, determined by dividing the Protected Value by the Protected Annual Withdrawal Amount. If you elect to receive annuity payments calculated in this manner, the assumed interest rate used to calculate such payments will be 0%, which is less than the assumed interest rate on other annuity payment options we offer. This 0% assumed interest rate results in lower annuity payments than what would have been paid if the assumed interest rate was higher than 0%. You can also elect to terminate the GMWB program and begin receiving annuity payments based on your then current Account Value (not the remaining Protected Value) under any of the available annuity payment options.

 Other Important Considerations
..   Withdrawals under the GMWB program are subject to all of the terms and conditions of your Annuity, including any MVA that may apply.
..   Withdrawals made while the GMWB program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity.
..   The GMWB program does not directly affect your Annuity's Account Value or
    Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the GMWB program. The GMWB program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Value in the form of periodic benefit payments.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.

 Election of the Program
 Currently, the GMWB program can only be elected at the time that you purchase your Annuity. In the future, we may offer existing Annuity Owners the option to elect the GMWB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMWB program after the Issue Date of your Annuity, the program will be effective as of the next anniversary date. Your Account Value as of such anniversary date will be used to calculate the initial Protected Value and the initial Protected Annual Withdrawal Amount.

 We reserve the right to restrict the maximum amount of Protected Value that may be covered under the GMWB program under this Annuity or any other annuities that you own that are issued by Prudential Annuities or its affiliated companies.

 Termination of the Program
 The program terminates automatically when your Protected Value reaches zero based on your withdrawals. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective. The program terminates upon your surrender of the Annuity, upon due proof of death (unless your surviving spouse elects to continue your Annuity and the GMWB program or your Beneficiary elects to receive the amounts payable under the GMWB program in lieu of the death benefit) or upon your election to begin receiving annuity payments.

 The charge for the GMWB program will no longer be deducted from your Account Value upon termination of the program.

 Charges under the Program
 Currently, we deduct a charge equal to 0.35% of the average daily net assets of the Sub-accounts per year to purchase the GMWB program. The annual charge is deducted daily.
..   If, during the seven years following the effective date of the program, you do not make any withdrawals, and do not make any additional Purchase Payments after a five-year period following the effective date of the program, the program will remain in effect; however, we will waive the annual charge going forward. If you make an additional Purchase Payment following the waiver of the annual charge, we will begin charging for the program. After year seven (7) following the effective date of the program, withdrawals will not cause a charge to be re-imposed.
..   If you elect to step-up the Protected Value under the program, and on the date you elect to step-up, the charges under the program have changed for new purchasers, your program may be subject to the new charge level for the benefit.

 Additional Tax Considerations for Qualified Contracts/Arrangements
 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the required minimum distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity, or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Protected Annual Withdrawal Amount, which will cause us to recalculate the Protected Value and the Protected Annual Withdrawal Amount, resulting in a lower amount payable in future Annuity Years. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as required minimum distribution provisions under the tax law.

 GUARANTEED MINIMUM INCOME BENEFIT (GMIB)

 The Guaranteed Minimum Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval, and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, the program can only be elected by new purchasers on the Issue Date of their Annuity. We may offer the program to existing Annuity Owners in the future, subject to our eligibility rules and restrictions. The Guaranteed Minimum Income Benefit program is not available if you elect any other optional living benefit.

 We offer a program that, after a seven-year waiting period, guarantees your ability to begin receiving income from your Annuity in the form of annuity payments based on a guaranteed minimum value (called the "Protected Income Value") that increases after the waiting period begins, regardless of the impact of market performance on your Account Value. The program may be appropriate for you if you anticipate using your Annuity as a future source of periodic fixed income payments for the remainder of your life and wish to ensure that the basis upon which your income payments will be calculated will achieve at least a minimum amount despite fluctuations in market performance. There is an additional charge if you elect the GMIB program.

 Key Feature - Protected Income Value
 The Protected Income Value is the minimum amount that we guarantee will be available (net of any applicable tax charge), after a waiting period of at least seven years, as a basis to begin receiving fixed annuity payments. The Protected Income Value is initially established on the effective date of the GMIB program and is equal to your Account Value on such date. Currently, since the GMIB program may only be elected at issue, the effective date is the Issue Date of your Annuity. The Protected Income Value is increased daily based on an annual growth rate of 5%, subject to the limitations described below. The Protected Income Value is referred to as the "Protected Value" in the rider we issue for this benefit. The 5% annual growth rate is referred to as the "Roll-Up Percentage" in the rider we issue for this benefit.

 The Protected Income Value is subject to a limit of 200% (2X) of the sum of the Protected Income Value established on the effective date of the GMIB program, or the effective date of any step-up value, plus any additional Purchase Payments made after the waiting period begins ("Maximum Protected Income Value"), minus the sum of any reductions in the Protected Income Value due to withdrawals you make from your Annuity after the waiting period begins.

       . Subject to the maximum age/durational limits described immediately below, we will no longer increase the Protected Income Value by the 5% annual growth rate once you reach the Maximum Protected Income Value. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments after you reach the Maximum Protected Income Value. Further, if you make withdrawals after you reach the Maximum Protected Income Value, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
       . Subject to the Maximum Protected Income Value, we will no longer increase the Protected Income Value by the 5% annual growth rate after the later of the anniversary date on or immediately following the Annuitant's 80/th/ birthday or the 7/th/ anniversary of the later of the effective date of the GMIB program or the effective date of the most recent step-up. However, we will increase the Protected Income Value by the amount of any additional Purchase Payments. Further, if you make withdrawals after the Annuitant reaches the maximum age/duration limits, we will reduce the Protected Income Value and the Maximum Protected Income Value by the proportional impact of the withdrawal on your Account Value.
       . Subject to the Maximum Protected Income Value, if you make an additional Purchase Payment, we will increase the Protected Income Value by the amount of the Purchase Payment and will apply the 5% annual growth rate on the new amount from the date the Purchase Payment is applied.

       . As described below, after the waiting period begins, cumulative withdrawals each Annuity Year that are up to 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value by the amount of the withdrawal. Cumulative withdrawals each Annuity Year in excess of 5% of the Protected Income Value on the prior anniversary of your Annuity will reduce the Protected Income Value proportionately. All withdrawals after the Maximum Protected Income Value is reached will reduce the Protected Income Value proportionately. The 5% annual growth rate will be applied to the reduced Protected Income Value from the date of the withdrawal.

 Stepping-Up the Protected Income Value - You may elect to "step-up" or "reset" your Protected Income Value if your Account Value is greater than the current Protected Income Value. Upon exercise of the step-up provision, your initial Protected Income Value will be reset equal to your current Account Value. From the date that you elect to step-up the Protected Income Value, we will apply the 5% annual growth rate to the stepped-up Protected Income Value, as described above. You can exercise the step-up provision twice while the GMIB program is in effect, and only while the Annuitant is less than age 76.

..   A new seven-year waiting period will be established upon the effective date of your election to step-up the Protected Income Value. You cannot exercise your right to begin receiving annuity payments under the GMIB program until the end of the new waiting period. In light of this waiting period upon resets, it is not recommended that you reset your GMIB if the required beginning date under IRS minimum distribution requirements would commence during the 7 year waiting period. See "Tax Considerations" section in this prospectus for additional information on IRS requirements.
..   The Maximum Protected Income Value will be reset as of the effective date of any step-up. The new Maximum Protected Income Value will be equal to
    200% of the sum of the Protected Income Value as of the effective date of the step-up plus any subsequent Purchase Payments, minus the impact of any withdrawals after the date of the step-up.
..   When determining the guaranteed annuity purchase rates for annuity payments under the GMIB program, we will apply such rates based on the number of years since the most recent step-up.
..   If you elect to step-up the Protected Income Value under the program, and on the date you elect to step-up, the charges under the GMIB program have changed for new purchasers, your program may be subject to the new charge going forward.
..   A step-up will increase the dollar-for-dollar limit on the anniversary of the Issue Date of the Annuity following such step-up.

 Impact of Withdrawals on the Protected Income Value - Cumulative withdrawals each Annuity Year up to 5% of the Protected Income Value will reduce the Protected Income Value on a "dollar-for-dollar" basis (the Protected Income Value is reduced by the actual amount of the withdrawal). Cumulative withdrawals in any Annuity Year in excess of 5% of the Protected Income Value will reduce the Protected Income Value proportionately (see the examples of this calculation below). The 5% annual withdrawal amount is determined on each anniversary of the Issue Date (or on the Issue Date for the first Annuity
 Year) and applies to any withdrawals during the Annuity Year. This means that the amount available for withdrawals each Annuity Year on a "dollar-for-dollar" basis is adjusted on each Annuity anniversary to reflect changes in the Protected Income Value during the prior Annuity Year.

 The following examples of dollar-for-dollar and proportional reductions assume that: 1) the Issue Date and the effective date of the GMIB program are October 13, 2005; 2) an initial Purchase Payment of $250,000; 3) an initial Protected Income Value of $250,000; and 4) a dollar-for-dollar limit of $12,500 (5% of $250,000). The values set forth here are purely hypothetical and do not reflect the charge for GMIB or any other fees and charges.

 Example 1. Dollar-for-dollar reduction
 A $10,000 withdrawal is taken on November 13, 2005 (in the first Annuity
 Year). No prior withdrawals have been taken. Immediately prior to the withdrawal, the Protected Income Value is $251,038.10 (the initial value accumulated for 31 days at an annual effective rate of 5%). As the amount withdrawn is less than the dollar-for-dollar limit:
..   the Protected Income Value is reduced by the amount withdrawn (i.e., by
    $10,000, from $251,038.10 to $241,038.10).
..   The remaining dollar-for-dollar limit ("Remaining Limit") for the balance of the first Annuity Year is also reduced by the amount withdrawn (from $12,500 to $2,500).

 Example 2. Dollar-for-dollar and proportional reductions
 A second $10,000 withdrawal is taken on December 13, 2005 (still within the first Annuity Year). Immediately before the withdrawal, the Account Value is $220,000 and the Protected Income Value is $242,006.64. As the amount withdrawn exceeds the Remaining Limit of $2,500 from Example 1:
..   the Protected Income Value is first reduced by the Remaining Limit (from
    $242,006.64 to $239,506.64);
..   The result is then further reduced by the ratio of A to B, where:

    -- A is the amount withdrawn less the Remaining Limit ($10,000 - $2,500, or
       $7,500).
    -- B is the Account Value less the Remaining Limit ($220,000 - $2,500, or
       $217,500).

 The resulting Protected Income Value is: $239,506.64 X (1 - $7,500/$217,500), or $231,247.79.

..   The Remaining Limit is set to zero (0) for the balance of the first Annuity
    Year.

 Example 3. Reset of the Dollar-for-dollar Limit
 A $10,000 withdrawal is made on the first anniversary of the Issue Date, October 13, 2006 (second Annuity Year). Prior to the withdrawal, the Protected Income Value is $240,838.37. The Remaining Limit is reset to 5% of this amount, or $12,041.92. As the amount withdrawn is less than the dollar-for-dollar limit:
..   the Protected Income Value is reduced by the amount withdrawn (i.e., reduced by $10,000, from $240,838.37 to $230,838.37).
..   The Remaining Limit for the balance of the second Annuity Year is also reduced by the amount withdrawn (from $12,041.92 to $2,041.92).

 Key Feature - GMIB Annuity Payments
 You can elect to apply the Protected Income Value to one of the available GMIB Annuity Payment Options on any anniversary date following the initial waiting period, or any subsequent waiting period established upon your election to step-up the Protected Income Value. Once you have completed the waiting period, you will have a 30-day period each year, prior to the Annuity anniversary, during which you may elect to begin receiving annuity payments under one of the available GMIB Annuity Payment Options. You must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's or your95/th/ birthday (whichever is sooner), except for Annuities used as a funding vehicle for an IRA, SEP IRA or 403(b), in which case you must elect one of the GMIB Annuity Payment Options by the anniversary of the Annuity's Issue Date on or immediately following the Annuitant's 92/nd/ birthday.

 Your Annuity or state law may require you to begin receiving annuity payments at an earlier date.

 The amount of each GMIB Annuity Payment will be determined based on the age and, where permitted by law, sex of the Annuitant by applying the Protected Income Value (net of any applicable tax charge that may be due) to the GMIB Annuity Payment Option you choose. We use special annuity purchase rates to calculate the amount of each payment due under the GMIB Annuity Payment Options. These special rates for the GMIB Annuity Payment Options are calculated using an assumed interest rate factor that provides for lower growth in the value applied to produce annuity payments than if you elected an annuity payment option that is not part of the GMIB program. These special rates also are calculated using other factors such as "age setbacks" (use of an age lower than the Annuitant's actual age) that result in lower payments than would result if you elected an annuity payment option that is not part of the GMIB program. Use of an age setback entails a longer assumed life for the Annuitant which in turn results in lower annuity payments.

 On the date that you elect to begin receiving GMIB Annuity Payments, we guarantee that your payments will be calculated based on your Account Value and our then current annuity purchase rates if the payment amount calculated on this basis would be higher than it would be based on the Protected Income Value and the special GMIB annuity purchase rates.

 GMIB Annuity Payment Option 1 - Payments for Life with a Certain Period Under this option, monthly annuity payments will be made until the death of the Annuitant. If the Annuitant dies before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.

 GMIB Annuity Payment Option 2 - Payments for Joint Lives with a Certain Period Under this option, monthly annuity payments will be made until the death of both the Annuitant and the Joint Annuitant. If the Annuitant and the Joint Annuitant die before having received 120 monthly annuity payments, the remainder of the 120 monthly annuity payments will be made to the Beneficiary.
..   If the Annuitant dies first, we will continue to make payments until the later of the death of the Joint Annuitant and the end of the period certain. However, if the Joint Annuitant is still receiving annuity payments following the end of the certain period, we will reduce the amount of each subsequent payment to 50% of the original payment amount.
..   If the Joint Annuitant dies first, we will continue to make payments until the later of the death of the Annuitant and the end of the period certain.

 You cannot withdraw your Account Value or the Protected Income Value under either GMIB Annuity Payment Option once annuity payments have begun. We may make other payout frequencies available, such as quarterly, semi-annually or annually.

 Other Important Considerations
..   You should note that GMIB is designed to provide a type of insurance that serves as a safety net only in the event your Account Value declines significantly due to negative investment performance. If your Account Value is not significantly affected by negative investment performance, it is unlikely that the purchase of the GMIB will result in your receiving larger annuity payments than if you had not purchased GMIB. This is because the assumptions that we use in computing the GMIB, such as the annuity purchase rates, (which include assumptions as to age-setbacks and assumed interest rates), are more conservative than the assumptions that we use in computing annuity payout options outside of GMIB. Therefore, you may generate higher income payments if you were to annuitize a lower Account Value at the current annuity purchase rates, than if you were to annuitize under the GMIB with a higher Protected Value than your Account Value but, at the annuity purchase rates guaranteed under the GMIB. The GMIB program does not directly affect the Annuity's Account Value,

   Surrender Value or the amount payable under either the basic Death Benefit provision of the Annuity or any optional Death Benefit provision. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Income Value. The Protected Income Value is only applicable if you elect to begin receiving annuity payments under one of the GMIB annuity options after the waiting period.
..   The Annuity offers other annuity payment options that you can elect which do not impose an additional charge, but which do not offer to guarantee a minimum value on which to make annuity payments.
..   Where allowed by law, we reserve the right to limit subsequent Purchase
    Payments if we determine, at our sole discretion, that based on the timing of your Purchase Payments and withdrawals, your Protected Income Value is increasing in ways we did not intend. In determining whether to limit Purchase Payments, we will look at Purchase Payments which are disproportionately larger than your initial Purchase Payment and other actions that may artificially increase the Protected Income Value.
..   We currently limit the Sub-accounts in which you may allocate Account Value if you participate in this program. We reserve the right to transfer any Account Value in a prohibited investment option to an eligible investment option. Should we prohibit access to any investment option, any transfers required to move Account Value to eligible investment options will not be counted in determining the number of free transfers during an Annuity Year. We may also require that you allocate your Account Value according to an asset allocation model.
..   If you change the Annuitant after the effective date of the GMIB program, the period of time during which we will apply the 5% annual growth rate may be changed based on the age of the new Annuitant. If the new Annuitant would not be eligible to elect the GMIB program based on his or her age at the time of the change, then the GMIB program will terminate.
..   Annuity payments made under the GMIB program are subject to the same tax treatment as any other annuity payment.
..   At the time you elect to begin receiving annuity payments under the GMIB program or under any other annuity payment option we make available, the protection provided by the Annuity's basic Death Benefit or any optional Death Benefit provision you elected will no longer apply.

 Election of the Program
 Currently, the GMIB program can only be elected at the time that you purchase your Annuity. The Annuitant must be age 75 or less as of the effective date of the GMIB program. In the future, we may offer existing Annuity Owners the option to elect the GMIB program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. If you elect the GMIB program after the Issue Date of your Annuity, the program will be effective as of the date of election. Your Account Value as of the that date will be used to calculate the Protected Income Value as of the effective date of the program.

 Termination of the Program
 The GMIB program cannot be terminated by the Owner once elected. The GMIB program automatically terminates as of the date your Annuity is fully surrendered, on the date the Death Benefit is payable to your Beneficiary (unless your surviving spouse elects to continue your Annuity), or on the date that your Account Value is transferred to begin making annuity payments. The GMIB program may also be terminated if you designate a new Annuitant who would not be eligible to elect the GMIB program based on his or her age at the time of the change.

 Upon termination of the GMIB program we will deduct the charge from your Account Value for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

 Charges under the Program
 Currently, we deduct a charge equal to 0.50% per year of the average Protected Income Value for the period the charge applies. Because the charge is calculated based on the average Protected Income Value, it does not increase or decrease based on changes to the Annuity's Account Value due to market performance. The dollar amount you pay each year will increase in any year the Protected Income Value increases, and it will decrease in any year the Protected Income Value decreases due to withdrawal, irrespective of whether your Account Value increases or decreases.

 The charge is deducted annually in arrears each Annuity Year on the anniversary of the Issue Date of the Annuity. We deduct the amount of the charge pro-rata from the Account Value allocated to the Sub-accounts and the Fixed Allocations. No MVA will apply to Account Value deducted from a Fixed Allocation. If you surrender your Annuity, begin receiving annuity payments under the GMIB program or any other annuity payment option we make available during an Annuity Year, or the GMIB program terminates, we will deduct the charge for the portion of the Annuity Year since the prior anniversary of the Annuity's Issue Date (or the Issue Date if in the first Annuity Year).

 No charge applies after the Annuity Date.

 LIFETIME FIVE/SM/ INCOME BENEFIT (LIFETIME FIVE)/SM/

 The Lifetime Five Income Benefit program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Lifetime Five can be elected only where the Annuitant and the Owner are the same person or, if the Annuity Owner is an entity, where there is only one Annuitant. Currently, if you elect Lifetime Five and subsequently terminate the benefit, there will be a restriction on your ability to re-elect Lifetime Five and elect another of our lifetime withdrawal benefits. The Annuitant must be at least 45 years old when the program is elected. The Lifetime Five Income Benefit program is not available if you elect any other optional living benefit. As long as your Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

 We offer a program that guarantees your ability to withdraw amounts equal to a percentage of an initial principal value (called the "Protected Withdrawal Value"), regardless of the impact of market performance on your Account Value, subject to our program rules regarding the timing and amount of withdrawals. There are two options - one is designed to provide an annual withdrawal amount for life (the "Life Income Benefit") and the other is designed to provide a greater annual withdrawal amount as long as there is Protected Withdrawal Value (adjusted as described below) (the "Withdrawal Benefit"). If there is no Protected Withdrawal Value, the withdrawal benefit will be zero. You do not choose between these two options; each option will continue to be available as long as your Annuity has an Account Value and the Lifetime Five is in effect. Certain benefits under Lifetime Five may remain in effect even if the Account Value of your Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Life Income Benefit and the Withdrawal Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under your Annuity following your election of Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Lifetime Five, plus any additional Purchase Payments, as applicable, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your
 Annuity until the date of your first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier (B) the Account Value on the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10/th/ anniversary of the benefit effective date, if earlier. With respect to (A) and (C) above, after the 10/th/ anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.
..   If you elect the Lifetime Five program at the time you purchase your
    Annuity, the Account Value will be your initial Purchase Payment.
..   For existing Owners who are electing the Lifetime Five benefit, the Account
    Value on the date of your election of the Lifetime Five program will be used to determine the initial Protected Withdrawal Value.
..   If you make additional Purchase Payments after your first withdrawal, the
    Protected Withdrawal Value will be increased by the amount of each additional Purchase Payment.

 The Protected Withdrawal Value is reduced each time a withdrawal is made on a dollar-for-dollar basis up to 7% per Annuity Year of the Protected Withdrawal Value and on the greater of a dollar-for-dollar basis or a pro rata basis for withdrawals in an Annuity Year in excess of that amount until the Protected Withdrawal Value is reduced to zero. At that point the Annual Withdrawal Amount will be zero until such time (if any) as the Annuity reflects a Protected Withdrawal Value (for example, due to a step-up or additional Purchase Payments being made into the Annuity).

 Step-Up of the Protected Withdrawal Value
 You may elect to step-up your Protected Withdrawal Value if, due to positive market performance, your Account Value is greater than the Protected Withdrawal Value.

 If you elected the Lifetime Five program on or after March 20, 2006:
..   you are eligible to step-up the Protected Withdrawal Value on or after the
    1st anniversary of the first withdrawal under the Lifetime Five program
..   the Protected Withdrawal Value can be stepped up again on or after the 1st anniversary of the preceding step-up

 If you elected the Lifetime Five program prior to March 20, 2006 and that original election remains in effect:
..   you are eligible to step-up the Protected Withdrawal Value on or after the
    5th anniversary of the first withdrawal under the Lifetime Five program
..   the Protected Withdrawal Value can be stepped up again on or after the 5th anniversary of the preceding step-up

 In either scenario (i.e., elections before or after March 20, 2006) if you elect to step-up the Protected Withdrawal Value under the program, and on the date you elect to step-up, the charges under the Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of step-up. Upon election of the step-up, we increase the Protected Withdrawal Value to be equal to the then current Account Value. For example, assume your initial Protected Withdrawal Value was $100,000 and you have made cumulative withdrawals of $40,000, reducing the Protected Withdrawal Value to $60,000. On the date you are eligible to step-up the Protected Withdrawal Value, your Account Value is equal to $75,000. You could elect to step-up the Protected Withdrawal Value to $75,000 on the date you are eligible. If your current Annual Income Amount and Annual Withdrawal Amount are less than they would be if we did not reflect the step-up in Protected Withdrawal Value, then we will increase these amounts to reflect the step-up as described below.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force.

 If you elected the Lifetime Five program on or after March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the 1st Annuity
    Anniversary that is at least one year after the later of (1) the date of the first withdrawal under the Lifetime Five program or (2) the most recent step-up
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Account Value is greater than the Annual Income Amount by any amount
..   if at the time of the first Auto Step-Up opportunity, 5% of the Account
    Value is not greater than the Annual Income Amount, an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    1st Annuity Anniversary that is at least one year after the most recent step-up

 If you elected the Lifetime Five program prior to March 20, 2006 and have also elected the Auto Step-Up feature:
..   the first Auto Step-Up opportunity will occur on the Annuity Anniversary that is at least 5 years after the later of (1) the date of the first withdrawal under the Lifetime Five Program benefit or (2) the most recent step-up
..   your Protected Withdrawal Value will only be stepped-up if 5% of the
    Account Value is greater than the Annual Income Amount by 5% or more
..   if at the time of the first Auto Step-Up opportunity, 5% of the Account
    Value does not exceed the Annual Income Amount by 5% or more, an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs
..   once a step-up occurs, the next Auto Step-Up opportunity will occur on the
    Annuity Anniversary that is at least 5 years after the most recent step-up

 In either scenario (i.e., elections before or after March 20, 2006), if on the date that we implement an Auto Step-Up to your Protected Withdrawal Value, the charge for Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Protected Withdrawal Value even if you elect the Auto Step-Up feature.

 Key Feature - Annual Income Amount under the Life Income Benefit
 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A withdrawal can be considered Excess Income under the Life Income Benefit even though it does not exceed the Annual Withdrawal Amount under the Withdrawal Benefit. When you elect a step-up (or an auto step-up is effected), your Annual Income Amount increases to equal 5% of your Account Value after the step-up if such amount is greater than your Annual Income Amount. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 Key Feature - Annual Withdrawal Amount Under the Withdrawal Benefit
 The initial Annual Withdrawal Amount is equal to 7% of the initial Protected Withdrawal Value. Under the Lifetime Five program, if your cumulative withdrawals each Annuity Year are less than or equal to the Annual Withdrawal Amount, your Protected Withdrawal Value will be reduced on a dollar-for-dollar basis. If your cumulative withdrawals are in excess of the Annual Withdrawal Amount ("Excess Withdrawal"), your Annual Withdrawal Amount will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Withdrawal to the Account Value immediately prior to such withdrawal (see the examples of this calculation below). Reductions include the actual amount of the withdrawal. When you elect a step-up (or an auto step-up is effected), your Annual Withdrawal Amount increases to equal 7% of your Account Value after the step-up if such amount is greater than your Annual Withdrawal Amount. Your Annual Withdrawal Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 7% of any additional Purchase Payments. A determination of whether you have exceeded your Annual Withdrawal Amount is made at the time of each withdrawal; therefore, a subsequent increase in the Annual Withdrawal Amount will not offset the effect of a withdrawal that exceeded the Annual Withdrawal Amount at the time the withdrawal was made. The Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount and the Annual Withdrawal Amount. You are not required to withdraw all or any portion of the Annual Withdrawal Amount or Annual Income Amount in each Annuity Year.

       . If, cumulatively, you withdraw an amount less than the Annual Withdrawal Amount under the Withdrawal Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Withdrawal Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Withdrawal Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.
       . If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. However, because the Protected Withdrawal Value is only reduced by the actual amount of withdrawals you make under these circumstances, any unused Annual Income Amount may extend the period of time until the remaining Protected Withdrawal Value is reduced to zero.

 Examples of Withdrawals
 The following examples of dollar-for-dollar and proportional reductions of the Protected Withdrawal Value, Annual Withdrawal Amount and Annual Income Amount assume: 1) the Issue Date and the Effective Date of the Lifetime Five program are February 1, 2005; 2) an initial Purchase Payment of $250,000; 3) the Account Value on February 1, 2006 is equal to $265,000; and 4) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000. The values set forth here are purely hypothetical, and do not reflect the charge for Lifetime Five or any other fees and charges.

 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365)/ = $263,484.33
 (b)Account Value on March 1, 2006 (the date of the first withdrawal) = $263,000
 (c)Account Value on February 1, 2006 (the first Annuity Anniversary) = $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Withdrawal Amount is equal to $18,550 under the Withdrawal Benefit (7% of $265,000). The Annual Income Amount is equal to $13,250 under the Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-dollar reduction
 If $10,000 was withdrawn (less than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
   . Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 - $10,000 = $8,550. Annual Withdrawal Amount for future Annuity Years remains at $18,550
   . Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000 = $3,250. Annual Income Amount for future Annuity Years remains at $13,250
   .   Protected Withdrawal Value is reduced by $10,000 from $265,000 to
       $255,000

 Example 2. Dollar-for-dollar and proportional reductions
 (a)If $15,000 was withdrawn (more than the Annual Income Amount but less than the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
   . Remaining Annual Withdrawal Amount for current Annuity Year = $18,550 - $15,000 = $3,550. Annual Withdrawal Amount for future Annuity Years remains at $18,550 Remaining Annual Income Amount for current Annuity Year = $0

 Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.

   . Reduction to Annual Income Amount = Excess Income/Account Value before Excess Income X Annual Income Amount = $1,750/($263,000 - $13,250) X $13,250 = $93. Annual Income Amount for future Annuity Years = $13,250 - $93 = $13,157
   .   Protected Withdrawal Value is reduced by $15,000 from $265,000 to
       $250,000

 (b)If $25,000 was withdrawn (more than both the Annual Income Amount and the Annual Withdrawal Amount) on March 1, 2006, then the following values would result:
   . Remaining Annual Withdrawal Amount for current Annuity Year = $0 Excess of withdrawal over the Annual Withdrawal Amount ($25,000 - $18,550 = $6,450) reduces Annual Withdrawal Amount for future Annuity Years.
   . Reduction to Annual Withdrawal Amount = Excess Withdrawal/Account Value before Excess Withdrawal X Annual Withdrawal Amount = $6,450/($263,000 - $18,550) X $18,550 = $489
   .   Annual Withdrawal Amount for future Annuity Years = $18,550 - $489 =
       $18,061
   .   Remaining Annual Income Amount for current Annuity Year = $0
   . Excess of withdrawal over the Annual Income Amount ($25,000 - $13,250 = $11,750) reduces Annual Income Amount for future Annuity Years.
   . Reduction to Annual Income Amount = Excess Income/Account Value before Excess Income X Annual Income Amount = $11,750/($263,000 - $13,250) X $13,250 = $623, Annual Income Amount for future Annuity Years = $13,250
       - $623 = $12,627
   . Protected Withdrawal Value is first reduced by the Annual Withdrawal Amount ($18,550) from $265,000 to $246,450. It is further reduced by the greater of a dollar-for-dollar reduction or a proportional reduction. Dollar-for-dollar reduction = $25,000 - $18,550 = $6,450
   . Proportional reduction = Excess Withdrawal/Account Value before Excess Withdrawal X Protected Withdrawal Value = $6,450/($263,000 - $18,550) X $246,450 = $6,503 Protected Withdrawal Value = $246,450 - max {$6,450,
       $6,503} = $239,947

 BENEFITS UNDER THE LIFETIME FIVE PROGRAM
   . If your Account Value is equal to zero, and the cumulative withdrawals in the current Annuity Year are greater than the Annual Withdrawal Amount, the Lifetime Five program will terminate. To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under both the Life Income Benefit and the Withdrawal Benefit, you will be given the choice of receiving the payments under the Life Income Benefit or under the Withdrawal Benefit. Thus, in that scenario, the remaining amounts under the Life Income Benefit and the Withdrawal Benefit would be payable even though your Account Value was reduced to zero. Once you make this election we will make an additional payment for that Annuity Year equal to either the remaining Annual Income Amount or Annual Withdrawal Amount for the Annuity Year, if any, depending on the option you choose. In subsequent Annuity Years we make payments that equal either the Annual Income Amount or the Annual Withdrawal Amount as described in this Prospectus. You will not be able to change the option after your election and no further Purchase Payments will be accepted under your Annuity. If you do not make an election, we will pay you annually under the Life Income Benefit. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount but less than or equal to the Annual Withdrawal Amount and amounts are still payable under the Withdrawal Benefit, you will receive the payments under the Withdrawal Benefit. In the year of a withdrawal that reduced your Account Value to zero, we will make an additional payment to equal any remaining Annual Withdrawal Amount and make payments equal to the Annual Withdrawal Amount in each subsequent year (until the Protected Withdrawal Value is depleted). Once your Account Value equals zero no further Purchase Payments will be accepted under your Annuity.
   . If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years or any remaining Protected Withdrawal Value, you can elect one of the following three options:

 (1)apply your Account Value to any annuity option available; or
 (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We make such annuity payments until the Annuitant's death; or
 (3)request that, as of the date annuity payments are to begin, we pay out any remaining Protected Withdrawal Value as annuity payments. Each year such annuity payments will equal the Annual Withdrawal Amount or the remaining Protected Withdrawal Value if less. We make such annuity payments until the earlier of the Annuitant's death or the date the Protected Withdrawal Value is depleted.

 We must receive your request in a form acceptable to us at our office.

   . In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a single life fixed annuity with five payments certain using the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:

 (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
 (2)the Account Value.

   . If no withdrawal was ever taken, we will determine a Protected Withdrawal Value and calculate an Annual Income Amount and an Annual Withdrawal Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
   . Withdrawals under the Lifetime Five program are subject to all of the terms and conditions of your Annuity.
   . Withdrawals made while the Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under your Annuity. The Lifetime Five program does not directly affect your Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.
   . You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Lifetime Five program. The Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Protected Withdrawal Value or Annual Income Amount in the form of periodic benefit payments.
   . In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

 Election of the Program
 The Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value, the initial Protected Annual Withdrawal Amount, and the Annual Income Amount.

 Currently, if you terminate the program, you generally will only be permitted to re-elect Lifetime Five or elect another lifetime withdrawal benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.

 If you elected Lifetime Five prior to March 20, 2006, and you terminate the program, there will be no waiting period before you can re-elect Lifetime Five or elect another lifetime withdrawal benefit provided that you had not previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminated Lifetime Five. If you had previously elected Lifetime Five after the Issue Date and within the same Annuity Year that you terminate Lifetime Five, you will be able to re-elect the program or elect another lifetime withdrawal benefit on any date on or after the next anniversary of the Annuity Date. However, once you choose to re-elect/elect, the waiting period described above will apply to subsequent re-elections. We reserve the right to limit the re-election/election frequency in the future. Before making any such change to the re-election/election frequency, we will provide prior notice to Owners who have an effective Lifetime Five Income Benefit.

 Termination of the Program
 The program terminates automatically when your Protected Withdrawal Value and Annual Income Amount equal zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. The program terminates upon your surrender of your Annuity, upon the death of the Annuitant (but your surviving spouse may elect a new Lifetime Five if your spouse elects the spousal continuance option and your spouse would then be eligible to elect the benefit if he or she was a new purchaser), upon a change in ownership of your Annuity that changes the tax identification number of the Owner, upon change in the Annuitant or upon your election to begin receiving annuity payments. While you may terminate your program at any time, we may not terminate the program other than in the circumstances listed above. However, we may stop offering the program for new elections or re-elections at any time in the future.

 The charge for the Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

 Additional Tax Considerations
 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Withdrawal Amount and the Annual Income Amount, which will cause us to increase the Annual Income Amount and the Annual Withdrawal Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts. Any such payments will reduce your Protected Withdrawal Value. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law.

 As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here.

 SPOUSAL LIFETIME FIVE/SM/ INCOME BENEFIT (SPOUSAL LIFETIME FIVE)/SM/

 The Spousal Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Currently, if you elect Spousal Lifetime Five and subsequently terminate the benefit, there may be a restriction on your ability to re-elect Spousal Lifetime Five or elect another lifetime withdrawal benefit (See "Election of and Designations under the Program" below for details). Spousal Lifetime Five must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 55 years old when the benefit is elected. The Spousal Lifetime Five program is not available if you elect any other optional living benefit or optional death benefit. As long as your Spousal Lifetime Five Income Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available option(s) with this program.

 We offer a program that guarantees until the later death of two natural persons that are each other's spouses at the time of election of Spousal Lifetime Five and at the first death of one of them (the "Designated Lives", each a "Designated Life") the ability to withdraw an annual amount ("Spousal Life Income Benefit") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The Spousal Life Income Benefit may remain in effect even if the Account Value of the Annuity is zero. The program may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Life Income Benefit after the death of the first. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the program.

 Key Feature - Initial Protected Withdrawal Value
 The Protected Withdrawal Value is used to determine the amount of each annual payment under the Spousal Life Income Benefit. The initial Protected Withdrawal Value is determined as of the date you make your first withdrawal under the Annuity following your election of Spousal Lifetime Five. The initial Protected Withdrawal Value is equal to the greater of (A) the Account Value on the date you elect Spousal Lifetime Five, plus any additional Purchase Payments as applicable, each growing at 5% per year from the date of your election of the program, or application of the Purchase Payment to your Annuity, until the date of your first withdrawal or the 10th anniversary of the benefit effective date, if earlier (B) the Account Value on the date of the first withdrawal from your Annuity, prior to the withdrawal, and (C) the highest Account Value on each Annuity anniversary, plus subsequent Purchase Payments prior to the first withdrawal or the 10th anniversary of the benefit effective date, if earlier. With respect to (A) and (C) above, after the 10th anniversary of the benefit effective date, each value is increased by the amount of any subsequent Purchase Payments.

..   If you elect the Spousal Lifetime Five program at the time you purchase your Annuity, the Account Value will be your initial Purchase Payment.
..   For existing Owners who are electing the Spousal Lifetime Five benefit, the
    Account Value on the date of your election of the Spousal Lifetime Five program will be used to determine the initial Protected Withdrawal Value.

 Key Feature - Annual Income Amount Under the Spousal Life Income Benefit
 The initial Annual Income Amount is equal to 5% of the initial Protected Withdrawal Value. Under the Spousal Lifetime Five program, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If, cumulatively, you withdraw an amount less than the Annual Income Amount under the Spousal Life Income Benefit in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. The Spousal Lifetime Five program does not affect your ability to make withdrawals under your Annuity or limit your ability to request withdrawals that exceed the Annual Income Amount.

 Step-Up of Annual Income Amount
 You may elect to step-up your Annual Income Amount if, due to positive market performance, 5% of your Account Value is greater than the Annual Income Amount. You are eligible to step-up the Annual Income Amount on or after the 1st anniversary of the first withdrawal under the Spousal Lifetime Five program. The Annual Income Amount can be stepped up again on or after the 1st anniversary of the preceding step-up. If you elect to step-up the Annual Income Amount under the program, and on the date you elect to step-up, the charges under the Spousal Lifetime Five program have changed for new purchasers, your program may be subject to the new charge at the time of such step-up. When you elect a step-up, your Annual Income Amount increases to equal 5% of your Account Value after the step-up. Your Annual Income Amount also increases if you make additional Purchase Payments. The amount of the increase is equal to 5% of any additional Purchase Payments. Any increase will be added to your Annual Income Amount beginning on the day that the step-up is effective or the Purchase Payment is made. A determination of whether you have exceeded your Annual Income Amount is made at the time of each withdrawal; therefore a subsequent increase in the Annual Income Amount will not offset the effect of a withdrawal that exceeded the Annual Income Amount at the time the withdrawal was made.

 An optional automatic step-up ("Auto Step-Up") feature is available for this benefit. This feature may be elected at the time the benefit is elected or at any time while the benefit is in force. If you elect this feature, the first Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least one year after the later of (1) the date of the first withdrawal under the Spousal Lifetime Five program or (2) the most recent step-up. At this time, your Annual Income Amount will be stepped-up if 5% of your Account Value is greater than the Annual Income Amount by any amount. If 5% of the Account Value does not exceed the Annual Income Amount, then an Auto Step-Up opportunity will occur on each successive Annuity Anniversary until a step-up occurs. Once a step-up occurs, the next Auto Step-Up opportunity will occur on the 1st Annuity Anniversary that is at least 1 year after the most recent step-up. If, on the date that we implement an Auto Step-Up to your Annual Income Amount, the charge for Spousal Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Subject to our rules and restrictions, you will still be permitted to manually step-up the Annual Income Amount even if you elect the Auto Step-Up feature.

 Examples of withdrawals and step-up
 The following examples of dollar-for-dollar and proportional reductions and the step-up of the Annual Income Amount assume: 1) the Issue Date and the Effective Date of the Spousal Lifetime Five program are February 1, 2005; 2) an initial Purchase Payment of $250,000; 3) the Account Value on February 1, 2006 is equal to $265,000; 4) the first withdrawal occurs on March 1, 2006 when the Account Value is equal to $263,000; and 5) the Account Value on February 1, 2010 is equal to $280,000. The values set forth here are purely hypothetical, and do not reflect the charge for the Spousal Lifetime Five or any other fees and charges.

 The initial Protected Withdrawal Value is calculated as the greatest of (a),
 (b) and (c):

 (a)Purchase payment accumulated at 5% per year from February 1, 2005 until March 1, 2006 (393 days) = $250,000 X 1.05/(393/365) = $263,484.33
 (b)Account Value on March 1, 2006 (the date of the first withdrawal) = $263,000
 (c)Account Value on February 1, 2006 (the first Annuity Anniversary) = $265,000

 Therefore, the initial Protected Withdrawal Value is equal to $265,000. The Annual Income Amount is equal to $13,250 under the Spousal Life Income Benefit (5% of $265,000).

 Example 1. Dollar-for-dollar reduction
 If $10,000 was withdrawn (less than the Annual Income Amount) on March 1,
 2006, then the following values would result:
..   Remaining Annual Income Amount for current Annuity Year = $13,250 - $10,000
    = $3,250 Annual Income Amount for future Annuity Years remains at $13,250

 Example 2. Dollar-for-dollar and proportional reductions
 If $15,000 was withdrawn (more than the Annual Income Amount) on March 1, 2006, then the following values would result:
..   Remaining Annual Income Amount for current Annuity Year = $0

 Excess of withdrawal over the Annual Income Amount ($15,000 - $13,250 = $1,750) reduces Annual Income Amount for future Annuity Years.

..   Reduction to Annual Income Amount = Excess Income / Account Value before
    Excess Income X Annual Income Amount = $1,750 / ($263,000 - $13,250) X $13,250 = $93, Annual Income Amount for future Annuity Years = $13,250 - $93 = $13,157

 Example 3. Step-up of the Annual Income Amount
 If a step-up of the Annual Income Amount is requested on February 1, 2010 or the Auto Step-Up feature was elected, the step-up would occur because 5% of the Account Value, which is $14,000 (5% of $280,000), is greater than the Annual Income Amount of $13,250. The new Annual Income Amount will be equal to $14,000.

 BENEFITS UNDER THE SPOUSAL LIFETIME FIVE PROGRAM
 To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount and amounts are still payable under the Spousal Life Income Benefit, we will make an additional payment for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year, if any. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this Prospectus. No further Purchase Payments will be accepted under your Annuity. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount, the Spousal Life Income Benefit terminates and no additional payments will be made.
..   If annuity payments are to begin under the terms of your Annuity or if you decide to begin receiving annuity payments and there is any Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any annuity option available; or
       (2)request that, as of the date annuity payments are to begin, we make annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with five payments certain using the same basis that is used to calculate the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such annuity payments will be the greater of:

       (1)the present value of future Annual Income Amount payments. Such present value will be calculated using the same basis that is used to calculate the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will determine an initial Protected
    Withdrawal Value and calculate an Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.

 Other Important Considerations
..   Withdrawals under the Spousal Lifetime Five program are subject to all of the terms and conditions of the Annuity.
..   Withdrawals made while the Spousal Lifetime Five program is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Spousal Lifetime Five program does not directly affect the Annuity's Account Value or Surrender Value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity, you will receive the current Surrender Value, not the Protected Withdrawal Value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Spousal Lifetime Five program. The Spousal Lifetime Five program provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

..   There may be circumstances where you will continue to be charged the full amount for the Spousal Lifetime Five program even when the benefit is only providing a guarantee of income based on one life with no survivorship.
..   In order for the Surviving Designated Life to continue the Spousal Lifetime
    Five program upon the death of an owner, the Designated Life must elect to assume ownership of the Annuity under the spousal continuation option. When the Annuity is owned by a Custodial Account, in order for Spousal Lifetime Five to be continued after the death of the first Designated Life (the Annuitant), the Custodial Account must elect to continue the Annuity and the second Designated Life (the Contingent Annuitant) will be named as the new Annuitant. See "Spousal Designations", and "Spousal Assumption of Annuity" in this Prospectus.

 Election of and Designations under the Program
 Spousal Lifetime Five can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, the program may only be elected where the Owner, Annuitant and Beneficiary Designations are as follows:
..   One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 55 years old at the time of election; or
..   Co-Annuity Owners, where the Owners are each other's spouses. The
    Beneficiary Designation must be the surviving spouse. The first named Owner must be the Annuitant. Both Owners must each be at least 55 years old at the time of election; or
..   One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the Beneficiary is the Custodial Account and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and Contingent Annuitant must each be at least 55 years old at the time of election.

 No Ownership changes or Annuitant changes will be permitted once this program is elected. However, if the Annuity is co-owned, the Owner that is not the Annuitant may be removed without affecting the benefit.

 The Spousal Lifetime Five program can be elected at the time that you purchase your Annuity. We also offer existing Owners the option to elect the Spousal Lifetime Five program after the Issue Date of their Annuity, subject to our eligibility rules and restrictions. Your Account Value as the date of election will be used as a basis to calculate the initial Protected Withdrawal Value and the Annual Income Amount.

 Currently, if you terminate the program, you may, for certain optional benefits be permitted to elect a lifetime withdrawal benefit only on any anniversary of the Issue Date that is at least 90 calendar days from the date the benefit was last terminated.

 We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Spousal Lifetime Five Income Benefit.

 Termination of the Program
 The program terminates automatically when your Annual Income Amount equals zero. You may terminate the program at any time by notifying us. If you terminate the program, any guarantee provided by the benefit will terminate as of the date the termination is effective and certain restrictions on re-election of the benefit will apply as described above. We reserve the right to further limit the frequency election in the future. The program terminates upon your surrender of the Annuity, upon the first Designated Life to die if the Annuity is not continued, upon the second Designated Life to die or upon your election to begin receiving annuity payments. The charge for the Spousal Lifetime Five program will no longer be deducted from your Account Value upon termination of the program.

 Additional Tax Considerations
 If you purchase an Annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)), or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your Annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that required minimum distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and Death Benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under state law.

 As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here.

 HIGHEST DAILY LIFETIME FIVE/SM/ INCOME BENEFIT (HD5)/SM/

 The Highest Daily Lifetime Five program described below is only being offered in those jurisdictions where we have received regulatory approval and will be offered subsequently in other jurisdictions when we receive regulatory approval in those jurisdictions. Certain terms and conditions may differ between jurisdictions once approved. Highest Daily Lifetime Five is offered as an alternative to Lifetime Five and Spousal Lifetime Five. Currently, if you elect Highest Daily Lifetime Five and subsequently terminate the benefit, you may not be able to re-elect Highest Daily Lifetime Five, and will have a waiting period until you can elect another lifetime withdrawal benefit. See "Election of and Designations under the Program" for details. The income benefit under Highest Daily Lifetime Five currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Five Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit (other than the Highest Daily Value Death Benefit or the Plus 40 optional life insurance rider). Any DCA program that transfers Account Value from a Fixed Allocation is also not available as Fixed Allocations are not permitted with the benefit. As long as your Highest Daily Lifetime Five Benefit is in effect, you must allocate your Account Value in accordance with the then-permitted and available investment option(s) with this program.

 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Total Annual Income Amount") equal to a percentage of an initial principal value (the "Total Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Five, and in the Appendices to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Highest Daily Lifetime Five is the Total Protected Withdrawal Value, which is an amount that is distinct from Account Value. Because each of the Total Protected Withdrawal Value and Total Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for Account Value to fall to zero, even though the Total Annual Income Amount remains. You are guaranteed to be able to withdraw the Total Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Total Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Total Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Five.

 Key Feature - Total Protected Withdrawal Value
 The Total Protected Withdrawal Value is used to determine the amount of the annual payments under Highest Daily Lifetime Five. The Total Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value and any Enhanced Protected Withdrawal Value that may exist. We describe how we determine Enhanced Protected Withdrawal Value, and when we begin to calculate it, below. If you do not meet the conditions described below for obtaining Enhanced Protected Withdrawal Value then Total Protected Withdrawal Value is simply equal to Protected Withdrawal Value.

 The Protected Withdrawal Value initially is equal to the Account Value on the date that you elect Highest Daily Lifetime Five. On each Valuation Day thereafter, until the earlier of the first withdrawal or ten years after the date of your election of the benefit, we recalculate the Protected Withdrawal Value. Specifically, on each such Valuation Day (the "Current Valuation Day"), the Protected Withdrawal Value is equal to the greater of:
..   the Protected Withdrawal Value for the immediately preceding Valuation Day
    (the "Prior Valuation Day"), appreciated at the daily equivalent of 5% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any Purchase Payment made on the Current Valuation Day; and
..   the Account Value.

 If you have not made a withdrawal prior to the tenth anniversary of the date you elected Highest Daily Lifetime Five (which we refer to as the "Tenth Anniversary"), we will continue to calculate a Protected Withdrawal Value. On or after the Tenth Anniversary and up until the date of the first withdrawal, your Protected Withdrawal Value is equal to the greater of the Protected Withdrawal Value on the Tenth Anniversary or your Account Value.

 The Enhanced Protected Withdrawal Value is only calculated if you do not take a withdrawal prior to the Tenth Anniversary. Thus, if you do take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive Enhanced Protected Withdrawal Value. If so, then on or after the Tenth Anniversary up until the date of the first withdrawal, the Enhanced Protected Withdrawal Value is equal to the sum of:

 (a)200% of the Account Value on the date you elected Highest Daily Lifetime
    Five;

 (b)200% of all Purchase Payments made during the one-year period after the date you elected Highest Daily Lifetime Five; and
 (c)100% of all Purchase Payments made more than one year after the date you elected Highest Daily Lifetime Five, but prior to the date of your first withdrawal.

 We cease these daily calculations of the Protected Withdrawal Value and Enhanced Protected Withdrawal Value (and therefore, the Total Protected Withdrawal Value) when you make your first withdrawal. However, as discussed below, subsequent Purchase Payments will increase the Total Annual Income Amount, while "excess" withdrawals (as described below) may decrease the Total Annual Income Amount.

 Key Feature - Total Annual Income Amount under the Highest Daily Lifetime Five Benefit
 The initial Total Annual Income Amount is equal to 5% of the Total Protected Withdrawal Value. For purposes of the asset transfer formula described below, we also calculate a Highest Daily Annual Income Amount, which is initially equal to 5% of the Protected Withdrawal Value. Under the Highest Daily Lifetime Five benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Total Annual Income Amount ("Excess Income"), your Total Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. A Purchase Payment that you make will increase the then-existing Total Annual Income Amount and Highest Daily Annual Income Amount by an amount equal to 5% of the Purchase Payment.

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Total Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of this feature starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Account Value on the Valuation Days corresponding to the end of each quarter that (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next Valuation Day. We multiply each of those quarterly Account Values by 5%, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Total Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Total Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Total Annual Income Amount, the charge for Highest Daily Lifetime Five has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Five upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Five program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Total Annual Income Amount. Under Highest Daily Lifetime Five, if your cumulative withdrawals in an Annuity Year are less than or equal to the Total Annual Income Amount, they will not reduce your Total Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Total Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

 If, cumulatively, you withdraw an amount less than the Total Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Total Annual Income Amount to subsequent Annuity Years.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Five benefit or any other fees and charges. Assume the following for all three examples:
..   The Issue Date is December 1, 2006
..   The Highest Daily Lifetime Five benefit is elected on March 5, 2007.

 Dollar-for-dollar reductions
 On May 2, 2007, the Total Protected Withdrawal Value is $120,000, resulting in a Total Annual Income Amount of $6,000 (5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Total Annual Income Amount for that Annuity Year (up to and including December 1, 2007) is $3,500. This is the result of a dollar-for-dollar reduction of the Total Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2007 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Total Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount - $1,500 - reduces the Total Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Total Annual Income Amount).

 Here is the calculation:

   Account Value before withdrawal                               $110,000.00
   Less amount of "non" excess withdrawal                        $  3,500.00
   Account Value immediately before excess withdrawal of $1,500  $106,500.00
   Excess withdrawal amount                                      $  1,500.00
   Divided by Account Value immediately before excess withdrawal $106,500.00
   Ratio                                                                1.41%
   Total Annual Income Amount                                    $  6,000.00
   Less ratio of 1.41%                                           $     84.51
   Total Annual Income Amount for future Annuity Years           $  5,915.49

 Highest Quarterly Auto Step-Up
 On each Annuity Anniversary date, the Total Annual Income Amount is stepped-up if 5% of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Total Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Total Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Total Annual Income Amount will be stepped-up if 5% of the highest quarterly Account Value, adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                Highest Quarterly Value
                                    (adjusted with       Adjusted Total Annual
                                withdrawal and Purchase Income Amount (5% of the
Date*             Account value       Payments)**       Highest Quarterly Value)
-----             ------------- ----------------------- ------------------------
June 1, 2007       $118,000.00        $118,000.00              $5,900.00
August 6, 2007     $110,000.00        $112,885.55              $5,644.28
September 1, 2007  $112,000.00        $112,885.55              $5,644.28
December 1, 2007   $119,000.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter - March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Total Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Total Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
   . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.

 The adjusted Total Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Total Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Total Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Total Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Total Annual Income Amount for the next Annuity Year, starting on December 2, 2007 and continuing through December 1, 2008, will be stepped-up to $5,950.00.

 Benefits Under the Highest Daily Lifetime Five Program
..   To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Total Annual Income Amount and amounts are still payable under Highest Daily Lifetime Five, we will make an additional payment, if any, for that Annuity Year equal to the remaining Total Annual
    Income Amount for the Annuity Year. Thus, in that scenario, the remaining Total Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Total Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Total Annual Income Amount, the Highest Daily Lifetime Five benefit terminates, and no additional payments will be made.
..   If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Total Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any Annuity option available; or
       (2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Total Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1)the present value of the future Total Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will calculate the Total Annual Income
    Amount as if you made your first withdrawal on the date the annuity payments are to begin.
..   Please note that if your Annuity has a maximum Annuity Date requirement, payments that we make under this benefit as of that date will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Highest Daily Lifetime Five benefit are subject to all of the terms and conditions of the Annuity, including any CDSC.
..   Withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Five Benefit does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal (plus any applicable CDSC). If you surrender your Annuity you will receive the current surrender value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Five benefit. The Highest Daily Lifetime Five benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Total Annual Income Amount in the form of periodic benefit payments.
..   Upon inception of the benefit, 100% of your Account Value must be allocated to the permitted sub-accounts. However, the asset transfer component of the benefit as described below may transfer Account Value to the Benefit Fixed Rate Account as of the effective date of the benefit in some circumstances.
..   You cannot allocate Purchase Payments or transfer Account Value to a Fixed
    Allocation if you elect this benefit.
..   Transfers to and from the Sub-accounts and the Benefit Fixed Rate Option triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.
..   In general, you must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Five benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of
    Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.
..   The charge for Highest Daily Lifetime Five is 0.60% annually, assessed on a daily basis against the sub-accounts and as a reduction to the interest rate credited under the Benefit Fixed Rate Account. This charge is in addition to any other fees under the annuity.

 Election of and Designations under the Program
 For Highest Daily Lifetime Five, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity-owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

 Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Five. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Five, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) both the new Owner and previous Owner are entities or (c) the previous Owner is a natural person and the new Owner is an entity.

 Highest Daily Lifetime Five can be elected at the time that you purchase your Annuity. We also offer existing owners (i.e., those who have already acquired their Annuity) the option to elect Highest Daily Lifetime Five after the Issue Date, subject to our eligibility rules and restrictions.

 Currently, if you terminate the Highest Daily Lifetime Five benefit, you
 (a) will not be permitted to re-elect the benefit and (b) may be allowed to elect another lifetime withdrawal benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Five Benefit was terminated. We reserve the right to further limit the election frequency in the future. Before making any such change to the election frequency, we will provide prior notice to Owners who have an effective Highest Daily Lifetime Five Benefit.

 Termination of the Program
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (iv) upon the death of the Annuitant (v) if both the Account Value and Total Annual Income Amount equal zero or (vi) if you fail to meet our requirements for issuing the benefit.

 Upon termination of Highest Daily Lifetime Five, we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the Benefit Fixed Rate Account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options). Upon termination, we may limit or prohibit investment in the Fixed Allocations.

 Return of Principal Guarantee
 If you have not made a withdrawal before the Tenth Anniversary, we will increase your Account Value on that Tenth Anniversary (or the next Valuation Day, if that anniversary is not a Valuation Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 (a)your Account Value on the day that you elected Highest Daily Lifetime Five; and
 (b)the sum of each Purchase Payment you made (including any Credits) during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Account Value on the Tenth Anniversary, we increase your Account Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Account Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Account Value under this provision will be allocated to each of your variable investment options and the Benefit Fixed Rate Account (described below), in the same proportion that each such investment option bears to your total Account Value, immediately prior to the application of the amount. Any such amount will not be considered a purchase payment when calculating your Total Protected Withdrawal Value, your death benefit, or the amount of any other or optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Account Value is available only if you have elected Highest Daily Lifetime Five and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Asset Transfer Component of Highest Daily Lifetime Five
 As indicated above, we limit the sub-accounts to which you may allocate Account Value if you elect Highest Daily Lifetime Five. For purposes of this benefit, we refer to those permitted sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Five, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a fixed interest rate account that is part of our general account (the "Benefit Fixed Rate Account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The Benefit Fixed Rate Account is available only with this benefit, and thus you may not allocate Purchase Payments to that Account. The interest rate that we pay with respect to the Benefit Fixed Rate Account is reduced by an amount that corresponds generally to the charge that we assess against your variable Sub-accounts for Highest Daily Lifetime Five. The Benefit Fixed Rate Account is not subject to the Investment Company Act of 1940 or the Securities Act of 1933.

 Under the asset transfer component of Highest Daily Lifetime Five, we monitor your Account Value daily and, if necessary, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the Benefit Fixed Rate Account. Any transfer would be made in accordance with a formula, which is set forth in the schedule supplement to the endorsement for this benefit (and also appears in the Appendices to this prospectus). Speaking generally, the formula, which we apply each Valuation Day, operates as follows. The formula starts by identifying your Protected Withdrawal Value for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily Annual Income Amount. Then, using our actuarial tables, we produce an estimate of the total amount we would target in our allocation model, based on the projected Highest Daily Annual

 Income Amount each year for the rest of your life. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected Highest Daily Annual Income Amount (and thus your Target Value) would take into account any automatic step-up that was scheduled to occur according to the step-up formula described above. Next, the formula subtracts from the Target Value the amount held within the Benefit Fixed Rate Account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the Benefit Fixed Rate Account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the Benefit Fixed Rate Account, and therefore we will transfer an amount from your Permitted Sub-accounts to the Benefit Fixed Rate Account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the Benefit Fixed Rate Account to the Permitted Sub-accounts would occur. Note that the formula is calculated with reference to the Highest Daily Annual Income Amount, rather than with reference to the Annual Income Amount.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the Benefit Fixed Rate Account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the Benefit Fixed Rate Account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the Benefit Fixed Rate Account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Five, the ratios we use will be fixed. For newly issued annuities that elect Highest Daily Lifetime Five and existing annuities that elect Highest Daily Lifetime Five, however, we reserve the right to change the ratios.

 While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the Benefit Fixed Rate Account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Five.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:
   .   Not make any transfer; or
   . If a portion of your Account Value was previously allocated to the Benefit Fixed Rate Account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the Benefit Fixed Rate Account will be withdrawn for this purpose on a last-in, first-out basis (an amount renewed into a new guarantee period under the Benefit Fixed Rate Account will be deemed a new investment for purposes of this last-in, first-out rule); or
   . Transfer all or a portion of your Account Value in the Permitted Sub-accounts pro-rata to the Benefit Fixed Rate Account. The interest that you earn on such transferred amount will be equal to the annual rate that we have set for that day, and we will credit the daily equivalent of that annual interest until the earlier of one year from the date of the transfer or the date that such amount in the Benefit Fixed Rate Account is transferred back to the Permitted Sub-accounts.

 If a significant amount of your Account Value is systematically transferred to the Benefit Fixed Rate Account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. Under the reallocation formula that we employ, it is possible that over time a significant portion, and under certain circumstances all, of your Account Value may be allocated to the Benefit Fixed Rate Account. Note that if your entire Account Value is transferred to the Benefit Fixed Rate Account, then based on the way the formula operates, that value would remain in the Benefit Fixed Rate Account unless you made additional Purchase Payments to the Permitted Sub-Accounts, which could cause Account Value to transfer out of the Benefit Fixed Rate Account.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than 5 percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Total Annual Income Amount, which will cause us to increase the Total Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity that are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive Enhanced Protected Withdrawal Value and an amount under the Return of Principal Guarantee.

 As indicated, withdrawals made while the Highest Daily Lifetime Five Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Five through a non-qualified annuity, and your annuity has received Enhanced Protected Withdrawal Value and/or an additional amount under the Return of Principal Guarantee, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (HD7)/SM/

 Highest Daily Lifetime Seven is offered as an alternative to Lifetime Five, Spousal Lifetime Five, and Highest Daily Lifetime Five. Currently, if you elect Highest Daily Lifetime Seven and subsequently terminate the benefit, you may have a waiting period until you can elect another lifetime withdrawal benefit. See "Election of and Designations under the Program" below for details. The income benefit under Highest Daily Lifetime Seven currently is based on a single "designated life" who is at least 55 years old on the date that the benefit is acquired. The Highest Daily Lifetime Seven Benefit is not available if you elect any other optional living benefit, although you may elect any optional death benefit, other than the Highest Daily Value Death Benefit or the Plus40 Optional Life Insurance Rider. As long as your Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of the permitted investment options, see the Investment options section of this prospectus.

 We offer a benefit that guarantees until the death of the single designated life the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, and wish to ensure that market performance will not affect your ability to receive annual payments. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Highest Daily Lifetime Seven, and in Appendix K to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount for the rest of your life, provided that you have not made "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Highest Daily Lifetime Seven.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Account Value. On each Valuation Day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" initially is equal to the Account Value on the effective date of the benefit. On each Valuation Day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

 (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Valuation Day; and
 (2)the Account Value.

 If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greatest of:

       (a)the Account Value; or
       (b)the Periodic Value on the date of the withdrawal.

 If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

 (1)the Account Value; or
 (2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or
 (3)the sum of:

       (a)200% of the Account Value on the effective date of the benefit;
       (b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and
       (c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

 On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Account Value.

 Key Feature - Annual Income Amount under the Highest Daily Lifetime Seven
 Benefit
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the Annuitant on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Under the Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount.

 A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Account Value on the Valuation Days corresponding to the end of each quarter that
 (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next Valuation Day. Having identified each of those quarter-end Account Values, we then multiply each such value by a percentage that varies based on the age of the Annuitant on the Annuity Anniversary as of which the step-up would occur. The percentages are 5% for ages 74 and younger, 6% for ages 75-79, 7% for ages 80-84, and 8% for ages 85 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your Annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Highest Daily Lifetime Seven, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:
   .   The Issue Date is December 1, 2007
   .   The Highest Daily Lifetime Seven benefit is elected on March 5, 2008
   . The Annuitant was 70 years old when he/she elected the Highest Daily Lifetime Seven benefit.

 Dollar-for-dollar reductions
 On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the Annuitant is younger than 75 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount - $1,500 - reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

   Account Value before withdrawal                               $110,000.00
   Less amount of "non" excess withdrawal                        $  3,500.00
   Account Value immediately before excess withdrawal of $1,500  $106,500.00
   Excess withdrawal amount                                      $  1,500.00
   Divided by Account Value immediately before excess withdrawal $106,500.00
   Ratio                                                                1.41%
   Annual Income Amount                                          $  6,000.00
   Less ratio of 1.41%                                           $     84.51
   Annual Income Amount for future Annuity Years                 $  5,915.49

 Highest Quarterly Auto Step-Up
 On each Annuity Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the Annuitant's age on the Annuity Anniversary) of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 75 on the date of the potential step-up) of the highest quarterly Account Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                Highest Quarterly Value
                                    (adjusted with       Adjusted Annual Income
                                withdrawal and Purchase    Amount (5% of the
Date*             Account Value       Payments)**       Highest Quarterly Value)
-----             ------------- ----------------------- ------------------------
June 1, 2008       $118,000.00        $118,000.00              $5,900.00
August 6, 2008     $110,000.00        $112,885.55              $5,644.28
September 1, 2008  $112,000.00        $112,885.55              $5,644.28
December 1, 2008   $119,000.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
    March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.

 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
   . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.
   . The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next Annuity Year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

 BENEFITS UNDER THE HIGHEST DAILY LIFETIME SEVEN PROGRAM
..   To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Highest Daily Lifetime Seven, and amounts are still payable under Highest Daily Lifetime Seven, we will make an additional payment, if any, for that Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the single designated life. To the extent that cumulative withdrawals in the current Annuity Year that reduced your Account Value to zero are more than the Annual Income Amount, the Highest Daily Lifetime Seven benefit terminates, and no additional payments are made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.
..   If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any Annuity option available; or
       (2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the death of the single designated life.

 We must receive your request in a form acceptable to us at our office.

..   In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments in the form of a single life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the single life fixed annuity rates then currently available or the single life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.
..   Please note that payments that we make under this benefit after the Annuity
    Anniversary coinciding with or next following the annuitant's 95th birthday will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Annuity.
..   Withdrawals made while the Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Highest Daily Lifetime Seven Benefit does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity you will receive the current surrender value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Highest Daily Lifetime Seven benefit. The Highest Daily Lifetime Seven benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   Upon inception of the benefit, 100% of your Account Value must be allocated to the permitted Sub-accounts.

..   You cannot allocate Purchase Payments or transfer Account Value to the AST
    Investment Grade Bond Portfolio Sub-account (see description below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond
    Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   Transfers to and from the elected Sub-accounts and an AST Investment Grade
    Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.
..   You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.
..   The fee for Highest Daily Lifetime Seven is 0.60% annually of the Protected
    Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next Valuation Day, if the quarter-end is not a Valuation Day), we deduct 0.15% of the Protected Withdrawal Value at the end of the quarter.
    We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Portfolio Sub-account. Since this fee is based on the Protected Withdrawal Value the fee for Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Account Value alone. If the fee to be deducted exceeds the current Account Value, we will reduce the Account Value to zero, and continue the benefit as described above.

 Election of and Designations under the Program
 For Highest Daily Lifetime Seven, there must be either a single Owner who is the same as the Annuitant, or if the Annuity is entity owned, there must be a single natural person Annuitant. In either case, the Annuitant must be at least 55 years old.

 Any change of the Annuitant under the Annuity will result in cancellation of Highest Daily Lifetime Seven. Similarly, any change of Owner will result in cancellation of Highest Daily Lifetime Seven, except if (a) the new Owner has the same taxpayer identification number as the previous owner (b) ownership is transferred from a custodian to the Annuitant, or vice versa or (c) ownership is transferred from one entity to another entity.

 Highest Daily Lifetime Seven can be elected at the time that you purchase your Annuity or after the Issue Date, subject to our eligibility rules and restrictions.

 Currently, if you terminate the Highest Daily Lifetime Seven benefit, you generally will only be allowed to re-elect the benefit or elect the Spousal Lifetime Five Benefit, the Lifetime Five Income Benefit, the Highest Daily Lifetime Five Benefit or the Spousal Highest Daily Lifetime Seven Income Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. We also reserve the right to waive that requirement.

 Return of Principal Guarantee
 If you have not made a withdrawal before the Tenth Anniversary, we will increase your Account Value on that Tenth Anniversary (or the next Valuation Day, if that anniversary is not a Valuation Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

       a) your Account Value on the day that you elected Highest Daily Lifetime Seven; and
       b) the sum of each Purchase Payment you made during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Account Value on the Tenth Anniversary, we increase your Account Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Account Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Account Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Account Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Account Value is available only if you have elected Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Termination of the Program
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) upon your termination of the benefit (ii) upon your surrender of the Annuity (iii) upon your election to begin receiving annuity payments (although if you have elected to the Annual Income Amount in the form of Annuity payments, we will continue to pay the Annual Income Amount) (iv) upon the death of the Annuitant
 (v) if both the Account Value and Annual Income Amount equal zero or (vi) if you cease to meet our requirements for issuing the benefit (see Elections and Designations under the Program).

 Upon termination of Highest Daily Lifetime Seven other than upon the death of the Annuitant, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

 Asset Transfer Component of Highest Daily Lifetime Seven
 As indicated above, we limit the Sub-accounts to which you may allocate Account Value if you elect Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Highest Daily Lifetime Seven, we monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendices to this prospectus. Speaking generally, the formula, which we apply each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) income amount. Note that we use 5% in the formula, irrespective of the Annuitant's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Highest Daily Lifetime Seven and existing Annuities that elect Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

 While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Highest Daily Lifetime Seven.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

..   Not make any transfer; or
..   If a portion of your Account Value was previously allocated to the AST
    Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options). Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or
..   Transfer all or a portion of your Account Value in the Permitted
    Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

 If a significant amount of your Account Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. If your entire Account Value is transferred to the AST Investment Grade Bond Sub-account then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Account Value to transfer out of the AST Investment Grade Bond Sub-account.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

 As indicated, withdrawals made while this Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this Benefit here. However, we do note that if you participate in Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

 SPOUSAL HIGHEST DAILY LIFETIME SEVEN/SM/ INCOME BENEFIT (SHD)/SM/

 Spousal Highest Daily Lifetime Seven is the spousal version of Highest Daily Lifetime Seven. Currently, if you elect Spousal Highest Daily Lifetime Seven and subsequently terminate the benefit, you will have a waiting period until you can elect another lifetime withdrawal benefit. See "Election of and Designations under the Program" below for details. Spousal Highest Daily Lifetime Seven must be elected based on two Designated Lives, as described below. Each Designated Life must be at least 59 1/2 years old when the benefit is elected. Spousal Highest Daily Lifetime Seven is not available if you elect any other optional living benefit or optional death benefit. As long as your Spousal Highest Daily Lifetime Seven Benefit is in effect, you must allocate your Account Value in accordance with the then permitted and available investment option(s) with this program. For a more detailed description of permitted investment options, see the Investment options section of this prospectus.

 We offer a benefit that guarantees until the later death of two natural persons who are each other's spouses at the time of election of the benefit and at the first death of one of them (the "Designated Lives", and each, a "Designated Life") the ability to withdraw an annual amount (the "Annual Income Amount") equal to a percentage of an initial principal value (the "Protected Withdrawal Value") regardless of the impact of market performance on the Account Value, subject to our program rules regarding the timing and amount of withdrawals. The benefit may be appropriate if you intend to make periodic withdrawals from your Annuity, wish to ensure that market performance will not affect your ability to receive annual payments, and wish either spouse to be able to continue the Spousal Highest Daily Lifetime Seven benefit after the death of the first spouse. You are not required to make withdrawals as part of the program - the guarantees are not lost if you withdraw less than the maximum allowable amount each year under the rules of the benefit. As discussed below, we require that you participate in our asset transfer program in order to participate in Spousal Highest Daily Lifetime Seven, and in Appendix K to this prospectus, we set forth the formula under which we make those asset transfers.

 As discussed below, a key component of Spousal Highest Daily Lifetime Seven is the Protected Withdrawal Value. Because each of the Protected Withdrawal Value and Annual Income Amount is determined in a way that is not solely related to Account Value, it is possible for the Account Value to fall to zero, even though the Annual Income Amount remains. You are guaranteed to be able to withdraw the Annual Income Amount until the death of the second Designated Life, provided that there have not been "excess withdrawals." Excess withdrawals, as discussed below, will reduce your Annual Income Amount. Thus, you could experience a scenario in which your Account Value was zero, and, due to your excess withdrawals, your Annual Income Amount also was reduced to zero. In that scenario, no further amount would be payable under Spousal Highest Daily Lifetime Seven.

 Key Feature - Protected Withdrawal Value
 The Protected Withdrawal Value is used to calculate the initial Annual Income Amount. On the effective date of the benefit, the Protected Withdrawal Value is equal to your Account Value. On each Valuation Day thereafter, until the earlier of the tenth anniversary of benefit election (the "Tenth Anniversary Date") or the date of the first withdrawal, the Protected Withdrawal Value is equal to the "Periodic Value" described in the next paragraph.

 The "Periodic Value" initially is equal to the Account Value on the effective date of the benefit. On each Valuation Day thereafter, until the earlier of the first withdrawal or the Tenth Anniversary Date, we recalculate the Periodic Value. We stop determining the Periodic Value upon the earlier of your first withdrawal after the effective date of the benefit or the Tenth Anniversary Date. On each Valuation Day (the "Current Valuation Day"), the Periodic Value is equal to the greater of:

       (1)the Periodic Value for the immediately preceding business day (the "Prior Valuation Day") appreciated at the daily equivalent of 7% annually during the calendar day(s) between the Prior Valuation Day and the Current Valuation Day (i.e., one day for successive Valuation Days, but more than one calendar day for Valuation Days that are separated by weekends and/or holidays), plus the amount of any adjusted Purchase Payment made on the Current Valuation Day; and
       (2)the Account Value.

 If you make a withdrawal prior to the Tenth Anniversary Date, the Protected Withdrawal Value on the date of the withdrawal is equal to the greater of:

 (a)the Account Value; or
 (b)the Periodic Value on the date of the withdrawal.

 If you have not made a withdrawal on or before the Tenth Anniversary Date, your Protected Withdrawal Value subsequent to the Tenth Anniversary Date is equal to the greatest of:

 (1)the Account Value; or
 (2)the Periodic Value on the Tenth Anniversary Date, increased for subsequent adjusted Purchase Payments; or
 (3)the sum of:

       (a)200% of the Account Value on the effective date of the benefit;
       (b)200% of all adjusted Purchase Payments made within one year after the effective date of the benefit; and
       (c)all adjusted Purchase Payments made after one year following the effective date of the benefit up to the date of the first withdrawal.

 On and after the date of your first withdrawal, your Protected Withdrawal Value is increased by the amount of any subsequent Purchase Payments, is reduced by withdrawals, including your first withdrawal (as described below), and is increased if you qualify for a step-up (as described below). Irrespective of these calculations, your Protected Withdrawal Value will always be at least equal to your Account Value.

 Key Feature - Annual Income Amount under the Spousal Highest Daily Lifetime Seven Benefit
 The Annual Income Amount is equal to a specified percentage of the Protected Withdrawal Value. The percentage depends on the age of the youngest Designated Life on the date of the first withdrawal after election of the benefit. The percentages are: 5% for ages 79 and younger, 6% for ages 80 to 84, 7% for ages 85 to 89, and 8% for ages 90 and older. We use the age of the youngest Designated Life even if that Designated Life is no longer a participant under the Annuity due to death or divorce. Under the Spousal Highest Daily Lifetime Seven benefit, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year. If your cumulative withdrawals are in excess of the Annual Income Amount ("Excess Income"), your Annual Income Amount in subsequent years will be reduced (except with regard to required minimum distributions) by the result of the ratio of the Excess Income to the Account Value immediately prior to such withdrawal (see examples of this calculation below). Reductions include the actual amount of the withdrawal. Withdrawals of any amount up to and including the Annual Income Amount will reduce the Protected Withdrawal Value by the amount of the withdrawal. Withdrawals of Excess Income will reduce the Protected Withdrawal Value by the same ratio as the reduction to the Annual Income Amount. A Purchase Payment that you make will (i) increase the then-existing Annual Income Amount by an amount equal to a percentage of the Purchase Payment based on the age of the Annuitant at the time of the first withdrawal (the percentages are: 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older) and (ii) increase the Protected Withdrawal Value by the amount of the Purchase Payment.

 An automatic step-up feature ("Highest Quarterly Auto Step-Up") is included as part of this benefit. As detailed in this paragraph, the Highest Quarterly Auto Step-Up feature can result in a larger Annual Income Amount if your Account Value increases subsequent to your first withdrawal. We begin examining the Account Value for purposes of the Highest Quarterly Step-Up starting with the anniversary of the Issue Date of the Annuity (the "Annuity Anniversary") immediately after your first withdrawal under the benefit. Specifically, upon the first such Annuity Anniversary, we identify the Account Value on the Valuation Days corresponding to the end of each quarter that
 (i) is based on your Annuity Year, rather than a calendar year; (ii) is subsequent to the first withdrawal; and (iii) falls within the immediately preceding Annuity Year. If the end of any such quarter falls on a holiday or a weekend, we use the next Valuation Day. Having identified each of those quarter-end Account Values, we then multiply each such value by a percentage that varies based on the age of the youngest Designated Life on the Annuity Anniversary as of which the step-up would occur. The percentages are 5% for ages 79 and younger, 6% for ages 80-84, 7% for ages 85-89, and 8% for ages 90 and older. Thus, we multiply each quarterly value by the applicable percentage, adjust each such quarterly value for subsequent withdrawals and Purchase Payments, and then select the highest of those values. If the highest of those values exceeds the existing Annual Income Amount, we replace the existing amount with the new, higher amount. Otherwise, we leave the existing Annual Income Amount intact. In later years, (i.e., after the first Annuity Anniversary after the first withdrawal) we determine whether an automatic step-up should occur on each Annuity Anniversary, by performing a similar examination of the Account Values on the end of the four immediately preceding quarters. At the time that we increase your Annual Income Amount, we also increase your Protected Withdrawal Value to equal the highest quarterly value upon which your step-up was based. If, on the date that we implement a Highest Quarterly Auto Step-Up to your Annual Income Amount, the charge for Spousal Highest Daily Lifetime Seven has changed for new purchasers, you may be subject to the new charge at the time of such step-up. Prior to increasing your charge for Spousal Highest Daily Lifetime Seven upon a step-up, we would notify you, and give you the opportunity to cancel the automatic step-up feature. If you receive notice of a proposed step-up and accompanying fee increase, you should carefully evaluate whether the amount of the step-up justifies the increased fee to which you will be subject.

 The Spousal Highest Daily Lifetime Seven program does not affect your ability to make withdrawals under your annuity, or limit your ability to request withdrawals that exceed the Annual Income Amount. Under Spousal Highest Daily Lifetime Seven, if your cumulative withdrawals in an Annuity Year are less than or equal to the Annual Income Amount, they will not reduce your Annual Income Amount in subsequent Annuity Years, but any such withdrawals will reduce the Annual Income Amount on a dollar-for-dollar basis in that Annuity Year.

 If, cumulatively, you withdraw an amount less than the Annual Income Amount in any Annuity Year, you cannot carry-over the unused portion of the Annual Income Amount to subsequent Annuity Years.

 Examples of dollar-for-dollar and proportional reductions, and the Highest Quarterly Auto Step-Up are set forth below. The values depicted here are purely hypothetical, and do not reflect the charges for the Spousal Highest Daily Lifetime Seven benefit or any other fees and charges. Assume the following for all three examples:
   .   The Issue Date is December 1, 2007
   .   The Spousal Highest Daily Lifetime Seven benefit is elected on March 5,
       2008.
   . The youngest Designated Life was 70 years old when he/she elected the Spousal Highest Daily Lifetime Seven benefit.

 Dollar-for-dollar reductions
 On May 2, 2008, the Protected Withdrawal Value is $120,000, resulting in an Annual Income Amount of $6,000 (since the youngest Designated Life is younger than 80 at the time of the 1st withdrawal, the Annual Income Amount is 5% of the Protected Withdrawal Value, in this case 5% of $120,000). Assuming $2,500 is withdrawn from the Annuity on this date, the remaining Annual Income Amount for that Annuity Year (up to and including December 1, 2008) is $3,500. This is the result of a dollar-for-dollar reduction of the Annual Income Amount - $6,000 less $2,500 = $3,500.

 Proportional reductions
 Continuing the previous example, assume an additional withdrawal of $5,000 occurs on August 6, 2008 and the Account Value at the time of this withdrawal is $110,000. The first $3,500 of this withdrawal reduces the Annual Income Amount for that Annuity Year to $0. The remaining withdrawal amount - $1,500 - reduces the Annual Income Amount in future Annuity Years on a proportional basis based on the ratio of the excess withdrawal to the Account Value immediately prior to the excess withdrawal. (Note that if there were other withdrawals in that Annuity Year, each would result in another proportional reduction to the Annual Income Amount).

 Here is the calculation:

   Account Value before withdrawal                               $110,000.00
   Less amount of "non" excess withdrawal                        $  3,500.00
   Account Value immediately before excess withdrawal of $1,500  $106,500.00
   Excess withdrawal amount                                      $  1,500.00
   Divided by Account Value immediately before excess withdrawal $106,500.00
   Ratio                                                                1.41%
   Annual Income Amount                                          $  6,000.00
   Less ratio of 1.41%                                           $     84.51
   Annual Income Amount for future Annuity Years                 $  5,915.49

 Highest Quarterly Auto Step-Up
 On each Annuity Anniversary date, the Annual Income Amount is stepped-up if the appropriate percentage (based on the youngest Designated Life's age on the Annuity Anniversary) of the highest quarterly value since your first withdrawal (or last Annuity Anniversary in subsequent years), adjusted for withdrawals and additional Purchase Payments, is higher than the Annual Income Amount, adjusted for excess withdrawals and additional Purchase Payments.

 Continuing the same example as above, the Annual Income Amount for this Annuity Year is $6,000. However, the excess withdrawal on August 6 reduces this amount to $5,915.49 for future years (see above). For the next Annuity Year, the Annual Income Amount will be stepped-up if 5% (since the youngest Designated Life is younger than 80 on the date of the potential step-up) of the highest quarterly Account Value adjusted for withdrawals, is higher than $5,915.49. Here are the calculations for determining the quarterly values. Only the June 1 value is being adjusted for excess withdrawals as the September 1 and December 1 Valuation Days occur after the excess withdrawal on August 6.

                                Highest Quarterly Value
                                    (adjusted with          Adjusted Annual
                                withdrawal and Purchase Income Amount (5% of the
Date*             Account Value       Payments)**       Highest Quarterly Value)
-----             ------------- ----------------------- ------------------------
June 1, 2008       $118,000.00        $118,000.00              $5,900.00
August 6, 2008     $110,000.00        $112,885.55              $5,644.28
September 1, 2008  $112,000.00        $112,885.55              $5,644.28
December 1, 2008   $119,000.00        $119,000.00              $5,950.00

 * In this example, the Annuity Anniversary date is December 1. The quarterly valuation dates are every three months thereafter -
    March 1, June 1, September 1, and December 1. In this example, we do not use the March 1 date as the first withdrawal took place after March 1. The Annuity Anniversary Date of December 1 is considered the fourth and final quarterly valuation date for the year.
 ** In this example, the first quarterly value after the first withdrawal is $118,000 on June 1, yielding an adjusted Annual Income Amount of $5,900.00. This amount is adjusted on August 6 to reflect the $5,000 withdrawal. The calculations for the adjustments are:
   . The Account Value of $118,000 on June 1 is first reduced dollar-for-dollar by $3,500 ($3,500 is the remaining Annual Income Amount for the Annuity Year), resulting in an adjusted Account Value of $114,500 before the excess withdrawal.
   . This amount ($114,500) is further reduced by 1.41% (this is the ratio in the above example which is the excess withdrawal divided by the Account Value immediately preceding the excess withdrawal) resulting in a Highest Quarterly Value of $112,885.55.
   . The adjusted Annual Income Amount is carried forward to the next quarterly anniversary date of September 1. At this time, we compare this amount to 5% of the Account Value on September 1. Since the June 1 adjusted Annual Income Amount of $5,644.28 is higher than $5,600.00 (5% of $112,000), we continue to carry $5,644.28 forward to the next and final quarterly anniversary date of December 1. The Account Value on December 1 is $119,000 and 5% of this amount is $5,950. Since this is higher than $5,644.28, the adjusted Annual Income Amount is reset to $5,950.00.

 In this example, 5% of the December 1 value yields the highest amount of $5,950.00. Since this amount is higher than the current year's Annual Income Amount of $5,915.49 adjusted for excess withdrawals, the Annual Income Amount for the next Annuity Year, starting on December 2, 2008 and continuing through December 1, 2009, will be stepped-up to $5,950.00.

 BENEFITS UNDER THE SPOUSAL HIGHEST DAILY LIFETIME SEVEN PROGRAM
..   To the extent that your Account Value was reduced to zero as a result of cumulative withdrawals that are equal to or less than the Annual Income Amount or as a result of the fee that we assess for Spousal Highest Daily Lifetime Seven, and amounts are still payable under Spousal Highest Daily Lifetime Seven, we will make an additional payment, if any, for that
    Annuity Year equal to the remaining Annual Income Amount for the Annuity Year. Thus, in that scenario, the remaining Annual Income Amount would be payable even though your Account Value was reduced to zero. In subsequent Annuity Years we make payments that equal the Annual Income Amount as described in this section. We will make payments until the death of the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. To the extent that cumulative withdrawals in the current Annuity Year that reduced your
    Account Value to zero are more than the Annual Income Amount, the Spousal Highest Daily Lifetime Seven benefit terminates, and no additional payments will be made. However, if a withdrawal in the latter scenario was taken to meet required minimum distribution requirements under the Annuity, then the benefit will not terminate, and we will continue to pay the Annual Income Amount in the form of a fixed annuity.
..   If Annuity payments are to begin under the terms of your Annuity, or if you decide to begin receiving Annuity payments and there is a Annual Income Amount due in subsequent Annuity Years, you can elect one of the following two options:

       (1)apply your Account Value to any Annuity option available; or
       (2)request that, as of the date Annuity payments are to begin, we make Annuity payments each year equal to the Annual Income Amount. We will make payments until the first of the Designated Lives to die, and will continue to make payments until the death of the second Designated Life as long as the Designated Lives were spouses at the time of the first death. If, due to death of a Designated Life or divorce prior to annuitization, only a single Designated Life remains, then Annuity payments will be made as a life annuity for the lifetime of the Designated Life.

 We must receive your request in a form acceptable to us at our office.

 In the absence of an election when mandatory annuity payments are to begin, we will make annual annuity payments as a joint and survivor or single (as applicable) life fixed annuity with ten payments certain, by applying the greater of the annuity rates then currently available or the annuity rates guaranteed in your Annuity. The amount that will be applied to provide such Annuity payments will be the greater of:

       (1)the present value of the future Annual Income Amount payments. Such present value will be calculated using the greater of the joint and survivor or single (as applicable) life fixed annuity rates then currently available or the joint and survivor or single (as applicable) life fixed annuity rates guaranteed in your Annuity; and
       (2)the Account Value.

..   If no withdrawal was ever taken, we will calculate the Annual Income Amount as if you made your first withdrawal on the date the annuity payments are to begin.
..   Please note that payments that we make under this benefit after the Annuity
    Anniversary coinciding with or next following the older of the owner or Annuitant's 95th birthday, will be treated as annuity payments.

 Other Important Considerations
..   Withdrawals under the Spousal Highest Daily Lifetime Seven benefit are subject to all of the terms and conditions of the Annuity.
..   Withdrawals made while the Spousal Highest Daily Lifetime Seven Benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. The Spousal Highest Daily Lifetime Seven Benefit does not directly affect the Account Value or surrender value, but any withdrawal will decrease the Account Value by the amount of the withdrawal. If you surrender your Annuity you will receive the current surrender value.
..   You can make withdrawals from your Annuity while your Account Value is greater than zero without purchasing the Spousal Highest Daily Lifetime Seven benefit. The Spousal Highest Daily Lifetime Seven benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income Amount in the form of periodic benefit payments.
..   Upon inception of the benefit, 100% of your Account Value must be allocated to the permitted Sub-accounts.
..   You cannot allocate Purchase Payments or transfer Account Value to the AST
    Investment Grade Bond Portfolio Sub-account (as described below) if you elect this benefit. A summary description of the AST Investment Grade Bond Portfolio appears within the prospectus section entitled "What Are The Investment Objectives and Policies of The Portfolios?". Upon the initial transfer of your Account Value into the AST Investment Grade Bond
    Portfolio, we will send a prospectus for that Portfolio to you, along with your confirmation. In addition, you can find a copy of the AST Investment Grade Bond Portfolio prospectus by going to www.prudentialannuities.com.
..   You can make withdrawals from your Annuity without purchasing the Spousal
    Highest Daily Lifetime Seven benefit. The Spousal Highest Daily Lifetime Seven benefit provides a guarantee that if your Account Value declines due to market performance, you will be able to receive your Annual Income
    Amount in the form of periodic benefit payments.
..   Transfers to and from the elected Sub-accounts and the AST Investment Grade
    Bond Portfolio Sub-account triggered by the asset transfer component of the benefit will not count toward the maximum number of free transfers allowable under an Annuity.
..   You must allocate your Account Value in accordance with the then available investment option(s) that we may prescribe in order to elect and maintain the Spousal Highest Daily Lifetime Seven benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly adopted requirements.
..   The fee for Spousal Highest Daily Lifetime Seven is 0.75% annually of the
    Protected Withdrawal Value. We deduct this fee at the end of each quarter, where each such quarter is part of a year that begins on the effective date of the benefit or an anniversary thereafter. Thus, on each such quarter-end (or the next Valuation Day, if the quarter-end is not a Valuation Day), we deduct 0.1875% of the Protected Withdrawal Value at the end of the quarter. We deduct the fee pro rata from each of your Sub-accounts including the AST Investment Grade Bond Sub-account. Since this fee is based on the Protected Withdrawal Value, the fee for Spousal Highest Daily Lifetime Seven may be greater than it would have been, had it been based on the Account Value alone. If the fee to be deducted exceeds the current Account Value, we will reduce the Account Value to zero, and continue the benefit as described above.

 Election of and Designations under the Program
 Spousal Highest Daily Lifetime Seven can only be elected based on two Designated Lives. Designated Lives must be natural persons who are each other's spouses at the time of election of the program and at the death of the first of the Designated Lives to die. Currently, Spousal Highest Daily Lifetime Seven only may be elected where the Owner, Annuitant, and Beneficiary designations are as follows:

   . One Annuity Owner, where the Annuitant and the Owner are the same person and the beneficiary is the Owner's spouse. The Owner/Annuitant and the beneficiary each must be at least 59 1/2 years old at the time of election; or
   . Co-Annuity Owners, where the Owners are each other's spouses. The beneficiary designation must be the surviving spouse, or the spouses named equally. One of the owners must be the Annuitant. Each Owner must each be at least 59 1/2 years old at the time of election; or
   . One Annuity Owner, where the Owner is a custodial account established to hold retirement assets for the benefit of the Annuitant pursuant to the provisions of Section 408(a) of the Internal Revenue Code (or any successor Code section thereto) ("Custodial Account"), the beneficiary is the Custodial Account, and the spouse of the Annuitant is the Contingent Annuitant. Both the Annuitant and the Contingent Annuitant each must be at least 59 1/2 years old at the time of election.

 We do not permit a change of Owner under this benefit, except as follows:
 (a) if one Owner dies and the surviving spousal Owner assumes the Annuity or
 (b) if the Annuity initially is co-owned, but thereafter the Owner who is not the Annuitant is removed as Owner. We permit changes of beneficiary under this benefit. If the Designated Lives divorce, the Spousal Highest Daily Lifetime Seven benefit may not be divided as part of the divorce settlement or judgment. Nor may the divorcing spouse who retains ownership of the Annuity appoint a new Designated Life upon re-marriage.

 Spousal Highest Daily Lifetime Seven can be elected at the time that you purchase your Annuity or after the Issue Date, subject to our eligibility rules and restrictions.

 Currently, if you terminate the Spousal Highest Daily Lifetime Seven benefit, you generally will only be allowed to re-elect the benefit or to elect the Lifetime Five Benefit, the Spousal Lifetime Five Benefit, the Highest Daily Lifetime Five Benefit, or the Highest Daily Lifetime Seven Benefit on any anniversary of the Issue Date that is at least 90 calendar days from the date the Spousal Highest Daily Lifetime Seven Benefit was terminated. We reserve the right to further limit the election frequency in the future. We also reserve the right to waive that requirement.

 Return of Principal Guarantee
 If you have not made a withdrawal before the Tenth Anniversary, we will increase your Account Value on that Tenth Anniversary (or the next Valuation Day, if that anniversary is not a Valuation Day), if the requirements set forth in this paragraph are met. On the Tenth Anniversary, we add:

 a) your Account Value on the day that you elected Spousal Highest Daily Lifetime Seven; and
 b) the sum of each Purchase Payment you made during the one-year period after you elected the benefit.

 If the sum of (a) and (b) is greater than your Account Value on the Tenth Anniversary, we increase your Account Value to equal the sum of (a) and (b), by contributing funds from our general account. If the sum of (a) and (b) is less than or equal to your Account Value on the Tenth Anniversary, we make no such adjustment. The amount that we add to your Account Value under this provision will be allocated to each of your variable investment options (other than a bond Sub-account used with this benefit), in the same proportion that each such Sub-account bears to your total Account Value, immediately before the application of the amount. Any such amount will not be considered a Purchase Payment when calculating your Protected Withdrawal Value, your death benefit, or the amount of any optional benefit that you may have selected, and therefore will have no direct impact on any such values at the time we add this amount. This potential addition to Account Value is available only if you have elected Spousal Highest Daily Lifetime Seven and if you meet the conditions set forth in this paragraph. Thus, if you take a withdrawal prior to the Tenth Anniversary, you are not eligible to receive the Return of Principal Guarantee.

 Termination of the Program
 You may terminate the benefit at any time by notifying us. If you terminate the benefit, any guarantee provided by the benefit will terminate as of the date the termination is effective, and certain restrictions on re-election will apply as described above. The benefit terminates: (i) if upon the death of the first Designated Life, the surviving Designated Life opts to take the death benefit under the Annuity (thus, the benefit does not terminate solely because of the death of the first Designated Life) (ii) upon the death of the second Designated Life, (iii) upon your termination of the benefit (although if you have elected to take annuity payments in the form of the Annual Income Amount, we will continue to pay the Annual Income Amount)
 (iv) upon your surrender of the Annuity (v) upon your election to begin receiving annuity payments (vi) if both the Account Value and Annual Income Amount equal zero or (vii) if you cease to meet our requirements for issuing the benefit (see Election of and Designations under the Program).

 Upon termination of Spousal Highest Daily Lifetime Seven other than upon death of a Designated Life, we impose any accrued fee for the benefit (i.e., the fee for the pro-rated portion of the year since the fee was last assessed), and thereafter we cease deducting the charge for the benefit. With regard to your investment allocations, upon termination we will: (i) leave intact amounts that are held in the variable investment options, and (ii) transfer all amounts held in the AST Investment Grade Bond Portfolio Sub-account (as defined below) to your variable investment options, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e. in the same proportion as the current balances in your variable investment options).

 Asset Transfer Component of Spousal Highest Daily Lifetime Seven
 As indicated above, we limit the Sub-accounts to which you may allocate Account Value if you elect Spousal Highest Daily Lifetime Seven. For purposes of this benefit, we refer to those permitted Sub-accounts as the "Permitted Sub-accounts". As a requirement of participating in Spousal Highest Daily Lifetime Seven, we require that you participate in our specialized asset transfer program, under which we may transfer Account Value between the Permitted Sub-accounts and a specified bond fund within the Advanced Series Trust (the "AST Investment Grade Bond Sub-account"). We determine whether to make a transfer, and the amount of any transfer, under a non-discretionary formula, discussed below. The AST Investment Grade Bond Sub-account is available only with this benefit, and thus you may not allocate Purchase Payments to the AST Investment Grade Bond Sub-account. Under the asset transfer component of Spousal Highest Daily Lifetime Seven, we monitor your Account Value daily and, if dictated by the formula, systematically transfer amounts between the Permitted Sub-accounts you have chosen and the AST Investment Grade Bond Sub-account. Any transfer would be made in accordance with a formula, which is set forth in the Appendix K to this prospectus. Speaking generally, the formula, which we apply each Valuation Day, operates as follows. The formula starts by identifying an income basis for that day and then multiplies that figure by 5%, to produce a projected (i.e., hypothetical) Highest Daily annual income amount. Note that we use 5% in the formula, irrespective of the youngest Designated Life's attained age. Then we produce an estimate of the total amount we would target in our allocation model, based on the projected income amount and factors set forth in the formula. In the formula, we refer to that value as the "Target Value" or "L". If you have already made a withdrawal, your projected income amount (and thus your Target Value) would take into account any automatic step-up, any subsequent purchase payments, and any excess withdrawals. Next, the formula subtracts from the Target Value the amount held within the AST Investment Grade Bond Sub-account on that day, and divides that difference by the amount held within the Permitted Sub-accounts. That ratio, which essentially isolates the amount of your Target Value that is not offset by amounts held within the AST Investment Grade Bond Sub-account, is called the "Target Ratio" or "r". If the Target Ratio exceeds a certain percentage (currently 83%), it means essentially that too much Target Value is not offset by assets within the AST Investment Grade Bond Sub-account, and therefore we will transfer an amount from your Permitted Sub-accounts to the AST Investment Grade Bond Sub-account. Conversely, if the Target Ratio falls below a certain percentage (currently 77%), then a transfer from the AST Investment Grade Bond Sub-account to the Permitted Sub-accounts would occur.

 As you can glean from the formula, a downturn in the securities markets (i.e., a reduction in the amount held within the Permitted Sub-accounts) may cause us to transfer some of your variable Account Value to the AST Investment Grade Bond Sub-account, because such a reduction will tend to increase the Target Ratio. Moreover, certain market return scenarios involving "flat" returns over a period of time also could result in the transfer of money to the AST Investment Grade Bond Sub-account. In deciding how much to transfer, we use another formula, which essentially seeks to re-balance amounts held in the Permitted Sub-accounts and the AST Investment Grade Bond Sub-account so that the Target Ratio meets a target, which currently is equal to 80%. Once you elect Spousal Highest Daily Lifetime Seven, the ratios we use will be fixed. For newly-issued Annuities that elect Spousal Highest Daily Lifetime Seven and existing Annuities that elect Spousal Highest Daily Lifetime Seven, however, we reserve the right to change the ratios.

 While you are not notified when your Annuity reaches a reallocation trigger, you will receive a confirmation statement indicating the transfer of a portion of your Account Value either to or from the AST Investment Grade Bond Sub-account. The formula by which the reallocation triggers operate is designed primarily to mitigate the financial risks that we incur in providing the guarantee under Spousal Highest Daily Lifetime Seven.

 Depending on the results of the calculation relative to the reallocation triggers, we may, on any day:

..   Not make any transfer; or
..   If a portion of your Account Value was previously allocated to the AST
    Investment Grade Bond Sub-account, transfer all or a portion of those amounts to the Permitted Sub-accounts, based on your existing allocation instructions or (in the absence of such existing instructions) pro rata (i.e., in the same proportion as the current balances in your variable investment options).

   Amounts taken out of the AST Investment Grade Bond Sub-account will be withdrawn for this purpose on a last-in, first-out basis; or
..   Transfer all or a portion of your Account Value in the Permitted
    Sub-accounts pro-rata to the AST Investment Grade Bond Sub-account.

 If a significant amount of your Account Value is systematically transferred to the AST Investment Grade Bond Sub-account during periods of market declines or low interest rates, less of your Account Value may be available to participate in the investment experience of the Permitted Sub-accounts if there is a subsequent market recovery. If your entire Account Value is transferred to the AST Investment Grade Bond Sub-account then based on the way the formula operates, that value would remain in the AST Investment Grade Bond Sub-account unless you made additional Purchase Payments to the Permitted Sub-accounts, which could cause Account Value to transfer out of the AST Investment Grade Bond Sub-account.

 Additional Tax Considerations
 If you purchase an annuity as an investment vehicle for "qualified" investments, including an IRA, SEP-IRA, Tax Sheltered Annuity (or 403(b)) or employer plan under Code Section 401(a), the Required Minimum Distribution rules under the Code provide that you begin receiving periodic amounts from your annuity beginning after age 70 1/2. For a Tax Sheltered Annuity or a 401(a) plan for which the participant is not a greater than five (5) percent owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the owner's lifetime. The amount required under the Code may exceed the Annual Income Amount, which will cause us to increase the Annual Income Amount in any Annuity Year that Required Minimum Distributions due from your Annuity are greater than such amounts. In addition, the amount and duration of payments under the annuity payment and death benefit provisions may be adjusted so that the payments do not trigger any penalty or excise taxes due to tax considerations such as Required Minimum Distribution provisions under the tax law. Please note, however, that any withdrawal you take prior to the Tenth Anniversary, even if withdrawn to satisfy required minimum distribution rules, will cause you to lose the ability to receive the Return of Principal Guarantee and the guaranteed amount described above under "KEY FEATURE - Protected Withdrawal Value".

 As indicated, withdrawals made while this benefit is in effect will be treated, for tax purposes, in the same way as any other withdrawals under the Annuity. Please see the Tax Considerations section of the prospectus for a detailed discussion of the tax treatment of withdrawals. We do not address each potential tax scenario that could arise with respect to this benefit here. However, we do note that if you participate in Spousal Highest Daily Lifetime Seven through a non-qualified annuity, as with all withdrawals, once all Purchase Payments are returned under the Annuity, all subsequent withdrawal amounts will be taxed as ordinary income.

                                 DEATH BENEFIT

 WHAT TRIGGERS THE PAYMENT OF A DEATH BENEFIT?
 The Annuity provides a Death Benefit during its accumulation period. If the Annuity is owned by one or more natural persons, the Death Benefit is payable upon the first death of an Owner. If the Annuity is owned by an entity, the Death Benefit is payable upon the Annuitant's death, if there is no Contingent Annuitant. Generally, if a Contingent Annuitant was designated before the Annuitant's death and the Annuitant dies, then the Contingent Annuitant becomes the Annuitant and a Death Benefit will not be paid at that time. The person upon whose death the Death Benefit is paid is referred to below as the "decedent."

 BASIC DEATH BENEFIT

 The Annuity provides a basic Death Benefit at no additional charge. The Insurance Charge we deduct daily from your Account Value allocated to the Sub-accounts is used, in part, to pay us for the risk we assume in providing the basic Death Benefit guarantee under the Annuity. The Annuity also offers four different optional Death Benefits that can be purchased for an additional charge. The additional charge is deducted to compensate Prudential Annuities for providing increased insurance protection under the optional Death Benefits. Notwithstanding the additional protection provided under the optional Death Benefits, the additional cost has the impact of reducing the net performance of the investment options.

 The basic Death Benefit depends on the decedent's age on the date of death:

 If death occurs before the decedent's age 85: The Death Benefit is the greater of:
..   The sum of all Purchase Payments less the sum of all withdrawals; and
..   The sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations.

 If death occurs when the decedent is age 85 or older: The Death Benefit is your Account Value.

 OPTIONAL DEATH BENEFITS
 Four optional Death Benefits are offered for purchase with your Annuity to provide an enhanced level of protection for your beneficiaries.

 Currently, these benefits are only offered in those jurisdictions where we have received regulatory approval and must be elected at the time that you purchase your Annuity. We may, at a later date, allow existing Annuity Owners to purchase an optional Death Benefit subject to our rules and any changes or restrictions in the benefits. Certain terms and conditions may differ between jurisdictions once approved and if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue. The "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit may only be elected individually, and cannot be elected in combination with any other optional Death Benefit. If you elect Spousal Lifetime Five or Spousal Highest Daily Lifetime Seven, you are not permitted to elect an optional Death Benefit.

 Investment Restrictions may apply if you elect certain optional death benefits. See the chart in the "Investment Options" section of the Prospectus for a list of investment options available and permitted with each benefit.

 Enhanced Beneficiary Protection Optional Death Benefit

 The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

 The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit and certain other optional death benefits you may elect in conjunction with this benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

 Calculation of Enhanced Beneficiary Protection Optional Death Benefit
 If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

 1. the basic Death Benefit described above;

    PLUS

 2. 40% of your "Growth" under the Annuity, as defined below.

 "Growth" means the sum of your Account Value in the Sub-accounts and your Interim Value in the Fixed Allocations, minus the total of all Purchase Payments reduced by the sum of all proportional withdrawals.

 "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. For example, a withdrawal of 50% of Account Value would be considered as a 50% reduction in Purchase Payments.

 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 100% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

 The Enhanced Beneficiary Protection Optional Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. Please see Appendix F for a Description of the Enhanced Beneficiary Protection Optional Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval. Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit. The Enhanced Beneficiary Protection Death Benefit is not available if you elect the "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit or the Spousal Lifetime Five Income Benefit.

 See Appendix B for examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated.

 Highest Anniversary Value Death Benefit ("HAV")

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Anniversary Value Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

 Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Highest Anniversary Value Death Benefit. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this death benefit.

 Calculation of Highest Anniversary Value Death Benefit
 The HAV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the Highest Anniversary Value as of the Owner's date of death.

       If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the Highest Anniversary Value on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

       The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

       The Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Anniversary Value Death Benefit is not available if you elect the "Combination 5% Roll-up and Highest Anniversary Value" or the "Highest Daily Value" Death Benefit. It also is not available with Spousal Lifetime Five or Spousal Highest Daily Lifetime Seven. Please see Appendix F for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

 Please refer to the definition of Death Benefit Target Date below. This death benefit may not be an appropriate feature where the Owner's age is near the age specified in the Death Benefit Target Date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the death benefit target date is reached.

 The death benefit target date under this death benefit is earlier than the death benefit target date under the Combination 5% Roll-up and Highest Anniversary Value Death Benefit for Owners who are age 76 or older when the Annuity is issued, which may result in a lower value on the death benefit, since there will be fewer contract anniversaries before the death benefit target date is reached.

 See Appendix B for examples of how the Highest Anniversary Value Death Benefit is calculated.

 Combination 5% Roll-up and Highest Anniversary Value Death Benefit

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Combination 5% Roll-up and HAV Optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 79 or less. If the Annuity is owned by an entity, the Annuitant must be age 79 or less.

 Certain of the Portfolios offered as Sub-accounts under the Annuity are not available if you elect the Combination 5% Roll-up and HAV Death Benefit. If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available investment options. In addition, we reserve the right to require you to use certain asset allocation model(s) if you elect this Death Benefit.

 Calculation of the Combination 5% Roll-up and Highest Anniversary Value Death Benefit
 The Combination 5% Roll-up and HAV Death Benefit equals the greatest of:

       1. the basic Death Benefit described above; and
       2. the Highest Anniversary Value Death Benefit described above; and
       3. 5% Roll-up described below.

       The calculation of the 5% Roll-up depends on whether death occurs before or after the Death Benefit Target Date.

       If the Owner dies before the Death Benefit Target Date the 5% Roll up is equal to:

       . all Purchase Payments increasing at an annual effective interest rate of 5% starting on the date that each Purchase Payment is made and ending on the Owner's date of death;

    MINUS

       . the sum of all withdrawals, dollar-for-dollar up to 5% of the Death Benefit's value as of the prior contract anniversary (or Issue Date if the withdrawal is in the first contract year). Any withdrawals in excess of the 5% dollar-for-dollar limit are proportional.

       If the Owner dies on or after the Death Benefit Target Date the 5% Roll-up is equal to:

       . the 5% Roll-up value as of the Death Benefit Target Date increased by total Purchase Payments made after the Death Benefit Target Date;

    MINUS

       . the sum of all withdrawals which reduce the 5% Roll-up proportionally.

       Please refer to the definitions of Death Benefit Target Date Below. This Death Benefit may not be an appropriate feature where the Owner's age is near the age specified in the death benefit target date. This is because the benefit may not have the same potential for growth as it otherwise would, since there will be fewer contract anniversaries before the Death Benefit Target Date is reached.

       The Combination 5% Roll-up and Highest Anniversary Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit is not available if you elect any other optional Death Benefit or elect Spousal Lifetime Five or Spousal Highest Daily Lifetime Seven. Please see Appendix F for a description of the Guaranteed Minimum Death Benefit offered before November 18, 2002 in those jurisdictions where we received regulatory approval.

 See Appendix B for examples of how the "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit is calculated.

 Key Terms Used with the Highest Anniversary Value Death Benefit and the Combination 5% Roll-up and Highest Anniversary Value Death Benefit:
   . The Death Benefit Target Date for the Highest Anniversary Value Death Benefit is the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity-owned.
   . The Death Benefit Target Date for the Combination 5% Roll-up and HAV Death Benefit is the later of the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.
   . The Highest Anniversary Value equals the highest of all previous "Anniversary Values" less proportional withdrawals since such anniversary and plus any Purchase Payments since such anniversary.
   . The Anniversary Value is the Account Value as of each anniversary of the Issue Date of the Annuity. The Anniversary Value on the Issue Date is equal to your Purchase Payment.
   . Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Anniversary Value or 5% Roll-up value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Anniversary Value or 5% Roll-up value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Anniversary Value ($125,000) by 10% or $12,500.

 Highest Daily Value Death Benefit ("HDV")

 If the Annuity has one Owner, the Owner must be age 79 or less at the time the Highest Daily Value Death Benefit is elected. If the Annuity has joint Owners, the older Owner must be age 79 or less. If there are Joint Owners, death of the Owner refers to the first to die of the Joint Owners. If the Annuity is owned by an entity, the Annuitant must be age 79 or less and death of the Owner refers to the death of the Annuitant.

 If you elect this benefit, you must allocate your Account Value in accordance with the then permitted and available option(s) with this benefit. If, subsequent to your election of the benefit, we change our requirements for how Account Value must be allocated under the benefit, the new requirement will apply only to new elections of the benefit, and we will not compel you to re-allocate your Account Value in accordance with our newly-adopted requirements. Subsequent to any change in requirements, transfers of Account Value and allocation of additional Purchase Payments may be subject to the new investment limitations.

 The HDV Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

       If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the HDV as of the Owner's date of death.

       If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

       1. the basic Death Benefit described above; and
       2. the HDV on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all proportional withdrawals since the Death Benefit Target Date.

 The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any proportional withdrawals since such date.

 The Highest Daily Value Death Benefit described above is currently being offered in those jurisdictions where we have received regulatory approval. Certain terms and conditions may differ between jurisdictions once approved. The Highest Daily Value Death Benefit is not available if you elect the Guaranteed Return Option, Guaranteed Return Option Plus, Highest Daily GRO, Guaranteed Return Option Plus 2008 Spousal Lifetime Five, Highest Daily Lifetime Five, Highest Daily Lifetime Seven, Spousal Highest Daily Lifetime Seven, the "Combination 5% Roll-up and Highest Anniversary Value" Death Benefit, or the Highest Anniversary Value Death Benefit.

 Key Terms used with the Highest Daily Value Death Benefit:
..   The Death Benefit Target Date for the Highest Daily Value Death Benefit is
    the later of the Annuity anniversary on or after the 80/th/ birthday of the current Owner, or the older of either the joint Owner or the Annuitant, if entity owned, or five years after the Issue Date of the Annuity.
..   The Highest Daily Value equals the highest of all previous "Daily Values"
    less proportional withdrawals since such date and plus any Purchase Payments since such date.

..   The Daily Value is the Account Value as of the end of each Valuation Day.
    The Daily Value on the Issue Date is equal to your Purchase Payment.
..   Proportional withdrawals are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn. Proportional withdrawals result in a reduction to the Highest Daily Value by reducing such value in the same proportion as the Account Value was reduced by the withdrawal as of the date the withdrawal occurred. For example, if your Highest Daily Value is $125,000 and you subsequently withdraw $10,000 at a time when your Account Value is equal to $100,000 (a 10% reduction), when calculating the optional Death Benefit we will reduce your Highest Daily Value ($125,000) by 10% or $12,500.

 Please see Appendix B to this Prospectus for a hypothetical example of how the HDV Death Benefit is calculated.

 Annuities with Joint Owners
 For Annuities with joint owners, the Death Benefits are calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own your Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of your Annuity and continue the Annuity instead of receiving the Death Benefit.

 Annuities Owned by Entities
 For Annuities owned by an entity, the Death Benefits are calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

 Can I Terminate the Optional Death Benefits? Do the Optional Death Benefits Terminate under other Circumstances?
 You can terminate the Enhanced Beneficiary Protection Death Benefit and the Highest Anniversary Value Death Benefit at any time. The "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit may not be terminated once elected. The optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

 What are the Charges for the Optional Death Benefits?
 We deduct a charge equal to 0.25% per year of the average daily net assets of the Sub-accounts for each of the Highest Anniversary Value Death Benefit and the Enhanced Beneficiary Protection Death Benefit and 0.50% per year of the average daily net assets of the Sub-accounts for each of the "Combination 5% Roll-up and HAV Death Benefit" and the HDV Death Benefit. We deduct the charge for each of these benefits to compensate Prudential Annuities for providing increased insurance protection under the optional Death Benefits. The additional annual charge is deducted daily against your Account Value allocated to the Sub-accounts.

 Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

 PAYMENT OF DEATH BENEFITS

 Alternative Death Benefit Payment Options - Annuities owned by Individuals (not associated with Tax-Favored Plans)
 Except in the case of a spousal assumption as described below, upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract.

 If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death.

 In the event of your death before the annuity start date, the Death Benefit must be distributed:
   .   within five (5) years of the date of death; or
   . as a series of payments not extending beyond the life expectancy of the Beneficiary or over the life of the Beneficiary. Payments under this option must begin within one year of the date of death.

 Unless you have made an election prior to Death Benefit proceeds becoming due, a Beneficiary can elect to receive the Death Benefit proceeds under the Beneficiary Continuation Option as described below in the section entitled "Beneficiary Continuation Option," as a series of annuity payments.

 Upon our receipt of proof of death, we will send to the beneficiary materials that list these payment options.

 Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans The Code provides for alternative death benefit payment options when an Annuity is used as an IRA, 403(b) or other "qualified investment" that requires minimum distributions. Upon your death under an IRA, 403(b) or other "qualified investment", the designated Beneficiary may generally elect to continue the Annuity and receive Required Minimum Distributions under the Annuity instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date Required Minimum Distributions under the Code were to begin, whether you have named a designated beneficiary and whether the Beneficiary is your surviving spouse.

   . If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life expectancy of the designated beneficiary (provided such payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.
   . If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out within five years from the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.
   . If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary.

 A beneficiary has the flexibility to take out more each year than mandated under the Required Minimum Distribution rules.

 Until withdrawn, amounts in an IRA, 403(b) or other "qualified investment" continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the Required Minimum Distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date Required Minimum Distributions must begin under the Code.

 The tax consequences to the beneficiary may vary among the different death benefit payment options. See the Tax Considerations section of this prospectus, and consult your tax advisor.

 Beneficiary Continuation Option
 Instead of receiving the death benefit in a single payment, or under an Annuity Option, a beneficiary may take the death benefit under an alternative death benefit payment option, as provided by the Code and described above under the sections entitled "Payment of Death Benefits" and "Alternative Death Benefit Payment Options - Annuities Held by Tax-Favored Plans." This "Beneficiary Continuation Option" is described below and is available for both qualified Annuities (i.e. annuities sold to an IRA, Roth IRA, SEP IRA, or 403(b)) and non-qualified Annuities.

 Under the Beneficiary Continuation Option:
..   The Owner's Annuity will be continued in the Owner's name, for the benefit of the beneficiary.
..   Beginning on the date we receive an election by the beneficiary to take the death benefit in a form other than a lump sum, the beneficiary will incur a Settlement Service Charge which is an annual charge assessed on a daily basis against the average assets allocated to the Sub-accounts. For non-qualified Annuities the charge is 1.00% per year, and for qualified Annuities the charge is 1.40% per year.
..   Beginning on the date we receive an election by the beneficiary to take the death benefit in a form other than a lump sum, the beneficiary will incur an annual maintenance fee equal to the lesser of $30 or 2% of Account
    Value. For non-qualified annuities, the fee will only apply if the Account Value is less than $25,000 at the time the fee is assessed. The fee will not apply if it is assessed 30 days prior to a surrender request.
..   The initial Account Value will be equal to any death benefit (including any optional death benefit) that would have been payable to the beneficiary if the beneficiary had taken a lump sum distribution.
..   The available Sub-accounts will be among those available to the Owner at the time of death, however certain Sub-Accounts may not be available.
..   The beneficiary may request transfers among Sub-accounts, subject to the same limitations and restrictions that applied to the Owner. Transfers in excess of 20 per year will incur a $10 transfer fee.
..   No Fixed Allocations or fixed interest rate options will be offered for non-qualified Beneficiary Continuation Options. However, for qualified Annuities, the Fixed Allocations will be those offered at the time the Beneficiary Continuation Option is elected.

..   No additional Purchase Payments can be applied to the Annuity.
..   The basic death benefit and any optional benefits elected by the Owner will no longer apply to the beneficiary.
..   The beneficiary can request a withdrawal of all or a portion of the Account
    Value at any time, unless the Beneficiary Continuation Option was the payout predetermined by the Owner and the Owner restricted the beneficiary withdrawal rights.
..   Upon the death of the Beneficiary, any remaining Account Value will be paid in a lump sum to the person(s) named by the beneficiary (successor), unless the successor chooses to continue receiving payments.

 Currently only Investment Options corresponding to Portfolios of the Advanced Series Trust and the ProFund VP are available under the Beneficiary Continuation Option.

 In addition to the materials referenced above, the Beneficiary will be provided with a prospectus and a settlement agreement describing the Beneficiary Continuation Option. We may pay compensation to the broker-dealer of record on the Annuity based on amounts held in the Beneficiary Continuation Option. Please contact us for additional information on the availability, restrictions and limitations that will apply to a beneficiary under the Beneficiary Continuation Option.

 SPOUSAL ASSUMPTION OF ANNUITY
 You may name your spouse as your Beneficiary. If you and your spouse own your Annuity jointly, we assume that the sole primary Beneficiary will be the surviving spouse unless you elect an alternative Beneficiary designation. Unless you elect an alternative Beneficiary designation, the spouse Beneficiary may elect to assume ownership of the Annuity instead of taking the Death Benefit payment. Any Death Benefit (including any optional Death Benefits) that would have been payable to the Beneficiary will become the new Account Value as of the date we receive due proof of death and any required proof of a spousal relationship. As of the date the assumption is effective, the surviving spouse will have all the rights and benefits that would be available under the Annuity to a new purchaser of the same attained age. For purposes of determining any future Death Benefit for the surviving spouse, the new Account Value will be considered as the initial Purchase Payment. Any additional Purchase Payments applied after the date the assumption is effective will be subject to all provisions of the Annuity.

 See the section entitled "Managing Your Annuity" - "Spousal Designations" and "Contingent Annuitant" for a discussion of the treatment of a spousal Contingent Annuitant in the case of the death of the Annuitant in an Annuity owned by a Custodial Account.

 Are there any Exceptions to these Rules for Paying the Death Benefit?
 Yes, there are exceptions that apply no matter how your Death Benefit is calculated. There are exceptions to the Death Benefit if the decedent was not the Owner or Annuitant as of the Issue Date (or within 60 days thereafter) and did not become the Owner or Annuitant due to the prior Owner's or Annuitant's death. Any Death Benefit (including any optional Death Benefit) that applies will be suspended for a two-year period from the date he or she first became Owner or Annuitant. After the two-year suspension period is completed, the Death Benefit is the same as if this person had been an Owner or Annuitant on the Issue Date.

 When do you Determine the Death Benefit?
 We determine the amount of the Death Benefit as of the date we receive "due proof of death", (and in certain limited circumstances as of the date of death) any instructions we require to determine the method of payment and any other written representations we require to determine the proper payment of the Death Benefit to all Beneficiaries. "Due proof of death" may include a certified copy of a death certificate, a certified copy of a decree of a court of competent jurisdiction as to the finding of death or other satisfactory proof of death. Upon our receipt of "due proof of death" we automatically transfer the Death Benefit to the AST Money Market Sub-account until we further determine the universe of eligible Beneficiaries. Once the universe of eligible Beneficiaries has been determined each eligible Beneficiary may allocate his or her eligible share of the Death Benefit to an eligible annuity payment option.

 Each Beneficiary must make an election as to the method they wish to receive their portion of the Death Benefit. Absent an election of a Death Benefit payment method, no Death Benefit can be paid to the Beneficiary. We may require written acknowledgment of all named Beneficiaries before we can pay the Death Benefit. During the period from the date of death until we receive all required paper work, the amount of the Death Benefit may be subject to market fluctuations.

                            VALUING YOUR INVESTMENT

 HOW IS MY ACCOUNT VALUE DETERMINED?
 During the accumulation period, the Annuity has an Account Value. The Account Value is determined separately for each Sub-account allocation and for each Fixed Allocation. The Account Value is the sum of the values of each Sub-account allocation and the value of each Fixed Allocation. For Annuities with a Highest Daily Lifetime Five election, Account Value also includes the value of any allocation to the Benefit Fixed Rate Account. See the "Living Benefit Programs -- Highest Daily Lifetime Five" section of the Prospectus for a description of the Benefit Fixed Rate Account. When determining the Account Value on any day other than a Fixed Allocation's Maturity Date, the Account Value may include any Market Value Adjustment that would apply to a Fixed Allocation (if withdrawn or transferred) on that day.

 WHAT IS THE SURRENDER VALUE OF MY ANNUITY?
 The Surrender Value of your Annuity is the value available to you on any day during the accumulation period. The Surrender Value is defined under "Glossary of Terms" above.

 HOW AND WHEN DO YOU VALUE THE SUB-ACCOUNTS?
 When you allocate Account Value to a Sub-account, you are purchasing units of the Sub-account. Each Sub-account invests exclusively in shares of an underlying Portfolio. The value of the Units fluctuates with the market fluctuations of the Portfolios. The value of the Units also reflects the daily accrual for the Insurance Charge and if you elected one or more optional benefits whose annual charge is deducted daily, the additional charge made for such benefits. There may be several different Unit Prices for each Sub-account to reflect the Insurance Charge and the charges for any optional benefits. The Unit Price for the Units you purchase will be based on the total charges for the benefits that apply to your Annuity. See the section entitled "What Happens to My Units When There is a Change in Daily Asset-Based Charges?" for a detailed discussion of how Units are purchased and redeemed to reflect changes in the daily charges that apply to your Annuity. Each Valuation Day, we determine the price for a Unit of each Sub-account, called the "Unit Price." The Unit Price is used for determining the value of transactions involving Units of the Sub-accounts. We determine the number of Units involved in any transaction by dividing the dollar value of the transaction by the Unit Price of the Sub-account as of the Valuation Day.

 Example
 Assume you allocate $5,000 to a Sub-account. On the Valuation Day you make the allocation, the Unit Price is $14.83. Your $5,000 buys 337.154 Units of the Sub-account. Assume that later, you wish to transfer $3,000 of your Account Value out of that Sub-account and into another Sub-account. On the Valuation Day you request the transfer, the Unit Price of the original Sub-account has increased to $16.79 and the Unit Price of the new Sub-account is $17.83. To transfer $3,000, we sell 178.677 Units at the current Unit Price, leaving you
 158.477 Units. We then buy $3,000 of Units of the new Sub-account at the Unit Price of $17.83. You would then have 168.255 Units of the new Sub-account.

 HOW DO YOU VALUE FIXED ALLOCATIONS?
 During the Guarantee Period, we use the concept of an Interim Value. The Interim Value can be calculated on any day and is equal to the initial value allocated to a Fixed Allocation plus all interest credited to a Fixed Allocation as of the date calculated. The Interim Value does not include the impact of any Market Value Adjustment. If you made any transfers or withdrawals from a Fixed Allocation, the Interim Value will reflect the withdrawal of those amounts and any interest credited to those amounts before they were withdrawn. To determine the Account Value of a Fixed Allocation on any day other than its Maturity Date, we multiply the Account Value of the Fixed Allocation times the Market Value Adjustment factor.

 WHEN DO YOU PROCESS AND VALUE TRANSACTIONS?
 Prudential Annuities is generally open to process financial transactions on those days that the New York Stock Exchange (NYSE) is open for trading. There may be circumstances where the NYSE does not open on a regularly scheduled date or time or closes at an earlier time than scheduled (normally 4:00 p.m.
 EST). Generally, financial transactions requested before the close of the NYSE which meet our requirements will be processed according to the value next determined following the close of business. Financial transactions requested on a non-Valuation Day or after the close of the NYSE will be processed based on the value next computed on the next Valuation Day. There may be circumstances when the opening or closing time of the NYSE is different than other major stock exchanges, such as NASDAQ or the American Stock Exchange. Under such circumstances, the closing time of the NYSE will be used when valuing and processing transactions.

 There may be circumstances where the NYSE is open, however, due to inclement weather, natural disaster or other circumstances beyond our control, our offices may be closed or our business processing capabilities may be restricted. Under those circumstances, your Account Value may fluctuate based on changes in the Unit Values, but you may not be able to transfer Account Value, or make a purchase or redemption request.

 The NYSE is closed on the following nationally recognized holidays: New Year's Day, Martin Luther King, Jr. Day, Washington's Birthday, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving, and Christmas. On those dates, we will not process any financial transactions involving purchase or redemption orders. Prudential Annuities will also not process financial transactions involving purchase or redemption orders or transfers on any day that:
   .   trading on the NYSE is restricted;
   . an emergency exists making redemption or valuation of securities held in the separate account impractical; or
   . the SEC, by order, permits the suspension or postponement for the protection of security holders.

 Initial Purchase Payments: We are required to allocate your initial Purchase Payment to the Sub-accounts within two (2) Valuation Days after we receive all of our requirements at our office to issue the Annuity. If we do not have all the required information to allow us to issue your Annuity, we may retain the Purchase Payment while we try to reach you or your representative to obtain all of our requirements. If we are unable to obtain all of our required information within five (5) Valuation Days, we are required to return the Purchase Payment to you at that time, unless you specifically consent to our retaining the Purchase Payment while we gather the required information. Once we obtain the required information, we will invest the Purchase Payment and issue the Annuity within two (2) Valuation Days. With respect to both your initial Purchase Payment and any subsequent Purchase Payment that is pending investment in our separate account, we may hold the amount temporarily in our general account and may earn interest on such amount. You will not be credited with interest during that period.

 Additional Purchase Payments: We will apply any additional Purchase Payments on the Valuation Day that we receive the Purchase Payment at our office with satisfactory allocation instructions.

 Scheduled Transactions: Scheduled transactions include transfers made in connection with dollar cost averaging, the asset allocation program, auto-rebalancing, systematic withdrawals, systematic investments, required minimum distributions, substantially equal periodic payments under
 Section 72(t) of the Code, or annuity payments. Scheduled transactions are processed and valued as of the date they are scheduled, unless the scheduled day is not a Valuation Day. In that case, the transaction will be processed and valued on the next Valuation Day, unless (with respect to required minimum distributions, substantially equal periodic payments under Section 72(t) of the Code, systematic withdrawals and annuity payments only), the next Valuation Day falls in the subsequent calendar year, in which case the transaction will be processed and valued on the prior Valuation Day.

 Unscheduled Transactions: "Unscheduled" transactions include any other non-scheduled transfers and requests for Partial Withdrawals or Surrenders. Unscheduled transactions are processed and valued as of the Valuation Day we receive the request at our Office and have all of the required information.

 Death Benefits: Death Benefit claims require our review and evaluation before processing. We price such transactions as of the date we receive at our Office all supporting documentation we require for such transactions and that are satisfactory to us.

 Transactions in Rydex and Profunds VP Sub-accounts: Generally, purchase or redemption orders or transfer requests must be received by us by no later than the close of the NYSE to be processed on the current Valuation Day. However, any transfer request involving the Rydex or ProFunds VP Sub-accounts must be received by us no later than one hour prior to any announced closing of the applicable securities exchange (generally, 3:00 p.m. Eastern time) to be processed on the current Valuation Day. The "cut-off" time for such financial transactions involving a Rydex or ProFunds VP Sub-account will be extended to 1/2 hour prior to any announced closing (generally, 3:30 p.m. Eastern time) for transactions submitted electronically through Prudential Annuities' Internet website (www.prudentialannuities.com). You cannot request a transaction involving the transfer of units in one of the Rydex or ProFunds VP Sub-accounts between the applicable "cut-off" time and 4:00 p.m. Transactions received after 4:00 p.m. will be treated as received by us on the next Valuation Day.

 WHAT HAPPENS TO MY UNITS WHEN THERE IS A CHANGE IN DAILY ASSET-BASED CHARGES? Termination of Optional Benefits: Except for the Guaranteed Minimum Income Benefit, the Combination 5% Roll-up and Highest Anniversary Value Death Benefit and the Highest Daily Value Death Benefit, which generally cannot be terminated by the owner once elected, if any optional benefit terminates, we will no longer deduct the charge we apply to purchase the optional benefit. Certain optional benefits may be added after you have purchased your Annuity. On the date a charge no longer applies or a charge for an optional benefit begins to be deducted, your Annuity will become subject to a different daily asset-based charge. This change may result in the number of Units attributed to your Annuity and the value of those units being different than it was before the change, however, the adjustment in the number of Units and Unit Price will not affect your Account Value (although the change in charges that are deducted will affect your Account Value).

                              TAX CONSIDERATIONS

 The tax considerations associated with an Annuity vary depending on whether the contract is (i) owned by an individual or non-natural person, and not associated with a tax-favored retirement plan, or (ii) held under a tax-favored retirement plan. We discuss the tax considerations for these categories of contracts below. The discussion is general in nature and describes only federal income tax law (not state or other tax laws). It is based on current law and interpretations, which may change. The information provided is not intended as tax advice. You should consult with a qualified tax advisor for complete information and advice. References to purchase payments below relate to your cost basis in your contract. Generally, your cost basis in a contract not associated with a tax-favored retirement plan is the amount you pay into your contract, or into annuities exchanged for your contract, on an after-tax basis less any withdrawals of such payments. Cost basis for a tax-favored retirement plan is provided only in limited circumstances, such as for contributions to a Roth IRA or nondeductible IRA contributions. The discussion includes a description of certain spousal rights under the contract, and our administration of such spousal rights and related tax reporting accords with our understanding of the Defense of Marriage Act (which defines a "marriage" as a legal union between a man and a woman and a "spouse" as a person of the opposite sex). Depending on the state in which your annuity is issued, we may offer certain spousal benefits to civil union couples. You should be aware, however, that federal tax law does not recognize civil unions. Therefore, we cannot permit a civil union partner to continue the annuity upon the death of the first partner under the annuity's "spousal continuance" provision. Civil union couples should consider that limitation before selecting a spousal benefit under the annuity.

 NONQUALIFIED ANNUITY CONTRACTS
 In general, as used in this prospectus, a Nonqualified Annuity is owned by an individual or non-natural person and is not associated with a tax-favored retirement plan.

 TAXES PAYABLE BY YOU
 We believe the Annuity is an annuity contract for tax purposes. Accordingly, as a general rule, you should not pay any tax until you receive money under the contract. Generally, annuity contracts issued by the same company (and affiliates) to you during the same calendar year must be treated as one annuity contract for purposes of determining the amount subject to tax under the rules described below. Charges for investment advisory fees that are taken from the contract are treated as a partial withdrawal from the contract and will be reported as such to the contract owner.

 It is possible that the Internal Revenue Service (IRS) would assert that some or all of the charges for the optional benefits under the contract should be treated for federal income tax purposes as a partial withdrawal from the contract. If this were the case, the charge for this benefit could be deemed a withdrawal and treated as taxable to the extent there are earnings in the contract. Additionally, for owners under age 59 1/2, the taxable income attributable to the charge for the benefit could be subject to a tax penalty. If the IRS determines that the charges for one or more benefits under the contract are taxable withdrawals, then the sole or surviving owner will be provided with a notice from us describing available alternatives regarding these benefits.

 You must commence annuity payments no later than the first day of the calendar month next following the maximum Annuity date for your Contract. Please refer to your Annuity Contract for the applicable maximum Annuity date. For some of our contracts, you are able to choose to defer the Annuity Date beyond the default Annuity date described in your Contract. However, the IRS may not then consider your contract to be an annuity under the tax law.

 TAXES ON WITHDRAWALS AND SURRENDER
 If you make a withdrawal from your contract or surrender it before annuity payments begin, the amount you receive will be taxed as ordinary income, rather than as return of purchase payments, until all gain has been withdrawn. Once all gain has been withdrawn, payments will be treated as a nontaxable return of purchase payments until all purchase payments have been returned. After all purchase payments are returned, all subsequent amounts will be taxed as ordinary income. You will generally be taxed on any withdrawals from the contract while you are alive even if the withdrawal is paid to someone else. Withdrawals under any of the optional living benefit programs or as a systematic payment are taxed under these rules. If you assign or pledge all or part of your contract as collateral for a loan, the part assigned generally will be treated as a withdrawal. If you transfer your contract for less than full consideration, such as by gift, you will also trigger tax on any gain in the contract. This rule does not apply if you transfer the contract to your spouse or under most circumstances if you transfer the contract incident to divorce.

 If you choose to receive payments under an interest payment option, or a beneficiary chooses to receive a death benefit under an interest payment option, that election will be treated, for tax purposes, as surrendering your Annuity and will immediately subject any gain in the contract to income tax.

 TAXES ON ANNUITY PAYMENTS
 A portion of each annuity payment you receive will be treated as a partial return of your purchase payments and will not be taxed. The remaining portion will be taxed as ordinary income. Generally, the nontaxable portion is determined by multiplying the annuity payment you receive by a fraction, the numerator of which is your purchase payments (less any amounts previously received tax-free) and the denominator of which is the total expected payments under the contract. After the full amount of your purchase payments have been recovered tax-free, the full amount of the annuity payments will be taxable. If annuity payments stop due to the death of the annuitant before the full amount of your purchase payments have been recovered, a tax deduction may be allowed for the unrecovered amount.

 TAX PENALTY FOR EARLY WITHDRAWAL FROM A NONQUALIFIED ANNUITY CONTRACT
 You may owe a 10% tax penalty on the taxable part of distributions received from your Nonqualified Annuity contract before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled;
..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually (please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years and modification of payments during that time period will result in retroactive application of the 10% tax penalty); or
..   the amount received is paid under an immediate annuity contract (in which annuity payments begin within one year of purchase).

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 SPECIAL RULES IN RELATION TO TAX-FREE EXCHANGES UNDER SECTION 1035
 Section 1035 of the Internal Revenue Code of 1986, as amended (Code), permits certain tax-free exchanges of a life insurance, annuity or endowment contract for an annuity. Partial surrenders may be treated in the same way as tax-free 1035 exchanges of entire contracts, therefore avoiding current taxation of any gains in the contract as well as the 10% tax penalty on pre-age 59 1/2 withdrawals. The IRS has reserved the right to treat transactions it considers abusive as ineligible for this favorable partial 1035 exchange treatment. In Revenue Procedure 2008-24, the IRS has indicated that where there is a surrender or distribution from either the initial annuity contract or receiving annuity contract within 12 months of the date on which the partial exchange was completed, the transfer will retroactively be treated as a taxable distribution from the initial annuity contract and a contribution to the receiving annuity contract. Tax free exchange treatment will be retained if the subsequent surrender or distribution would be eligible for an exception to the 10% federal income tax penalty, other than the exceptions for substantially equal periodic payments or distributions under an immediate annuity. It is unclear how the IRS will treat a partial exchange from a life insurance, endowment, or annuity contract into an immediate annuity. As of the date of this prospectus, we will accept a partial 1035 exchange from a non-qualified annuity into an immediate annuity as a "tax-free" exchange for future tax reporting purposes, except to the extent that we, as a reporting and withholding agent, believe that we would be expected to deem the transaction to be abusive. However, some insurance companies may not recognize these partial surrenders as tax-free exchanges and may report them as taxable distributions to the extent of any gain distributed as well as subjecting the taxable portion of the distribution to the 10% tax penalty. We strongly urge you to discuss any transaction of this type with your tax advisor before proceeding with the transaction.

 If an Annuity is purchased through a tax-free exchange of a life insurance, annuity or endowment contract that was purchased prior to August 14, 1982, then any purchase payments made to the original contract prior to August 14, 1982 will be treated as made to the new contract prior to that date. Generally, such pre-August 14, 1982 withdrawals are treated as a recovery of your investment in the contract first until purchase payments made before August 14, 1982 are withdrawn. Moreover, any income allocable to purchase payments made before August 14, 1982, is not subject to the 10% tax penalty.

 TAXES PAYABLE BY BENEFICIARIES
 The Death Benefit options are subject to income tax to the extent the distribution exceeds the cost basis in the contract. The value of the Death Benefit, as determined under federal law, is also included in the owner's estate. Generally, the same tax rules described above would also apply to amounts received by your beneficiary. Choosing any option other than a lump sum Death Benefit may defer taxes. Certain minimum distribution requirements apply upon your death, as discussed further below in the Annuity Qualification section. Tax consequences to the beneficiary vary depending upon the Death Benefit payment option selected. Generally, for payment of the Death Benefit
..   As a lump sum payment: the beneficiary is taxed on gain in the contract.
..   Within 5 years of death of owner: the beneficiary is taxed as amounts are withdrawn (in this case gain is treated as being distributed first).
..   Under an annuity or annuity settlement option with distribution beginning within one year of the date of death of the owner: the beneficiary is taxed on each payment (part will be treated as gain and part as return of purchase payments).

 Considerations for Contingent Annuitants: We may allow the naming of a contingent annuitant when a Nonqualified Annuity contract is held by a pension plan or a tax favored retirement plan. In such a situation, the Annuity may no longer qualify for tax deferral where the Annuity contract continues after the death of the Annuitant.

 REPORTING AND WITHHOLDING ON DISTRIBUTIONS
 Taxable amounts distributed from an Annuity are subject to federal and state income tax reporting and withholding. In general, we will withhold federal income tax from the taxable portion of such distribution based on the type of distribution. In the case of an annuity or similar periodic payment, we will withhold as if you are a married individual with three (3) exemptions unless you designate a different withholding status. If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default. In the case of all other distributions, we will withhold at a 10% rate. You may generally elect not to have tax withheld from your payments. An election out of withholding must be made on forms that we provide.

 State income tax withholding rules vary and we will withhold based on the rules of your State of residence. Special tax rules apply to withholding for nonresident aliens, and we generally withhold income tax for nonresident aliens at a 30% rate. A different withholding rate may be applicable to a nonresident alien based on the terms of an existing income tax treaty between the United States and the nonresident alien's country. Please refer to the discussion below regarding withholding rules for a Qualified Annuity.

 Regardless of the amount withheld by us, you are liable for payment of federal and state income tax on the taxable portion of annuity distributions. You should consult with your tax advisor regarding the payment of the correct amount of these income taxes and potential liability if you fail to pay such taxes.

 Entity Owners
 Where a contract is held by a non-natural person (e.g. a corporation), other than as an agent or nominee for a natural person (or in other limited circumstances), the contract will not be taxed as an annuity and increases in the value of the contract over its cost basis will be subject to tax annually.

 Where a contract is structured so that it is owned by a grantor trust but the annuitant is not the grantor, then the contract is required to terminate upon the death of the grantor if the grantor pre-deceases the annuitant under
 Section 72(s) of the Code. Under this circumstance, the contract value will be paid out to the beneficiary and it is not eligible for the death benefit provided under the contract.

 ANNUITY QUALIFICATION
 Diversification And Investor Control. In order to qualify for the tax rules applicable to annuity contracts described above, the assets underlying the Sub-accounts of an Annuity must be diversified, according to certain rules under the Internal Revenue Code. Each portfolio is required to diversify its investments each quarter so that no more than 55% of the value of its assets is represented by any one investment, no more than 70% is represented by any two investments, no more than 80% is represented by any three investments, and no more than 90% is represented by any four investments. Generally, securities of a single issuer are treated as one investment and obligations of each U.S. Government agency and instrumentality (such as the Government National Mortgage Association) are treated as issued by separate issuers. In addition, any security issued, guaranteed or insured (to the extent so guaranteed or insured) by the United States or an instrumentality of the U.S. will be treated as a security issued by the U.S. Government or its instrumentality, where applicable. We believe the portfolios underlying the variable investment options of the Annuity meet these diversification requirements.

 An additional requirement for qualification for the tax treatment described above is that we, and not you as the contract owner, must have sufficient control over the underlying assets to be treated as the owner of the underlying assets for tax purposes. While we also believe these investor control rules will be met, the Treasury Department may promulgate guidelines under which a variable annuity will not be treated as an annuity for tax purposes if persons with ownership rights have excessive control over the investments underlying such variable annuity. It is unclear whether such guidelines, if in fact promulgated, would have retroactive effect. It is also unclear what effect, if any, such guidelines might have on transfers between the investment options offered pursuant to this Prospectus. We reserve the right to take any action, including modifications to your Annuity or the investment options, required to comply with such guidelines if promulgated. Any such changes will apply uniformly to affected owners and will be made with such notice to affected owners as is feasible under the circumstances.

 Required Distributions Upon Your Death for Nonqualified Annuity Contracts. Upon your death, certain distributions must be made under the contract. The required distributions depend on whether you die before you start taking annuity payments under the contract or after you start taking annuity payments under the contract. If you die on or after the Annuity Date, the remaining portion of the interest in the contract must be distributed at least as rapidly as under the method of distribution being used as of the date of death. If you die before the Annuity Date, the entire interest in the contract must be distributed within 5 years after the date of death, or as periodic payments over a period not extending beyond the life or life expectancy of such designated beneficiary (provided such payments begin within one year of your death). Your designated beneficiary is the person to whom benefit rights under the contract pass by reason of death, and must be a natural person in order to elect a periodic payment option based on life expectancy or a period exceeding five years. Additionally, if the Annuity is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner. For Nonqualified annuity contracts owned by a non-natural person, the required distribution rules apply upon the death of the annuitant. This means that for a contract held by a non-natural person (such as a trust) for which there is named a co-annuitant, then such required distributions will be triggered by the death of the first co-annuitants to die.

 Changes In Your Annuity. We reserve the right to make any changes we deem necessary to assure that your Annuity qualifies as an annuity contract for tax purposes. Any such changes will apply to all contract owners and you will be given notice to the extent feasible under the circumstances.

 QUALIFIED ANNUITY CONTRACTS
 In general, as used in this prospectus, a Qualified Annuity is an Annuity contract with applicable endorsements for a tax-favored plan or a Nonqualified Annuity contract held by a tax-favored retirement plan.

 The following is a general discussion of the tax considerations for Qualified Annuity contracts. This Annuity may or may not be available for all types of the tax-favored retirement plans discussed below. This discussion assumes that you have satisfied the eligibility requirements for any tax-favored retirement plan. Please consult your Financial Professional prior to purchase to confirm if this contract is available for a particular type of tax-favored retirement plan or whether we will accept the type of contribution you intend for this contract.

 A Qualified annuity may typically be purchased for use in connection with:
..   Individual retirement accounts and annuities (IRAs) which are subject to
    Sections 408(a) and 408(b) of the Code;
..   Roth IRAs under Section 408A of the Code;
..   A corporate Pension or Profit-sharing plan (subject to 401(a) of the Code);
..   H.R. 10 plans (also known as Keogh Plans, subject to 401(a) of the Code);
..   Tax Sheltered Annuities (subject to 403(b) of the Code, also known as Tax
    Deferred Annuities or TDAs);
..   Section 457 plans (subject to 457 of the Code).

 A Nonqualified annuity may also be purchased by a 401(a) trust or custodial IRA or Roth IRA account, or a Section 457 plan, which can hold other permissible assets. The terms and administration of the trust or custodial account or plan in accordance with the laws and regulations for 401(a) plans, IRAs or Roth IRAs, or a Section 457 plan, as applicable, are the responsibility of the applicable trustee or custodian.

 You should be aware that tax favored plans such as IRAs generally provide income tax deferral regardless of whether they invest in annuity contracts. This means that when a tax favored plan invests in an annuity contract, it generally does not result in any additional tax benefits (such as income tax deferral and income tax free transfers).

 TYPES OF TAX-FAVORED PLANS
 IRAs. If you buy an Annuity for use as an IRA, we will provide you a copy of the prospectus and contract. The "IRA Disclosure Statement" and "Roth IRA Disclosure Statement" which accompany the prospectus contain information about eligibility, contribution limits, tax particulars, and other IRA information. In addition to this information (some of which is summarized below), the IRS requires that you have a "free look" after making an initial contribution to the contract. During this time, you can cancel the Annuity by notifying us in writing, and we will refund all of the purchase payments under the Annuity (or, if provided by applicable state law, the amount credited under the Annuity, if greater), less any applicable federal and state income tax withholding.

 Contributions Limits/Rollovers. Subject to the minimum purchase payment requirements of an Annuity, you may purchase an Annuity for an IRA in connection with a "rollover" of amounts from a qualified retirement plan, as a transfer from another IRA, by making a single contribution consisting of your IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15, or as a current year contribution. In 2008 the contribution limit is $5,000. After 2008 the contribution amount will be indexed for inflation. The tax law also provides for a catch-up provision for individuals who are age 50 and above, allowing these individuals an additional $1,000 contribution each year. The catch-up amount is not indexed for inflation.

 The "rollover" rules under the Code are fairly technical; however, an individual (or his or her surviving spouse) may generally "roll over" certain distributions from tax favored retirement plans (either directly or within 60 days from the date of these distributions) if he or she meets the requirements for distribution. Once you buy an Annuity, you can make regular IRA contributions under the Annuity (to the extent permitted by law). However, if you make such regular IRA contributions, you should note that you will not be able to treat the contract as a "conduit IRA," which means that you will not retain possible favorable tax treatment if you subsequently "roll over" the contract funds originally derived from a qualified retirement plan or TDA into another Section 401(a) plan or TDA. In some circumstances, non-spouse beneficiaries may directly roll over to an IRA amounts due from qualified plans, 403(b) plans, and governmental 457(b) plans.

 Required Provisions. Contracts that are IRAs (or endorsements that are part of the contract) must contain certain provisions:
..   You, as owner of the contract, must be the "annuitant" under the contract
    (except in certain cases involving the division of property under a decree of divorce);
..   Your rights as owner are non-forfeitable;
..   You cannot sell, assign or pledge the contract;
..   The annual contribution you pay cannot be greater than the maximum amount allowed by law, including catch-up contributions if applicable (which does not include any rollover amounts);

..   The date on which required minimum distributions must begin cannot be later than April 1st of the calendar year after the calendar year you turn age
    70 1/2; and
..   Death and annuity payments must meet "required minimum distribution" rules described below.

 Usually, the full amount of any distribution from an IRA (including a distribution from this contract) which is not a rollover is taxable. As taxable income, these distributions are subject to the general tax withholding rules described earlier regarding a Nonqualified Annuity. In addition to this normal tax liability, you may also be liable for the following, depending on your actions:
..   A 10% early withdrawal penalty described below;
..   Liability for "prohibited transactions" if you, for example, borrow against the value of an IRA; or
..   Failure to take a required minimum distribution, also described below.

 SEPs. SEPs are a variation on a standard IRA, and contracts issued to a SEP must satisfy the same general requirements described under IRAs (above). There are, however, some differences:
..   If you participate in a SEP, you generally do not include in income any employer contributions made to the SEP on your behalf up to the lesser of
    (a) $46,000 in 2008 ($45,000 in 2007) or (b) 25% of your taxable compensation paid by the contributing employer (not including the employer's SEP contribution as compensation for these purposes). However, for these purposes, compensation in excess of certain limits established by the IRS will not be considered. In 2008, this limit is $230,000 ($225,000 for 2007);
..   SEPs must satisfy certain participation and nondiscrimination requirements not generally applicable to IRAs; and
..   SEPs that contain a salary reduction or "SARSEP" provision prior to 1997 may permit salary deferrals up to $15,500 in 2008 with the employer making these contributions to the SEP. However, no new "salary reduction" or "SARSEPs" can be established after 1996. Individuals participating in a SARSEP who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. These amounts are indexed for inflation. These Annuities are not available for SARSEPs. You will also be provided the same information, and have the same "free look" period, as you would have if you purchased the contract for a standard IRA.

 ROTH IRAs. The "Roth IRA Disclosure Statement" contains information about eligibility, contribution limits, tax particulars and other Roth IRA information. Like standard IRAs, income within a Roth IRA accumulates tax-free, and contributions are subject to specific limits. Roth IRAs have, however, the following differences:
..   Contributions to a Roth IRA cannot be deducted from your gross income;
..   "Qualified distributions" from a Roth IRA are excludable from gross income.
    A "qualified distribution" is a distribution that satisfies two requirements: (1) the distribution must be made (a) after the owner of the IRA attains age 59 1/2; (b) after the owner's death; (c) due to the owner's disability; or (d) for a qualified first time homebuyer distribution within the meaning of Section 72(t)(2)(F) of the Code; and (2) the distribution must be made in the year that is at least five tax years after the first year for which a contribution was made to any Roth IRA established for the owner or five years after a rollover, transfer, or conversion was made from a traditional IRA to a Roth IRA. Distributions from a Roth IRA that are not qualified distributions will be treated as made first from contributions and then from earnings and earnings will be taxed generally in the same manner as distributions from a traditional IRA.
..   If eligible (including meeting income limitations and earnings requirements), you may make contributions to a Roth IRA after attaining age 70 1/2, and distributions are not required to begin upon attaining such age or at any time thereafter.

 Subject to the minimum purchase payment requirements of an Annuity, if you meet certain income limitations you may purchase an Annuity for a Roth IRA in connection with a "rollover" of amounts of another traditional IRA, conduit IRA, SEP, SIMPLE-IRA or Roth IRA by making a single contribution consisting of your Roth IRA contributions and catch-up contributions, if applicable, attributable to the prior year and the current year during the period from January 1 to April 15 of the current year, or with a current contribution. The Code permits persons who meet certain income limitations (generally, adjusted gross income under $100,000) who are not married filing a separate return and who receive certain qualifying distributions from such non-Roth IRAs, to directly rollover or make, within 60 days, a "rollover" of all or any part of the amount of such distribution to a Roth IRA which they establish. Beginning January 2008, an individual receiving an eligible rollover distribution from an employer sponsored retirement plan under sections 401(a) or 403(b) of the Code can directly roll over contributions to a Roth IRA, subject to the same income limits. This conversion triggers current taxation (but is not subject to a 10% early distribution penalty). Once an Annuity has been purchased, regular Roth IRA contributions will be accepted to the extent permitted by law. In addition, an individual receiving an eligible rollover distribution from a designated Roth account under an employer plan may roll over the distribution to a Roth IRA even if the individual is not eligible to make regular contributions to a Roth IRA. Until 2010, participants with an adjusted gross income greater than $100,000 are not permitted to roll over funds from an employer plan, including a Roth 401(k) distribution, to a Roth IRA.

 TDAs. You may own a Tax Deferred Annuity (also known as a TDA, Tax Sheltered Annuity (TSA), 403(b) plan or 403(b) annuity) generally if you are either an employer or employee of a tax-exempt organization (as defined under Code
 Section 501(c)(3)) or a public educational organization, and you may make contributions to a TDA so long as your rights (or your employee's rights) to the annuity are nonforfeitable. Contributions to a TDA, and any earnings, are not taxable until distribution. You may also make contributions to a TDA under a salary reduction agreement, generally up to a maximum of $15,500 in 2008.

 Individuals participating in a TDA who are age 50 or above by the end of the year will be permitted to contribute an additional $5,000 in 2008. This amount is indexed for inflation. Further, you may roll over TDA amounts to another TDA or an IRA. You may also roll over TDA amounts to a qualified retirement plan, a SEP and a 457 government plan. A contract may generally only qualify as a TDA if distributions of salary deferrals (other than "grandfathered" amounts held as of December 31, 1988) may be made only on account of:
..   Your attainment of age 59 1/2;
..   Your severance of employment;
..   Your death;
..   Your total and permanent disability; or
..   Hardship (under limited circumstances, and only related to salary deferrals, not including earnings attributable to these amounts).

 In any event, you must begin receiving distributions from your TDA by April 1st of the calendar year after the calendar year you turn age 70 1/2 or retire, whichever is later. These distribution limits do not apply either to transfers or exchanges of investments under the contract, or to any "direct transfer" of your interest in the contract to another TDA or to a mutual fund "custodial account" described under Code Section 403(b)(7). Employer contributions to TDAs are subject to the same general contribution, nondiscrimination, and minimum participation rules applicable to "qualified" retirement plans.

 Final regulations related to 403(b) contracts were issued in 2007. Under these final regulations, certain contract exchanges may be accepted only if the employer and the issuer have entered into the required information-sharing agreements. Such agreements must be in place by January 1, 2009. We do not currently accept transfers of funds under 403(b) contracts. Funds can only be added to the contract as a current salary deferral under an agreement with your employer or as a direct rollover from another employer plan. We intend to begin accepting such transfers in the future when we can comply with the new regulations.

 REQUIRED MINIMUM DISTRIBUTIONS AND PAYMENT OPTIONS
 If you hold the contract under an IRA (or other tax-favored plan), required minimum distribution rules must be satisfied. This means that generally payments must start by April 1 of the year after the year you reach age 70 1/2 and must be made for each year thereafter. For a TDA or a 401(a) plan for which the participant is not a greater than 5% owner of the employer, this required beginning date can generally be deferred to retirement, if later. Roth IRAs are not subject to these rules during the Owner's lifetime. The amount of the payment must at least equal the minimum required under the IRS rules. Several choices are available for calculating the minimum amount. More information on the mechanics of this calculation is available on request. Please contact us at a reasonable time before the IRS deadline so that a timely distribution is made. Please note that there is a 50% tax penalty on the amount of any required minimum distribution not made in a timely manner.

 Required minimum distributions are calculated based on the sum of the Account Value and the actuarial value of any additional death benefits and benefits from optional riders that you have purchased under the contract. As a result, the required minimum distributions may be larger than if the calculation were based on the Account Value only, which may in turn result in an earlier (but not before the required beginning date) distribution of amounts under the Annuity and an increased amount of taxable income distributed to the Annuity owner, and a reduction of death benefits and the benefits of any optional riders.

 You can use the Minimum Distribution option to satisfy the required minimum distribution rules for an Annuity without either beginning annuity payments or surrendering the Annuity. We will distribute to you the required minimum distribution amount, less any other partial withdrawals that you made during the year. Such amount will be based on the value of the contract as of December 31 of the prior year, but is determined without regard to other contracts you may own.

 Although the IRS rules determine the required amount to be distributed from your IRA each year, certain payment alternatives are still available to you. If you own more than one IRA, you can choose to satisfy your minimum distribution requirement for each of your IRAs by withdrawing that amount from any of your IRAs. If you inherit more than one IRA or more than one Roth IRA from the same owner, similar rules apply.

 Required Distributions Upon Your Death for Qualified Annuity Contracts
 Upon your death under an IRA, Roth IRA, 403(b) or other employer sponsored plan, the designated beneficiary may generally elect to continue the contract and receive required minimum distributions under the contract instead of receiving the death benefit in a single payment. The available payment options will depend on whether you die before the date required minimum distributions under the Code were to begin, whether you have named a designated beneficiary and whether that beneficiary is your surviving spouse.
..   If you die after a designated beneficiary has been named, the death benefit must be distributed by December 31/st/ of the year including the five year anniversary of the date of death, or as periodic payments not extending beyond the life or life expectancy of the designated beneficiary (as long as payments begin by December 31/st/ of the year following the year of death). However, if your surviving spouse is the beneficiary, the death benefit can be paid out over the life or life expectancy of your spouse with such payments beginning no later than December 31/st/ of the year following the year of death or December 31/st/ of the year in which you would have reached age 70 1/2, which ever is later. Additionally, if the contract is payable to (or for the benefit of) your surviving spouse, that portion of the contract may be continued with your spouse as the owner.

..   If you die before a designated beneficiary is named and before the date required minimum distributions must begin under the Code, the death benefit must be paid out by December 31/st/ of the year including the five year anniversary of the date of death. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary. A designated beneficiary may elect to apply the rules for no designated beneficiary if those would provide a smaller payment requirement.
..   If you die before a designated beneficiary is named and after the date required minimum distributions must begin under the Code, the death benefit must be paid out at least as rapidly as under the method then in effect. For contracts where multiple beneficiaries have been named and at least one of the beneficiaries does not qualify as a designated beneficiary and the account has not been divided into separate accounts by December 31/st/ of the year following the year of death, such contract is deemed to have no designated beneficiary. A designated beneficiary may elect to apply the rules for no designated beneficiary if those would provide a smaller payment requirement.

 A beneficiary has the flexibility to take out more each year than mandated under the required minimum distribution rules.

 Until withdrawn, amounts in a Qualified Annuity contract continue to be tax deferred. Amounts withdrawn each year, including amounts that are required to be withdrawn under the required minimum distribution rules, are subject to tax. You may wish to consult a professional tax advisor for tax advice as to your particular situation.

 For a Roth IRA, if death occurs before the entire interest is distributed, the death benefit must be distributed under the same rules applied to IRAs where death occurs before the date required minimum distributions must begin under the Code.

 TAX PENALTY FOR EARLY WITHDRAWALS FROM QUALIFIED ANNUITY CONTRACTS
 You may owe a 10% tax penalty on the taxable part of distributions received from an IRA, SEP, Roth IRA, TDA or qualified retirement plan before you attain age 59 1/2. Amounts are not subject to this tax penalty if:
..   the amount is paid on or after you reach age 59 1/2 or die;
..   the amount received is attributable to your becoming disabled; or
..   generally the amount paid or received is in the form of substantially equal payments not less frequently than annually. (Please note that substantially equal payments must continue until the later of reaching age 59 1/2 or 5 years. Modification of payments during that time period will result in retroactive application of the 10% tax penalty.)

 Other exceptions to this tax may apply. You should consult your tax advisor for further details.

 WITHHOLDING
 We will withhold federal income tax at the rate of 20% for any eligible rollover distribution paid by us to or for a plan participant, unless such distribution is "directly" rolled over into another qualified plan, IRA (including the IRA variations described above), SEP, 457 government plan or TDA. An eligible rollover distribution is defined under the tax law as a distribution from an employer plan under 401(a), a TDA or a 457 governmental plan, excluding any distribution that is part of a series of substantially equal payments (at least annually) made over the life expectancy of the employee or the joint life expectancies of the employee and his designated beneficiary, any distribution made for a specified period of 10 years or more, any distribution that is a required minimum distribution and any hardship distribution. Regulations also specify certain other items which are not considered eligible rollover distributions. For all other distributions, unless you elect otherwise, we will withhold federal income tax from the taxable portion of such distribution at an appropriate percentage. The rate of withholding on annuity payments where no mandatory withholding is required is determined on the basis of the withholding certificate that you file with us. If you do not file a certificate, we will automatically withhold federal taxes on the following basis:
..   For any annuity payments not subject to mandatory withholding, you will have taxes withheld by us as if you are a married individual, with 3 exemptions;
..   If no U.S. taxpayer identification number is provided, we will automatically withhold using single with zero exemptions as the default; and
..   For all other distributions, we will withhold at a 10% rate.

 We will provide you with forms and instructions concerning the right to elect that no amount be withheld from payments in the ordinary course. However, you should know that, in any event, you are liable for payment of federal income taxes on the taxable portion of the distributions, and you should consult with your tax advisor to find out more information on your potential liability if you fail to pay such taxes. There may be additional state income tax withholding requirements.

 ERISA REQUIREMENTS
 ERISA (the "Employee Retirement Income Security Act of 1974") and the Code prevent a fiduciary and other "parties in interest" with respect to a plan (and, for these purposes, an IRA would also constitute a "plan") from receiving any benefit from any party dealing with the plan, as a result of the sale of the contract. Administrative exemptions under ERISA generally permit the sale of insurance/annuity products to plans, provided that certain information is disclosed to the person purchasing the contract. This information has to do primarily with the fees, charges, discounts and other costs related to the contract, as well as any commissions paid to any agent selling the contract. Information about any applicable fees, charges, discounts, penalties or adjustments may be found in the applicable sections of this Prospectus. Information about sales representatives and commissions may be found in the sections of this Prospectus addressing distribution of the Annuities.

 Other relevant information required by the exemptions is contained in the contract and accompanying documentation.

 Please consult with your tax advisor if you have any questions about ERISA and these disclosure requirements.

 SPOUSAL CONSENT RULES FOR RETIREMENT PLANS - QUALIFIED CONTRACTS
 If you are married at the time your payments commence, you may be required by federal law to choose an income option that provides survivor annuity income to your spouse, unless your spouse waives that right. Similarly, if you are married at the time of your death, federal law may require all or a portion of the Death Benefit to be paid to your spouse, even if you designated someone else as your beneficiary. A brief explanation of the applicable rules follows. For more information, consult the terms of your retirement arrangement.

 Defined Benefit Plans and Money Purchase Pension Plans. If you are married at the time your payments commence, federal law requires that benefits be paid to you in the form of a "qualified joint and survivor annuity" (QJSA), unless you and your spouse waive that right, in writing. Generally, this means that you will receive a reduced payment during your life and, upon your death, your spouse will receive at least one-half of what you were receiving for life. You may elect to receive another income option if your spouse consents to the election and waives his or her right to receive the QJSA. If your spouse consents to the alternative form of payment, your spouse may not receive any benefits from the plan upon your death. Federal law also requires that the plan pay a Death Benefit to your spouse if you are married and die before you begin receiving your benefit. This benefit must be available in the form of an annuity for your spouse's lifetime and is called a "qualified pre-retirement survivor annuity" (QPSA). If the plan pays Death Benefits to other beneficiaries, you may elect to have a beneficiary other than your spouse receive the Death Benefit, but only if your spouse consents to the election and waives his or her right to receive the QPSA. If your spouse consents to the alternate beneficiary, your spouse will receive no benefits from the plan upon your death. Any QPSA waiver prior to your attaining age 35 will become null and void on the first day of the calendar year in which you attain age 35, if still employed.

 Defined Contribution Plans (including 401(k) Plans and ERISA 403(b) Annuities). Spousal consent to a distribution is generally not required. Upon your death, your spouse will receive the entire Death Benefit, even if you designated someone else as your beneficiary, unless your spouse consents in writing to waive this right. Also, if you are married and elect an annuity as a periodic income option, federal law requires that you receive a QJSA (as described above), unless you and your spouse consent to waive this right.

 IRAs, non-ERISA 403(b) Annuities, and 457 Plans. Spousal consent to a distribution usually is not required. Upon your death, any Death Benefit will be paid to your designated beneficiary.

 ADDITIONAL INFORMATION
 For additional information about federal tax law requirements applicable to IRAs and Roth IRAs, see the IRA Disclosure Statement or Roth IRA Disclosure Statement, as applicable.

 GENERATION-SKIPPING TRANSFERS
 If you transfer your contract to a person two or more generations younger than you (such as a grandchild or grandniece) or to a person that is more than 37 1/2 years younger than you, there may be generation-skipping transfer tax consequences.

                              GENERAL INFORMATION

 HOW WILL I RECEIVE STATEMENTS AND REPORTS?
 We send any statements and reports required by applicable law or regulation to you at your last known address of record. You should therefore give us prompt notice of any address change. We reserve the right, to the extent permitted by law and subject to your prior consent, to provide any prospectus, prospectus supplements, confirmations, statements and reports required by applicable law or regulation to you through our Internet Website at http://www. prudentialannuities.com or any other electronic means, including diskettes or CD ROMs. We send a confirmation statement to you each time a transaction is made affecting Account Value, such as making additional Purchase Payments, transfers, exchanges or withdrawals. We may also send quarterly statements detailing the activity affecting your Annuity during the calendar quarter. We may confirm regularly scheduled transactions, including, but not limited to the Annual Maintenance Fee, Systematic Withdrawals (including 72(t) payments and required minimum distributions), electronic funds transfer, Dollar Cost Averaging, and static rebalancing, in quarterly statements instead of confirming them immediately. You should review the information in these statements carefully. You may request additional reports. We reserve the right to charge up to $50 for each such additional report. We may also send an annual report and a semi-annual report containing applicable financial statements for the Separate Account and the Portfolios, as of December 31 and June 30, respectively, to Owners or, with your prior consent, make such documents available electronically through our Internet Website or other electronic means.

 WHO IS PRUDENTIAL ANNUITIES?
 Prudential Annuities Life Assurance Corporation, a Prudential Financial
 Company ("Prudential Annuities") is a stock life insurance company domiciled in Connecticut with licenses in all 50 states, the District of Columbia and Puerto Rico. Prudential Annuities is a wholly-owned subsidiary of Prudential Annuities, Inc., whose ultimate parent is Prudential Financial, Inc.
 Prudential Annuities markets its products to broker-dealers and financial planners through an internal field marketing staff. In addition, Prudential Annuities markets through and in conjunction with financial institutions such as banks that are permitted directly, or through affiliates, to sell annuities.

 Prudential Annuities offers a wide array of annuities, including (1) deferred variable annuities that are registered with the SEC, including fixed interest rate annuities that are offered as a companion to certain of our variable annuities and are registered because of their market value adjustment feature and (2) fixed annuities that are not registered with the SEC. In addition, Prudential Annuities has in force a relatively small block of variable life insurance policies and immediate variable annuities, but it no longer actively sells such policies.

 No company other than Prudential Annuities has any legal responsibility to pay amounts that it owes under its annuity and variable life insurance contracts. However, Prudential Financial exercises significant influence over the operations and capital structure of Prudential Annuities.

 Prudential Annuities conducts the bulk of its operations through staff employed by it or by affiliated companies within the Prudential Financial family. Certain discrete functions have been delegated to non-affiliates that could be deemed "service providers" under the Investment Company Act of 1940. The entities engaged by Prudential Annuities may change over time. As of December 31, 2007, non-affiliated entities that could be deemed service providers to Prudential Annuities and/or another insurer within the Prudential Annuities business unit consisted of the following: ADP (proxy tabulation services) located at 100 Burma Road Jersey City, New Jersey 07305, Alliance-One Services Inc. (administration of variable life policies) located at 55 Hartland Street East Hartford CT 06108, BISYS Retirement Services (qualified plan administrator) located at 200 Dryden Road Dresher, PA 19025, Blue Frog Solutions, Inc. (order entry systems provider) located at 555 SW 12/th/ Ave, Suite 202 Pompano Beach, FL 33069, EBIX Inc. (order-entry system) located at 5 Concourse Parkway Suite 3200 Atlanta, GA 30328, Diversified Information Technologies Inc. (records management) located at 123 Wyoming Ave Scranton, PA 18503, Fosdick Fulfillment Corp. (fulfillment of prospectuses and marketing materials) located at 26 Barnes Industrial Park Road North Wallingford, CT 06492, Insurance Technologies (annuity illustrations) located at Two South Cascade Avenue, Suite 200 Colorado Springs, CO 80903, Lason Systems Inc. (contract printing and mailing) located at 1305 Stephenson Highway Troy, MI 48083, Morningstar Associates LLC (asset allocation recommendations) located at 225 West Wacker Drive Chicago, IL 60606, Pershing LLC (order-entry systems provider) located at One Pershing Plaza Jersey City, NJ 07399, Personix (printing and fulfillment of confirmations and client statements) located at 13100 North Promenade Boulevard Stafford, TX 77477, RR Donnelley Receivables Inc. (printing annual reports and prospectuses) located at 111 South Wacker Drive Chicago, IL 60606-4301, Stanton Group (qualified plan administrator) located at Two Pine Tree Drive Suite 400 Arden Hills, MN 55112 Attention: Alerus Retirement Solutions, State Street (accumulation unit value calculations) located at State Street Financial Center One Lincoln Street Boston, Massachusetts 02111, The Harty Press, Inc. (printing and fulfillment of marketing materials) located at 25 James Street New Haven, CT 06513, VG Reed & Sons Inc. (printing and fulfillment of annual reports) located at 1002 South 12/th/ Street Louisville, KY 40210, William B. Meyer (printing and fulfillment of prospectuses and marketing materials) located at 255 Long Beach Boulevard Stratford, CT 06615 .

 WHAT ARE SEPARATE ACCOUNTS?
 The separate accounts are where Prudential Annuities sets aside and invests the assets of some of our annuities. In the accumulation period, assets supporting Account Values of the Annuities are held in a separate account established under the laws of the State of Connecticut. We are the legal owner of assets in the separate accounts. In the payout period, assets supporting fixed annuity payments and any adjustable annuity payments we make available are held in our general account. Assets supporting variable annuity payment options may be invested in our separate accounts. Income, gains and losses from assets allocated to these separate accounts are credited to or charged against each such separate account without regard to other income, gains or losses of Prudential Annuities or of any other of our separate accounts. These assets may only be charged with liabilities which arise from the Annuities issued by Prudential Annuities. The amount of our obligation in relation to allocations to the Sub-accounts is based on the investment performance of such Sub-accounts. However, the obligations themselves are our general corporate obligations.

 Separate Account B
 During the accumulation period, the assets supporting obligations based on allocations to the Sub-accounts are held in Sub-accounts of Prudential Annuities Life Assurance Corporation Variable Account B, also referred to as "Separate Account B". Separate Account B was established by us pursuant to Connecticut law on November 25, 1987. Separate Account B also holds assets of other annuities issued by us with values and benefits that vary according to the investment performance of Separate Account B.

 Separate Account B consists of multiple Sub-accounts. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. The name of each Sub-account generally corresponds to the name of the underlying Portfolio. Each Sub-account in Separate Account B may have several different Unit Prices to reflect the Insurance Charge and the charges for any optional benefits that are offered under this Annuity and other annuities issued by us through Separate Account B. From November 16, 1993, the date the Annuity was first available, until June 30, 1994 the annualized expenses charged against the Sub-accounts under the Annuity totaled 1.90%. This included 1.00% as an investment allocation services charge and 0.90% for the combination of mortality and expense risk, as well as administration charges (we refer to this as the "Insurance Charge"). Starting on July 1, 1994, the 1.00% investment allocation services charge was no longer assessed, so that the total annualized charges under the Annuity were 0.90%. As of May 1, 1998 the total annualized charges were further reduced to 0.65%. Separate Account B is registered with the SEC under the Investment Company Act of 1940 ("Investment Company Act") as a unit investment trust, which is a type of investment company. The SEC does not supervise investment policies, management or practices of Separate Account B.

 We reserve the right to make changes to the Sub-accounts available under the Annuity as we determine appropriate. We may offer new Sub-accounts, eliminate Sub-accounts, or combine Sub-accounts at our sole discretion. We may also close Sub-accounts to additional Purchase Payments on existing Annuities or close Sub-accounts for Annuities purchased on or after specified dates. We may also substitute an underlying mutual fund or portfolio of an underlying mutual fund for another underlying mutual fund or portfolio of an underlying mutual fund, subject to our receipt of any exemptive relief that we are required to obtain under the Investment Company Act. We will notify Owners of changes we make to the Sub-accounts available under the Annuity.

 Values and benefits based on allocations to the Sub-accounts will vary with the investment performance of the underlying mutual funds or fund portfolios, as applicable. We do not guarantee the investment results of any Sub-account. Your Account Value allocated to the Sub-accounts may increase or decrease. You bear the entire investment risk. There is no assurance that the Account Value of your Annuity will equal or be greater than the total of the Purchase Payments you make to us.

 Separate Account D
 During the accumulation period, assets supporting our obligations based on Fixed Allocations are held in Prudential Annuities Life Assurance Corporation Separate Account D, also referred to as "Separate Account D". Such obligations are based on the fixed interest rates we credit to Fixed Allocations and the terms of the Annuities. These obligations do not depend on the investment performance of the assets in Separate Account D. Separate Account D was established by us pursuant to Connecticut law.

 There are no units in Separate Account D. The Fixed Allocations are guaranteed by our general account. An Annuity Owner who allocates a portion of their Account Value to Separate Account D does not participate in the investment gain or loss on assets maintained in Separate Account D. Such gain or loss accrues solely to us. We retain the risk that the value of the assets in Separate Account D may drop below the reserves and other liabilities we must maintain. Should the value of the assets in Separate Account D drop below the reserve and other liabilities we must maintain in relation to the annuities supported by such assets, we will transfer assets from our general account to Separate Account D to make up the difference. We have the right to transfer to our general account any assets of Separate Account D in excess of such reserves and other liabilities. We maintain assets in Separate Account D supporting a number of annuities we offer.

 We may employ investment managers to manage the assets maintained in Separate Account D. Each manager we employ is responsible for investment management of a different portion of Separate Account D. From time to time additional investment managers may be employed or investment managers may cease being employed. We are under no obligation to employ or continue to employ any investment manager(s) and have sole discretion over the investment managers we retain.

 We are not obligated to invest according to specific guidelines or strategies except as may be required by Connecticut and other state insurance laws.

 WHAT IS THE LEGAL STRUCTURE OF THE UNDERLYING FUNDS?
 Each underlying mutual fund is registered as an open-end management investment company under the Investment Company Act. Shares of the underlying mutual fund portfolios are sold to separate accounts of life insurance companies offering variable annuity and variable life insurance products. The shares may also be sold directly to qualified pension and retirement plans.

 Voting Rights
 We are the legal owner of the shares of the underlying mutual funds in which the Sub-accounts invest. However, under SEC rules, you have voting rights in relation to Account Value maintained in the Sub-accounts. If an underlying mutual fund portfolio requests a vote of shareholders, we will vote our shares based on instructions received from Owners with Account Value allocated to that Sub-account. Owners have the right to vote an amount equal to the number of shares attributable to their contracts. If we do not receive voting instructions in relation to certain shares, we will vote those shares in the same manner and proportion as the shares for which we have received instructions. This voting procedure is sometimes referred to as "mirror voting" because, as indicated in the immediately preceding sentence, we mirror the votes that are actually cast, rather than decide on our own how to vote. In addition, because all the shares of a given mutual fund held within our separate account are legally owned by us, we intend to vote all of such shares when that underlying fund seeks a vote of its shareholders. As such, all such shares will be counted towards whether there is a quorum at the underlying fund's shareholder meeting and towards the ultimate outcome of the vote. Thus, under "mirror voting", it is possible that the votes of a small percentage of contract holders who actually vote will determine the ultimate outcome. We will furnish those Owners who have Account Value allocated to a Sub-account whose underlying mutual fund portfolio has requested a "proxy" vote with proxy materials and the necessary forms to provide us with their voting instructions. Generally, you will be asked to provide instructions for us to vote on matters such as changes in a fundamental investment strategy, adoption of a new investment advisory agreement, or matters relating to the structure of the underlying mutual fund that require a vote of shareholders.

 Advanced Series Trust (the "Trust") has obtained an exemption from the Securities and Exchange Commission that permits its co-investment advisers, AST Investment Services, Inc. and Prudential Investments LLC, subject to approval by the Board of Trustees of the Trust, to change sub-advisors for a Portfolio and to enter into new sub-advisory agreements, without obtaining shareholder approval of the changes. This exemption (which is similar to exemptions granted to other investment companies that are organized in a similar manner as the Trust) is intended to facilitate the efficient supervision and management of the sub-advisors by AST Investment Services, Inc., Prudential Investments LLC and the Trustees. The Trust is required, under the terms of the exemption, to provide certain information to shareholders following these types of changes. We may add new Sub-accounts that invest in a series of underlying funds other than the Trust that is managed by an affiliate. Such series of funds may have a similar order from the SEC. You also should review the prospectuses for the other underlying funds in which various Sub-accounts invest as to whether they have obtained similar orders from the SEC.

 Material Conflicts
 It is possible that differences may occur between companies that offer shares of an underlying mutual fund portfolio to their respective separate accounts issuing variable annuities and/or variable life insurance products. Differences may also occur surrounding the offering of an underlying mutual fund portfolio to variable life insurance policies and variable annuity contracts that we offer. Under certain circumstances, these differences could be considered "material conflicts," in which case we would take necessary action to protect persons with voting rights under our variable annuity contracts and variable life insurance policies against persons with voting rights under other insurance companies' variable insurance products. If a "material conflict" were to arise between owners of variable annuity contracts and variable life insurance policies issued by us we would take necessary action to treat such persons equitably in resolving the conflict. "Material conflicts" could arise due to differences in voting instructions between owners of variable life insurance and variable annuity contracts of the same or different companies. We monitor any potential conflicts that may exist.

 Service Fees Payable to Prudential Annuities
 Prudential Annuities or our affiliates have entered into agreements with the investment adviser or distributor of the underlying Portfolios. Under the terms of these agreements, Prudential Annuities, or our affiliates may provide administrative and support services to the Portfolios for which it receives a fee of up to 0.75% (currently) of the average assets allocated to the Portfolios under the Annuity from the investment advisor, distributor and/or the fund. These agreements may be different for each underlying mutual fund whose portfolios are offered as Sub-accounts.

 In addition, an investment adviser, sub-adviser or distributor of the underlying Portfolios may also compensate us by providing reimbursement, defraying the costs of, or paying directly for, among other things, marketing and/or administrative services and/or other services they provide in connection with the Annuity. These services may include, but are not limited to: sponsoring or co-sponsoring various promotional, educational or marketing meetings and seminars attended by distributors, wholesalers, and/or broker dealer firms' registered representatives, and creating marketing material discussing the contract, available options, and underlying Portfolios. The amounts paid depend on the nature of the meetings, the number of meetings attended by the adviser, sub-adviser, or distributor, the number of participants and attendees at the meetings, the costs expected to be incurred, and the level of the adviser's, sub-adviser's or distributor's participation. These payments or reimbursements may not be offered by all advisers, sub-advisers, or distributor and the amounts of such payments may vary between and among each adviser, sub-adviser and distributor depending on their respective participation.

 During 2007, with regard to amounts that were paid under these kinds of arrangements, the amounts ranged from approximately $750 to approximately $981,102. These amounts may have been paid to one or more
 Prudential-affiliated insurers issuing individual variable annuities.

 WHO DISTRIBUTES ANNUITIES OFFERED BY PRUDENTIAL ANNUITIES?
 Prudential Annuities Distributors, Inc. (PAD), a wholly-owned subsidiary of Prudential Annuities, Inc., is the distributor and principal underwriter of the Annuities offered through this prospectus. PAD acts as the distributor of a number of annuity and life insurance products, and is the co-distributor of the Advanced Series Trust. PAD's principal business address is One Corporate Drive, Shelton, Connecticut 06484. PAD is registered as a broker-dealer under the Securities Exchange Act of 1934 (Exchange Act), and is a member of the Financial Industry Regulatory Authority (FINRA).

 The Annuity is offered on a continuous basis. PAD enters into distribution agreements with broker-dealers who are registered under the Exchange Act and with entities that may offer the Annuity but are exempt from registration ("firms"). Applications for the Annuity are solicited by registered representatives of those firms. Such representatives will also be our appointed insurance agents under state insurance law. In addition, PAD may offer the Annuity directly to potential purchasers.

 Prudential Annuities sells its annuity products through multiple distribution channels, including (1) independent broker-dealer firms and financial planners; (2) broker-dealers that are members of the New York Stock Exchange, including "wirehouse" and regional broker-dealer firms; and (3) broker-dealers affiliated with banks or that specialize in marketing to customers of banks. Although we are active in each of those distribution channels, the majority of our sales have come from the independent broker-dealer firms and financial planners. On June 1, 2006, The Prudential Insurance Company of America, an affiliate of Prudential Annuities, acquired the variable annuity business of The Allstate Corporation ("Allstate"), which included exclusive access to the Allstate affiliated broker-dealer. We began selling variable annuities through the Allstate affiliated broker-dealer registered representatives in the third quarter of 2006.

 Commissions may be paid based on Account Value. The maximum commission to be paid in connection with the sale is 0.30% per year of the Account Value. We may also provide compensation to the distributing firm for providing ongoing service to you in relation to the Annuity. Commissions and other compensation paid in relation to the Annuity do not result in any additional charge to you or to the Separate Account.

 In addition, in an effort to promote the sale of our products, (which may include the placement of Prudential Annuities and/or the Annuity on a preferred or recommended company or product list and/or access to the firm's registered representatives) we or PAD may enter into compensation arrangements with certain broker-dealer firms with respect to certain or all registered representatives of such firms under which such firms may receive separate compensation or reimbursement for, among other things, training of sales personnel, marketing and/or administrative services and/or other services they provide. These services may include, but are not limited to: educating customers of the firm on the Annuity's features; conducting due diligence and analysis, providing office access, operations and systems support; holding seminars intended to educate the firm's registered representatives and make them more knowledgeable about the Annuity; providing a dedicated marketing coordinator; providing priority sales desk support; and providing expedited marketing compliance approval and preferred programs to PAD. To the extent permitted by FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the form of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms. A list of the firms to whom Prudential Annuities pays an amount for these arrangements is provided below. You should note that firms and individual registered representatives and branch managers within some firms participating in one of these compensation arrangements might receive greater compensation for selling the Annuity than for selling a different annuity that is not eligible for these compensation arrangements. While compensation is generally taken into account as an expense in considering the charges applicable to an annuity product, any such compensation will be paid by us or PAD and will not result in any additional charge to you. Overall compensation paid to the distributing firm does not exceed, based on actuarial assumptions, 8.5% of the total Purchase Payments made. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the Annuity. Further information about the firms that are part of these compensation arrangements appears in the Statement of Additional Information, which is available without charge upon request.

 We or PAD also may compensate third-party vendors, for services that such vendors render to broker-dealer firms. To the extent permitted by the FINRA rules and other applicable laws and regulations, PAD may pay or allow other promotional incentives or payments in the forms of cash or non-cash compensation. These arrangements may not be offered to all firms and the terms of such arrangements may differ between firms.

 The list below identifies three general types of payments that PAD pays which are broadly defined as follows:
..   Percentage Payments based upon "Assets under Management" or "AUM": This type of payment is a percentage payment that is based upon the total amount held in all Prudential Annuities products that were sold through the firm.
..   Percentage Payments based upon sales: This type of payment is a percentage payment that is based upon the total amount of money received as purchase payments under Prudential Annuities annuity products sold through the firm.
..   Fixed Payments: These types of payments are made directly to or in sponsorship of the firm (or its affiliated broker-dealers). Examples of arrangements under which such payments may be made currently include, but are not limited to: sponsorships, conferences (national, regional and top producer), speaker fees, promotional items and reimbursements to firms for marketing activities or services paid by the firms and/or their individual representatives. The amount of these payments varies widely because some payments may encompass only a single event, such as a conference, and others have a much broader scope. In addition, we may make payments upon the initiation of a relationship for systems, operational and other support.

 The list below includes the names of the firms (or their affiliated broker/dealers) that we are aware (as of December 31, 2007) received payment with respect to annuity business during 2007 (or as to which a payment amount was accrued during 2007). The firms listed below include payments in connection with products issued by Prudential Annuities Life Assurance Corporation. Your registered representative can provide you with more information about the compensation arrangements that apply upon the sale of the contract. During 2007, the least amount paid, and greatest amount paid, were $46 and $8,664,735, respectively.

 1717 Capital Management Co.           Citigroup Global Markets Inc          H. Beck, Inc.
 1st Global Capital Corporation        City Securities Corporation           Hantz Financial Services, Inc.
 A.G. Edwards & Sons                   Commonwealth Financial Group          Harbour Investments, Inc.
 Advantage Capital Corporation         Commonwealth Financial Network        Hazard & Siegel, Inc.
 AICPA                                 Contemporary Fin'l Solutions          HBW Securities
 AIG Financial Advisors Inc            Crown Capital Securities, L.P.        Hornor, Townsend & Kent
 Allegheny Investments LTD.            Cumberland Brokerage Corporation      Huntington Investment Services
 Allegiant Securities LLC              CUNA Brokerage                        ICC
 Alliance Bernstein                    CUSO Financial Services, L.P.         IFMG Securities, Inc.
 Alliance Financial Group, Inc.        Deutsche                              IMS Securities, Inc.
 Allianz                               EDI Financial                         Independent Financial Group, LLC
 Allstate Financial Srvcs, LLC         ePlanning Securities, Inc.            Infinex Investments Inc.
 Almax Financial Solutions, LLC        Equity Services, Inc.                 ING Financial Advisors, LLC
 Alternative Wealth Strategies         Ferris Baker Watts, Inc               ING Financial Partners, LLC
 American General Securities, Inc.     FFP Securities, Inc.                  Institutional Securities Corp.
 AMERICAN PORTFOLIO FIN SVCS           Financial Network Investments Corp.   InterSecurities, Inc.
 INC                                   Financial Planning Consultants        Invest Financial Corporation
 Ameritas Investment Corp              Financial West Group                  Investacorp
 Arrowhead Investment Center           Fintegra, LLC                         Investment Centers of America
 Associated Securities                 First Allied Securities, Inc.         Investment Management Corp
 AXA Advisors                          First Financial Services              Investment Planners, Inc.
 BancorpSouth Investment Services,     First Heartland Capital, Inc.         Investment Professionals
 Inc.                                  First Montauk Securities Corp.        Investors Capital Corporation
 BB&T Investments                      First Trust Portfolios                Investors Security Co, Inc.
 BCG Securities, Inc.                  First Western Advisors                ISG Equity Sales
 Benefit Funding Services Group        Foothill Securities, Inc.             J.W. Cole Financial, Inc.
 Berthel Fisher & Company              Fortune Financial Services, Inc.      Janney Montgomery Scott, LLC.
 Brecek & Young Advisors, Inc.         Founders Financial Securities         JB Hanauer
 Broker Dealer Financial               Fox & Co. Investments, Inc.           Jefferson Pilot Securities Co.
 Brookstone Securities, Inc.           Freedom Investors Corp.               JJB Hilliard Lyons
 Brookstreet Securities Corp.          FSC Securities Corp                   Key Investment Services LLC
 Butler Freeman Tally Fn Gp LLC        FSIC                                  KMS FINANCIAL SERVICES, INC
 Cadaret, Grant & Co., Inc.            Garden State Securities, Inc.         Kovack Securities, Inc
 Calton & Associates, Inc              Gary Goldberg & Co.                   Leaders Group Inc.
 Cambridge Investment Research, Inc.   Geneos Wealth Management, Inc.        Legacy Advisors, LLC
 Cantella & Co., Inc                   Genworth Financial Securities         Legacy Financial Services, Inc.
 Capital Analysts                      Corporation                           Legend Equities Corporation
 Capital Financial Services            Girard Securities, Inc.               Legend Securities, Inc.
 Capital Investment Group              Goldman Sachs Asset Management        Leonard & Company
 Capital One Investments               Great American Advisors, Inc.         Lewis Financial Group, L.C.
 Capital Securities Management,        GunnAllen Financial, Inc.             Lincoln Financial Advisors
 Centaurus Financial, Inc.             GWN Securities, Inc.                  Lincoln Investment Planning
 CFD Investments, Inc.                 H&R Block Financial Advisors, Inc.    Linsco Private Ledger Corp
--------------------------------------------------------------------------------------------------------------

 Lombard Securities Inc.             Prudential Financial                 Synergy Investment Group, LLC
 M Holdings Securities, Inc          Prudential Securities Incorporated   T. Rowe Price Associates
 Main Street Securities, LLC         QA3 Financial Corp.                  TFS Securities, Inc.
 MarketMax                           Questar Capital Corporation          The Investment Center, Inc.
 Medallion Investment Services       R. Seelaus & Co., Inc.               Tower Square Securities Inc
 MFS                                 Rampart Financial Services Inc       Transamerica Financial Advisors
 Michigan Securities, Inc.           Raymond James & Associates           Triad Advisors, Inc.
 MML Investors Services, Inc.        Raymond James Financial Services     Trustmont Financial Group, Inc.
 Money Concepts Capital Corp.        RBC Dain Rauscher                    UBS Financial Services, Inc.
 Moors & Cabot, Inc                  Resource Horizon Group, LLC          United Planners Financial Services of
 Morgan Keegan                       Resource Marketing                   America
 MTL Equity Products, Inc.           Rhodes Securities, Inc.              United Securities Alliance, Inc.
 Multi Financial Securities Corp.    RNR Securities, L.L.C.               USA Financial Securities Corporation
 Mutual Service Corporation          Robert W. Baird & Co., Inc.          UVEST Financial Services Group, Inc.
 Mutual Trust Co. of America Sec     Royal Alliance                       Valley National Investments, Inc.
 National Planning Corporation       Ryan Beck & Co, Inc.                 Veritrust Financial LLC
 Neuberger/Berman                    Rydex Distributors Inc               VSR Financial Services, Inc.
 New England Securities              SAIC                                 Wachovia Bank
 Next Financial Group, Inc.          Sammons Securities                   Wachovia Wirehouse
 NFP Securities, Inc.                Saunders Discount Brokerage          Wall Street Financial Group
 North Ridge Securities Corp.        Scottsdale Capital Advisors          Walnut Street Securities
 Oppenheimer & Co, Inc.              Securian Financial Services, Inc.    Waterstone Financial Group Inc
 Pacific West Securities, Inc.       Securities America, Inc.             Waterstone Investor Services
 Packerland Brokerage Svcs, Inc      Securities Service Network           Webster Investment Services, Inc.
 Partnervest Securities, Inc.        Sentra/Spelman                       Wellstone Securities, LLC
 Paulson Investment Company, Inc.    Sigma Financial Corporation          Westcom Financial Services
 Planmember Securities Corporation   Signator Investor, Inc               Wilbanks Securities, Inc.
 PNC Investment                      SII Investments, Inc.                Williams Financial Group
 Preferred Financial Group           Silver Oaks Securities               Woodbury Financial Services, Inc.
 Presidential Brokerage              Stanford Group Company               World Choice Securities, Inc.
 PrimeVest Financial Services        Stifel Nicolaus & Co., Inc.          World Equity Group, Inc.
 Principal Financial Group           Summit Brokerage Services, Inc       World Group Securities, Inc.
 ProEquities, Inc                    Summit Equities, Incorporated        Worth Financial Group, Inc.
 Prospera Financial Svcs, Inc.       SunAmerica Securities                WRP Investments, Inc.
 Pruco Securities                    Sunset Financial Services, Inc       Your Money Matters Brokerage
 Prudential Annuities                SWS Financial Services, Inc
----------------------------------------------------------------------------------------------------------------

 On July 1, 2003, Prudential Financial combined its retail securities brokerage and clearing operations with those of Wachovia Corporation ("Wachovia") and formed Wachovia Securities Financial Holdings, LLC ("Wachovia Securities"), a joint venture headquartered in Richmond, Virginia. Wachovia is the majority owner and Prudential Financial, indirectly through subsidiaries, is a minority owner of Wachovia Securities.

 Wachovia and Wachovia Securities are key distribution partners for certain products of Prudential Financial affiliates, including mutual funds and individual annuities that are distributed through their financial advisors, bank channel and independent channel. In addition, Prudential Financial is a service provider to the managed account platform and certain wrap-fee programs offered by Wachovia Securities.

 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
 Prudential Annuities publishes annual and quarterly reports that are filed with the SEC. These reports contain financial information about Prudential Annuities that is annually audited by an independent registered public accounting firm. Prudential Annuities' annual report for the year ended December 31, 2007, together with subsequent periodic reports that Prudential Annuities files with the SEC, are incorporated by reference into this prospectus. You can obtain copies, at no cost, of any and all of this information, including the Prudential Annuities annual report that is not ordinarily mailed to contract owners, the more current reports and any subsequently filed documents at no cost by contacting us at Prudential Annuities; P.O. Box 7960, Philadelphia, PA 19176 (Telephone: 203-926-1888). The SEC file number for Prudential Annuities is 33-44202. You may read and copy any filings made by Prudential Annuities with the SEC at the SEC's Public Reference Room at 100 F Street, N.E. Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling
 (202) 551-8090. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

 FINANCIAL STATEMENTS
 The financial statements of the separate account and Prudential Annuities Life Assurance Corporation are included in the Statement of Additional Information.

                               HOW TO CONTACT US

 You can contact us by:
..   calling our Customer Service Team at 1-800-752-6342 during our normal business hours, Monday through Friday, or our telephone automated response system at 1-800-766-4530.
..   writing to us via regular mail at Prudential Annuities, P.O. Box 7960,
    Philadelphia, PA 19176 OR for express mail Prudential Annuities, 2101 Welsh Road, Dresher, PA 19025. NOTE: Failure to send mail to the proper address may result in a delay in our receiving and processing your request.
..   accessing information about your Annuity through our Internet Website at
    www.prudentialannuities.com.

 You can obtain account information by calling our automated response system, and at www.prudentialannuities.com, our Internet Website. Our Customer Service representatives are also available during business hours to provide you with information about your account. You can request certain transactions through our telephone voice response system, our Internet Website or through a customer service representative. You can provide authorization for a third party, including your attorney-in-fact acting pursuant to a power of attorney or your Financial Professional, to access your account information and perform certain transactions on your account. You will need to complete a form provided by us which identifies those transactions that you wish to authorize via telephonic and electronic means and whether you wish to authorize a third party to perform any such transactions. Please note that unless you tell us otherwise, we deem that all transactions that are directed by your Financial Professional with respect to your Annuity have been authorized by you. We require that you or your representative provide proper identification before performing transactions over the telephone or through our Internet Website. This may include a Personal Identification Number (PIN) that will be provided to you upon issue of your Annuity or you may establish or change your PIN by calling our automated response system, www.prudentialannuities.com, our Internet Website. Any third party that you authorize to perform financial transactions on your account will be assigned a PIN for your account.

 Transactions requested via telephone are recorded. To the extent permitted by law, we will not be responsible for any claims, loss, liability or expense in connection with a transaction requested by telephone or other electronic means if we acted on such transaction instructions after following reasonable procedures to identify those persons authorized to perform transactions on your Annuity using verification methods which may include a request for your Social Security number, PIN or other form of electronic identification. We may be liable for losses due to unauthorized or fraudulent instructions if we did not follow such procedures.

 Prudential Annuities does not guarantee access to telephonic, facsimile, Internet or any other electronic information or that we will be able to accept transaction instructions via such means at all times. Regular and/or express mail will be the only means by which we will accept transaction instructions when telephonic, facsimile, Internet or any other electronic means are unavailable or delayed. Prudential Annuities reserves the right to limit, restrict or terminate telephonic, facsimile, Internet or any other electronic transaction privileges at any time.

 INDEMNIFICATION
 Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Securities Act") may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

 LEGAL PROCEEDINGS
 We are subject to legal and regulatory actions in the ordinary course of our businesses, including class action lawsuits. Our pending legal and regulatory actions include proceedings specific to us and proceedings generally applicable to business practices in the industry in which we operate. We are subject to class action lawsuits and other litigation alleging, among other things, that we made improper or inadequate disclosures in connection with the sale of annuity products or charged excessive or impermissible fees on these products, recommended unsuitable products to customers, mishandled customer accounts or breached fiduciary duties to customers. We are also subject to litigation arising out of our general business activities, such as our investments and contracts, and could be exposed to claims or litigation concerning certain business or process patents. Regulatory authorities from time to time make inquiries and conduct investigations and examinations relating particularly to us and our products. In addition, we, along with other participants in the business in which we engage, may be subject from time to time to investigations, examinations and inquiries, in some cases industry-wide, concerning issues or matters upon which such regulators have determined to focus. In some of our pending legal and regulatory actions, parties are seeking large and/or indeterminate amounts, including punitive or exemplary damages. The outcome of a litigation or regulatory matter, and the amount or range of potential loss at any particular time, is inherently uncertain. The following is a summary of certain pending proceedings.

 We have commenced a remediation program to correct errors in the administration of approximately 11,000 annuity contracts issued by us. The owners of these contracts did not receive notification that the contracts were approaching or past their designated annuitization date or default annuitization date (both dates referred to as the "contractual annuity date") and the contracts were not annuitized at their contractual annuity dates. Some of these contracts also were affected by data integrity errors resulting in incorrect contractual annuity dates. The lack of notice and the data integrity errors, as reflected on the annuities administrative system, all occurred before the acquisition of Prudential Annuities by Prudential Financial, Inc. (the "Acquisition"). The remediation and administrative costs of the remediation program are subject to the indemnification provisions of the agreement (the "Acquisition Agreement") pursuant to which Prudential Financial, Inc. acquired Prudential Annuities from Skandia Insurance Company Ltd. (publ) ("Skandia").

 Commencing in 2003, we received formal requests for information from the SEC and the New York Attorney General ("NYAG") relating to market timing in variable annuities by us and certain affiliated companies. In connection with these investigations, with the approval of Skandia an offer was made by us to the authorities investigating our companies, the SEC and NYAG, to settle these matters by paying restitution and a civil penalty of $95 million in the aggregate. While not assured, we believe these discussions are likely to lead to settlements with these authorities by us or our affiliates. Any regulatory settlement involving us and certain affiliates would be subject to the indemnification provisions of the Acquisition Agreement pursuant to which Prudential Financial, Inc. purchased Prudential Annuities and certain affiliates in May 2003 from Skandia. If achieved, settlement of the matters relating to us and certain affiliates also could involve continuing monitoring, changes to and/or supervision of business practices, findings that may adversely affect existing or cause additional litigation, adverse publicity and other adverse impacts to our businesses.

 During the third quarter of 2004, we identified a system-generated calculation error in our annuity contract administration system that existed prior to the Acquisition. This error related to the calculation of amounts due to customers for certain transactions subject to a market value adjustment upon the surrender or transfer of monies out of their annuity contract's fixed allocation options. The error resulted in an underpayment to policyholders, as well as additional anticipated costs to us associated with remediation, breakage and other costs. Our consultants have developed the systems functionality to compute remediation amounts and are in the process of running the computations on affected contracts. We contacted state insurance regulators and commenced Phase I of our outreach to customers on November 12, 2007. We have advised Skandia that a portion of the remediation and related administrative costs are subject to the indemnification provisions of the Acquisition Agreement.

 From January 2006 to May 2007, thirty complaints were filed in 17th Judicial Circuit Court, Broward County, Florida alleging misrepresentations in the sale of annuities against us and in certain of the cases, the two brokers who sold the annuities. The complaints allege that the brokers represented that any losses in the annuities would be insured or paid by a state guaranty fund and purport to state claims of breach of fiduciary duty, negligence, fraud, fraudulent inducement, negligent misrepresentation and seek damages in unspecified amounts but in excess of $15,000 per case. The matter is subject to the indemnification provisions of the Acquisition Agreement.

 Our litigation and regulatory matters are subject to many uncertainties, and given their complexity and scope, the outcomes cannot be predicted. It is possible that the results of operations or the cash flow of Prudential Annuities in a particular quarterly or annual period could be materially affected by an ultimate unfavorable resolution of pending litigation and regulatory matters depending, in part, upon the results of operations or cash flow for such period. In light of the unpredictability of our litigation and regulatory matters, it is also possible that in certain cases an ultimate unfavorable resolution of one or more pending litigation or regulatory matters could have a material adverse effect on our financial position. Management believes, however, that, based on information currently known to it, the ultimate outcome of all pending litigation and regulatory matters, after consideration of applicable reserves and rights to indemnification, is not likely to have a material adverse effect on our financial position.

 It should be noted that the judgments, settlements and expenses associated with many of these lawsuits, administrative and regulatory matters, and contingencies, including certain claims described above, may, in whole or in part, after satisfaction of certain retention requirements, fall within Skandia's indemnification obligations to Prudential Financial and its subsidiaries under the terms of the Acquisition Agreement. Those obligations of Skandia provide for indemnification of certain judgments, settlements, and costs and expenses associated with lawsuits and other claims against Prudential Annuities ("matters"), and apply only to matters, or groups of related matters, for which the costs and expenses exceed $25,000 individually. Additionally, those obligations only apply to such otherwise indemnifiable losses that exceed $10 million in the aggregate, subject to reduction for insurance proceeds, certain accruals and any realized tax benefit applicable to such amounts, and those obligations do not apply to the extent that such aggregate exceeds $1 billion. We are in discussions with Skandia regarding the satisfaction of the $10 million deductible.

 CONTENTS OF THE STATEMENT OF ADDITIONAL INFORMATION
 The following are the contents of the Statement of Additional Information:
 General Information about Prudential Annuities
..   Prudential Annuities Life Assurance Corporation
..   Prudential Annuities Life Assurance Corporation Variable Account B
..   Prudential Annuities Life Assurance Corporation Separate Account D

 Principal Underwriter/Distributor - Prudential Annuities Distributors, Inc.

 How the Unit Price is Determined
 Additional Information on Fixed Allocations
..   How We Calculate the Market Value Adjustment

 General Information
..   Voting Rights
..   Modification
..   Deferral of Transactions
..   Misstatement of Age or Sex
..   Ending the Offer

 Annuitization

 Experts

 Legal Experts

 Financial Statements

              AMERICAN SKANDIA ADVISORS CHOICE(R) 2000 PROSPECTUS

     APPENDIX A - CONDENSED FINANCIAL INFORMATION ABOUT SEPARATE ACCOUNT B

 Separate Account B consists of multiple Sub-accounts that are available as investment options for the Prudential Annuities. Each Sub-account invests only in a single mutual fund or mutual fund portfolio. All or some of these Sub-accounts are available as investment options for other variable annuities we offer pursuant to different prospectuses.

 Unit Prices And Numbers Of Units: The following table shows for the Annuity:
 (a) the historical Unit Price, corresponding to the Annuity features bearing the highest and lowest combinations of asset-based charges*, as of the dates shown, for Units in each of the Sub-accounts of Separate Account B that are being offered pursuant to this Prospectus**; and (b) the number of Units outstanding for each such Sub-account as of the dates shown. The period for each year begins on January 1 and ends on December 31. Since November 18, 2002, we have been determining, on a daily basis, multiple Unit Prices for each Sub-account of Separate Account B. We compute multiple Unit Prices because several of our variable annuities invest in the same Sub-accounts, and these annuities deduct varying charges that correspond to each combination of the applicable Insurance Charge, Distribution Charge (when applicable) and the charges for each optional benefit. Where an asset-based charge corresponding to a particular Sub-account within a new annuity product is identical to that in the same Sub-account within an existing annuity, the Unit Price for the new annuity will be identical to that of the existing annuity. In such cases, we will for reference purposes depict, in the condensed financial information for the new annuity, Unit Prices of the existing annuity. To the extent a Sub-account commenced operations during a particular calendar year, the Unit Price as of the end of the period reflects only the partial year results from the commencement of operations until December 31st of the applicable year. When a Unit Price was first calculated for a particular Sub-account, we set the price of that Unit at $10.00 per Unit. Thereafter, Unit Prices vary based on market performance. Unit Prices and Units are provided for Sub-accounts that commenced operations prior to January 1, 2008.

 * Note: While a unit price is reflected for the maximum combination of asset based charges for each Sub-account, not all Sub-accounts are available if you elect certain optional benefits.
 ** The remaining unit values appear in the Statement of Additional
    Information, which you may obtain free of charge by sending in the request form at the end of the Prospectus or contacting us at 1-800-752-6342.

                              Advisors Choice 2000
                Prudential Annuities Life Assurance Corporation
                                   Prospectus

                ACCUMULATION UNIT VALUES: With LT5, HDV and EBP

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
AST JP Morgan International Equity Portfolio
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --           $15.90            411,852
    1/1/2006 to 12/31/2006                         $15.90           $19.14            412,527
    1/1/2007 to 12/31/2007                         $19.14           $20.53            452,611
---------------------------------------------------------------------------------------------------
AST International Growth
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --           $17.34          2,117,272
    1/1/2006 to 12/31/2006                         $17.34           $20.56          1,505,204
    1/1/2007 to 12/31/2007                         $20.56           $23.99          1,246,698

                                                                             Number of
                                         Accumulation     Accumulation      Accumulation
                                         Unit Value at    Unit Value at Units Outstanding at
                                      Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------
AST International Value
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $16.98            151,571
    1/1/2006 to 12/31/2006                  $16.98           $21.21            275,386
    1/1/2007 to 12/31/2007                  $21.21           $24.49            415,333
--------------------------------------------------------------------------------------------
AST MFS Global Equity
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $15.04            185,240
    1/1/2006 to 12/31/2006                  $15.04           $18.32            190,286
    1/1/2007 to 12/31/2007                  $18.32           $19.64            145,391
--------------------------------------------------------------------------------------------
AST Small Cap Growth
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $12.23            105,281
    1/1/2006 to 12/31/2006                  $12.23           $13.50            116,763
    1/1/2007 to 12/31/2007                  $13.50           $14.18            168,599
--------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth
 formerly, AST DeAM Small-Cap Growth
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $14.82             76,370
    1/1/2006 to 12/31/2006                  $14.82           $15.65             81,269
    1/1/2007 to 12/31/2007                  $15.65           $18.20            105,233
--------------------------------------------------------------------------------------------
AST Federated Aggressive Growth
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $21.18            675,624
    1/1/2006 to 12/31/2006                  $21.18           $23.44            555,919
    1/1/2007 to 12/31/2007                  $23.44           $25.55            471,679
--------------------------------------------------------------------------------------------
AST Goldman Sachs Small-Cap Value
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $16.91                  0
    1/1/2006 to 12/31/2006                  $16.91           $19.43                  0
    1/1/2007 to 12/31/2007                  $19.43           $18.06                  0
--------------------------------------------------------------------------------------------
AST Small-Cap Value
    1/1/2002 to 12/31/2002                                       --                 --
    1/1/2003 to 12/31/2003                      --               --                 --
    1/1/2004 to 12/31/2004                      --               --                 --
    1/1/2005 to 12/31/2005                      --           $16.00          1,367,354
    1/1/2006 to 12/31/2006                  $16.00           $18.82          1,007,185
    1/1/2007 to 12/31/2007                  $18.82           $17.41            986,053

                                                                           Number of
                                       Accumulation     Accumulation      Accumulation
                                       Unit Value at    Unit Value at Units Outstanding at
                                    Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------
AST DeAM Small-Cap Value
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $16.82            245,002
    1/1/2006 to 12/31/2006                $16.82           $19.77            203,936
    1/1/2007 to 12/31/2007                $19.77           $15.93            230,960
------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $14.91            701,854
    1/1/2006 to 12/31/2006                $14.91           $15.53            516,950
    1/1/2007 to 12/31/2007                $15.53           $18.16            440,329
------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $15.40            330,873
    1/1/2006 to 12/31/2006                $15.40           $17.21            308,969
    1/1/2007 to 12/31/2007                $17.21           $20.61            409,243
------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $17.62          1,232,726
    1/1/2006 to 12/31/2006                $17.62           $19.12            959,021
    1/1/2007 to 12/31/2007                $19.12           $19.33            859,161
------------------------------------------------------------------------------------------
AST Alger All-Cap Growth
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/2/2005                     --           $15.12                  0
------------------------------------------------------------------------------------------
AST Mid-Cap Value
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $15.61            156,240
    1/1/2006 to 12/31/2006                $15.61           $17.48            128,923
    1/1/2007 to 12/31/2007                $17.48           $17.60            135,453
------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $22.61            291,124
    1/1/2006 to 12/31/2006                $22.61           $25.68            307,012
    1/1/2007 to 12/31/2007                $25.68           $35.36            389,732
------------------------------------------------------------------------------------------
AST T. Rowe Price Large-Cap Growth
    1/1/2002 to 12/31/2002                                     --                 --
    1/1/2003 to 12/31/2003                    --               --                 --
    1/1/2004 to 12/31/2004                    --               --                 --
    1/1/2005 to 12/31/2005                    --           $13.39            179,576
    1/1/2006 to 12/31/2006                $13.39           $13.86            424,274
    1/1/2007 to 12/31/2007                $13.86           $14.70            670,101

                                                                                Number of
                                            Accumulation     Accumulation      Accumulation
                                            Unit Value at    Unit Value at Units Outstanding at
                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------
AST MFS Growth
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $12.89            553,235
    1/1/2006 to 12/31/2006                     $12.89           $13.85            418,858
    1/1/2007 to 12/31/2007                     $13.85           $15.62            401,782
-----------------------------------------------------------------------------------------------
AST Marsico Capital Growth
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $14.58          4,378,768
    1/1/2006 to 12/31/2006                     $14.58           $15.32          3,475,065
    1/1/2007 to 12/31/2007                     $15.32           $17.26          3,049,331
-----------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $11.95            143,016
    1/1/2006 to 12/31/2006                     $11.95           $12.88            143,727
    1/1/2007 to 12/31/2007                     $12.88           $14.39            168,462
-----------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $15.36            278,564
    1/1/2006 to 12/31/2006                     $15.36           $18.32            539,030
    1/1/2007 to 12/31/2007                     $18.32           $18.16            417,115
-----------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/2/2005                          --           $14.38                  0
-----------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $14.63            256,525
    1/1/2006 to 12/31/2006                     $14.63           $17.40            446,357
    1/1/2007 to 12/31/2007                     $17.40           $16.44            422,432
-----------------------------------------------------------------------------------------------
AST Cohen & Steers Real Estate
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $21.16            199,018
    1/1/2006 to 12/31/2006                     $21.16           $28.35            318,743
    1/1/2007 to 12/31/2007                     $28.35           $22.24            246,476
-----------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500
    1/1/2002 to 12/31/2002                                          --                 --
    1/1/2003 to 12/31/2003                         --               --                 --
    1/1/2004 to 12/31/2004                         --               --                 --
    1/1/2005 to 12/31/2005                         --           $13.38            463,127
    1/1/2006 to 12/31/2006                     $13.38           $14.77            411,412
    1/1/2007 to 12/31/2007                     $14.77           $14.78            293,752

                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
AST American Century Income & Growth
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $14.12            238,151
    1/1/2006 to 12/31/2006                               $14.12           $16.18            278,461
    1/1/2007 to 12/31/2007                               $16.18           $15.83            367,074
---------------------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $14.25          4,265,750
    1/1/2006 to 12/31/2006                               $14.25           $16.38          2,911,174
    1/1/2007 to 12/31/2007                               $16.38           $16.87          2,485,922
---------------------------------------------------------------------------------------------------------
AST Large Cap Value
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $13.73            405,887
    1/1/2006 to 12/31/2006                               $13.73           $15.94            464,393
    1/1/2007 to 12/31/2007                               $15.94           $15.16            520,419
---------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha
 formerly, AST Global Allocation
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $13.28             96,396
    1/1/2006 to 12/31/2006                               $13.28           $14.46            103,991
    1/1/2007 to 12/31/2007                               $14.46           $14.45            457,631
---------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation
 formerly, AST American Century Strategic Balanced
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $12.71            219,955
    1/1/2006 to 12/31/2006                               $12.71           $13.66            187,318
    1/1/2007 to 12/31/2007                               $13.66           $14.58            170,010
---------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $13.53            401,044
    1/1/2006 to 12/31/2006                               $13.53           $14.92            549,051
    1/1/2007 to 12/31/2007                               $14.92           $15.54          1,003,846
---------------------------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond
    1/1/2002 to 12/31/2002                                                    --                 --
    1/1/2003 to 12/31/2003                                   --               --                 --
    1/1/2004 to 12/31/2004                                   --               --                 --
    1/1/2005 to 12/31/2005                                   --           $11.37          1,035,774
    1/1/2006 to 12/31/2006                               $11.37           $11.84            798,214
    1/1/2007 to 12/31/2007                               $11.84           $12.72            851,066

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
AST High Yield
 formerly, AST High Yield Bond
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $13.19            582,997
    1/1/2006 to 12/31/2006                             $13.19           $14.27            694,301
    1/1/2007 to 12/31/2007                             $14.27           $14.33            558,873
-------------------------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $12.42          1,672,135
    1/1/2006 to 12/31/2006                             $12.42           $13.37          1,365,237
    1/1/2007 to 12/31/2007                             $13.37           $13.90          1,124,709
-------------------------------------------------------------------------------------------------------
AST PIMCO Total Return Bond
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.84          2,236,621
    1/1/2006 to 12/31/2006                             $10.84           $11.02          2,081,850
    1/1/2007 to 12/31/2007                             $11.02           $11.70          2,256,466
-------------------------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.17          4,545,782
    1/1/2006 to 12/31/2006                             $10.17           $10.35          3,593,391
    1/1/2007 to 12/31/2007                             $10.35           $10.83          3,257,914
-------------------------------------------------------------------------------------------------------
AST Money Market
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --            $9.80          2,581,451
    1/1/2006 to 12/31/2006                              $9.80           $10.04          1,916,776
    1/1/2007 to 12/31/2007                             $10.04           $10.33          4,181,059
-------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $23.52            224,533
    1/1/2006 to 12/31/2006                             $23.52           $31.02            274,947
    1/1/2007 to 12/31/2007                             $31.02           $43.62            484,276
-------------------------------------------------------------------------------------------------------
WFVT Advantage Equity Income
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $13.77             39,457
    1/1/2006 to 12/31/2006                             $13.77           $16.00             77,725
    1/1/2007 to 12/31/2007                             $16.00           $16.12             40,362

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
AIM V.I.--Dynamics
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $15.80            54,814
    1/1/2006 to 12/31/2006               $15.80           $17.98            59,124
    1/1/2007 to 12/31/2007               $17.98           $19.76            54,429
-----------------------------------------------------------------------------------------
AIM V.I.--Technology
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --               --                --
    1/1/2006 to 12/31/2006                   --               --                --
    1/1/2007 to 12/31/2007                   --               --                --
-----------------------------------------------------------------------------------------
AIM V.I.--Health Sciences
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $13.31           122,355
    1/1/2006 to 12/31/2006               $13.31           $13.73           130,283
    1/1/2007 to 12/31/2007               $13.73           $15.05           108,427
-----------------------------------------------------------------------------------------
AIM V.I.--Financial Services
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $13.92           170,808
    1/1/2006 to 12/31/2006               $13.92           $15.89            91,327
    1/1/2007 to 12/31/2007               $15.89           $12.11            50,770
-----------------------------------------------------------------------------------------
Evergreen VA--International Equity
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $13.88           164,045
    1/1/2006 to 12/31/2006               $13.88           $16.75           160,932
    1/1/2007 to 12/31/2007               $16.75           $18.88           219,534
-----------------------------------------------------------------------------------------
Evergreen VA--Special Equity
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 4/15/2005                    --           $13.54                 0
-----------------------------------------------------------------------------------------
Evergreen VA--Omega
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $14.10            31,596
    1/1/2006 to 12/31/2006               $14.10           $14.65            15,185
    1/1/2007 to 12/31/2007               $14.65           $16.08            15,093
-----------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    1/1/2002 to 12/31/2002                                    --                --
    1/1/2003 to 12/31/2003                   --               --                --
    1/1/2004 to 12/31/2004                   --               --                --
    1/1/2005 to 12/31/2005                   --           $11.41           120,154
    1/1/2006 to 12/31/2006               $11.41           $12.42            49,463
    1/1/2007 to 12/31/2007               $12.42           $13.51            80,806

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Europe 30
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $15.65           374,171
    1/1/2006 to 12/31/2006          $15.65           $18.02           508,415
    1/1/2007 to 12/31/2007          $18.02           $20.23           151,796
------------------------------------------------------------------------------------
ProFund VP--Asia 30
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $18.20            98,832
    1/1/2006 to 12/31/2006          $18.20           $24.84           227,691
    1/1/2007 to 12/31/2007          $24.84           $35.97           247,412
------------------------------------------------------------------------------------
ProFund VP--Japan
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $18.59           107,391
    1/1/2006 to 12/31/2006          $18.59           $20.19            63,570
    1/1/2007 to 12/31/2007          $20.19           $17.80            23,531
------------------------------------------------------------------------------------
ProFund VP--Banks
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $13.77             7,375
    1/1/2006 to 12/31/2006          $13.77           $15.58            11,704
    1/1/2007 to 12/31/2007          $15.58           $11.10             8,235
------------------------------------------------------------------------------------
ProFund VP--Basic Materials
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $14.46            45,735
    1/1/2006 to 12/31/2006          $14.46           $16.36            43,606
    1/1/2007 to 12/31/2007          $16.36           $20.96            85,213
------------------------------------------------------------------------------------
ProFund VP--Biotechnology
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --               --                --
    1/1/2006 to 12/31/2006              --               --                --
    1/1/2007 to 12/31/2007              --               --                --
------------------------------------------------------------------------------------
ProFund VP--Consumer Services
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $11.47             8,192
    1/1/2006 to 12/31/2006          $11.47           $12.59            12,510
    1/1/2007 to 12/31/2007          $12.59           $11.32            10,149

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Consumer Goods
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $12.02             9,786
    1/1/2006 to 12/31/2006          $12.02           $13.26            26,778
    1/1/2007 to 12/31/2007          $13.26           $13.98           131,891
------------------------------------------------------------------------------------
ProFund VP--Oil & Gas
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $19.77           137,222
    1/1/2006 to 12/31/2006          $19.77           $23.38           112,400
    1/1/2007 to 12/31/2007          $23.38           $30.35           124,434
------------------------------------------------------------------------------------
ProFund VP--Financial
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $13.71            36,201
    1/1/2006 to 12/31/2006          $13.71           $15.76            57,563
    1/1/2007 to 12/31/2007          $15.76           $12.49            47,802
------------------------------------------------------------------------------------
ProFund VP--Healthcare
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $11.50            64,175
    1/1/2006 to 12/31/2006          $11.50           $11.87            65,217
    1/1/2007 to 12/31/2007          $11.87           $12.39           165,073
------------------------------------------------------------------------------------
ProFund VP--Industrial
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $14.30             6,749
    1/1/2006 to 12/31/2006          $14.30           $15.65             2,765
    1/1/2007 to 12/31/2007          $15.65           $17.13            48,821
------------------------------------------------------------------------------------
ProFund VP--Internet
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --               --                --
    1/1/2006 to 12/31/2006              --               --                --
    1/1/2007 to 12/31/2007              --               --                --
------------------------------------------------------------------------------------
ProFund VP--Pharmaceuticals
    1/1/2002 to 12/31/2002                               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --            $8.35            14,623
    1/1/2006 to 12/31/2006           $8.35            $9.18           131,883
    1/1/2007 to 12/31/2007           $9.18            $9.21            43,535

                                                                      Number of
                                  Accumulation     Accumulation      Accumulation
                                  Unit Value at    Unit Value at Units Outstanding at
                               Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------
ProFund VP--Precious Metals
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --           $16.85           129,263
    1/1/2006 to 12/31/2006           $16.85           $17.73           260,007
    1/1/2007 to 12/31/2007           $17.73           $21.27           337,030
-------------------------------------------------------------------------------------
ProFund VP--Real Estate
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --           $17.36            41,820
    1/1/2006 to 12/31/2006           $17.36           $22.55           109,436
    1/1/2007 to 12/31/2007           $22.55           $17.76            46,436
-------------------------------------------------------------------------------------
ProFund VP--Semiconductor
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --               --                --
    1/1/2006 to 12/31/2006               --               --                --
    1/1/2007 to 12/31/2007               --               --                --
-------------------------------------------------------------------------------------
ProFund VP--Technology
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --               --                --
    1/1/2006 to 12/31/2006               --               --                --
    1/1/2007 to 12/31/2007               --               --                --
-------------------------------------------------------------------------------------
ProFund VP--Telecommunications
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --           $10.43            11,185
    1/1/2006 to 12/31/2006           $10.43           $13.73            76,146
    1/1/2007 to 12/31/2007           $13.73           $14.58            86,034
-------------------------------------------------------------------------------------
ProFund VP--Utilities
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --           $16.59            65,915
    1/1/2006 to 12/31/2006           $16.59           $19.38           160,549
    1/1/2007 to 12/31/2007           $19.38           $22.00           259,803
-------------------------------------------------------------------------------------
ProFund VP--Bull
    1/1/2002 to 12/31/2002                                --                --
    1/1/2003 to 12/31/2003               --               --                --
    1/1/2004 to 12/31/2004               --               --                --
    1/1/2005 to 12/31/2005               --           $12.88           482,071
    1/1/2006 to 12/31/2006           $12.88           $14.35           338,211
    1/1/2007 to 12/31/2007           $14.35           $14.56           203,530

                                                                        Number of
                                    Accumulation     Accumulation      Accumulation
                                    Unit Value at    Unit Value at Units Outstanding at
                                 Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------
ProFund VP--Bear
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --            $6.36           481,337
    1/1/2006 to 12/31/2006              $6.36            $5.77           113,831
    1/1/2007 to 12/31/2007              $5.77            $5.68           186,155
---------------------------------------------------------------------------------------
ProFund VP--Ultra Bull
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --               --                --
    1/1/2006 to 12/31/2006                 --               --                --
    1/1/2007 to 12/31/2007                 --               --                --
---------------------------------------------------------------------------------------
ProFund VP NASDAQ-100
 formerly, ProFund VP--OTC
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $14.05           151,639
    1/1/2006 to 12/31/2006             $14.05           $14.53            85,525
    1/1/2007 to 12/31/2007             $14.53           $16.74           200,264
---------------------------------------------------------------------------------------
ProFund VP Short NASDAQ-100
 formerly, ProFund VP--Short OTC
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --            $5.52           144,312
    1/1/2006 to 12/31/2006              $5.52            $5.33           198,868
    1/1/2007 to 12/31/2007              $5.33            $4.62            64,998
---------------------------------------------------------------------------------------
ProFund VP UltraNASDAQ-100
 formerly, ProFund VP--UltraOTC
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --               --                --
    1/1/2006 to 12/31/2006                 --               --                --
    1/1/2007 to 12/31/2007                 --               --                --
---------------------------------------------------------------------------------------
ProFund VP--Mid-Cap Value
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $16.23           101,182
    1/1/2006 to 12/31/2006             $16.23           $17.86            98,979
    1/1/2007 to 12/31/2007             $17.86           $17.67            72,375
---------------------------------------------------------------------------------------
ProFund VP--Mid-Cap Growth
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $14.60           396,894
    1/1/2006 to 12/31/2006             $14.60           $14.88           271,685
    1/1/2007 to 12/31/2007             $14.88           $16.29            86,246

                                                                            Number of
                                        Accumulation     Accumulation      Accumulation
                                        Unit Value at    Unit Value at Units Outstanding at
                                     Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------
ProFund VP--UltraMid-Cap
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $23.77           132,000
    1/1/2006 to 12/31/2006                 $23.77           $25.78           158,772
    1/1/2007 to 12/31/2007                 $25.78           $26.76           114,155
-------------------------------------------------------------------------------------------
ProFund VP--Small-Cap Value
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $16.07            79,114
    1/1/2006 to 12/31/2006                 $16.07           $18.49           107,760
    1/1/2007 to 12/31/2007                 $18.49           $16.81            41,638
-------------------------------------------------------------------------------------------
ProFund VP--Small-Cap Growth
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $16.13           456,506
    1/1/2006 to 12/31/2006                 $16.13           $17.18           462,614
    1/1/2007 to 12/31/2007                 $17.18           $17.52            63,774
-------------------------------------------------------------------------------------------
ProFund VP--UltraSmall-Cap
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --               --                --
    1/1/2006 to 12/31/2006                     --               --                --
    1/1/2007 to 12/31/2007                     --               --                --
-------------------------------------------------------------------------------------------
ProFund VP--U.S. Government Plus
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $11.03           250,769
    1/1/2006 to 12/31/2006                 $11.03           $10.31            50,931
    1/1/2007 to 12/31/2007                 $10.31           $11.13           348,555
-------------------------------------------------------------------------------------------
ProFund VP--Rising Rates Opportunity
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --            $7.18           354,909
    1/1/2006 to 12/31/2006                  $7.18            $7.75           471,789
    1/1/2007 to 12/31/2007                  $7.75            $7.20           160,197
-------------------------------------------------------------------------------------------
Access VP High Yield
    1/1/2002 to 12/31/2002                                      --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $10.54                 0
    1/1/2006 to 12/31/2006                 $10.54           $11.32                 0
    1/1/2007 to 12/31/2007                 $11.32           $11.66                 0

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
First Trust Target Focus Four Portfolio
 formerly, First Trust(R) 10 Uncommon Values
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --               --                 --
    1/1/2006 to 12/31/2006                             --               --                 --
    1/1/2007 to 12/31/2007                             --               --                 --
---------------------------------------------------------------------------------------------------
First Trust Global Dividend Target 15
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --           $12.76            179,027
    1/1/2006 to 12/31/2006                         $12.76           $17.32            390,251
    1/1/2007 to 12/31/2007                         $17.32           $19.23            383,026
---------------------------------------------------------------------------------------------------
First Trust Managed VIP
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --           $11.87          2,270,636
    1/1/2006 to 12/31/2006                         $11.87           $12.98          1,547,684
    1/1/2007 to 12/31/2007                         $12.98           $13.92            908,064
---------------------------------------------------------------------------------------------------
First Trust NASDAQ Target 15
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --               --                 --
    1/1/2006 to 12/31/2006                             --               --                 --
    1/1/2007 to 12/31/2007                             --               --                 --
---------------------------------------------------------------------------------------------------
First Trust S&P Target 24
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --           $10.94            100,938
    1/1/2006 to 12/31/2006                         $10.94           $11.04             93,918
    1/1/2007 to 12/31/2007                         $11.04           $11.27             68,322
---------------------------------------------------------------------------------------------------
First Trust The Dow Target 10
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --            $9.92            133,119
    1/1/2006 to 12/31/2006                          $9.92           $12.20            182,794
    1/1/2007 to 12/31/2007                         $12.20           $12.04            183,748
---------------------------------------------------------------------------------------------------
First Trust Dow Target Dividend
    1/1/2002 to 12/31/2002                                              --                 --
    1/1/2003 to 12/31/2003                             --               --                 --
    1/1/2004 to 12/31/2004                             --               --                 --
    1/1/2005 to 12/31/2005                             --            $9.74          1,008,759
    1/1/2006 to 12/31/2006                          $9.74           $11.27            602,702
    1/1/2007 to 12/31/2007                         $11.27           $11.17            380,133

                                                                        Number of
                                    Accumulation     Accumulation      Accumulation
                                    Unit Value at    Unit Value at Units Outstanding at
                                 Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------
First Trust Value Line Target 25
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --               --                --
    1/1/2006 to 12/31/2006                 --               --                --
    1/1/2007 to 12/31/2007                 --               --                --
---------------------------------------------------------------------------------------
ProFund VP Large-Cap Growth
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $10.26            82,641
    1/1/2006 to 12/31/2006             $10.26           $10.96           451,172
    1/1/2007 to 12/31/2007             $10.96           $11.49           181,009
---------------------------------------------------------------------------------------
ProFund VP Large-Cap Value
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $10.46            48,990
    1/1/2006 to 12/31/2006             $10.46           $12.17           382,210
    1/1/2007 to 12/31/2007             $12.17           $11.94           126,309
---------------------------------------------------------------------------------------
ProFund VP Short Mid Cap
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --               --                --
    1/1/2006 to 12/31/2006                 --               --                --
    1/1/2007 to 12/31/2007                 --               --                --
---------------------------------------------------------------------------------------
ProFund VP Short Small-Cap
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --               --                --
    1/1/2006 to 12/31/2006                 --               --                --
    1/1/2007 to 12/31/2007                 --               --                --
---------------------------------------------------------------------------------------
Rydex Nova
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $14.97                 0
    1/1/2006 to 12/31/2006             $14.97           $17.50                 0
    1/1/2007 to 12/31/2007             $17.50           $17.34                 0
---------------------------------------------------------------------------------------
Rydex OTC
    1/1/2002 to 12/31/2002                                  --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $14.16                 0
    1/1/2006 to 12/31/2006             $14.16           $14.68                 0
    1/1/2007 to 12/31/2007             $14.68           $16.94                 0

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Rydex Inverse S&P 500 Strategy Fund
 formerly, Rydex Inverse S&P 500
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --            $6.49                  0
    1/1/2006 to 12/31/2006                              $6.49            $5.88                  0
    1/1/2007 to 12/31/2007                              $5.88            $5.81                  0
-------------------------------------------------------------------------------------------------------
SP International Growth
 formerly, SP William Blair International Growth
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $12.01             84,098
    1/1/2006 to 12/31/2006                             $12.01           $14.24            116,491
    1/1/2007 to 12/31/2007                             $14.24           $16.69            188,920
-------------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --            $9.99            111,044
    1/1/2006 to 12/31/2006                              $9.99           $11.33            744,811
    1/1/2007 to 12/31/2007                             $11.33           $12.17            906,776
-------------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.00            383,419
    1/1/2006 to 12/31/2006                             $10.00           $11.15          6,613,267
    1/1/2007 to 12/31/2007                             $11.15           $11.98          8,926,725
-------------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.01            312,604
    1/1/2006 to 12/31/2006                             $10.01           $10.97          5,065,695
    1/1/2007 to 12/31/2007                             $10.97           $11.74          8,136,541
-------------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.02            159,724
    1/1/2006 to 12/31/2006                             $10.02           $10.86          1,685,657
    1/1/2007 to 12/31/2007                             $10.86           $11.61          2,790,774
-------------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    1/1/2002 to 12/31/2002                                                  --                 --
    1/1/2003 to 12/31/2003                                 --               --                 --
    1/1/2004 to 12/31/2004                                 --               --                 --
    1/1/2005 to 12/31/2005                                 --           $10.03              5,527
    1/1/2006 to 12/31/2006                             $10.03           $10.62            632,804
    1/1/2007 to 12/31/2007                             $10.62           $11.31          1,601,195

                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                                $10.00           $10.63          1,290,825
    1/1/2007 to 12/31/2007                                  $10.63           $11.41          2,559,214
------------------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Portfolio
    3/20/2006* to 12/31/2006                                $10.00           $10.45          1,651,620
    1/1/2007 to 12/31/2007                                  $10.45           $11.41          2,784,630
------------------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                                $10.00           $10.55          2,113,521
    1/1/2007 to 12/31/2007                                  $10.55           $11.22          2,818,505
------------------------------------------------------------------------------------------------------------
WFVT Advantage C&B Large Cap Value
    1/1/2002 to 12/31/2002                                                       --                 --
    1/1/2003 to 12/31/2003                                      --               --                 --
    1/1/2004 to 12/31/2004                                      --               --                 --
    1/1/2005 to 12/31/2005                                      --           $13.51                930
    1/1/2006 to 12/31/2006                                  $13.51           $16.17                929
    1/1/2007 to 12/31/2007                                  $16.17           $15.66                928
------------------------------------------------------------------------------------------------------------
AST CLS Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $11.50             12,898
------------------------------------------------------------------------------------------------------------
AST CLS Moderate Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.03              9,410
------------------------------------------------------------------------------------------------------------
AST Horizon Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.18                261
------------------------------------------------------------------------------------------------------------
AST Horizon Moderate Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.16             11,680
------------------------------------------------------------------------------------------------------------
AST Niemann Capital Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.00              1,495
------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                               $10.00            $9.98            207,560

 *  Denotes the start date of these sub-accounts.

                              Advisors Choice 2000
                Prudential Annuities Life Assurance Corporation
                                   Prospectus

              ACCUMULATION UNIT VALUES: With No Optional Benefits

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
AST JP Morgan International Equity Portfolio
    1/1/1994 to 12/31/1994                                          $10.36           199,313
    1/1/1995 to 12/31/1995                         $10.36           $11.29           452,589
    1/1/1996 to 12/31/1996                         $11.29           $12.27           408,066
    1/1/1997 to 12/31/1997                         $12.27           $14.38           477,264
    1/1/1998 to 12/31/1998                         $14.38           $17.16           485,513
    1/1/1999 to 12/31/1999                         $17.16           $27.98           425,100
    1/1/2000 to 12/31/2000                         $27.98           $20.44           481,172
    1/1/2001 to 12/31/2001                         $20.44           $15.68           332,333
    1/1/2002 to 12/31/2002                         $15.68           $12.71           254,902
    1/1/2003 to 12/31/2003                         $12.71           $16.49           219,979
    1/1/2004 to 12/31/2004                         $16.49           $19.19           239,273
    1/1/2005 to 12/31/2005                         $19.19           $21.17           307,973
    1/1/2006 to 12/31/2006                         $21.17           $25.82           277,002
    1/1/2007 to 12/31/2007                         $25.82           $28.08           241,370

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
AST International Growth
    1/1/1994 to 12/31/1994                               --                 --
    1/1/1995 to 12/31/1995              --               --                 --
    1/1/1996 to 12/31/1996              --               --                 --
    1/1/1997 to 12/31/1997              --           $11.78            235,801
    1/1/1998 to 12/31/1998          $11.78           $13.60            729,573
    1/1/1999 to 12/31/1999          $13.60           $24.68            962,018
    1/1/2000 to 12/31/2000          $24.68           $18.48            792,703
    1/1/2001 to 12/31/2001          $18.48           $14.04            539,241
    1/1/2002 to 12/31/2002          $14.04           $10.37            371,174
    1/1/2003 to 12/31/2003          $10.37           $14.43            536,475
    1/1/2004 to 12/31/2004          $14.43           $16.65          1,259,678
    1/1/2005 to 12/31/2005          $16.65           $19.28          1,305,988
    1/1/2006 to 12/31/2006          $19.28           $23.18          1,047,521
    1/1/2007 to 12/31/2007          $23.18           $27.41            871,674
------------------------------------------------------------------------------------
AST International Value
    1/1/1994 to 12/31/1994                               --                 --
    1/1/1995 to 12/31/1995              --           $10.27            137,991
    1/1/1996 to 12/31/1996          $10.27           $11.49            278,460
    1/1/1997 to 12/31/1997          $11.49           $11.63            203,237
    1/1/1998 to 12/31/1998          $11.63           $12.82            230,548
    1/1/1999 to 12/31/1999          $12.82           $24.16            274,671
    1/1/2000 to 12/31/2000          $24.16           $16.73            344,664
    1/1/2001 to 12/31/2001          $16.73           $11.27            232,142
    1/1/2002 to 12/31/2002          $11.27            $9.29            200,531
    1/1/2003 to 12/31/2003           $9.29           $12.36            283,809
    1/1/2004 to 12/31/2004          $12.36           $14.86            275,575
    1/1/2005 to 12/31/2005          $14.86           $16.79            245,299
    1/1/2006 to 12/31/2006          $16.79           $21.26            305,421
    1/1/2007 to 12/31/2007          $21.26           $24.88            328,815
------------------------------------------------------------------------------------
AST MFS Global Equity
    1/1/1994 to 12/31/1994                               --                 --
    1/1/1995 to 12/31/1995              --               --                 --
    1/1/1996 to 12/31/1996              --               --                 --
    1/1/1997 to 12/31/1997              --               --                 --
    1/1/1998 to 12/31/1998              --               --                 --
    1/1/1999 to 12/31/1999              --           $11.03                213
    1/1/2000 to 12/31/2000          $11.03           $10.17             11,623
    1/1/2001 to 12/31/2001          $10.17            $9.09             47,989
    1/1/2002 to 12/31/2002           $9.09            $7.93            114,507
    1/1/2003 to 12/31/2003           $7.93           $10.01            126,748
    1/1/2004 to 12/31/2004          $10.01           $11.78            392,469
    1/1/2005 to 12/31/2005          $11.78           $12.59            277,405
    1/1/2006 to 12/31/2006          $12.59           $15.54            367,076
    1/1/2007 to 12/31/2007          $15.54           $16.90            293,745

                                                                             Number of
                                         Accumulation     Accumulation      Accumulation
                                         Unit Value at    Unit Value at Units Outstanding at
                                      Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------
AST Small Cap Growth
    1/1/1994 to 12/31/1994                                   $10.69            96,278
    1/1/1995 to 12/31/1995                  $10.69           $14.04           221,840
    1/1/1996 to 12/31/1996                  $14.04           $16.71           271,845
    1/1/1997 to 12/31/1997                  $16.71           $17.57           399,262
    1/1/1998 to 12/31/1998                  $17.57           $18.07           506,384
    1/1/1999 to 12/31/1999                  $18.07           $43.43           690,331
    1/1/2000 to 12/31/2000                  $43.43           $22.37           369,812
    1/1/2001 to 12/31/2001                  $22.37           $20.79           337,538
    1/1/2002 to 12/31/2002                  $20.79           $13.55           242,006
    1/1/2003 to 12/31/2003                  $13.55           $19.55           208,990
    1/1/2004 to 12/31/2004                  $19.55           $18.07           150,542
    1/1/2005 to 12/31/2005                  $18.07           $18.22           162,829
    1/1/2006 to 12/31/2006                  $18.22           $20.39           112,216
    1/1/2007 to 12/31/2007                  $20.39           $21.70           104,978
--------------------------------------------------------------------------------------------
AST Neuberger Berman Small-Cap Growth
 formerly, AST DeAM Small-Cap Growth
    1/1/1994 to 12/31/1994                                       --                --
    1/1/1995 to 12/31/1995                      --               --                --
    1/1/1996 to 12/31/1996                      --               --                --
    1/1/1997 to 12/31/1997                      --               --                --
    1/1/1998 to 12/31/1998                      --               --                --
    1/1/1999 to 12/31/1999                      --           $15.49           608,042
    1/1/2000 to 12/31/2000                  $15.49           $12.16           727,887
    1/1/2001 to 12/31/2001                  $12.16            $8.65           711,997
    1/1/2002 to 12/31/2002                   $8.65            $6.32           493,736
    1/1/2003 to 12/31/2003                   $6.32            $9.27           574,817
    1/1/2004 to 12/31/2004                   $9.27           $10.07           411,807
    1/1/2005 to 12/31/2005                  $10.07           $10.05           346,229
    1/1/2006 to 12/31/2006                  $10.05           $10.75           242,350
    1/1/2007 to 12/31/2007                  $10.75           $12.68           290,952
--------------------------------------------------------------------------------------------
AST Federated Aggressive Growth
    1/1/1994 to 12/31/1994                                       --                --
    1/1/1995 to 12/31/1995                      --               --                --
    1/1/1996 to 12/31/1996                      --               --                --
    1/1/1997 to 12/31/1997                      --               --                --
    1/1/1998 to 12/31/1998                      --               --                --
    1/1/1999 to 12/31/1999                      --               --                --
    1/1/2000 to 12/31/2000                      --            $9.09             8,370
    1/1/2001 to 12/31/2001                   $9.09            $7.17           212,523
    1/1/2002 to 12/31/2002                   $7.17            $5.04           276,968
    1/1/2003 to 12/31/2003                   $5.04            $8.49           322,365
    1/1/2004 to 12/31/2004                   $8.49           $10.38           477,568
    1/1/2005 to 12/31/2005                  $10.38           $11.29           451,208
    1/1/2006 to 12/31/2006                  $11.29           $12.66           493,437
    1/1/2007 to 12/31/2007                  $12.66           $13.99           353,469

                                                                         Number of
                                     Accumulation     Accumulation      Accumulation
                                     Unit Value at    Unit Value at Units Outstanding at
                                  Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------
AST Goldman Sachs Small-Cap Value
    1/1/1994 to 12/31/1994                                   --                --
    1/1/1995 to 12/31/1995                  --               --                --
    1/1/1996 to 12/31/1996                  --               --                --
    1/1/1997 to 12/31/1997                  --               --                --
    1/1/1998 to 12/31/1998                  --            $9.93            65,255
    1/1/1999 to 12/31/1999               $9.93           $10.73           133,145
    1/1/2000 to 12/31/2000              $10.73           $14.27           362,487
    1/1/2001 to 12/31/2001              $14.27           $15.58           943,242
    1/1/2002 to 12/31/2002              $15.58           $14.25           572,355
    1/1/2003 to 12/31/2003              $14.25           $19.98           396,816
    1/1/2004 to 12/31/2004              $19.98           $23.85           276,076
    1/1/2005 to 12/31/2005              $23.85           $24.88           201,121
    1/1/2006 to 12/31/2006              $24.88           $28.97           153,674
    1/1/2007 to 12/31/2007              $28.97           $27.31           116,213
----------------------------------------------------------------------------------------
AST Small-Cap Value
    1/1/1994 to 12/31/1994                                   --                --
    1/1/1995 to 12/31/1995                  --               --                --
    1/1/1996 to 12/31/1996                  --               --                --
    1/1/1997 to 12/31/1997                  --           $12.78           771,770
    1/1/1998 to 12/31/1998              $12.78           $11.36           895,422
    1/1/1999 to 12/31/1999              $11.36           $11.35           570,268
    1/1/2000 to 12/31/2000              $11.35           $13.74           594,074
    1/1/2001 to 12/31/2001              $13.74           $14.61           979,765
    1/1/2002 to 12/31/2002              $14.61           $13.15           680,968
    1/1/2003 to 12/31/2003              $13.15           $17.74           730,928
    1/1/2004 to 12/31/2004              $17.74           $20.52           607,239
    1/1/2005 to 12/31/2005              $20.52           $21.74           509,489
    1/1/2006 to 12/31/2006              $21.74           $25.93           436,915
    1/1/2007 to 12/31/2007              $25.93           $24.32           347,488
----------------------------------------------------------------------------------------
AST DeAM Small-Cap Value
    1/1/1994 to 12/31/1994                                   --                --
    1/1/1995 to 12/31/1995                  --               --                --
    1/1/1996 to 12/31/1996                  --               --                --
    1/1/1997 to 12/31/1997                  --               --                --
    1/1/1998 to 12/31/1998                  --               --                --
    1/1/1999 to 12/31/1999                  --               --                --
    1/1/2000 to 12/31/2000                  --               --                --
    1/1/2001 to 12/31/2001                  --               --                --
    1/1/2002 to 12/31/2002                  --            $7.72            22,404
    1/1/2003 to 12/31/2003               $7.72           $11.00           110,748
    1/1/2004 to 12/31/2004              $11.00           $13.34           118,424
    1/1/2005 to 12/31/2005              $13.34           $13.41           120,339
    1/1/2006 to 12/31/2006              $13.41           $15.98           127,465
    1/1/2007 to 12/31/2007              $15.98           $13.06            93,823

                                                                           Number of
                                       Accumulation     Accumulation      Accumulation
                                       Unit Value at    Unit Value at Units Outstanding at
                                    Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------
AST Goldman Sachs Mid-Cap Growth
    1/1/1994 to 12/31/1994                                     --                --
    1/1/1995 to 12/31/1995                    --               --                --
    1/1/1996 to 12/31/1996                    --               --                --
    1/1/1997 to 12/31/1997                    --               --                --
    1/1/1998 to 12/31/1998                    --               --                --
    1/1/1999 to 12/31/1999                    --               --                --
    1/1/2000 to 12/31/2000                    --            $6.61           159,879
    1/1/2001 to 12/31/2001                 $6.61            $3.93           373,853
    1/1/2002 to 12/31/2002                 $3.93            $2.83           162,029
    1/1/2003 to 12/31/2003                 $2.83            $3.70           408,709
    1/1/2004 to 12/31/2004                 $3.70            $4.28           585,234
    1/1/2005 to 12/31/2005                 $4.28            $4.46           640,026
    1/1/2006 to 12/31/2006                 $4.46            $4.70           535,222
    1/1/2007 to 12/31/2007                 $4.70            $5.58           530,702
------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Growth
    1/1/1994 to 12/31/1994                                  $9.95             3,419
    1/1/1995 to 12/31/1995                 $9.95           $12.27            89,474
    1/1/1996 to 12/31/1996                $12.27           $14.15           100,758
    1/1/1997 to 12/31/1997                $14.15           $16.38           104,340
    1/1/1998 to 12/31/1998                $16.38           $19.63            94,905
    1/1/1999 to 12/31/1999                $19.63           $29.53            91,314
    1/1/2000 to 12/31/2000                $29.53           $26.97           301,210
    1/1/2001 to 12/31/2001                $26.97           $19.88           477,410
    1/1/2002 to 12/31/2002                $19.88           $13.59           323,369
    1/1/2003 to 12/31/2003                $13.59           $17.62           273,193
    1/1/2004 to 12/31/2004                $17.62           $20.32           340,048
    1/1/2005 to 12/31/2005                $20.32           $22.92           532,541
    1/1/2006 to 12/31/2006                $22.92           $25.97           332,998
    1/1/2007 to 12/31/2007                $25.97           $31.53           366,101
------------------------------------------------------------------------------------------
AST Neuberger Berman Mid-Cap Value
    1/1/1994 to 12/31/1994                                  $9.27            86,555
    1/1/1995 to 12/31/1995                 $9.27           $11.59           164,976
    1/1/1996 to 12/31/1996                $11.59           $12.81           103,416
    1/1/1997 to 12/31/1997                $12.81           $16.07           260,929
    1/1/1998 to 12/31/1998                $16.07           $15.59           218,024
    1/1/1999 to 12/31/1999                $15.59           $16.37           385,591
    1/1/2000 to 12/31/2000                $16.37           $20.73           619,565
    1/1/2001 to 12/31/2001                $20.73           $19.97           778,257
    1/1/2002 to 12/31/2002                $19.97           $17.75           765,716
    1/1/2003 to 12/31/2003                $17.75           $24.04           653,342
    1/1/2004 to 12/31/2004                $24.04           $29.33           726,167
    1/1/2005 to 12/31/2005                $29.33           $32.66           669,160
    1/1/2006 to 12/31/2006                $32.66           $35.93           518,563
    1/1/2007 to 12/31/2007                $35.93           $36.83           370,556

                                                                           Number of
                                       Accumulation     Accumulation      Accumulation
                                       Unit Value at    Unit Value at Units Outstanding at
                                    Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------
AST Alger All-Cap Growth
    1/1/1994 to 12/31/1994                                     --                 --
    1/1/1995 to 12/31/1995                    --               --                 --
    1/1/1996 to 12/31/1996                    --               --                 --
    1/1/1997 to 12/31/1997                    --               --                 --
    1/1/1998 to 12/31/1998                    --               --                 --
    1/1/1999 to 12/31/1999                    --               --                 --
    1/1/2000 to 12/31/2000                    --            $6.80            168,813
    1/1/2001 to 12/31/2001                 $6.80            $5.63          1,351,204
    1/1/2002 to 12/31/2002                 $5.63            $3.59            624,243
    1/1/2003 to 12/31/2003                 $3.59            $4.83            564,609
    1/1/2004 to 12/31/2004                 $4.83            $5.21            487,430
    1/1/2005 to 12/2/2005                  $5.21            $6.03                  0
------------------------------------------------------------------------------------------
AST Mid-Cap Value
    1/1/1994 to 12/31/1994                                     --                 --
    1/1/1995 to 12/31/1995                    --               --                 --
    1/1/1996 to 12/31/1996                    --               --                 --
    1/1/1997 to 12/31/1997                    --               --                 --
    1/1/1998 to 12/31/1998                    --               --                 --
    1/1/1999 to 12/31/1999                    --               --                 --
    1/1/2000 to 12/31/2000                    --           $10.08             54,033
    1/1/2001 to 12/31/2001                $10.08            $9.79            267,724
    1/1/2002 to 12/31/2002                 $9.79            $7.71            201,049
    1/1/2003 to 12/31/2003                 $7.71           $10.41            268,077
    1/1/2004 to 12/31/2004                $10.41           $11.93            214,855
    1/1/2005 to 12/31/2005                $11.93           $12.50            128,929
    1/1/2006 to 12/31/2006                $12.50           $14.18            104,222
    1/1/2007 to 12/31/2007                $14.18           $14.48             76,177
------------------------------------------------------------------------------------------
AST T. Rowe Price Natural Resources
    1/1/1994 to 12/31/1994                                     --                 --
    1/1/1995 to 12/31/1995                    --           $11.04             27,379
    1/1/1996 to 12/31/1996                $11.04           $14.31            140,275
    1/1/1997 to 12/31/1997                $14.31           $14.68            114,880
    1/1/1998 to 12/31/1998                $14.68           $12.86            109,887
    1/1/1999 to 12/31/1999                $12.86           $16.37            106,822
    1/1/2000 to 12/31/2000                $16.37           $20.61            108,081
    1/1/2001 to 12/31/2001                $20.61           $20.62            113,440
    1/1/2002 to 12/31/2002                $20.62           $19.36            108,448
    1/1/2003 to 12/31/2003                $19.36           $25.68            203,866
    1/1/2004 to 12/31/2004                $25.68           $33.46            203,341
    1/1/2005 to 12/31/2005                $33.46           $43.69            299,506
    1/1/2006 to 12/31/2006                $43.69           $50.29            233,412
    1/1/2007 to 12/31/2007                $50.29           $70.20            197,973

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
AST T. Rowe Price Large-Cap Growth
    1/1/1994 to 12/31/1994                                    --                 --
    1/1/1995 to 12/31/1995                   --               --                 --
    1/1/1996 to 12/31/1996                   --           $10.92            119,830
    1/1/1997 to 12/31/1997               $10.92           $12.45            199,511
    1/1/1998 to 12/31/1998               $12.45           $15.75            193,822
    1/1/1999 to 12/31/1999               $15.75           $20.95            183,376
    1/1/2000 to 12/31/2000               $20.95           $17.95            218,749
    1/1/2001 to 12/31/2001               $17.95           $15.21            300,536
    1/1/2002 to 12/31/2002               $15.21           $10.43            210,924
    1/1/2003 to 12/31/2003               $10.43           $12.82            108,170
    1/1/2004 to 12/31/2004               $12.82           $13.47             90,747
    1/1/2005 to 12/31/2005               $13.47           $15.58            274,763
    1/1/2006 to 12/31/2006               $15.58           $16.35            187,054
    1/1/2007 to 12/31/2007               $16.35           $17.58            243,724
-----------------------------------------------------------------------------------------
AST MFS Growth
    1/1/1994 to 12/31/1994                                    --                 --
    1/1/1995 to 12/31/1995                   --               --                 --
    1/1/1996 to 12/31/1996                   --               --                 --
    1/1/1997 to 12/31/1997                   --               --                 --
    1/1/1998 to 12/31/1998                   --               --                 --
    1/1/1999 to 12/31/1999                   --           $11.29             10,558
    1/1/2000 to 12/31/2000               $11.29           $10.48             93,890
    1/1/2001 to 12/31/2001               $10.48            $8.15            892,954
    1/1/2002 to 12/31/2002                $8.15            $5.82            643,644
    1/1/2003 to 12/31/2003                $5.82            $7.10            596,050
    1/1/2004 to 12/31/2004                $7.10            $7.81            601,222
    1/1/2005 to 12/31/2005                $7.81            $8.25            623,371
    1/1/2006 to 12/31/2006                $8.25            $8.99            352,548
    1/1/2007 to 12/31/2007                $8.99           $10.28            323,164
-----------------------------------------------------------------------------------------
AST Marsico Capital Growth
    1/1/1994 to 12/31/1994                                    --                 --
    1/1/1995 to 12/31/1995                   --               --                 --
    1/1/1996 to 12/31/1996                   --               --                 --
    1/1/1997 to 12/31/1997                   --           $10.03             12,993
    1/1/1998 to 12/31/1998               $10.03           $14.11            739,559
    1/1/1999 to 12/31/1999               $14.11           $21.39            935,502
    1/1/2000 to 12/31/2000               $21.39           $18.22          1,258,964
    1/1/2001 to 12/31/2001               $18.22           $14.17          1,151,083
    1/1/2002 to 12/31/2002               $14.17           $11.89          1,177,309
    1/1/2003 to 12/31/2003               $11.89           $15.56          1,583,309
    1/1/2004 to 12/31/2004               $15.56           $17.88          1,855,254
    1/1/2005 to 12/31/2005               $17.88           $18.98          1,948,183
    1/1/2006 to 12/31/2006               $18.98           $20.22          1,691,127
    1/1/2007 to 12/31/2007               $20.22           $23.09          1,626,729

                                                                             Number of
                                         Accumulation     Accumulation      Accumulation
                                         Unit Value at    Unit Value at Units Outstanding at
                                      Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------------
AST Goldman Sachs Concentrated Growth
    1/1/1994 to 12/31/1994                                    $9.54           187,924
    1/1/1995 to 12/31/1995                   $9.54           $13.04           384,701
    1/1/1996 to 12/31/1996                  $13.04           $16.59           574,520
    1/1/1997 to 12/31/1997                  $16.59           $21.18           666,835
    1/1/1998 to 12/31/1998                  $21.18           $35.40           823,116
    1/1/1999 to 12/31/1999                  $35.40           $54.52           853,471
    1/1/2000 to 12/31/2000                  $54.52           $37.39           853,950
    1/1/2001 to 12/31/2001                  $37.39           $25.38           760,500
    1/1/2002 to 12/31/2002                  $25.38           $17.69           397,460
    1/1/2003 to 12/31/2003                  $17.69           $22.02           282,942
    1/1/2004 to 12/31/2004                  $22.02           $22.68           225,304
    1/1/2005 to 12/31/2005                  $22.68           $23.28           186,688
    1/1/2006 to 12/31/2006                  $23.28           $25.44           159,473
    1/1/2007 to 12/31/2007                  $25.44           $28.81           169,007
--------------------------------------------------------------------------------------------
AST DeAm Large-Cap Value
    1/1/1994 to 12/31/1994                                       --                --
    1/1/1995 to 12/31/1995                      --               --                --
    1/1/1996 to 12/31/1996                      --               --                --
    1/1/1997 to 12/31/1997                      --               --                --
    1/1/1998 to 12/31/1998                      --               --                --
    1/1/1999 to 12/31/1999                      --               --                --
    1/1/2000 to 12/31/2000                      --            $9.84            50,761
    1/1/2001 to 12/31/2001                   $9.84            $9.23            63,553
    1/1/2002 to 12/31/2002                   $9.23            $7.77            80,618
    1/1/2003 to 12/31/2003                   $7.77            $9.77           139,126
    1/1/2004 to 12/31/2004                   $9.77           $11.47           188,892
    1/1/2005 to 12/31/2005                  $11.47           $12.46           330,757
    1/1/2006 to 12/31/2006                  $12.46           $15.07           500,736
    1/1/2007 to 12/31/2007                  $15.07           $15.15           351,045
--------------------------------------------------------------------------------------------
AST AllianceBernstein Growth + Value
    1/1/1994 to 12/31/1994                                       --                --
    1/1/1995 to 12/31/1995                      --               --                --
    1/1/1996 to 12/31/1996                      --               --                --
    1/1/1997 to 12/31/1997                      --               --                --
    1/1/1998 to 12/31/1998                      --               --                --
    1/1/1999 to 12/31/1999                      --               --                --
    1/1/2000 to 12/31/2000                      --               --                --
    1/1/2001 to 12/31/2001                      --            $9.68            24,134
    1/1/2002 to 12/31/2002                   $9.68            $7.21            24,048
    1/1/2003 to 12/31/2003                   $7.21            $9.03            42,479
    1/1/2004 to 12/31/2004                   $9.03            $9.88           115,998
    1/1/2005 to 12/2/2005                    $9.88           $11.03                 0

                                                                                Number of
                                            Accumulation     Accumulation      Accumulation
                                            Unit Value at    Unit Value at Units Outstanding at
                                         Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------
AST Alliance Bernstein Core Value
    1/1/1994 to 12/31/1994                                          --                 --
    1/1/1995 to 12/31/1995                         --               --                 --
    1/1/1996 to 12/31/1996                         --               --                 --
    1/1/1997 to 12/31/1997                         --               --                 --
    1/1/1998 to 12/31/1998                         --               --                 --
    1/1/1999 to 12/31/1999                         --               --                 --
    1/1/2000 to 12/31/2000                         --               --                 --
    1/1/2001 to 12/31/2001                         --           $10.10             54,784
    1/1/2002 to 12/31/2002                     $10.10            $8.70            305,648
    1/1/2003 to 12/31/2003                      $8.70           $11.09            387,468
    1/1/2004 to 12/31/2004                     $11.09           $12.55            461,239
    1/1/2005 to 12/31/2005                     $12.55           $13.16            393,974
    1/1/2006 to 12/31/2006                     $13.16           $15.87            631,031
    1/1/2007 to 12/31/2007                     $15.87           $15.20            433,808
-----------------------------------------------------------------------------------------------
AST Cohen & Steers Real Estate
    1/1/1994 to 12/31/1994                                          --                 --
    1/1/1995 to 12/31/1995                         --               --                 --
    1/1/1996 to 12/31/1996                         --               --                 --
    1/1/1997 to 12/31/1997                         --               --                 --
    1/1/1998 to 12/31/1998                         --            $8.35             91,685
    1/1/1999 to 12/31/1999                      $8.35            $8.48            232,305
    1/1/2000 to 12/31/2000                      $8.48           $10.63            335,316
    1/1/2001 to 12/31/2001                     $10.63           $10.86            345,833
    1/1/2002 to 12/31/2002                     $10.86           $11.08            317,670
    1/1/2003 to 12/31/2003                     $11.08           $15.12            507,911
    1/1/2004 to 12/31/2004                     $15.12           $20.73            481,197
    1/1/2005 to 12/31/2005                     $20.73           $23.65            363,492
    1/1/2006 to 12/31/2006                     $23.65           $32.12            399,562
    1/1/2007 to 12/31/2007                     $32.12           $25.55            207,198
-----------------------------------------------------------------------------------------------
AST Alliance Bernstein Managed Index 500
    1/1/1994 to 12/31/1994                                          --                 --
    1/1/1995 to 12/31/1995                         --               --                 --
    1/1/1996 to 12/31/1996                         --               --                 --
    1/1/1997 to 12/31/1997                         --               --                 --
    1/1/1998 to 12/31/1998                         --           $12.71            222,115
    1/1/1999 to 12/31/1999                     $12.71           $15.31            262,088
    1/1/2000 to 12/31/2000                     $15.31           $13.86            523,132
    1/1/2001 to 12/31/2001                     $13.86           $12.40            691,458
    1/1/2002 to 12/31/2002                     $12.40            $9.77            711,077
    1/1/2003 to 12/31/2003                      $9.77           $12.36            907,807
    1/1/2004 to 12/31/2004                     $12.36           $13.51          1,028,912
    1/1/2005 to 12/31/2005                     $13.51           $13.90            797,385
    1/1/2006 to 12/31/2006                     $13.90           $15.54            773,988
    1/1/2007 to 12/31/2007                     $15.54           $15.77            575,877

                                                                              Number of
                                          Accumulation     Accumulation      Accumulation
                                          Unit Value at    Unit Value at Units Outstanding at
                                       Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------
AST American Century Income & Growth
    1/1/1994 to 12/31/1994                                        --                 --
    1/1/1995 to 12/31/1995                       --               --                 --
    1/1/1996 to 12/31/1996                       --               --                 --
    1/1/1997 to 12/31/1997                       --           $12.14            104,567
    1/1/1998 to 12/31/1998                   $12.14           $13.54            158,481
    1/1/1999 to 12/31/1999                   $13.54           $16.54            212,826
    1/1/2000 to 12/31/2000                   $16.54           $14.66            386,882
    1/1/2001 to 12/31/2001                   $14.66           $13.34            361,018
    1/1/2002 to 12/31/2002                   $13.34           $10.62            278,381
    1/1/2003 to 12/31/2003                   $10.62           $13.59            247,785
    1/1/2004 to 12/31/2004                   $13.59           $15.20            524,434
    1/1/2005 to 12/31/2005                   $15.20           $15.80            404,601
    1/1/2006 to 12/31/2006                   $15.80           $18.35            317,435
    1/1/2007 to 12/31/2007                   $18.35           $18.21            243,704
---------------------------------------------------------------------------------------------
AST Alliance Bernstein Growth & Income
    1/1/1994 to 12/31/1994                                    $10.21            238,128
    1/1/1995 to 12/31/1995                   $10.21           $13.04            498,080
    1/1/1996 to 12/31/1996                   $13.04           $15.32            671,510
    1/1/1997 to 12/31/1997                   $15.32           $18.84            700,150
    1/1/1998 to 12/31/1998                   $18.84           $21.05            666,925
    1/1/1999 to 12/31/1999                   $21.05           $24.28            771,705
    1/1/2000 to 12/31/2000                   $24.28           $25.45            824,148
    1/1/2001 to 12/31/2001                   $25.45           $25.17          1,063,471
    1/1/2002 to 12/31/2002                   $25.17           $19.18            781,774
    1/1/2003 to 12/31/2003                   $19.18           $25.23            772,571
    1/1/2004 to 12/31/2004                   $25.23           $27.83            881,766
    1/1/2005 to 12/31/2005                   $27.83           $28.97            769,120
    1/1/2006 to 12/31/2006                   $28.97           $33.75            654,696
    1/1/2007 to 12/31/2007                   $33.75           $35.25            488,085
---------------------------------------------------------------------------------------------
AST Large Cap Value
    1/1/1994 to 12/31/1994                                     $9.62            150,719
    1/1/1995 to 12/31/1995                    $9.62           $12.39            293,340
    1/1/1996 to 12/31/1996                   $12.39           $14.38            283,889
    1/1/1997 to 12/31/1997                   $14.38           $17.60            287,286
    1/1/1998 to 12/31/1998                   $17.60           $19.82            317,432
    1/1/1999 to 12/31/1999                   $19.82           $22.00            291,589
    1/1/2000 to 12/31/2000                   $22.00           $22.89            458,422
    1/1/2001 to 12/31/2001                   $22.89           $20.79            421,855
    1/1/2002 to 12/31/2002                   $20.79           $17.04            274,957
    1/1/2003 to 12/31/2003                   $17.04           $20.31            244,888
    1/1/2004 to 12/31/2004                   $20.31           $23.29            269,303
    1/1/2005 to 12/31/2005                   $23.29           $24.64            466,854
    1/1/2006 to 12/31/2006                   $24.64           $28.99            449,189
    1/1/2007 to 12/31/2007                   $28.99           $27.94            341,897

                                                                                          Number of
                                                      Accumulation     Accumulation      Accumulation
                                                      Unit Value at    Unit Value at Units Outstanding at
                                                   Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------------
AST UBS Dynamic Alpha
 formerly, AST Global Allocation
    1/1/1994 to 12/31/1994                                                 $9.91           114,927
    1/1/1995 to 12/31/1995                                $9.91           $12.04           239,737
    1/1/1996 to 12/31/1996                               $12.04           $13.27           186,453
    1/1/1997 to 12/31/1997                               $13.27           $15.57           211,541
    1/1/1998 to 12/31/1998                               $15.57           $17.46           223,039
    1/1/1999 to 12/31/1999                               $17.46           $20.97           203,969
    1/1/2000 to 12/31/2000                               $20.97           $19.92           172,245
    1/1/2001 to 12/31/2001                               $19.92           $17.47           149,042
    1/1/2002 to 12/31/2002                               $17.47           $14.68           100,537
    1/1/2003 to 12/31/2003                               $14.68           $17.43            87,241
    1/1/2004 to 12/31/2004                               $17.43           $19.24            64,342
    1/1/2005 to 12/31/2005                               $19.24           $20.44            76,214
    1/1/2006 to 12/31/2006                               $20.44           $22.57            76,805
    1/1/2007 to 12/31/2007                               $22.57           $22.85           146,030
---------------------------------------------------------------------------------------------------------
AST American Century Strategic Allocation
 formerly, AST American Century Strategic Balanced
    1/1/1994 to 12/31/1994                                                    --                --
    1/1/1995 to 12/31/1995                                   --               --                --
    1/1/1996 to 12/31/1996                                   --               --                --
    1/1/1997 to 12/31/1997                                   --           $11.25             3,720
    1/1/1998 to 12/31/1998                               $11.25           $13.56            22,252
    1/1/1999 to 12/31/1999                               $13.56           $15.22            52,889
    1/1/2000 to 12/31/2000                               $15.22           $14.65           106,849
    1/1/2001 to 12/31/2001                               $14.65           $14.00           182,487
    1/1/2002 to 12/31/2002                               $14.00           $12.56           128,128
    1/1/2003 to 12/31/2003                               $12.56           $14.83           191,980
    1/1/2004 to 12/31/2004                               $14.83           $16.05           121,891
    1/1/2005 to 12/31/2005                               $16.05           $16.69            86,619
    1/1/2006 to 12/31/2006                               $16.69           $18.18            63,280
    1/1/2007 to 12/31/2007                               $18.18           $19.67            53,282
---------------------------------------------------------------------------------------------------------
AST T. Rowe Price Asset Allocation
    1/1/1994 to 12/31/1994                                                 $9.80            74,058
    1/1/1995 to 12/31/1995                                $9.80           $11.98            89,787
    1/1/1996 to 12/31/1996                               $11.98           $13.44            82,655
    1/1/1997 to 12/31/1997                               $13.44           $15.78            99,319
    1/1/1998 to 12/31/1998                               $15.78           $18.56           136,200
    1/1/1999 to 12/31/1999                               $18.56           $20.34           134,685
    1/1/2000 to 12/31/2000                               $20.34           $20.11           114,244
    1/1/2001 to 12/31/2001                               $20.11           $19.02           109,469
    1/1/2002 to 12/31/2002                               $19.02           $17.03           155,933
    1/1/2003 to 12/31/2003                               $17.03           $20.98           146,224
    1/1/2004 to 12/31/2004                               $20.98           $23.17           187,867
    1/1/2005 to 12/31/2005                               $23.17           $24.10           220,129
    1/1/2006 to 12/31/2006                               $24.10           $26.93           215,085
    1/1/2007 to 12/31/2007                               $26.93           $28.45           189,265

                                                                      Number of
                                  Accumulation     Accumulation      Accumulation
                                  Unit Value at    Unit Value at Units Outstanding at
                               Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------
AST T. Rowe Price Global Bond
    1/1/1994 to 12/31/1994                             $9.61             25,171
    1/1/1995 to 12/31/1995            $9.61           $10.58            127,373
    1/1/1996 to 12/31/1996           $10.58           $11.11            213,216
    1/1/1997 to 12/31/1997           $11.11           $10.65            266,136
    1/1/1998 to 12/31/1998           $10.65           $12.13            335,544
    1/1/1999 to 12/31/1999           $12.13           $11.05            222,268
    1/1/2000 to 12/31/2000           $11.05           $10.93            211,010
    1/1/2001 to 12/31/2001           $10.93           $11.15            192,368
    1/1/2002 to 12/31/2002           $11.15           $12.74            585,072
    1/1/2003 to 12/31/2003           $12.74           $14.28            465,034
    1/1/2004 to 12/31/2004           $14.28           $15.42            590,587
    1/1/2005 to 12/31/2005           $15.42           $14.63            664,641
    1/1/2006 to 12/31/2006           $14.63           $15.44            739,981
    1/1/2007 to 12/31/2007           $15.44           $16.82            753,697
-------------------------------------------------------------------------------------
AST High Yield
    1/1/1994 to 12/31/1994                             $9.56            122,508
    1/1/1995 to 12/31/1995            $9.56           $11.32            300,107
    1/1/1996 to 12/31/1996           $11.32           $12.75            433,739
    1/1/1997 to 12/31/1997           $12.75           $14.37            595,692
    1/1/1998 to 12/31/1998           $14.37           $14.64            626,368
    1/1/1999 to 12/31/1999           $14.64           $14.84            557,915
    1/1/2000 to 12/31/2000           $14.84           $13.31            652,586
    1/1/2001 to 12/31/2001           $13.31           $13.25            786,689
    1/1/2002 to 12/31/2002           $13.25           $13.17          1,347,832
    1/1/2003 to 12/31/2003           $13.17           $15.90          2,292,230
    1/1/2004 to 12/31/2004           $15.90           $17.55          1,530,847
    1/1/2005 to 12/31/2005           $17.55           $17.63            912,214
    1/1/2006 to 12/31/2006           $17.63           $19.33          1,010,388
    1/1/2007 to 12/31/2007           $19.33           $19.68            555,621
-------------------------------------------------------------------------------------
AST Lord Abbett Bond-Debenture
    1/1/1994 to 12/31/1994                                --                 --
    1/1/1995 to 12/31/1995               --               --                 --
    1/1/1996 to 12/31/1996               --               --                 --
    1/1/1997 to 12/31/1997               --               --                 --
    1/1/1998 to 12/31/1998               --               --                 --
    1/1/1999 to 12/31/1999               --               --                 --
    1/1/2000 to 12/31/2000               --           $10.14              1,858
    1/1/2001 to 12/31/2001           $10.14           $10.38            149,890
    1/1/2002 to 12/31/2002           $10.38           $10.35            590,060
    1/1/2003 to 12/31/2003           $10.35           $12.21            707,957
    1/1/2004 to 12/31/2004           $12.21           $13.03            791,466
    1/1/2005 to 12/31/2005           $13.03           $13.10            468,856
    1/1/2006 to 12/31/2006           $13.10           $14.29            469,306
    1/1/2007 to 12/31/2007           $14.29           $15.06            276,055

                                                                       Number of
                                   Accumulation     Accumulation      Accumulation
                                   Unit Value at    Unit Value at Units Outstanding at
                                Beginning of Period End of Period    End of Period
--------------------------------------------------------------------------------------
AST PIMCO Total Return Bond
    1/1/1994 to 12/31/1994                              $9.62            256,950
    1/1/1995 to 12/31/1995             $9.62           $11.32            846,356
    1/1/1996 to 12/31/1996            $11.32           $11.60          1,203,159
    1/1/1997 to 12/31/1997            $11.60           $12.65          1,523,587
    1/1/1998 to 12/31/1998            $12.65           $13.75          1,703,920
    1/1/1999 to 12/31/1999            $13.75           $13.51          1,509,966
    1/1/2000 to 12/31/2000            $13.51           $14.98          2,219,006
    1/1/2001 to 12/31/2001            $14.98           $16.20          2,171,814
    1/1/2002 to 12/31/2002            $16.20           $17.58          2,496,607
    1/1/2003 to 12/31/2003            $17.58           $18.39          1,896,238
    1/1/2004 to 12/31/2004            $18.39           $19.18          1,862,830
    1/1/2005 to 12/31/2005            $19.18           $19.53          1,765,635
    1/1/2006 to 12/31/2006            $19.53           $20.13          1,820,967
    1/1/2007 to 12/31/2007            $20.13           $21.66          1,940,862
--------------------------------------------------------------------------------------
AST PIMCO Limited Maturity Bond
    1/1/1994 to 12/31/1994                                 --                 --
    1/1/1995 to 12/31/1995                --           $10.41            399,158
    1/1/1996 to 12/31/1996            $10.41           $10.71            424,713
    1/1/1997 to 12/31/1997            $10.71           $11.42            469,686
    1/1/1998 to 12/31/1998            $11.42           $12.00            593,352
    1/1/1999 to 12/31/1999            $12.00           $12.32            807,789
    1/1/2000 to 12/31/2000            $12.32           $13.28            862,868
    1/1/2001 to 12/31/2001            $13.28           $14.24          1,002,458
    1/1/2002 to 12/31/2002            $14.24           $15.03          1,605,101
    1/1/2003 to 12/31/2003            $15.03           $15.42          1,309,374
    1/1/2004 to 12/31/2004            $15.42           $15.64          1,681,588
    1/1/2005 to 12/31/2005            $15.64           $15.79          1,881,200
    1/1/2006 to 12/31/2006            $15.79           $16.28          1,638,686
    1/1/2007 to 12/31/2007            $16.28           $17.28          1,418,200
--------------------------------------------------------------------------------------
AST Money Market
    1/1/1994 to 12/31/1994                             $10.23            880,903
    1/1/1995 to 12/31/1995            $10.23           $10.70            968,666
    1/1/1996 to 12/31/1996            $10.70           $11.14          1,292,931
    1/1/1997 to 12/31/1997            $11.14           $11.63          1,518,310
    1/1/1998 to 12/31/1998            $11.63           $12.15          1,757,232
    1/1/1999 to 12/31/1999            $12.15           $12.63          3,950,988
    1/1/2000 to 12/31/2000            $12.63           $13.31          7,219,151
    1/1/2001 to 12/31/2001            $13.31           $13.72          7,694,667
    1/1/2002 to 12/31/2002            $13.72           $13.81          8,322,994
    1/1/2003 to 12/31/2003            $13.81           $13.80          5,253,119
    1/1/2004 to 12/31/2004            $13.80           $13.83          4,248,368
    1/1/2005 to 12/31/2005            $13.83           $14.11          6,016,530
    1/1/2006 to 12/31/2006            $14.11           $14.66          4,838,370
    1/1/2007 to 12/31/2007            $14.66           $15.28          5,852,766

                                                                                        Number of
                                                    Accumulation     Accumulation      Accumulation
                                                    Unit Value at    Unit Value at Units Outstanding at
                                                 Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------------------
Gartmore NVIT Developing Markets Fund
 formerly, Gartmore GVIT Developing Markets Fund
    1/1/1994 to 12/31/1994                                                  --                --
    1/1/1995 to 12/31/1995                                 --               --                --
    1/1/1996 to 12/31/1996                                 --           $10.29            39,355
    1/1/1997 to 12/31/1997                             $10.29           $10.15           305,775
    1/1/1998 to 12/31/1998                             $10.15            $6.30           250,465
    1/1/1999 to 12/31/1999                              $6.30           $10.31           210,007
    1/1/2000 to 12/31/2000                             $10.31            $7.32           220,596
    1/1/2001 to 12/31/2001                              $7.32            $6.77           235,357
    1/1/2002 to 12/31/2002                              $6.77            $6.07           337,154
    1/1/2003 to 12/31/2003                              $6.07            $9.63           979,994
    1/1/2004 to 12/31/2004                              $9.63           $11.46           714,218
    1/1/2005 to 12/31/2005                             $11.46           $14.98           823,016
    1/1/2006 to 12/31/2006                             $14.98           $20.03           651,495
    1/1/2007 to 12/31/2007                             $20.03           $28.55           451,444
-------------------------------------------------------------------------------------------------------
WFVT Advantage Equity Income
    1/1/1994 to 12/31/1994                                                  --                --
    1/1/1995 to 12/31/1995                                 --               --                --
    1/1/1996 to 12/31/1996                                 --               --                --
    1/1/1997 to 12/31/1997                                 --               --                --
    1/1/1998 to 12/31/1998                                 --               --                --
    1/1/1999 to 12/31/1999                                 --               --                --
    1/1/2000 to 12/31/2000                                 --           $17.03             7,400
    1/1/2001 to 12/31/2001                             $17.03           $16.01            14,888
    1/1/2002 to 12/31/2002                             $16.01           $12.84            15,148
    1/1/2003 to 12/31/2003                             $12.84           $16.10            16,761
    1/1/2004 to 12/31/2004                             $16.10           $17.77            11,464
    1/1/2005 to 12/31/2005                             $17.77           $18.60            11,773
    1/1/2006 to 12/31/2006                             $18.60           $21.91            22,180
    1/1/2007 to 12/31/2007                             $21.91           $22.38            25,013
-------------------------------------------------------------------------------------------------------
AIM V.I.--Dynamics
    1/1/1994 to 12/31/1994                                                  --                --
    1/1/1995 to 12/31/1995                                 --               --                --
    1/1/1996 to 12/31/1996                                 --               --                --
    1/1/1997 to 12/31/1997                                 --               --                --
    1/1/1998 to 12/31/1998                                 --               --                --
    1/1/1999 to 12/31/1999                                 --           $13.93             9,545
    1/1/2000 to 12/31/2000                             $13.93           $13.35           210,494
    1/1/2001 to 12/31/2001                             $13.35            $9.13           267,417
    1/1/2002 to 12/31/2002                              $9.13            $6.18           135,486
    1/1/2003 to 12/31/2003                              $6.18            $8.46           159,239
    1/1/2004 to 12/31/2004                              $8.46            $9.53            88,195
    1/1/2005 to 12/31/2005                              $9.53           $10.48            96,278
    1/1/2006 to 12/31/2006                             $10.48           $12.09           107,342
    1/1/2007 to 12/31/2007                             $12.09           $13.48           107,103

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
AIM V.I.--Technology
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --           $16.55           127,037
    1/1/2000 to 12/31/2000          $16.55           $12.59           381,493
    1/1/2001 to 12/31/2001          $12.59            $6.78           409,546
    1/1/2002 to 12/31/2002           $6.78            $3.58           265,726
    1/1/2003 to 12/31/2003           $3.58            $5.17           226,147
    1/1/2004 to 12/31/2004           $5.17            $5.37           283,479
    1/1/2005 to 12/31/2005           $5.37            $5.45           241,082
    1/1/2006 to 12/31/2006           $5.45            $5.98           129,711
    1/1/2007 to 12/31/2007           $5.98            $6.40           158,698
------------------------------------------------------------------------------------
AIM V.I.--Health Sciences
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --           $11.36             4,966
    1/1/2000 to 12/31/2000          $11.36           $14.73           386,673
    1/1/2001 to 12/31/2001          $14.73           $12.79           322,329
    1/1/2002 to 12/31/2002          $12.79            $9.60           238,488
    1/1/2003 to 12/31/2003           $9.60           $12.19           194,661
    1/1/2004 to 12/31/2004          $12.19           $13.03           171,635
    1/1/2005 to 12/31/2005          $13.03           $14.00           175,051
    1/1/2006 to 12/31/2006          $14.00           $14.63           174,695
    1/1/2007 to 12/31/2007          $14.63           $16.26           114,917
------------------------------------------------------------------------------------
AIM V.I.--Financial Services
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --           $11.43             3,896
    1/1/2000 to 12/31/2000          $11.43           $14.17           414,091
    1/1/2001 to 12/31/2001          $14.17           $12.69           282,129
    1/1/2002 to 12/31/2002          $12.69           $10.73           137,142
    1/1/2003 to 12/31/2003          $10.73           $13.81           153,732
    1/1/2004 to 12/31/2004          $13.81           $14.91            89,216
    1/1/2005 to 12/31/2005          $14.91           $15.69            71,884
    1/1/2006 to 12/31/2006          $15.69           $18.15            56,423
    1/1/2007 to 12/31/2007          $18.15           $14.02            47,002

                                                                          Number of
                                      Accumulation     Accumulation      Accumulation
                                      Unit Value at    Unit Value at Units Outstanding at
                                   Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------
Evergreen VA--International Equity
    1/1/1994 to 12/31/1994                                    --                --
    1/1/1995 to 12/31/1995                   --               --                --
    1/1/1996 to 12/31/1996                   --               --                --
    1/1/1997 to 12/31/1997                   --               --                --
    1/1/1998 to 12/31/1998                   --               --                --
    1/1/1999 to 12/31/1999                   --               --                --
    1/1/2000 to 12/31/2000                   --           $10.64            18,481
    1/1/2001 to 12/31/2001               $10.64            $9.16            28,265
    1/1/2002 to 12/31/2002                $9.16            $7.25            15,780
    1/1/2003 to 12/31/2003                $7.25           $10.46            38,062
    1/1/2004 to 12/31/2004               $10.46           $12.39            50,975
    1/1/2005 to 12/31/2005               $12.39           $14.28           132,883
    1/1/2006 to 12/31/2006               $14.28           $17.47           147,897
    1/1/2007 to 12/31/2007               $17.47           $19.96           124,848
-----------------------------------------------------------------------------------------
Evergreen VA--Special Equity
    1/1/1994 to 12/31/1994                                    --                --
    1/1/1995 to 12/31/1995                   --               --                --
    1/1/1996 to 12/31/1996                   --               --                --
    1/1/1997 to 12/31/1997                   --               --                --
    1/1/1998 to 12/31/1998                   --               --                --
    1/1/1999 to 12/31/1999                   --               --                --
    1/1/2000 to 12/31/2000                   --           $11.11            33,699
    1/1/2001 to 12/31/2001               $11.11           $10.14           114,085
    1/1/2002 to 12/31/2002               $10.14            $7.34            86,011
    1/1/2003 to 12/31/2003                $7.34           $11.08           179,911
    1/1/2004 to 12/31/2004               $11.08           $11.65           181,036
    1/1/2005 to 4/15/2005                $11.65           $10.41                 0
-----------------------------------------------------------------------------------------
Evergreen VA--Omega
    1/1/1994 to 12/31/1994                                    --                --
    1/1/1995 to 12/31/1995                   --               --                --
    1/1/1996 to 12/31/1996                   --               --                --
    1/1/1997 to 12/31/1997                   --               --                --
    1/1/1998 to 12/31/1998                   --               --                --
    1/1/1999 to 12/31/1999                   --               --                --
    1/1/2000 to 12/31/2000                   --               --                --
    1/1/2001 to 12/31/2001                   --            $9.08            28,442
    1/1/2002 to 12/31/2002                $9.08            $6.73             1,695
    1/1/2003 to 12/31/2003                $6.73            $9.36            34,638
    1/1/2004 to 12/31/2004                $9.36            $9.97            57,316
    1/1/2005 to 12/31/2005                $9.97           $10.29            41,101
    1/1/2006 to 12/31/2006               $10.29           $10.84            12,285
    1/1/2007 to 12/31/2007               $10.84           $12.05            13,637

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
Evergreen VA Growth Fund
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $11.52           168,369
    1/1/2006 to 12/31/2006          $11.52           $12.71           120,112
    1/1/2007 to 12/31/2007          $12.71           $14.02            92,906
------------------------------------------------------------------------------------
ProFund VP--Europe 30
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --           $12.26               134
    1/1/2000 to 12/31/2000          $12.26           $10.62            33,488
    1/1/2001 to 12/31/2001          $10.62            $8.01            74,072
    1/1/2002 to 12/31/2002           $8.01            $5.91            26,656
    1/1/2003 to 12/31/2003           $5.91            $8.14           413,959
    1/1/2004 to 12/31/2004           $8.14            $9.24           328,575
    1/1/2005 to 12/31/2005           $9.24            $9.93           249,352
    1/1/2006 to 12/31/2006           $9.93           $11.59           333,482
    1/1/2007 to 12/31/2007          $11.59           $13.19           238,121
------------------------------------------------------------------------------------
ProFund VP--Asia 30
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.80            18,518
    1/1/2003 to 12/31/2003           $7.80           $12.78           160,378
    1/1/2004 to 12/31/2004          $12.78           $12.63           124,486
    1/1/2005 to 12/31/2005          $12.63           $15.00           195,168
    1/1/2006 to 12/31/2006          $15.00           $20.76           420,714
    1/1/2007 to 12/31/2007          $20.76           $30.47           216,739

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Japan
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.29             3,411
    1/1/2003 to 12/31/2003           $7.29            $9.18            64,887
    1/1/2004 to 12/31/2004           $9.18            $9.81           333,037
    1/1/2005 to 12/31/2005           $9.81           $13.82           762,072
    1/1/2006 to 12/31/2006          $13.82           $15.21           143,153
    1/1/2007 to 12/31/2007          $15.21           $13.60           114,157
------------------------------------------------------------------------------------
ProFund VP--Banks
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.62             6,455
    1/1/2003 to 12/31/2003           $8.62           $11.08            20,188
    1/1/2004 to 12/31/2004          $11.08           $12.31           165,023
    1/1/2005 to 12/31/2005          $12.31           $12.21            41,059
    1/1/2006 to 12/31/2006          $12.21           $14.00            31,140
    1/1/2007 to 12/31/2007          $14.00           $10.11            77,170
------------------------------------------------------------------------------------
ProFund VP--Basic Materials
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.52            11,440
    1/1/2003 to 12/31/2003           $8.52           $11.13           253,494
    1/1/2004 to 12/31/2004          $11.13           $12.19           167,864
    1/1/2005 to 12/31/2005          $12.19           $12.41           122,654
    1/1/2006 to 12/31/2006          $12.41           $14.23            48,875
    1/1/2007 to 12/31/2007          $14.23           $18.48           144,781

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Biotechnology
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --            $8.43            47,974
    1/1/2002 to 12/31/2002           $8.43            $5.23           111,468
    1/1/2003 to 12/31/2003           $5.23            $7.27            49,177
    1/1/2004 to 12/31/2004           $7.27            $7.92           133,501
    1/1/2005 to 12/31/2005           $7.92            $9.38           118,020
    1/1/2006 to 12/31/2006           $9.38            $8.94            44,623
    1/1/2007 to 12/31/2007           $8.94            $8.78            90,864
------------------------------------------------------------------------------------
ProFund VP--Consumer Services
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.29            14,792
    1/1/2003 to 12/31/2003           $7.29            $9.19            24,982
    1/1/2004 to 12/31/2004           $9.19            $9.82           195,868
    1/1/2005 to 12/31/2005           $9.82            $9.30             3,605
    1/1/2006 to 12/31/2006           $9.30           $10.35            45,532
    1/1/2007 to 12/31/2007          $10.35            $9.44             3,176
------------------------------------------------------------------------------------
ProFund VP--Consumer Goods
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.33             9,203
    1/1/2003 to 12/31/2003           $8.33            $9.81            11,486
    1/1/2004 to 12/31/2004           $9.81           $10.65            24,590
    1/1/2005 to 12/31/2005          $10.65           $10.54            31,220
    1/1/2006 to 12/31/2006          $10.54           $11.79            62,550
    1/1/2007 to 12/31/2007          $11.79           $12.60            98,869

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Oil & Gas
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --            $9.25           262,999
    1/1/2002 to 12/31/2002           $9.25            $7.63           148,807
    1/1/2003 to 12/31/2003           $7.63            $9.26           336,748
    1/1/2004 to 12/31/2004           $9.26           $11.91           247,649
    1/1/2005 to 12/31/2005          $11.91           $15.53           373,876
    1/1/2006 to 12/31/2006          $15.53           $18.61           197,658
    1/1/2007 to 12/31/2007          $18.61           $24.50           179,791
------------------------------------------------------------------------------------
ProFund VP--Financial
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --            $9.28            12,893
    1/1/2002 to 12/31/2002           $9.28            $7.85            31,033
    1/1/2003 to 12/31/2003           $7.85           $10.06            28,956
    1/1/2004 to 12/31/2004          $10.06           $11.03           259,356
    1/1/2005 to 12/31/2005          $11.03           $11.39           154,652
    1/1/2006 to 12/31/2006          $11.39           $13.28           128,282
    1/1/2007 to 12/31/2007          $13.28           $10.67            96,858
------------------------------------------------------------------------------------
ProFund VP--Healthcare
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --            $9.42            38,320
    1/1/2002 to 12/31/2002           $9.42            $7.23            76,140
    1/1/2003 to 12/31/2003           $7.23            $8.44            57,417
    1/1/2004 to 12/31/2004           $8.44            $8.58           342,154
    1/1/2005 to 12/31/2005           $8.58            $9.04           121,611
    1/1/2006 to 12/31/2006           $9.04            $9.45           256,066
    1/1/2007 to 12/31/2007           $9.45           $10.01           159,903

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Industrial
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --           $10.18            41,864
    1/1/2004 to 12/31/2004          $10.18           $11.45            23,756
    1/1/2005 to 12/31/2005          $11.45           $11.66            18,140
    1/1/2006 to 12/31/2006          $11.66           $12.93            30,797
    1/1/2007 to 12/31/2007          $12.93           $14.35            33,623
------------------------------------------------------------------------------------
ProFund VP--Internet
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.63            53,814
    1/1/2003 to 12/31/2003           $8.63           $15.25            54,786
    1/1/2004 to 12/31/2004          $15.25           $18.38           181,598
    1/1/2005 to 12/31/2005          $18.38           $19.61            77,548
    1/1/2006 to 12/31/2006          $19.61           $19.75            28,931
    1/1/2007 to 12/31/2007          $19.75           $21.62            14,734
------------------------------------------------------------------------------------
ProFund VP--Pharmaceuticals
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.62             9,411
    1/1/2003 to 12/31/2003           $8.62            $9.04            81,004
    1/1/2004 to 12/31/2004           $9.04            $8.15            41,607
    1/1/2005 to 12/31/2005           $8.15            $7.79            48,716
    1/1/2006 to 12/31/2006           $7.79            $8.68            78,989
    1/1/2007 to 12/31/2007           $8.68            $8.83            19,524

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Precious Metals
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $9.77           395,037
    1/1/2003 to 12/31/2003           $9.77           $13.52           315,457
    1/1/2004 to 12/31/2004          $13.52           $12.10           406,661
    1/1/2005 to 12/31/2005          $12.10           $15.18           479,531
    1/1/2006 to 12/31/2006          $15.18           $16.19           535,374
    1/1/2007 to 12/31/2007          $16.19           $19.70           278,711
------------------------------------------------------------------------------------
ProFund VP--Real Estate
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --           $10.84            35,747
    1/1/2002 to 12/31/2002          $10.84           $10.77            32,985
    1/1/2003 to 12/31/2003          $10.77           $14.25           116,140
    1/1/2004 to 12/31/2004          $14.25           $18.01           216,703
    1/1/2005 to 12/31/2005          $18.01           $19.10            37,850
    1/1/2006 to 12/31/2006          $19.10           $25.14            80,333
    1/1/2007 to 12/31/2007          $25.14           $20.08            24,481
------------------------------------------------------------------------------------
ProFund VP--Semiconductor
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $5.17            33,410
    1/1/2003 to 12/31/2003           $5.17            $9.67            51,652
    1/1/2004 to 12/31/2004           $9.67            $7.35            98,700
    1/1/2005 to 12/31/2005           $7.35            $7.93            79,039
    1/1/2006 to 12/31/2006           $7.93            $7.32            98,783
    1/1/2007 to 12/31/2007           $7.32            $7.79           139,175

                                                                      Number of
                                  Accumulation     Accumulation      Accumulation
                                  Unit Value at    Unit Value at Units Outstanding at
                               Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------
ProFund VP--Technology
    1/1/1994 to 12/31/1994                                --                --
    1/1/1995 to 12/31/1995               --               --                --
    1/1/1996 to 12/31/1996               --               --                --
    1/1/1997 to 12/31/1997               --               --                --
    1/1/1998 to 12/31/1998               --               --                --
    1/1/1999 to 12/31/1999               --               --                --
    1/1/2000 to 12/31/2000               --               --                --
    1/1/2001 to 12/31/2001               --            $5.95            53,955
    1/1/2002 to 12/31/2002            $5.95            $3.51            48,717
    1/1/2003 to 12/31/2003            $3.51            $5.09            83,329
    1/1/2004 to 12/31/2004            $5.09            $5.03           201,017
    1/1/2005 to 12/31/2005            $5.03            $5.06           103,646
    1/1/2006 to 12/31/2006            $5.06            $5.43            67,983
    1/1/2007 to 12/31/2007            $5.43            $6.18           147,187
-------------------------------------------------------------------------------------
ProFund VP--Telecommunications
    1/1/1994 to 12/31/1994                                --                --
    1/1/1995 to 12/31/1995               --               --                --
    1/1/1996 to 12/31/1996               --               --                --
    1/1/1997 to 12/31/1997               --               --                --
    1/1/1998 to 12/31/1998               --               --                --
    1/1/1999 to 12/31/1999               --               --                --
    1/1/2000 to 12/31/2000               --               --                --
    1/1/2001 to 12/31/2001               --            $7.15             1,696
    1/1/2002 to 12/31/2002            $7.15            $4.41            65,796
    1/1/2003 to 12/31/2003            $4.41            $4.49            56,454
    1/1/2004 to 12/31/2004            $4.49            $5.16           233,182
    1/1/2005 to 12/31/2005            $5.16            $4.78            64,563
    1/1/2006 to 12/31/2006            $4.78            $6.38           324,251
    1/1/2007 to 12/31/2007            $6.38            $6.87            82,751
-------------------------------------------------------------------------------------
ProFund VP--Utilities
    1/1/1994 to 12/31/1994                                --                --
    1/1/1995 to 12/31/1995               --               --                --
    1/1/1996 to 12/31/1996               --               --                --
    1/1/1997 to 12/31/1997               --               --                --
    1/1/1998 to 12/31/1998               --               --                --
    1/1/1999 to 12/31/1999               --               --                --
    1/1/2000 to 12/31/2000               --               --                --
    1/1/2001 to 12/31/2001               --            $8.18            48,251
    1/1/2002 to 12/31/2002            $8.18            $6.18           127,336
    1/1/2003 to 12/31/2003            $6.18            $7.45            88,248
    1/1/2004 to 12/31/2004            $7.45            $8.97           347,666
    1/1/2005 to 12/31/2005            $8.97           $10.07           171,379
    1/1/2006 to 12/31/2006           $10.07           $11.93           337,008
    1/1/2007 to 12/31/2007           $11.93           $13.72           337,671

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Bull
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $8.02           153,898
    1/1/2003 to 12/31/2003           $8.02           $10.01           404,601
    1/1/2004 to 12/31/2004          $10.01           $10.82           617,953
    1/1/2005 to 12/31/2005          $10.82           $11.04           546,042
    1/1/2006 to 12/31/2006          $11.04           $12.47           745,548
    1/1/2007 to 12/31/2007          $12.47           $12.83           453,952
------------------------------------------------------------------------------------
ProFund VP--Bear
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --           $11.62           104,865
    1/1/2002 to 12/31/2002          $11.62           $13.95           217,878
    1/1/2003 to 12/31/2003          $13.95           $10.45           196,473
    1/1/2004 to 12/31/2004          $10.45            $9.31            98,354
    1/1/2005 to 12/31/2005           $9.31            $9.13           159,128
    1/1/2006 to 12/31/2006           $9.13            $8.39           131,467
    1/1/2007 to 12/31/2007           $8.39            $8.38           160,574
------------------------------------------------------------------------------------
ProFund VP--Ultra Bull
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --            $7.52            80,778
    1/1/2002 to 12/31/2002           $7.52            $4.78           108,279
    1/1/2003 to 12/31/2003           $4.78            $7.26           327,838
    1/1/2004 to 12/31/2004           $7.26            $8.45           367,865
    1/1/2005 to 12/31/2005           $8.45            $8.61           133,243
    1/1/2006 to 12/31/2006           $8.61           $10.53           137,577
    1/1/2007 to 12/31/2007          $10.53           $10.55           268,096

                                                                        Number of
                                    Accumulation     Accumulation      Accumulation
                                    Unit Value at    Unit Value at Units Outstanding at
                                 Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------
ProFund VP NASDAQ-100
 formerly, ProFund VP--OTC
    1/1/1994 to 12/31/1994                                  --                 --
    1/1/1995 to 12/31/1995                 --               --                 --
    1/1/1996 to 12/31/1996                 --               --                 --
    1/1/1997 to 12/31/1997                 --               --                 --
    1/1/1998 to 12/31/1998                 --               --                 --
    1/1/1999 to 12/31/1999                 --               --                 --
    1/1/2000 to 12/31/2000                 --               --                 --
    1/1/2001 to 12/31/2001                 --            $5.81            163,539
    1/1/2002 to 12/31/2002              $5.81            $3.54            520,310
    1/1/2003 to 12/31/2003              $3.54            $5.16            729,288
    1/1/2004 to 12/31/2004              $5.16            $5.57            629,788
    1/1/2005 to 12/31/2005              $5.57            $5.54            310,845
    1/1/2006 to 12/31/2006              $5.54            $5.81            380,108
    1/1/2007 to 12/31/2007              $5.81            $6.78            511,665
---------------------------------------------------------------------------------------
ProFund VP Short NASDAQ-100
 formerly, ProFund VP--Short OTC
    1/1/1994 to 12/31/1994                                  --                 --
    1/1/1995 to 12/31/1995                 --               --                 --
    1/1/1996 to 12/31/1996                 --               --                 --
    1/1/1997 to 12/31/1997                 --               --                 --
    1/1/1998 to 12/31/1998                 --               --                 --
    1/1/1999 to 12/31/1999                 --               --                 --
    1/1/2000 to 12/31/2000                 --               --                 --
    1/1/2001 to 12/31/2001                 --               --                 --
    1/1/2002 to 12/31/2002                 --           $11.07            119,355
    1/1/2003 to 12/31/2003             $11.07            $6.90            164,801
    1/1/2004 to 12/31/2004              $6.90            $6.09             92,529
    1/1/2005 to 12/31/2005              $6.09            $6.10            430,495
    1/1/2006 to 12/31/2006              $6.10            $5.98            247,455
    1/1/2007 to 12/31/2007              $5.98            $5.25             59,572
---------------------------------------------------------------------------------------
ProFund VP UltraNASDAQ-100
 formerly, ProFund VP--UltraOTC
    1/1/1994 to 12/31/1994                                  --                 --
    1/1/1995 to 12/31/1995                 --               --                 --
    1/1/1996 to 12/31/1996                 --               --                 --
    1/1/1997 to 12/31/1997                 --               --                 --
    1/1/1998 to 12/31/1998                 --               --                 --
    1/1/1999 to 12/31/1999                 --           $23.61            189,497
    1/1/2000 to 12/31/2000             $23.61            $6.25            473,337
    1/1/2001 to 12/31/2001              $6.25            $1.94          1,166,884
    1/1/2002 to 12/31/2002              $1.94            $0.60          1,188,414
    1/1/2003 to 12/31/2003              $0.60            $1.21          1,640,765
    1/1/2004 to 12/31/2004              $1.21            $1.37          1,534,878
    1/1/2005 to 12/31/2005              $1.37            $1.31          1,633,655
    1/1/2006 to 12/31/2006              $1.31            $1.36          1,830,505
    1/1/2007 to 12/31/2007              $1.36            $1.74          2,571,465

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Mid-Cap Value
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.72            28,913
    1/1/2003 to 12/31/2003           $7.72           $10.41           192,966
    1/1/2004 to 12/31/2004          $10.41           $11.99           364,242
    1/1/2005 to 12/31/2005          $11.99           $12.96           260,628
    1/1/2006 to 12/31/2006          $12.96           $14.46           176,362
    1/1/2007 to 12/31/2007          $14.46           $14.51           150,294
------------------------------------------------------------------------------------
ProFund VP--Mid-Cap Growth
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.75            21,813
    1/1/2003 to 12/31/2003           $7.75            $9.85           150,991
    1/1/2004 to 12/31/2004           $9.85           $10.87           181,124
    1/1/2005 to 12/31/2005          $10.87           $12.01           274,073
    1/1/2006 to 12/31/2006          $12.01           $12.41           118,715
    1/1/2007 to 12/31/2007          $12.41           $13.78           108,048
------------------------------------------------------------------------------------
ProFund VP--UltraMid-Cap
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $5.75            34,937
    1/1/2003 to 12/31/2003           $5.75            $9.71            91,098
    1/1/2004 to 12/31/2004           $9.71           $12.32           245,338
    1/1/2005 to 12/31/2005          $12.32           $14.43            77,440
    1/1/2006 to 12/31/2006          $14.43           $15.87            61,966
    1/1/2007 to 12/31/2007          $15.87           $16.70            40,495

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP--Small-Cap Value
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.14            99,422
    1/1/2003 to 12/31/2003           $7.14            $9.55           346,508
    1/1/2004 to 12/31/2004           $9.55           $11.40           585,857
    1/1/2005 to 12/31/2005          $11.40           $11.78           112,027
    1/1/2006 to 12/31/2006          $11.78           $13.74           170,318
    1/1/2007 to 12/31/2007          $13.74           $12.67            78,556
------------------------------------------------------------------------------------
ProFund VP--Small-Cap Growth
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --            $7.75            89,346
    1/1/2003 to 12/31/2003           $7.75           $10.34           184,649
    1/1/2004 to 12/31/2004          $10.34           $12.30           427,343
    1/1/2005 to 12/31/2005          $12.30           $13.14           196,876
    1/1/2006 to 12/31/2006          $13.14           $14.19            68,601
    1/1/2007 to 12/31/2007          $14.19           $14.67            55,924
------------------------------------------------------------------------------------
ProFund VP--UltraSmall-Cap
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --           $11.98                --
    1/1/2000 to 12/31/2000          $11.98            $9.27           233,113
    1/1/2001 to 12/31/2001           $9.27            $8.51           221,152
    1/1/2002 to 12/31/2002           $8.51            $4.85           147,185
    1/1/2003 to 12/31/2003           $4.85            $9.61           258,143
    1/1/2004 to 12/31/2004           $9.61           $12.51           476,709
    1/1/2005 to 12/31/2005          $12.51           $12.41            68,999
    1/1/2006 to 12/31/2006          $12.41           $15.53            77,538
    1/1/2007 to 12/31/2007          $15.53           $13.40            63,150

                                                                            Number of
                                        Accumulation     Accumulation      Accumulation
                                        Unit Value at    Unit Value at Units Outstanding at
                                     Beginning of Period End of Period    End of Period
-------------------------------------------------------------------------------------------
ProFund VP--U.S. Government Plus
    1/1/1994 to 12/31/1994                                      --                --
    1/1/1995 to 12/31/1995                     --               --                --
    1/1/1996 to 12/31/1996                     --               --                --
    1/1/1997 to 12/31/1997                     --               --                --
    1/1/1998 to 12/31/1998                     --               --                --
    1/1/1999 to 12/31/1999                     --               --                --
    1/1/2000 to 12/31/2000                     --               --                --
    1/1/2001 to 12/31/2001                     --               --                --
    1/1/2002 to 12/31/2002                     --           $11.64           206,704
    1/1/2003 to 12/31/2003                 $11.64           $11.27           186,404
    1/1/2004 to 12/31/2004                 $11.27           $12.11           195,171
    1/1/2005 to 12/31/2005                 $12.11           $13.11           493,711
    1/1/2006 to 12/31/2006                 $13.11           $12.44           112,791
    1/1/2007 to 12/31/2007                 $12.44           $13.61           339,646
-------------------------------------------------------------------------------------------
ProFund VP--Rising Rates Opportunity
    1/1/1994 to 12/31/1994                                      --                --
    1/1/1995 to 12/31/1995                     --               --                --
    1/1/1996 to 12/31/1996                     --               --                --
    1/1/1997 to 12/31/1997                     --               --                --
    1/1/1998 to 12/31/1998                     --               --                --
    1/1/1999 to 12/31/1999                     --               --                --
    1/1/2000 to 12/31/2000                     --               --                --
    1/1/2001 to 12/31/2001                     --               --                --
    1/1/2002 to 12/31/2002                     --            $8.07           126,238
    1/1/2003 to 12/31/2003                  $8.07            $7.69           217,316
    1/1/2004 to 12/31/2004                  $7.69            $6.81           888,013
    1/1/2005 to 12/31/2005                  $6.81            $6.23           566,028
    1/1/2006 to 12/31/2006                  $6.23            $6.82           255,289
    1/1/2007 to 12/31/2007                  $6.82            $6.42           211,288
-------------------------------------------------------------------------------------------
Access VP High Yield
    1/1/1994 to 12/31/1994                                      --                --
    1/1/1995 to 12/31/1995                     --               --                --
    1/1/1996 to 12/31/1996                     --               --                --
    1/1/1997 to 12/31/1997                     --               --                --
    1/1/1998 to 12/31/1998                     --               --                --
    1/1/1999 to 12/31/1999                     --               --                --
    1/1/2000 to 12/31/2000                     --               --                --
    1/1/2001 to 12/31/2001                     --               --                --
    1/1/2002 to 12/31/2002                     --               --                --
    1/1/2003 to 12/31/2003                     --               --                --
    1/1/2004 to 12/31/2004                     --               --                --
    1/1/2005 to 12/31/2005                     --           $10.63           258,925
    1/1/2006 to 12/31/2006                 $10.63           $11.58           203,717
    1/1/2007 to 12/31/2007                 $11.58           $12.10            64,588

                                                                                    Number of
                                                Accumulation     Accumulation      Accumulation
                                                Unit Value at    Unit Value at Units Outstanding at
                                             Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------------------
First Trust Target Focus Four Portfolio
 formerly, First Trust(R) 10 Uncommon Values
    1/1/1994 to 12/31/1994                                              --                --
    1/1/1995 to 12/31/1995                             --               --                --
    1/1/1996 to 12/31/1996                             --               --                --
    1/1/1997 to 12/31/1997                             --               --                --
    1/1/1998 to 12/31/1998                             --               --                --
    1/1/1999 to 12/31/1999                             --               --                --
    1/1/2000 to 12/31/2000                             --            $7.46            37,575
    1/1/2001 to 12/31/2001                          $7.46            $4.77            44,306
    1/1/2002 to 12/31/2002                          $4.77            $2.99            42,562
    1/1/2003 to 12/31/2003                          $2.99               --                --
    1/1/2004 to 12/31/2004                             --            $4.50            28,099
    1/1/2005 to 12/31/2005                          $4.50            $4.50            23,415
    1/1/2006 to 12/31/2006                          $4.50            $4.65            23,015
    1/1/2007 to 12/31/2007                          $4.65            $4.88            33,437
---------------------------------------------------------------------------------------------------
First Trust Global Dividend Target 15
    1/1/1994 to 12/31/1994                                           $0.00                 0
    1/1/1995 to 12/31/1995                          $0.00            $0.00                 0
    1/1/1996 to 12/31/1996                          $0.00            $0.00                 0
    1/1/1997 to 12/31/1997                          $0.00            $0.00                 0
    1/1/1998 to 12/31/1998                          $0.00            $0.00                 0
    1/1/1999 to 12/31/1999                          $0.00            $0.00                 0
    1/1/2000 to 12/31/2000                          $0.00               --                --
    1/1/2001 to 12/31/2001                             --               --                --
    1/1/2002 to 12/31/2002                             --               --                --
    1/1/2003 to 12/31/2003                             --               --                --
    1/1/2004 to 12/31/2004                             --           $11.93             4,880
    1/1/2005 to 12/31/2005                         $11.93           $13.06            37,527
    1/1/2006 to 12/31/2006                         $13.06           $17.96           112,508
    1/1/2007 to 12/31/2007                         $17.96           $20.22            97,633
---------------------------------------------------------------------------------------------------
First Trust Managed VIP
    1/1/1994 to 12/31/1994                                              --                --
    1/1/1995 to 12/31/1995                             --               --                --
    1/1/1996 to 12/31/1996                             --               --                --
    1/1/1997 to 12/31/1997                             --               --                --
    1/1/1998 to 12/31/1998                             --               --                --
    1/1/1999 to 12/31/1999                             --               --                --
    1/1/2000 to 12/31/2000                             --               --                --
    1/1/2001 to 12/31/2001                             --               --                --
    1/1/2002 to 12/31/2002                             --               --                --
    1/1/2003 to 12/31/2003                             --               --                --
    1/1/2004 to 12/31/2004                             --           $11.40            14,798
    1/1/2005 to 12/31/2005                         $11.40           $12.15            15,235
    1/1/2006 to 12/31/2006                         $12.15           $13.46            30,539
    1/1/2007 to 12/31/2007                         $13.46           $14.63            53,518

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
First Trust NASDAQ Target 15
    1/1/1994 to 12/31/1994                            $0.00                 0
    1/1/1995 to 12/31/1995           $0.00            $0.00                 0
    1/1/1996 to 12/31/1996           $0.00            $0.00                 0
    1/1/1997 to 12/31/1997           $0.00            $0.00                 0
    1/1/1998 to 12/31/1998           $0.00            $0.00                 0
    1/1/1999 to 12/31/1999           $0.00            $0.00                 0
    1/1/2000 to 12/31/2000           $0.00               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --           $10.73             2,813
    1/1/2005 to 12/31/2005          $10.73           $11.01             1,235
    1/1/2006 to 12/31/2006          $11.01           $11.91             3,143
    1/1/2007 to 12/31/2007          $11.91           $14.41             1,392
------------------------------------------------------------------------------------
First Trust S&P Target 24
    1/1/1994 to 12/31/1994                            $0.00                 0
    1/1/1995 to 12/31/1995           $0.00            $0.00                 0
    1/1/1996 to 12/31/1996           $0.00            $0.00                 0
    1/1/1997 to 12/31/1997           $0.00            $0.00                 0
    1/1/1998 to 12/31/1998           $0.00            $0.00                 0
    1/1/1999 to 12/31/1999           $0.00            $0.00                 0
    1/1/2000 to 12/31/2000           $0.00               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --           $10.82               999
    1/1/2005 to 12/31/2005          $10.82           $11.20               471
    1/1/2006 to 12/31/2006          $11.20           $11.44             1,065
    1/1/2007 to 12/31/2007          $11.44           $11.85             1,043
------------------------------------------------------------------------------------
First Trust The Dow Target 10
    1/1/1994 to 12/31/1994                            $0.00                 0
    1/1/1995 to 12/31/1995           $0.00            $0.00                 0
    1/1/1996 to 12/31/1996           $0.00            $0.00                 0
    1/1/1997 to 12/31/1997           $0.00            $0.00                 0
    1/1/1998 to 12/31/1998           $0.00            $0.00                 0
    1/1/1999 to 12/31/1999           $0.00            $0.00                 0
    1/1/2000 to 12/31/2000           $0.00               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --           $10.55                59
    1/1/2005 to 12/31/2005          $10.55           $10.15               223
    1/1/2006 to 12/31/2006          $10.15           $12.66            11,382
    1/1/2007 to 12/31/2007          $12.66           $12.66             3,312

                                                                        Number of
                                    Accumulation     Accumulation      Accumulation
                                    Unit Value at    Unit Value at Units Outstanding at
                                 Beginning of Period End of Period    End of Period
---------------------------------------------------------------------------------------
First Trust Dow Target Dividend
    1/1/1994 to 12/31/1994                                  --                --
    1/1/1995 to 12/31/1995                 --               --                --
    1/1/1996 to 12/31/1996                 --               --                --
    1/1/1997 to 12/31/1997                 --               --                --
    1/1/1998 to 12/31/1998                 --               --                --
    1/1/1999 to 12/31/1999                 --               --                --
    1/1/2000 to 12/31/2000                 --               --                --
    1/1/2001 to 12/31/2001                 --               --                --
    1/1/2002 to 12/31/2002                 --               --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --            $9.83            10,313
    1/1/2006 to 12/31/2006              $9.83           $11.53            36,613
    1/1/2007 to 12/31/2007             $11.53           $11.59            39,045
---------------------------------------------------------------------------------------
First Trust Value Line Target 25
    1/1/1994 to 12/31/1994                               $0.00                 0
    1/1/1995 to 12/31/1995              $0.00            $0.00                 0
    1/1/1996 to 12/31/1996              $0.00            $0.00                 0
    1/1/1997 to 12/31/1997              $0.00            $0.00                 0
    1/1/1998 to 12/31/1998              $0.00            $0.00                 0
    1/1/1999 to 12/31/1999              $0.00            $0.00                 0
    1/1/2000 to 12/31/2000              $0.00               --                --
    1/1/2001 to 12/31/2001                 --               --                --
    1/1/2002 to 12/31/2002                 --               --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --           $12.67            10,691
    1/1/2005 to 12/31/2005             $12.67           $15.07            34,332
    1/1/2006 to 12/31/2006             $15.07           $15.40            11,865
    1/1/2007 to 12/31/2007             $15.40           $18.09            20,913
---------------------------------------------------------------------------------------
ProFund VP Large-Cap Growth
    1/1/1994 to 12/31/1994                                  --                --
    1/1/1995 to 12/31/1995                 --               --                --
    1/1/1996 to 12/31/1996                 --               --                --
    1/1/1997 to 12/31/1997                 --               --                --
    1/1/1998 to 12/31/1998                 --               --                --
    1/1/1999 to 12/31/1999                 --               --                --
    1/1/2000 to 12/31/2000                 --               --                --
    1/1/2001 to 12/31/2001                 --               --                --
    1/1/2002 to 12/31/2002                 --               --                --
    1/1/2003 to 12/31/2003                 --               --                --
    1/1/2004 to 12/31/2004                 --               --                --
    1/1/2005 to 12/31/2005                 --           $10.42           410,302
    1/1/2006 to 12/31/2006             $10.42           $11.29           229,253
    1/1/2007 to 12/31/2007             $11.29           $11.99           325,310

                                                                     Number of
                                 Accumulation     Accumulation      Accumulation
                                 Unit Value at    Unit Value at Units Outstanding at
                              Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------
ProFund VP Large-Cap Value
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --               --                --
    1/1/2005 to 12/31/2005              --           $10.62           401,521
    1/1/2006 to 12/31/2006          $10.62           $12.53           445,563
    1/1/2007 to 12/31/2007          $12.53           $12.46           289,042
------------------------------------------------------------------------------------
ProFund VP Short Mid Cap
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --            $9.71            11,369
    1/1/2005 to 12/31/2005           $9.71            $8.73            32,585
    1/1/2006 to 12/31/2006           $8.73            $8.36           302,256
    1/1/2007 to 12/31/2007           $8.36            $8.07             6,106
------------------------------------------------------------------------------------
ProFund VP Short Small-Cap
    1/1/1994 to 12/31/1994                               --                --
    1/1/1995 to 12/31/1995              --               --                --
    1/1/1996 to 12/31/1996              --               --                --
    1/1/1997 to 12/31/1997              --               --                --
    1/1/1998 to 12/31/1998              --               --                --
    1/1/1999 to 12/31/1999              --               --                --
    1/1/2000 to 12/31/2000              --               --                --
    1/1/2001 to 12/31/2001              --               --                --
    1/1/2002 to 12/31/2002              --               --                --
    1/1/2003 to 12/31/2003              --               --                --
    1/1/2004 to 12/31/2004              --            $9.55            12,042
    1/1/2005 to 12/31/2005           $9.55            $9.21           306,255
    1/1/2006 to 12/31/2006           $9.21            $8.07           327,704
    1/1/2007 to 12/31/2007           $8.07            $8.38            28,374

                                                                           Number of
                                       Accumulation     Accumulation      Accumulation
                                       Unit Value at    Unit Value at Units Outstanding at
                                    Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------
Rydex Nova
    1/1/1994 to 12/31/1994                                     --                --
    1/1/1995 to 12/31/1995                    --               --                --
    1/1/1996 to 12/31/1996                    --               --                --
    1/1/1997 to 12/31/1997                    --               --                --
    1/1/1998 to 12/31/1998                    --               --                --
    1/1/1999 to 12/31/1999                    --           $10.88           170,171
    1/1/2000 to 12/31/2000                $10.88            $8.61           160,940
    1/1/2001 to 12/31/2001                 $8.61            $6.54            96,678
    1/1/2002 to 12/31/2002                 $6.54            $4.18            53,740
    1/1/2003 to 12/31/2003                 $4.18            $5.77            50,893
    1/1/2004 to 12/31/2004                 $5.77            $6.58            48,943
    1/1/2005 to 12/31/2005                 $6.58            $6.79            47,099
    1/1/2006 to 12/31/2006                 $6.79            $8.05            31,057
    1/1/2007 to 12/31/2007                 $8.05            $8.09            19,304
------------------------------------------------------------------------------------------
Rydex OTC
    1/1/1994 to 12/31/1994                                     --                --
    1/1/1995 to 12/31/1995                    --               --                --
    1/1/1996 to 12/31/1996                    --               --                --
    1/1/1997 to 12/31/1997                    --               --                --
    1/1/1998 to 12/31/1998                    --               --                --
    1/1/1999 to 12/31/1999                    --           $17.15           156,294
    1/1/2000 to 12/31/2000                $17.15           $10.53           502,685
    1/1/2001 to 12/31/2001                $10.53            $6.78           185,653
    1/1/2002 to 12/31/2002                 $6.78            $4.12           105,261
    1/1/2003 to 12/31/2003                 $4.12            $5.95            92,804
    1/1/2004 to 12/31/2004                 $5.95            $6.47            78,958
    1/1/2005 to 12/31/2005                 $6.47            $6.50            50,445
    1/1/2006 to 12/31/2006                 $6.50            $6.83            36,153
    1/1/2007 to 12/31/2007                 $6.83            $7.99            19,450
------------------------------------------------------------------------------------------
Rydex Inverse S&P 500 Strategy Fund
 formerly, Rydex Inverse S&P 500
    1/1/1994 to 12/31/1994                                     --                --
    1/1/1995 to 12/31/1995                    --               --                --
    1/1/1996 to 12/31/1996                    --               --                --
    1/1/1997 to 12/31/1997                    --               --                --
    1/1/1998 to 12/31/1998                    --               --                --
    1/1/1999 to 12/31/1999                    --            $9.33            39,869
    1/1/2000 to 12/31/2000                 $9.33           $10.76            58,713
    1/1/2001 to 12/31/2001                $10.76           $12.29             1,421
    1/1/2002 to 12/31/2002                $12.29           $14.85               875
    1/1/2003 to 12/31/2003                $14.85               --                --
    1/1/2004 to 12/31/2004                    --               --                --
    1/1/2005 to 12/31/2005                    --            $9.91                 0
    1/1/2006 to 12/31/2006                 $9.91            $9.11                 0
    1/1/2007 to 12/31/2007                 $9.11            $9.12                 0

                                                                                     Number of
                                                 Accumulation     Accumulation      Accumulation
                                                 Unit Value at    Unit Value at Units Outstanding at
                                              Beginning of Period End of Period    End of Period
----------------------------------------------------------------------------------------------------
SP International Growth
    1/1/1994 to 12/31/1994                                               --                --
    1/1/1995 to 12/31/1995                              --               --                --
    1/1/1996 to 12/31/1996                              --               --                --
    1/1/1997 to 12/31/1997                              --               --                --
    1/1/1998 to 12/31/1998                              --               --                --
    1/1/1999 to 12/31/1999                              --               --                --
    1/1/2000 to 12/31/2000                              --               --                --
    1/1/2001 to 12/31/2001                              --               --                --
    1/1/2002 to 12/31/2002                              --               --                --
    1/1/2003 to 12/31/2003                              --               --                --
    1/1/2004 to 12/31/2004                              --           $10.53            14,108
    1/1/2005 to 12/31/2005                          $10.53           $12.18            49,783
    1/1/2006 to 12/31/2006                          $12.18           $14.65            54,533
    1/1/2007 to 12/31/2007                          $14.65           $17.40            70,733
----------------------------------------------------------------------------------------------------
AST Aggressive Asset Allocation Portfolio
    1/1/1994 to 12/31/1994                                               --                --
    1/1/1995 to 12/31/1995                              --               --                --
    1/1/1996 to 12/31/1996                              --               --                --
    1/1/1997 to 12/31/1997                              --               --                --
    1/1/1998 to 12/31/1998                              --               --                --
    1/1/1999 to 12/31/1999                              --               --                --
    1/1/2000 to 12/31/2000                              --               --                --
    1/1/2001 to 12/31/2001                              --               --                --
    1/1/2002 to 12/31/2002                              --               --                --
    1/1/2003 to 12/31/2003                              --               --                --
    1/1/2004 to 12/31/2004                              --               --                --
    1/1/2005 to 12/31/2005                              --           $10.01            17,259
    1/1/2006 to 12/31/2006                          $10.01           $11.50            40,270
    1/1/2007 to 12/31/2007                          $11.50           $12.52           119,072
----------------------------------------------------------------------------------------------------
AST Capital Growth Asset Allocation Portfolio
    1/1/1994 to 12/31/1994                                               --                --
    1/1/1995 to 12/31/1995                              --               --                --
    1/1/1996 to 12/31/1996                              --               --                --
    1/1/1997 to 12/31/1997                              --               --                --
    1/1/1998 to 12/31/1998                              --               --                --
    1/1/1999 to 12/31/1999                              --               --                --
    1/1/2000 to 12/31/2000                              --               --                --
    1/1/2001 to 12/31/2001                              --               --                --
    1/1/2002 to 12/31/2002                              --               --                --
    1/1/2003 to 12/31/2003                              --               --                --
    1/1/2004 to 12/31/2004                              --               --                --
    1/1/2005 to 12/31/2005                              --           $10.01            78,453
    1/1/2006 to 12/31/2006                          $10.01           $11.31           271,080
    1/1/2007 to 12/31/2007                          $11.31           $12.33           365,220

                                                                                      Number of
                                                  Accumulation     Accumulation      Accumulation
                                                  Unit Value at    Unit Value at Units Outstanding at
                                               Beginning of Period End of Period    End of Period
-----------------------------------------------------------------------------------------------------
AST Balanced Asset Allocation Portfolio
    1/1/1994 to 12/31/1994                                                --                --
    1/1/1995 to 12/31/1995                               --               --                --
    1/1/1996 to 12/31/1996                               --               --                --
    1/1/1997 to 12/31/1997                               --               --                --
    1/1/1998 to 12/31/1998                               --               --                --
    1/1/1999 to 12/31/1999                               --               --                --
    1/1/2000 to 12/31/2000                               --               --                --
    1/1/2001 to 12/31/2001                               --               --                --
    1/1/2002 to 12/31/2002                               --               --                --
    1/1/2003 to 12/31/2003                               --               --                --
    1/1/2004 to 12/31/2004                               --               --                --
    1/1/2005 to 12/31/2005                               --           $10.02           161,883
    1/1/2006 to 12/31/2006                           $10.02           $11.13           634,693
    1/1/2007 to 12/31/2007                           $11.13           $12.08           734,238
-----------------------------------------------------------------------------------------------------
AST Conservative Asset Allocation Portfolio
    1/1/1994 to 12/31/1994                                                --                --
    1/1/1995 to 12/31/1995                               --               --                --
    1/1/1996 to 12/31/1996                               --               --                --
    1/1/1997 to 12/31/1997                               --               --                --
    1/1/1998 to 12/31/1998                               --               --                --
    1/1/1999 to 12/31/1999                               --               --                --
    1/1/2000 to 12/31/2000                               --               --                --
    1/1/2001 to 12/31/2001                               --               --                --
    1/1/2002 to 12/31/2002                               --               --                --
    1/1/2003 to 12/31/2003                               --               --                --
    1/1/2004 to 12/31/2004                               --               --                --
    1/1/2005 to 12/31/2005                               --           $10.03                 0
    1/1/2006 to 12/31/2006                           $10.03           $11.02           128,835
    1/1/2007 to 12/31/2007                           $11.02           $11.94           179,010
-----------------------------------------------------------------------------------------------------
AST Preservation Asset Allocation Portfolio
    1/1/1994 to 12/31/1994                                                --                --
    1/1/1995 to 12/31/1995                               --               --                --
    1/1/1996 to 12/31/1996                               --               --                --
    1/1/1997 to 12/31/1997                               --               --                --
    1/1/1998 to 12/31/1998                               --               --                --
    1/1/1999 to 12/31/1999                               --               --                --
    1/1/2000 to 12/31/2000                               --               --                --
    1/1/2001 to 12/31/2001                               --               --                --
    1/1/2002 to 12/31/2002                               --               --                --
    1/1/2003 to 12/31/2003                               --               --                --
    1/1/2004 to 12/31/2004                               --               --                --
    1/1/2005 to 12/31/2005                               --           $10.04                 0
    1/1/2006 to 12/31/2006                           $10.04           $10.77            67,695
    1/1/2007 to 12/31/2007                           $10.77           $11.64           104,035
-----------------------------------------------------------------------------------------------------
AST Advanced Strategies Portfolio
    3/20/2006* to 12/31/2006                         $10.00           $10.74           552,445
    1/1/2007 to 12/31/2007                           $10.74           $11.69           320,190
-----------------------------------------------------------------------------------------------------
AST First Trust Capital Appreciation Portfolio
    3/20/2006* to 12/31/2006                         $10.00           $10.57            33,872
    1/1/2007 to 12/31/2007                           $10.57           $11.70            65,626
-----------------------------------------------------------------------------------------------------
AST First Trust Balanced Target Portfolio
    3/20/2006* to 12/31/2006                         $10.00           $10.67            34,428
    1/1/2007 to 12/31/2007                           $10.67           $11.50           102,596

                                                                                             Number of
                                                         Accumulation     Accumulation      Accumulation
                                                         Unit Value at    Unit Value at Units Outstanding at
                                                      Beginning of Period End of Period    End of Period
------------------------------------------------------------------------------------------------------------
WFVT Advantage C&B Large Cap Value
    1/1/1994 to 12/31/1994                                                       --                --
    1/1/1995 to 12/31/1995                                      --               --                --
    1/1/1996 to 12/31/1996                                      --               --                --
    1/1/1997 to 12/31/1997                                      --               --                --
    1/1/1998 to 12/31/1998                                      --            $9.58             1,943
    1/1/1999 to 12/31/1999                                   $9.58            $9.28            22,874
    1/1/2000 to 12/31/2000                                   $9.28            $9.76           131,343
    1/1/2001 to 12/31/2001                                   $9.76            $9.07           131,195
    1/1/2002 to 12/31/2002                                   $9.07            $6.84           109,227
    1/1/2003 to 12/31/2003                                   $6.84            $8.54            44,932
    1/1/2004 to 12/31/2004                                   $8.54            $9.43            35,085
    1/1/2005 to 12/31/2005                                   $9.43            $9.66            13,894
    1/1/2006 to 12/31/2006                                   $9.66           $11.72            32,164
    1/1/2007 to 12/31/2007                                  $11.72           $11.51            12,698
------------------------------------------------------------------------------------------------------------
AST CLS Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $11.52                 0
------------------------------------------------------------------------------------------------------------
AST CLS Moderate Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.05                 0
------------------------------------------------------------------------------------------------------------
AST Horizon Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.20                14
------------------------------------------------------------------------------------------------------------
AST Horizon Moderate Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.18                 0
------------------------------------------------------------------------------------------------------------
AST Niemann Capital Growth Asset Allocation Portfolio
    11/19/2007* to 12/31/2007                               $10.00           $10.01                 0
------------------------------------------------------------------------------------------------------------
AST Western Asset Core Plus Bond Portfolio
    11/19/2007* to 12/31/2007                               $10.00            $9.99                 0

 *  Denotes the start date of these sub-accounts.

              APPENDIX B - CALCULATION OF OPTIONAL DEATH BENEFITS

 Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options. The formula for determining the Enhanced Beneficiary Protection Optional Death Benefit is as follows:

 Growth   =     Account Value of variable       minus     Purchase Payments -
              investment options plus Interim           proportional withdrawals
                Value of Fixed Allocations
                     (no MVA applies)

 Example with market increase
 Assume that the Owner has made no withdrawals and that the Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 40% of the "Growth" under the Annuity.

                     Growth                            =                      $75,000 - [$50,000 - $0]
                                                       =                      $25,000

                     Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                                       =                      $25,000 * 0.40
                                                       =                      $10,000

                     Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                                       =                      $85,000

 Examples with market decline
 Assume that the Owner has made no withdrawals and that the Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS the "Growth" under the Annuity.

                     Growth                            =                      $45,000 - [$50,000 - $0]
                                                       =                      $-5,000

                     Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                                       NO BENEFIT IS PAYABLE

                     Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                                       =                      $50,000

 In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

 Example with market increase and withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 5 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $90,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $90,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($90,000) PLUS 40% of the "Growth" under the Annuity.

         Growth                   =              $90,000 - [$50,000 - ($50,000 * $15,000/$75,000)]
                                  =              $90,000 - [$50,000 - $10,000]
                                  =              $90,000 - $40,000
                                  =              $50,000

         Benefit Payable under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                  =              $50,000 * 0.40
                                  =              $20,000

         Benefit Payable under Basic Death Benefit PLUS Enhanced Beneficiary Protection Optional Death Benefit
                                  =              $110,000

 Examples of Highest Anniversary Value Death Benefit Calculation
 The following are examples of how the Highest Anniversary Value Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase and death before Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Anniversary Value or the basic Death Benefit.

 Highest Anniversary Value   =   $90,000 - [$90,000 * $15,000/$75,000]
                             =   $90,000 - $18,000
                             =   $72,000

 Basic Death Benefit         =   max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                             =   max [$80,000, $40,000]
                             =   $80,000

 The Death Benefit therefore is $80,000.

 Example with death after Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Anniversary Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Anniversary Value plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

 Highest Anniversary Value   =   $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                             =   $80,000 + $15,000 - $6,786
                             =   $88,214

 Basic Death Benefit         =   max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) *
                                 $5,000/$70,000}]
                             =   max [$75,000, $60,357]
                             =   $75,000

 The Death Benefit therefore is $88,214.

 Examples of Combination 5% Roll-Up and Highest Anniversary Value Death Benefit Calculation
 The following are examples of how the Combination 5% Roll-Up and Highest Anniversary Value Death Benefit are calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase and death before Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the 7/th/ anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $75,000; however, the Anniversary Value on the 5/th/ anniversary of the Issue Date was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Roll-Up Value is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit. The Death Benefit would be the Highest Anniversary Value ($90,000) because it is greater than both the Roll-Up Value ($67,005) and the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Owner made a withdrawal of $5,000 on the 6/th/ anniversary of the Issue Date when the Account Value was $45,000. The Roll-Up Value on the 6/th/ anniversary of the Issue Date is equal to initial Purchase Payment accumulated at 5% for 6 years, or $67,005. The 5% Dollar-for-Dollar Withdrawal Limit for the 7/th/ annuity year is equal to 5% of the Roll-Up Value as of the 6/th/ anniversary of the Issue Date, or $3,350. Therefore, the remaining $1,650 of the withdrawal results in a proportional reduction to the Roll-Up Value. On the 7/th/ anniversary of the Issue Date we receive due proof of death, at which time the Account Value is $43,000; however, the Anniversary Value on the 2/nd/ anniversary of the Issue Date was $70,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit.

 Roll-Up Value               =   {($67,005 - $3,350) - [($67,005 - $3,350) * $1,650/($45,000 - $3,350)]}* 1.05
                             =   ($63,655 - $2,522) * 1.05
                             =   $64,190

 Highest Anniversary Value   =   $70,000 - [$70,000 * $5,000/$45,000]
                             =   $70,000 - $7,778
                             =   $62,222

 Basic Death Benefit         =   max [$43,000, $50,000 - ($50,000 * $5,000/$45,000)]
                             =   max [$43,000, $44,444]
                             =   $44,444

 The Death Benefit therefore is $64,190.

 Example with death after Death Benefit Target Date
 Assume that the Owner has not made any withdrawals prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Roll-Up Value on the Death Benefit Target Date (the contract anniversary on or following the Owner's 80/th/ birthday) is equal to initial Purchase Payment accumulated at 5% for 10 years, or $81,445. The Highest Anniversary Value on the Death Benefit Target Date was $85,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greatest of the Roll-Up Value, Highest Anniversary Value or the basic Death Benefit as of the Death Benefit Target Date; each increased by subsequent Purchase Payments and reduced proportionally for subsequent withdrawals.

 Roll-Up Value               =   $81,445 + $15,000 - [($81,445 + 15,000) * $5,000/$70,000]
                             =   $81,445 + $15,000 - $6,889
                             =   $89,556

 Highest Anniversary Value   =   $85,000 + $15,000 - [($85,000 + 15,000) * $5,000/$70,000]
                             =   $85,000 + $15,000 - $7,143
                             =   $92,857

 Basic Death Benefit         =   max [$75,000, $50,000 + $15,000 - {(50,000 + $15,000) * $5,000/$70,000}]
                             =   max [$75,000, $60,357]
                             =   $75,000

 The Death Benefit therefore is $92,857.

 Examples of Highest Daily Value Death Benefit Calculation
 The following are examples of how the HDV Death Benefit is calculated. Each example assumes an initial Purchase Payment of $50,000. Each example assumes that there is one Owner who is age 70 on the Issue Date.

 Example with market increase and death before Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals have been made. On the date we receive due proof of death, the Account Value is $75,000; however, the Highest Daily Value was $90,000. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value or the basic Death Benefit. The Death Benefit would be the HDV ($90,000) because it is greater than the amount that would have been payable under the basic Death Benefit ($75,000).

 Example with withdrawals
 Assume that the Account Value has been increasing due to positive market performance and the Owner made a withdrawal of $15,000 in Annuity Year 7 when the Account Value was $75,000. On the date we receive due proof of death, the Account Value is $80,000; however, the Highest Daily Value ($90,000) was attained during the fifth Annuity Year. Assume as well that the Owner has died before the Death Benefit Target Date. The Death Benefit is equal to the greater of the Highest Daily Value (proportionally reduced by the subsequent withdrawal) or the basic Death Benefit.

 Highest Daily Value   =   $90,000 - [$90,000 * $15,000/$75,000]
                       =   $90,000 - $18,000
                       =   $72,000

 Basic Death Benefit   =   max [$80,000, $50,000 - ($50,000 * $15,000/$75,000)]
                       =   max [$80,000, $40,000]
                       =   $80,000

 The Death Benefit therefore is $80,000.

 Example with death after Death Benefit Target Date
 Assume that the Owner's Account Value has generally been increasing due to positive market performance and that no withdrawals had been made prior to the Death Benefit Target Date. Further assume that the Owner dies after the Death Benefit Target Date, when the Account Value is $75,000. The Highest Daily Value on the Death Benefit Target Date was $80,000; however, following the Death Benefit Target Date, the Owner made a Purchase Payment of $15,000 and later had taken a withdrawal of $5,000 when the Account Value was $70,000. The Death Benefit is equal to the greater of the Highest Daily Value on the Death Benefit Target Date plus Purchase Payments minus proportional withdrawals after the Death Benefit Target Date or the basic Death Benefit.

 Highest Daily Value   =   $80,000 + $15,000 - [($80,000 + $15,000) * $5,000/$70,000]
                       =   $80,000 + $15,000 - $6,786
                       =   $88,214

 Basic Death Benefit   =   max [$75,000, ($50,000 + $15,000) - {($50,000 + $15,000) * $5,000/$70,000}]
                       =   max [$75,000, $60,357]
                       =   $75,000

 The Death Benefit therefore is $88,214.

             APPENDIX C-1 - ADVANCED SERIES CHOICE PRIOR CONTRACT

 Between November 1993 and July 31, 1997, the Prudential Annuities offered a variable annuity under the marketing name Advisors Choice(R) which is no longer being offered ("Choice" or "Prior Contract"). Purchase Payments may continue to be made to the Prior Contract. Assets supporting the Prior Contracts are maintained in Sub-account of Separate Account B.

 The principal differences between the contracts offered by this Prospectus under the marketing name Advisors Choice(R) 2000 ("Choice 2" or "Current Contract") and the Prior Contract relate to the availability of fixed investment options under the contract, charges made by the Company, and death benefit provisions.

 GLOSSARY OF TERMS
 Some of the definitions used in the Choice contract are different from the definitions used in Choice 2 contract. The definition of "Account Value" in the Choice 2 prospectus is the same as the definition of "Account Value" in the Choice prospectus, except for the inclusion of disclosure related to fixed investment options. Fixed investment options are not available in the Prior Contract. The following defined terms in the Choice 2 prospectus relating to the fixed investment options are not applicable to the Prior Contracts:
 "Current Rates," "Fixed Allocation," "Guarantee Period," "Interim Value," "MVA," and "Maturity Date." The definition of "Net Purchase Payment" in the CHC2 prospectus is the same as the definition of "Net Purchase Payment" in the Choice prospectus, except for the inclusion of any applicable sales charge, initial maintenance fee and/or charge for taxes in the Choice contracts.

 What are the Fixed Investment Options?
 The Prior Contracts do not offer a fixed investment option. Therefore, any provisions in this Prospectus that relate to the Fixed Allocations are not applicable to the Prior Contract.

 FEES AND CHARGES

 What are the Contract Fees and Charges?
 Annual Maintenance Fee: A maintenance fee for the Prior Contract equaling the lesser of $35 or 2% may be assessed against: (a) the initial Purchase Payment; and (b) each Annuity Year after the first, the Account Value. It applies to the initial Purchase Payment only if less than $50,000. It is assessed, as of the first Valuation Period of each Annuity Year after the first only if, at that time, the Account Value of the Annuity is less than $50,000.

 MANAGING YOUR ACCOUNT VALUE

 Do you Offer Dollar Cost Averaging?
 Your Choice annuity must have an Account Value of not less than $20,000 at the time we accept your request for a dollar cost averaging program.

 Do You Offer a Program to Balanced Fixed and Variable Investments?
 The "Balanced Investment Program" is not available under the Prior Contract.

 PERFORMANCE ADVANTAGE
 This benefit is not available under the Prior Contract.

 ACCESS TO ACCOUNT VALUE

 Can I Make Periodic Withdrawals from the Annuity During the Accumulation
 Period?
 Your Choice annuity must have an Account Value of at least $25,000 at the time we accept your request for a program of Systematic Withdrawals.

 What Types Of Annuity Payment Options Are Available Upon Annuitization?
 The minimum monthly annuity payment for the Choice contract is $50.00, except where a lower amount is required by law.

 LIVING BENEFITS
 The Optional Living Benefits are not available under the Prior Contract.

                                 DEATH BENEFIT
 The minimum death benefit for the Choice contract is the total of each Purchase Payment growing daily at the equivalent of a specified interest rate per year starting as to each Purchase Payment on the date it is allocated to the Account Value, less the total of each withdrawal, of any type, growing daily at the equivalent of the same specified interest rate per year starting as of the date of each such withdrawal. However, this minimum death benefit may not exceed 200% of (A) minus (B), where (A) is the total of all Purchase Payment received; and (B) is the total of all withdrawals of any type. Currently, the specified rate at which the minimum death benefit increases is 5% per year, compounded yearly.

 OPTIONAL DEATH BENEFITS
 The Optional Death Benefits are not available under the Prior Contract.

 PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
 The Plus40(TM) Optional Life Insurance Rider is not available under the Prior Contract.

 PERFORMANCE INFORMATION
 The calculation of performance information and the Standard Total Return and the Non-standard Total Return for the Choice Sub-accounts are set forth in the Choice 2 Statement of Additional Information.

             APPENDIX C-2 - ADVANCED SERIES DESIGN PRIOR CONTRACT

                               EXPENSE EXAMPLES
          The Expense Examples for the Prior Contract are as follows:

 WHETHER OR NOT YOU SURRENDER YOUR CONTRACT AT THE END OF THE APPLICABLE TIME
                                    PERIOD:

                        -------------------------------
                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $559  $1,664  $2,754   $5,415
                        -------------------------------

          IF YOU ANNUITIZE AT THE END OF THE APPLICABLE TIME PERIOD:

                        -------------------------------
                        1 year 3 years 5 years 10 years
                        -------------------------------
                         $559  $1,664  $2,754   $5,415
                        -------------------------------

 The Expense Examples shown above assume your Account Value is less than $50,000 so that the Annual Maintenance Fee applies. If your Account Value is greater than $50,000 such that the Annual Maintenance Fee does not apply, the amounts indicated in the Expense Examples shown above would be reduced.

 FEES AND CHARGES

 What are the Contract Fees and Charges?
 Sales Charge: The Prior Contract provides for a sales charge in the amount of 1.5% of each Purchase Payment. Any applicable sales charge is deducted from each Purchase Payment.

 EXCEPTIONS/REDUCTIONS TO FEES AND CHARGES
 We may reduce or eliminate certain fees and charges or alter the manner in which the particular fee or charge is deducted. For example, we may reduce or eliminate the amount of the Annual Maintenance Fee or reduce the portion of the Insurance Charge for administrative costs. Generally, these types of changes will be based on a reduction to our sales, maintenance or administrative expenses due to the nature of the individual or group purchasing the Annuity. Some of the factors we might consider in making such a decision are: (a) the size and type of group; (b) the number of Annuities purchased by an Owner; (c) the amount of Purchase Payments or likelihood of additional Purchase Payments; and/or (d) other transactions where sales, maintenance or administrative expenses are likely to be reduced. We will not discriminate unfairly between Annuity purchasers if and when we reduce the portion of the Insurance Charge attributed to the charge covering administrative costs.

 No sales charge is imposed when any group annuity contract or any Annuity issued pursuant to this Prospectus is owned on its Issue Date by: (a) any parent company, affiliate or subsidiary of ours; (b) an officer, director, employee, retiree, sales representative, or in the case of an affiliated broker-dealer, registered representative of such company; (c) a director, officer or trustee of any underlying mutual fund; (d) a director, officer or employee of any investment manager, sub-advisor, transfer agent, custodian, auditing, legal or administrative services provider that is providing investment management, advisory, transfer agency, custodianship, auditing, legal and/or administrative services to an underlying mutual fund or any affiliate of such firm; (e) a director, officer, employee or registered representative of a broker-dealer or insurance agency that has a then current selling agreement with us and/or with Prudential Annuities Distributors, Inc.;
 (f) a director, officer, employee or authorized representative of any firm providing us or our affiliates with regular legal, actuarial, auditing, underwriting, claims, administrative, computer support, marketing, office or other services; (g) the then current spouse of any such person noted in
 (b) through (f), above; (h) the parents of any such person noted in (b) through (g), above; (i) the child(ren) or other legal dependent under the age of 21 of any such person noted in (b) through (h) above; and (j) the siblings of any such persons noted in (b) through (h) above. Any elimination of the sales charge or any reduction to the amount of such charges will not discriminate unfairly between Annuity purchasers. We will not make any changes to this charge where prohibited by law.

 LIVING BENEFITS
 The Optional Living Benefits are not available under the Prior Contract.

 DEATH BENEFIT

 OPTIONAL DEATH BENEFITS
 The Optional Death Benefits are not available under the Prior Contract.

 PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER
 The Plus40(TM) Optional Life Insurance Rider was never available under the Prior Contract.

                      APPENDIX D - PERFORMANCE ADVANTAGE

                  PRUDENTIAL ANNUITIES' PERFORMANCE ADVANTAGE

 Prudential Annuities' Performance Advantage was offered, in those states where approved, between May 15, 1999 and October 22, 2000. The description below of the Performance Advantage benefit applies to those Contract Owners who purchased an Annuity during that time period when the Performance Advantage feature was offered.

                               GLOSSARY OF TERMS

 When determining the Account Value and Surrender Value of the Annuity, both amounts will not include any Target Value Credits (described below) that we are entitled to recover upon Surrender of your Annuity.

                DO YOU PROVIDE ANY GUARANTEES ON MY INVESTMENT?

 The Annuity provides variable investment options and fixed investment options. Only the fixed investment options provide a guaranteed return on your investment, subject to certain terms and conditions. However, your Annuity includes a feature at no additional cost that provides certain benefits if your Account Value has not reached or exceeded a "target value" on its 10/th/ anniversary. If, on the 10/th/ anniversary of your Annuity's Issue Date, your Account Value has not reached the target value (as defined below) you can choose either of the following benefits:

..   You may continue your Annuity without electing to receive Annuity payments and receive an annual credit to your Account Value payable until you begin receiving Annuity payments. The credit is equal to 0.25% of the average of your Annuity's Account Value for the preceding four complete calendar quarters. This credit is applied to your investment options pro-rata based on the allocation of your then current Account Value.

 OR

..   You may begin receiving Annuity payments within one year and accept a one-time credit to your Annuity equal to 10% of the net of the Account Value on the 10/th/ anniversary of its Issue Date minus the sum of all Purchase Payments allocated in the prior five years. The annuity option you select must initially guarantee payments for not less than seven years. Following the 10/th/ anniversary of your Annuity's Issue Date, we will inform you if your Account Value did not meet or exceed the Target Value. We will assume that you have elected to receive the annual credit to your Account Value unless, not less than 30 days prior to the next anniversary of the Annuity, we receive at our home office your election to begin receiving Annuity payments. Certain provisions of this benefit and of the Target Value Credits described below may differ if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, from any other Annuity we issue.

             WHAT IS THE "TARGET VALUE" AND HOW IS IT CALCULATED?

 The Target Value is a tool used to determine whether you are eligible to elect either of the benefits described above. The Target Value does not impact the Account Value available if you surrender your Annuity or make a partial withdrawal and does not impact the Death Benefit available to your Beneficiary(ies). The Target Value assumes a rate of return over ten (10) Annuity Years that will allow your initial investment to double in value, adjusted for any withdrawals and/or additional Purchase Payments you make during the 10 year period. We calculate the "Target Value" as follows:

 1. Accumulate the initial Purchase Payment at an annual interest rate of 7.2% until the 10/th/ anniversary of the Annuity's Issue Date; plus

 2. Accumulate any additional Purchase Payments at an annual interest rate of 7.2% from the date applied until the 10/th/ anniversary of the Annuity's Issue Date; minus

 3. Each "proportional reduction" resulting from any withdrawal, accumulating at an annual interest rate of 7.2% from the date the withdrawal is processed until the 10/th/ anniversary of the Annuity's Issue Date. We determine each "proportional reduction" by determining the percentage of your Account Value then withdrawn and reducing the Target Value by that same percentage. We include any withdrawals under your Annuity in this calculation, as well as the charge we deduct for any optional benefits you elect under the Annuity, but not the charge we deduct for the Annual Maintenance Fee or the Transfer Fee.

                                   EXAMPLES

 1. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. The Target Value on the 10/th/ anniversary of your Annuity's Issue Date would be $20,042, assuming no withdrawals are made. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period.

 2. Assume you make an initial Purchase Payment of $10,000 and make no further Purchase Payments. Assume at the end of Year 6, your Account Value has increased to $15,000 and you make a withdrawal of 10% or $1,500. The Target Value on the 10/th/ anniversary would be $18,722. This is equal to $10,000 accumulating at an annual rate of 7.2% for the 10-year period, minus the proportional reduction accumulating at an annual interest rate of 7.2%.

              CAN I RESTART THE 10-YEAR TARGET VALUE CALCULATION?

 Yes, you can elect to lock in the growth in your Annuity by "restarting" the 10-year period on any anniversary of the Issue Date. If you elect to restart the calculation period, we will treat your Account Value on the restart date as if it was your Purchase Payment when determining if your Annuity's Account Value meets or exceeds the Target Value on the appropriate tenth
 (10/th/) anniversary. You may elect to restart the calculation more than once, in which case, the 10-year calculation period will begin on the date of the last restart date. We must receive your election to restart the calculation at our home office not later than 30 days after each anniversary of the Issue Date.

                        WHAT ARE TARGET VALUE CREDITS?

 Target Value Credits are additional amounts that we apply to your Account Value to increase the likelihood that your Account Value will meet or exceed the Target Value. We add Target Value Credits to your Account Value at the time a Purchase Payment is applied to your Annuity. Only those Purchase Payments made before the first anniversary of the Issue Date of your Annuity are eligible to receive Target Value Credits. The amount of the Target Value Credit is equal to 1.0% of each qualifying Purchase Payment. Target Value Credits are only payable on qualifying Purchase Payments if the Owner(s) of the Annuity is (are) less than age 81 on its Issue Date. If the Annuity is owned by an entity, the age restriction applies to the age of the Annuitant on the Issue Date. The Target Value Credit is payable from our general account and is allocated to the investment options in the same ratio that the qualifying Purchase Payment is allocated. Target Value Credits will not be available if you purchase your Annuity as part of an exchange, replacement or transfer, in whole or in part, of an Annuity we issued that has the same or a similar benefit.

 The amount of any Target Value Credits are not immediately vested and can be recovered by Prudential Annuities under the circumstances and for the time periods shown below. If Prudential Annuities exercises its right to recover the amount of any Target Value Credit, any investment gain on the Target Value Credit will not be taken back.

 1. If you surrender your Annuity before the 10th anniversary of the Issue Date of the Annuity.

 2. If you elect to begin receiving Annuity payments before the first anniversary of the Issue Date.

 3. If a person on whose life we pay the Death Benefit dies, or if a "contingency event" occurs which triggers a medically-related surrender:

   . within 12 months after the date a Target Value Credit was allocated to your Account Value; or

   . within 10 years after the date a Target Value Credit was allocated to your Account Value if any owner was over age 70 on the Issue Date, or,

 if the Annuity was then owned by an entity, the Annuitant was over age 70 on the Issue Date. Following completion of the above time periods, the amount of any Target Value Credits are vested in the Owner.

             APPENDIX E - PLUS40(TM) OPTIONAL LIFE INSURANCE RIDER

 Prudential Annuities' Plus40(TM) Optional Life Insurance Rider was offered, in those states where approved, between September 17, 2001 and May 1, 2003. The description below of the Plus40(TM) benefit applies to those Contract Owners who purchased an Annuity during that time period and elected the Plus40(TM) benefit.

 The life insurance coverage provided under the Plus40(TM) Optional Life Insurance Rider ("Plus40(TM) rider" or the "Rider") is supported by Prudential Annuities's general account and is not subject to, or registered as a security under, either the Securities Act of 1933 or the Investment Company Act of 1940. Information about the Plus40(TM) rider is included as an Appendix to this Prospectus to help you understand the Rider and the relationship between the Rider and the value of your Annuity. It is also included because you can elect to pay for the Rider with taxable withdrawals from your Annuity. The staff of the Securities and Exchange Commission has not reviewed this information. However, the information may be subject to certain generally applicable provisions of the Federal securities laws regarding accuracy and completeness.

 The income tax-free life insurance payable to your Beneficiary(ies) under the Plus40(TM) rider is equal to 40% of the Account Value of your Annuity as of the date we receive due proof of death, subject to certain adjustments, restrictions and limitations described below.

 ELIGIBILITY
 The Plus40(TM) rider may be purchased as a rider on your Annuity. The Rider must cover those persons upon whose death the Annuity's death benefit becomes payable - the Annuity's owner or owners, or the Annuitant (in the case of an entity owned Annuity). If the Annuity has two Owners, the Rider's death benefit is payable upon the first death of such persons. If the Annuity is owned by an entity, the Rider's death benefit is payable upon the death of the Annuitant, even if a Contingent Annuitant is named.

 The minimum allowable age to purchase the Plus40(TM) rider is 40; the maximum allowable age is 75. If the Rider is purchased on two lives, both persons must meet the age eligibility requirements. The Plus40(TM) rider is not available to purchasers who use their Annuity as a funding vehicle for a Tax Sheltered Annuity (or 403(b)) or as a funding vehicle for a qualified plan under Section 401 of the Internal Revenue Code ("Code").

 ADJUSTMENTS, RESTRICTIONS & LIMITATIONS
   . If you die during the first 24 months following the effective date of the Plus40(TM) rider (generally, the Issue Date of your Annuity), the death benefit will be limited to the amount of any charges paid for the Rider while it was in effect. While we will return the charges you have paid during the applicable period as the death benefit, your Beneficiary(ies) will receive no additional life insurance benefit from the Plus40(TM) rider if you die within 24 months of its effective date.

   . If you make a Purchase Payment within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Purchase Payment(s). If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on those Purchase Payments as an additional amount included in the death benefit under the Rider.

   . If we apply Credits to your Annuity based on Purchase Payments, such Credits are treated as Account Value for purposes of determining the death benefit payable under the Plus40(TM) rider. However, if Credits were applied to Purchase Payments made within 24 months prior to the date of death, the Account Value used to determine the amount of the death benefit will be reduced by the amount of such Credits. If we reduce the death benefit payable under the Plus40(TM) rider based on this provision, we will return 50% of any charges paid for the Rider based on such Credits as an additional amount included in the death benefit under the Rider.

   . If you become terminally ill (as defined in the Rider) and elect to receive a portion of the Plus40(TM) rider's death benefit under the Accelerated Death Benefit provision, the amount that will be payable under the Rider upon your death will be reduced. Please refer to the Accelerated Death Benefit provision described below.

   . If charges for the Plus40(TM) rider are due and are unpaid as of the date the death benefit is being determined, such charges will be deducted from the amount paid to your Beneficiary(ies).

   . If the age of any person covered under the Plus40(TM) rider is misstated, we will adjust any coverage under the Rider to conform to the facts. For example, if, due to the misstatement, we overcharged you for coverage under the Rider, we will add any additional charges paid to the amount payable to your Beneficiary(ies). If, due to the misstatement, we undercharged you for coverage under the Rider, we will reduce the death benefit in proportion to the charges not paid as compared to the charges that would have been paid had there been no misstatement.

   . On or after an Owner reaches the expiry date of the Rider (the anniversary of the Annuity's Issue Date on or immediately after the 95/th/ birthday), coverage will terminate. No charge will be made for an Owner following the expiry date. If there are two Owners, the expiry date applies separately to each Owner; therefore, coverage may continue for one Owner and terminate as to the other Owner.

 MAXIMUM BENEFIT
 The Plus40(TM) rider is subject to a Maximum Death Benefit Amount based on the Purchase Payments applied to your Annuity. The Plus40(TM) rider may also be subject to a Per Life Maximum Benefit that is based on all amounts paid under any annuity contract we issue to you under which you have elected the Plus40(TM) rider or similar life insurance coverage.

   . The Maximum Death Benefit Amount is 100% of the Purchase Payments increasing at 5% per year following the date each Purchase Payment is applied to the Annuity until the date of death. If Purchase Payments are applied to the Annuity within 24 months prior to the date of death, the Maximum Death Benefit Amount is decreased by the amount of such Purchase Payments.

   . The Per Life Maximum Benefit applies to Purchase Payments applied to any such annuity contracts more than 24 months from the date of death that exceed $1,000,000. If you make Purchase Payments in excess of $1,000,000, we will reduce the aggregate death benefit payable under all Plus40(TM) riders, or similar riders issued by us, based on the combined amount of Purchase Payments in excess of $1,000,000 multiplied by 40%. If the Per Life Maximum Benefit applies, we will reduce the amount payable under each applicable Plus40(TM) rider on a pro-rata basis. If the Per Life Maximum Benefit applies upon your death, we will return any excess charges that you paid on the portion of your Account Value on which no benefit is payable. The Per Life Maximum Benefit does not limit the amount of Purchase Payments that you may apply to your Annuity.

 ACCELERATED DEATH BENEFIT PROVISION
 If you become terminally ill, you may request that a portion of the death benefit payable under the Plus40(TM) rider be prepaid instead of being paid to your Beneficiary(ies) upon your death. Subject to our requirements and where allowed by law, we will make a one time, lump sum payment. Our requirements include proof satisfactory to us, in writing, of terminal illness after the Rider's Effective Date.

 The maximum we will pay, before any reduction, is the lesser of 50% of the Rider's death benefit or $100,000. If you elect to accelerate payment of a portion of the death benefit under the Plus40(TM) rider, the amount of the remaining death benefit is reduced by the prepaid amount accumulating at an annualized interest rate of 6.0%. Eligibility for an accelerated payout of a portion of your Plus40(TM) rider death benefit may be more restrictive than any medically-related surrender provision that may be applicable to you under the Annuity.

 CHARGES FOR THE PLUS40(TM) RIDER
 The Plus40(TM) rider has a current charge and a guaranteed maximum charge. The current charge for the Plus40(TM) rider is based on a percentage of your Account Value as of the anniversary of the Issue Date of your Annuity. The applicable percentages differ based on the attained age, last birthday of the Owner(s) or Annuitant (in the case of an entity owned Annuity) as of the date the charge is due. We reserve the right to change the current charge, at any time, subject to regulatory approval where required. If there are two Owners, we calculate the current charge that applies to each Owner individually and deduct the combined amount as the charge for the Rider. There is no charge based on a person's life after coverage expires as to that person. However, a charge will still apply to the second of two Owners (and coverage will continue for such Owner) if such Owner has not reached the expiry date.

                                        Percentage of
                           Attained Age Account Value
                           --------------------------
                            Age 40-75       .80%
                           --------------------------
                            Age 76-80      1.60%
                           --------------------------
                            Age 81-85      3.20%
                           --------------------------
                            Age 86-90      4.80%
                           --------------------------
                             Age 91        6.50%
                           --------------------------
                             Age 92        7.50%
                           --------------------------
                             Age 93        8.50%
                           --------------------------
                             Age 94        9.50%
                           --------------------------
                             Age 95        10.50%
                           --------------------------

 The charge for the Plus40(TM) rider may also be subject to a guaranteed maximum charge that will apply if the current charge, when applied to the Account Value, exceeds the guaranteed maximum charge. The guaranteed maximum charge is based on a charge per $1,000 of insurance.

 We determine the charge for the Rider annually, in arrears. We deduct the charge: (1) upon your death; (2) on each anniversary of the Issue Date; (3) on the date that you begin receiving annuity payments; (4) if you surrender your Annuity other than a medically-related surrender; or (5) if you choose to terminate the Rider. If the Rider terminates for any of the preceding reasons on a date other than the anniversary of the Annuity's Issue Date, the charge will be prorated. During the first year after the Annuity's Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, the charge will be prorated from the last anniversary of the Issue Date.

 You can elect to pay the annual charge through a redemption from your Annuity's Account Value or through funds other than those within the Annuity. If you do not elect a method of payment, we will automatically deduct the annual charge from your Annuity's Account Value. The manner in which you elect to pay for the Rider may have tax implications.

   . If you elect to pay the charge through a redemption of your Annuity's Account Value, the withdrawal will be treated as a taxable distribution, and will generally be subject to ordinary income tax on the amount of any investment gain withdrawn. If you are under age 59 1/2, the distribution may also be subject to a 10% penalty on any gain withdrawn, in addition to ordinary income taxes. We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge.

   . If you elect to pay the charge through funds other than those from your Annuity, we require that payment be made electronically in U.S. currency through a U.S. financial institution. If you elect to pay the charge through electronic transfer of funds and payment has not been received within 31 days from the due date, we will deduct the charge as a redemption from your Annuity, as described above.

 TERMINATION
 You can terminate the Plus40(TM) rider at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the Rider. The Plus40(TM) rider will terminate automatically on the date your Account Value is applied to begin receiving annuity payments, on the date you surrender the Annuity or, on the expiry date with respect to such person who reaches the expiry date. We may also terminate the Plus40(TM) rider, if necessary, to comply with our interpretation of the Code and applicable regulations. Once terminated, you may not reinstate your coverage under the Plus40(TM) rider.

 CHANGES IN ANNUITY DESIGNATIONS
 Changes in ownership and annuitant designations under the Annuity may result in changes in eligibility and charges under the Plus40(TM) rider. These changes may include termination of the Rider. Please refer to the Rider for specific details.

 SPOUSAL ASSUMPTION
 A spousal beneficiary may elect to assume ownership of the Annuity instead of taking the Annuity's Death Benefit. However, regardless of whether a spousal beneficiary assumes ownership of the Annuity, the death benefit under the Plus40(TM) rider will be paid despite the fact that the Annuity will continue. The spousal beneficiary can apply the death benefit proceeds under the Plus40(TM) rider to the Annuity as a new Purchase Payment, can purchase a new annuity contract or use the death benefit proceeds for any other purpose. Certain restrictions may apply to an Annuity that is used as a qualified investment. Spousal beneficiaries may also be eligible to purchase the Plus40(TM) rider, in which case the Annuity's Account Value, as of the date the assumption is effective, will be treated as the initial Purchase Payment under applicable provisions of the Rider.

 TAX CONSIDERATION
 The Plus40(TM) rider was designed to qualify as a life insurance contract under the Code. As life insurance, under most circumstances, the Beneficiary(ies) does not pay any Federal income tax on the death benefit payable under the Rider.

 If your Annuity is being used as an Individual Retirement Annuity (IRA), we consider the Plus40(TM) rider to be outside of your IRA, since premium for the Rider is paid for either with funds outside of your Annuity or with withdrawals previously subject to tax and any applicable tax penalty.

 We believe payments under the accelerated payout provision of the Rider will meet the requirements of the Code and the regulations in order to qualify as tax-free payments. To the extent permitted by law, we will change our procedures in relation to the Rider, or the definition of terminally ill, or any other applicable term in order to maintain the tax-free status of any amounts paid out under the accelerated payout provision.

 APPENDIX F - DESCRIPTION AND CALCULATION OF PREVIOUSLY OFFERED OPTIONAL DEATH
                                   BENEFITS

 If you purchased your Annuity before November 18, 2002 and were not a resident of the State of New York, the following optional death benefits were offered:

 ENHANCED BENEFICIARY PROTECTION OPTIONAL DEATH BENEFIT
 The Enhanced Beneficiary Protection Optional Death Benefit can provide additional amounts to your Beneficiary that may be used to offset federal and state taxes payable on any taxable gains in your Annuity at the time of your death. Whether this benefit is appropriate for you may depend on your particular circumstances, including other financial resources that may be available to your Beneficiary to pay taxes on your Annuity should you die during the accumulation period. No benefit is payable if death occurs on or after the Annuity Date.

 The Enhanced Beneficiary Protection Optional Death Benefit provides a benefit that is payable in addition to the basic Death Benefit. If the Annuity has one Owner, the Owner must be age 75 or less at the time the benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 75 or less. If the Annuity is owned by an entity, the Annuitant must be age 75 or less.

 Calculation of Enhanced Beneficiary Protection Optional Death Benefit
 If you purchase the Enhanced Beneficiary Protection Optional Death Benefit, the Death Benefit is calculated as follows:

 1. the basic Death Benefit described above
    PLUS
 2. 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

 "Death Benefit Amount" includes your Account Value and any amounts added to your Account Value under the basic Death Benefit when the Death Benefit is calculated. Under the basic Death Benefit, amounts are added to your Account Value when the Account Value is less than Purchase Payments minus proportional withdrawals.

 "Proportional Withdrawals" are determined by calculating the percentage of your Account Value that each prior withdrawal represented when withdrawn

 The Enhanced Beneficiary Protection Optional Death Benefit is subject to a maximum of 50% of all Purchase Payments applied to the Annuity at least 12 months prior to the death of the decedent that triggers the payment of the Death Benefit.

 Please refer to the section entitled "Tax Considerations" for a discussion of special tax considerations for purchasers of this benefit.

 NOTE: You may not elect the Enhanced Beneficiary Protection Optional Death Benefit if you have elected any other Optional Death Benefit.

 Guaranteed Minimum Death Benefit
 If the Annuity has one Owner, the Owner must be age 80 or less at the time the optional Death Benefit is purchased. If the Annuity has joint Owners, the oldest Owner must be age 80 or less. If the Annuity is owned by an entity, the Annuitant must be age 80 or less.

 Key Terms Used with the Guaranteed Minimum Death Benefit

   . The Death Benefit Target Date is the contract anniversary on or after the 80/th/ birthday of the current Owner, the oldest of either joint Owner or the Annuitant, if entity owned.
   . The Highest Anniversary Value equals the highest of all previous "Anniversary Values" on or before the earlier of the Owner's date of death and the "Death Benefit Target Date".
   . The Anniversary Value is the Account Value as of each anniversary of the Issue Date plus the sum of all Purchase Payments on or after such anniversary less the sum of all "Proportional Reductions" since such anniversary.
   . A Proportional Reduction is a reduction to the value being measured caused by a withdrawal, equaling the percentage of the withdrawal as compared to the Account Value as of the date of the withdrawal. For example, if your Account Value is $10,000 and you withdraw $2,000 (a 20% reduction), we will reduce both your Anniversary Value and the amount determined by Purchase Payments increasing at the appropriate interest rate by 20%.

 Calculation of Guaranteed Minimum Death Benefit
 The Guaranteed Minimum Death Benefit depends on whether death occurs before or after the Death Benefit Target Date.

 If the Owner dies before the Death Benefit Target Date, the Death Benefit equals the greatest of:

 1. the Account Value in the Sub-accounts plus the Interim Value of any Fixed Allocations (no MVA) as of the date we receive in writing "due proof of death"; and

 2. the sum of all Purchase Payments minus the sum of all Proportional Reductions, each increasing daily until the Owner's date of death at a rate of 5.0%, subject to a limit of 200% of the difference between the sum of all Purchase Payments and the sum of all withdrawals as of the Owner's date of death; and

 3. the "Highest Anniversary Value" on or immediately preceding the Owner's date of death.

 The amount determined by this calculation is increased by any Purchase Payments received after the Owner's date of death and decreased by any Proportional Reductions since such date.

 If the Owner dies on or after the Death Benefit Target Date, the Death Benefit equals the greater of:

 1. the Account Value as of the date we receive in writing "due proof of death" (an MVA may be applicable to amounts in any Fixed Allocations); and

 2. the greater of Item 2 & 3 above on the Death Benefit Target Date plus the sum of all Purchase Payments less the sum of all Proportional Reductions since the Death Benefit Target Date.

 Between May 15, 1999 and January 22, 2001, in those jurisdictions where we received regulatory approval, Prudential Annuities offered the Guaranteed Minimum Death Benefit with a 7.2% accumulation rate. This Benefit will apply to Annuity Owners who purchased the Annuity and elected the 7.2% GMDB during the period it was offered.

 Annuities with joint owners
 For Annuities with Joint Owners, the Death Benefit is calculated as shown above except that the age of the oldest of the Joint Owners is used to determine the Death Benefit Target Date. NOTE: If you and your spouse own the Annuity jointly, we will pay the Death Benefit to the Beneficiary. If the sole primary Beneficiary is the surviving spouse, then the surviving spouse can elect to assume ownership of the Annuity and continue the contract instead of receiving the Death Benefit.

 Annuities owned by entities
 For Annuities owned by an entity, the Death Benefit is calculated as shown above except that the age of the Annuitant is used to determine the Death Benefit Target Date. Payment of the Death Benefit is based on the death of the Annuitant (or Contingent Annuitant, if applicable).

 Can I Terminate the Optional Death Benefits? Do the Optional Death Benefits terminate under other circumstances?
 You can terminate the Enhanced Beneficiary Protection Optional Death Benefit and the Guaranteed Minimum Death Benefit at any time. Upon termination, you will be required to pay a pro-rata portion of the annual charge for the benefit. Both optional Death Benefits will terminate automatically on the Annuity Date. We may also terminate any optional Death Benefit if necessary to comply with our interpretation of the Code and applicable regulations.

 What Are The Charges For The Optional Death Benefits?
 We deduct a charge from your Account Value if you elect to purchase either optional Death Benefit. The Enhanced Beneficiary Protection Death Benefit costs 0.25% of Account Value. The Guaranteed Minimum Death Benefit costs 0.35% of the current Death Benefit. The charges for these death benefits are deducted in arrears each Annuity Year. No charge applies after the Annuity Date. We deduct the charge:

 1. on each anniversary of the Issue Date;

 2. when Account Value is transferred to our general account prior to the Annuity Date;

 3. if you surrender your Annuity; and

 4. if you choose to terminate the benefit (Enhanced Beneficiary Protection Optional Death Benefit only).

 If you surrender the Annuity, elect to begin receiving annuity payments or terminate the benefit on a date other than an anniversary of the Issue Date, the charge will be prorated. During the first year after the Issue Date, the charge will be prorated from the Issue Date. In all subsequent years, it would be prorated from the last anniversary of the Issue Date.

 We first deduct the amount of the charge pro-rata from the Account Value in the variable investment options. We only deduct the charge pro-rata from the Fixed Allocations to the extent there is insufficient Account Value in the variable investment options to pay the charge. If your Annuity's Account Value is insufficient to pay the charge, we may deduct your remaining Account Value and terminate your Annuity. We will notify you if your Account Value is insufficient to pay the charge and allow you to submit an additional Purchase Payment to continue your Annuity.

 Please refer to the section entitled "Tax Considerations" for additional considerations in relation to the optional Death Benefit.

ADDITIONAL CALCULATIONS

 Examples of Enhanced Beneficiary Protection Optional Death Benefit Calculation The following are examples of how the Enhanced Beneficiary Protection Optional Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example with market increase
 Assume that the Owner's Account Value has been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $75,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $75,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($75,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

             Purchase Payments                    =                 $50,000
             Account Value                        =                 $75,000
             Basic Death Benefit                  =                 $75,000
             Death Benefit Amount                 =                 $75,000 - $50,000 = $25,000

             Benefit Payable Under Enhanced Beneficiary Protection Optional Death Benefit = 40% of Growth
                                                  =                 $75,000 + $12,500 = $87,500

 Examples with market decline
 Assume that the Owner's Account Value has been decreasing due to declines in market performance. On the date we receive due proof of death, the Account Value is $45,000. The basic Death Benefit is calculated as Purchase Payments minus proportional withdrawals, or Account Value, which ever is greater. Therefore, the basic Death Benefit is equal to $50,000. The Enhanced Beneficiary Protection Optional Death Benefit is equal to the amount payable under the basic Death Benefit ($50,000) PLUS 50% of the "Death Benefit Amount" less Purchase Payments reduced by proportional withdrawals.

               Purchase Payments                =             $50,000
               Account Value                    =             $40,000
               Basic Death Benefit              =             $50,000
               Death Benefit Amount             =             $50,000 - $50,000 = $0

               Amount Payable Under Enhanced Beneficiary Protection Optional Death Benefit
                                                =             $50,000 + $0 = $50,000

 In this example you would receive no additional benefit from purchasing the Enhanced Beneficiary Protection Optional Death Benefit.

 Examples of Guaranteed Minimum Death Benefit Calculation
 The following are examples of how the Guaranteed Minimum Death Benefit is calculated. Each example assumes that a $50,000 initial Purchase Payment is made and that no withdrawals are made prior to the Owner's death. Each example assumes that there is one Owner who is age 50 on the Issue Date and that all Account Value is maintained in the variable investment options.

 Example of market increase
 Assume that the Owner's Account Value has generally been increasing due to positive market performance. On the date we receive due proof of death, the Account Value is $90,000. The Highest Anniversary Value at the end of any previous period is $72,000. The Death Benefit would be the Account Value ($90,000) because it is greater than the Highest Anniversary Value ($72,000) or the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77).

 Example of market decrease
 Assume that the Owner's Account Value generally increased until the fifth anniversary but generally has been decreasing since the fifth contract anniversary. On the date we receive due proof of death, the Account Value is $48,000. The Highest Anniversary Value at the end of any previous period is $54,000. The Death Benefit would be the sum of prior Purchase Payments increased by 5.0% annually ($73,872.77) because it is greater than the Highest Anniversary Value ($54,000) or the Account Value ($48,000).

 Example of market increase followed by decrease Assume that the Owner's Account Value increased significantly during the first six years following the Issue Date. On the sixth anniversary date the Account Value is $90,000. During the seventh Annuity Year, the Account Value increases to as high as $100,000 but then subsequently falls to $80,000 on the date we receive due proof of death. The Death Benefit would be the Highest Anniversary Value at the end of any previous period ($90,000), which occurred on the sixth anniversary, although the Account Value was higher during the subsequent period. The Account Value on the date we receive due proof of death ($80,000) is lower, as is the sum of all prior Purchase Payments increased by 5.0% annually ($73,872.77).

       APPENDIX G - ADDITIONAL INFORMATION ON ASSET ALLOCATION PROGRAMS

 PROGRAM RULES
   . Prior to December 5, 2005, you could elect an asset allocation program where the Sub-accounts for each asset class in each model portfolio were designated based on an evaluation of available Sub-accounts. Effective December 5, 2005, you can no longer enroll in an asset allocation program, but you will be permitted to remain in the program if you enrolled prior to the date. These Program Rules reflect how the asset allocation program will be administered as of December 5, 2005 for those Owners who have chosen to remain in their program. Asset allocation is a sophisticated method of diversification that allocates assets among asset classes in order to manage investment risk and potentially enhance returns over the long term. However, asset allocation does not guarantee a profit or protect against a loss.

 HOW THE ASSET ALLOCATION PROGRAM WORKS
   . Amounts will automatically be allocated in accordance with the percentages and to Sub-accounts indicated for the model portfolio that you previously chose. If you allocate your Account Value or transfer your Account Value among any Sub-accounts that are outside of your model portfolio, we will allocate these amounts according to the allocation percentages of the applicable model portfolio upon the next rebalancing. You will not be permitted to change from one model portfolio to the other. Upon each rebalance, 100% of your Account Value allocated to the Sub-accounts will be allocated to the asset allocation program. Any Account Value not invested in the Sub-accounts will not be part of the program.

   . Additional Purchase Payments: Unless otherwise requested, any additional Purchase Payments applied to the variable Sub-accounts in the Annuity will be allocated to the Sub-accounts according to the allocation percentages for the model portfolio you chose. Allocation of additional Purchase Payments outside of your model portfolio but into a Sub-account, will be reallocated according to the allocation percentages of the applicable model portfolio upon the next rebalancing.

   . Rebalancing Your Model Portfolio: Changes in the value of the Sub-account will cause your Account Value allocated to the Sub-accounts to vary from the percentage allocations of the model portfolio you select. By selecting the asset allocation program, you have directed us to periodically (e.g., quarterly) rebalance your Account Value allocated to the Sub-accounts in accordance with the percentage allocations assigned to each Sub-account within your model portfolio at the time you elected the program or had later been modified with your consent. Some asset allocation programs will only require that a rebalancing occur when the percent of your Account Value allocated to the Sub-accounts are outside of the acceptable range permitted under such asset allocation program. Note - Any Account Value not invested in the Sub-accounts will not be affected by any rebalance.

   . Sub-account Changes Within the Model Portfolios: From time to time there may be a change in a Sub-account within your model portfolio. Unless directed by you or your Financial Professional to reallocate to the new Sub-account, rebalancing will continue in accordance with your unchanged model portfolio, unless the Sub-account is no longer available under your Annuity. If the Sub-account is no longer available we will notify you. If you do not consent to the new Sub-account, your lack of consent will be deemed a request to terminate the asset allocation program and the provisions under "Termination or Modification of the Asset Allocation Program" will apply.

   . Owner Changes in Choice of Model Portfolio: You may not change from the model portfolio that you have elected to any other model portfolio.

 TERMINATION OR MODIFICATION OF THE ASSET ALLOCATION PROGRAM:
   . You may request to terminate your asset allocation program at any time. Once you terminate your asset allocation program, you will not be permitted to re-enroll in the program. Any termination will be effective on the date that Prudential Annuities receives your termination request in good order. If you are enrolled in certain optional benefits, termination of your asset allocation program must coincide with (i) the enrollment in a then currently available and approved asset allocation program or other approved option, or (ii) the allocation of your entire account value to the then required investment option(s) available with these benefits. However, if you are enrolled in certain optional benefits, you may terminate the benefit in order to then terminate your asset allocation program. Prudential Annuities reserves the right to terminate or modify the asset allocation program at any time with respect to any programs.

 RESTRICTIONS ON ELECTING THE ASSET ALLOCATION:
   . You cannot participate in auto-rebalancing or a DCA program while enrolled in an asset allocation program and Systematic Withdrawals can only be made as flat dollar amounts.

 APPENDIX H - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME FIVE BENEFIT

 We set out below the current formula under which we may transfer amounts between the variable investment options and the Benefit Fixed Rate Account. Upon your election of Highest Daily Lifetime Five, we will not alter the asset transfer formula that applies to your Annuity. However, as discussed in the "Living Benefits" section, we reserve the right to modify this formula with respect to those who elect Highest Daily Lifetime Five in the future.

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
   . C\\u\\ - the upper target is established on the effective date of the Highest Daily Lifetime Five benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . C\\t\\ - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

   .   L - the target value as of the current Valuation Day.

   .   r - the target ratio.

   . a - the factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factors that we use currently are derived from the a2000 Individual Annuity Mortality Table with an assumed interest rate of 3%. Each number in the table "a" factors (which appears below) represents a factor, which when multiplied by the Highest Daily Annual Income Amount, projects our total liability for the purpose of asset transfers under the guarantee.

   . Q - age based factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee. The factor is currently set equal to 1.

   .   V - the total value of all Permitted Sub-accounts in the Annuity.

   .   F - the total value of all Benefit Fixed Rate Account allocations.

   . I - the income value prior to the first withdrawal. The income value is equal to what the Highest Daily Annual Income Amount would be if the first withdrawal were taken on the date of calculation. After the first withdrawal the income value equals the greater of the Highest Daily Annual Income Amount, the quarterly step-up amount times the annual income percentage, and the Account Value times the annual income percentage.

   .   T - the amount of a transfer into or out of the Benefit Fixed Rate
       Account.

   . I% - annual income amount percentage. This factor is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 5%

 TARGET VALUE CALCULATION:
 On each Valuation Day, a target value (L) is calculated, according to the following formula. If the variable Account Value (V) is equal to zero, no calculation is necessary.

                               L   =   I * Q * a

 Transfer Calculation:
 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

                       Target Ratio r   =   (L - F) / V.

   . If r (greater than) C\\u\\, assets in the Permitted Sub-accounts are transferred to Benefit Fixed Rate Account.

   . If r (less than) C, and there are currently assets in the Benefit Fixed Rate Account (F (greater than) 0), assets in the Benefit Fixed Rate Account are transferred to the Permitted Sub-accounts.

 The following formula, which is set on the Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T   =   {Min(V, [L - F - V * C\\t\\] / (1 - C\\t\\))}   T(greater than)0, Money moving from the Permitted
                                                         Sub-accounts to the Benefit Fixed Rate Account
 T   =   {Min(F, [L - F - V * Ct] / (1 - C\\t\\))}       T(less than)0, Money moving from the Benefit Fixed Rate
                                                         Account to the Permitted Sub-accounts]

 Example:
 Male age 65 contributes $100,000 into the Permitted Sub accounts and the value drops to $92,300 during year one, end of day one. A table of values for "a" appears below.

 Target Value Calculation:

                          L   =   I * Q * a
                              =   5000.67 * 1 * 15.34
                              =   76,710.28

 Target Ratio:

                      r   =   (L - F)/V
                          =   (76,710.28 - 0) / 92,300.00
                          =   83.11%

 Since r (greater than)) Cu ( because 83.11% (greater than) 83%) a transfer into the Benefit Fixed rate Account occurs.

 T   =   { Min ( V, [ L - F - V * C\\t\\] / ( 1 - C\\t\\))}
     =   { Min ( 92,300.00, [ 76,710.28 - 0 - 92,300.00 * 0.80] / ( 1 - 0.80))}
     =   { Min ( 92,300.00, 14,351.40 )}
     =   14,351.40

                 Age 65 "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
   1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
   2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
   3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
   4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
   5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
   6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
   7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
   8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
   9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

 *  The values set forth in this table are applied to all ages.

   APPENDIX I - ANNUITIES APPROVED FOR SALE BY THE NEW YORK STATE INSURANCE
                                  DEPARTMENT

                                                                    Advisors Choice NY
------------------------------------------------------------------------------------------------------------------
Minimum Investment                       $5,000
------------------------------------------------------------------------------------------------------------------
Maximum Issue Age                        Annuitant 85; Owner None
------------------------------------------------------------------------------------------------------------------
Withdrawal Charge Schedule               None
------------------------------------------------------------------------------------------------------------------
Insurance Charge                         0.65%
------------------------------------------------------------------------------------------------------------------
Annual Maintenance Fee                   Lesser of $30 or 2% of Account Value Waived for Account Values
                                         exceeding $50,000
------------------------------------------------------------------------------------------------------------------
Transfer Fee                             $10 after twenty in any annuity year.
------------------------------------------------------------------------------------------------------------------
Contract Credit                          No
------------------------------------------------------------------------------------------------------------------
Fixed Allocation                         Fixed Allocations Available. (Currently offering durations of 1, 2, 3, 5,
                                         7, and 10 year periods.) MVA does apply.
------------------------------------------------------------------------------------------------------------------
Variable Investment Options              All options generally available except when an optional rider with investment restrictions is purchased.
------------------------------------------------------------------------------------------------------------------
Basic Death Benefit                      Prior to age 85: The greater of Account Value (variable) plus Interim
                                         Value (fixed) or Purchase Payments minus withdrawals. On or after age
                                         85: Account Value (variable) plus Interim Value (fixed). (no MVA applied)
------------------------------------------------------------------------------------------------------------------
Optional Death Benefits (for an
 additional cost) /(1)/ Highest
 Anniversary Value (HAV)
------------------------------------------------------------------------------------------------------------------
Optional Living Benefits (for an         GRO, GRO Plus, Highest Daily GRO, Guaranteed Minimum
 additional cost) /(2)/                  Withdrawal Benefit, (GMWB), Guaranteed Minimum Income Benefit
                                         (GMIB), Lifetime Five, Spousal Lifetime Five, Highest Daily Lifetime
                                         Five, Highest Daily Lifetime Seven
                                         Spousal Highest Daily Lifetime Seven
------------------------------------------------------------------------------------------------------------------
Annuitization Options                    Fixed option only Annuity date cannot exceed the first day of the calendar month following Annuitant's 90/th/ birthday The maximum
                                         Annuity Date is based on the first Owner or Annuitant to reach the maximum age, as indicated in your Annuity.
------------------------------------------------------------------------------------------------------------------

 (1)For more information on these benefits, refer to the "Death Benefit"
    section in the Prospectus.
 (2)For more information on these benefits, refer to the "Living Benefit Programs" section in the Prospectus. Highest Daily GRO and the Highest Daily Lifetime Seven benefits are pending approval by New York.

 For more information about variations applicable to annuities approved for sale by the New York State Insurance Department, please refer to your annuity contract.

 APPENDIX J - ASSET TRANSFER FORMULA UNDER GRO PLUS 2008 AND HIGHEST DAILY GRO

 The following are the Terms and Definitions referenced in the Transfer Calculation Formula:
   .   AV is the current Account Value of the Annuity

   .   V is the current Account Value of the elected Sub-accounts of the Annuity

   .   B is the total current value of the AST bond portfolio Sub-account

   .   C\\l\\ is the lower target value. Currently, it is 79%.

   .   C\\t\\ is the middle target value. Currently, it is 82%.

   .   C\\u\\ is the upper target value. Currently, it is 85%.

 For each guarantee provided under the program,
   .   G\\i\\ is the guarantee amount

   .   N\\i\\ is the number of days until the maturity date

   . d\\i\\ is the discount rate applicable to the number of days until the maturity date. It is determined with reference to a benchmark index, reduced by the Discount Rate Adjustment. Once selected, we will not change the applicable benchmark index. However, if the benchmark index is discontinued, we will substitute a successor benchmark index, if there is one. Otherwise we will substitute a comparable benchmark index. We will obtain any required regulatory approvals prior to substitution of the benchmark index.

 The formula, which is set on the Effective Date and is not changed while the Rider is in effect, determines, on each Valuation Day, when a transfer is required.

 The formula begins by determining the value on that Valuation Day that, if appreciated at the applicable discount rate, would equal the guarantee amount at the end of the Base Guarantee Period or Step-Up Guarantee Period. We call the greatest of these values the "current liability (L)."

     L   =   MAX (L\\i\\), where L\\i\\ = G\\i\\ / (1 + d\\i\\)/(Ni/365)/.

 Next the formula calculates the following formula ratio:

                              r   =   (L - B) / V.

 If the formula ratio exceeds an upper target value, then all or a portion of the Account Value will be transferred to the bond fund Sub-account associated with the current liability. If at the time we make a transfer to the bond fund Sub-account associated with the current liability there is Account Value allocated to a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

             The formula will transfer assets into the Transfer Account if r (greater than) C\\u\\.

             The transfer amount is calculated by the following formula:
             T               =               {Min (V, [ L - B - V*C\\t\\] / ( 1 - C\\t\\))}

 If the formula ratio is less than a lower target value and there are assets in the Transfer Account, then the formula will transfer assets out of the Transfer Account into the elected Sub-accounts.

            The transfer amount is calculated by the following formula:
            T     =     {Min (B, - [ L - B - V*C\\t\\] / ( 1 - C\\t\\))}

 If following a transfer to the elected Sub-accounts, there are assets remaining in a bond fund Sub-account not associated with the current liability, we will transfer all assets from that bond fund Sub-account to the bond fund Sub-account associated with the current liability.

 APPENDIX K - ASSET TRANSFER FORMULA UNDER HIGHEST DAILY LIFETIME SEVEN INCOME
        BENEFIT AND SPOUSAL HIGHEST DAILY LIFETIME SEVEN INCOME BENEFIT

 TERMS AND DEFINITIONS REFERENCED IN THE CALCULATION FORMULA:
   . Cu - the upper target is established on the effective date of the Highest Daily Lifetime Seven benefit (the "Effective Date") and is not changed for the life of the guarantee. Currently, it is 83%.

   . Ct - the target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 80%.

   . C\\l\\ - the lower target is established on the Effective Date and is not changed for the life of the guarantee. Currently, it is 77%.

   .   L - the target value as of the current business day.

   .   r - the target ratio.

   . a - factors used in calculating the target value. These factors are established on the Effective Date and are not changed for the life of the guarantee.

   .   V - the total value of all Permitted Sub-accounts in the annuity.

   .   B - the total value of the AST Investment Grade Bond Portfolio
       Sub-account.

   . P - Income Basis. Prior to the first withdrawal, the Income Basis is the Protected Withdrawal Value calculated as if the first withdrawal were taken on the date of calculation. After the first withdrawal, the Income Basis is equal to the greater of (1) the Protected Withdrawal Value at the time of the first withdrawal, adjusted for additional purchase payments including the amount of any associated Credits, and adjusted proportionally for excess withdrawals*, (2) any highest quarterly value increased for additional purchase payments including the amount of any associated Credits, and adjusted for withdrawals, and (3) the Account Value.

   . T - the amount of a transfer into or out of the AST Investment Grade Bond Portfolio Sub-account

 * Note: withdrawals of less than the Annual Income Amount do not reduce the Income Basis.

 TARGET VALUE CALCULATION:
 On each business day, a target value (L) is calculated, according to the following formula. If the variable account value (V) is equal to zero, no calculation is necessary.

                               L = 0.05 * P * a

 Transfer Calculation:
 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines when a transfer is required:

                       Target Ratio r   =   (L - B) / V.

       . If r (greater than) Cu, assets in the Permitted Sub-accounts are transferred to the AST Investment Grade Bond Portfolio Sub-account.

       . If r (less than) C\\l\\, and there are currently assets in the AST Investment Grade Bond Portfolio Sub-account (B (greater than) 0), assets in the AST Investment Grade Bond Portfolio Sub-account are transferred to the Permitted Sub-accounts according to most recent allocation instructions.

 The following formula, which is set on the Benefit Effective Date and is not changed for the life of the guarantee, determines the transfer amount:

 T   =   {Min(V, [L - B - V * Ct] / (1-Ct))},     Money moving from the Permitted Sub-accounts
                                                  to the AST Investment Grade Bond Portfolio
                                                  Sub-account
 T   =   {Min(B, - [L - B - V * Ct] / (1-Ct))},   Money moving from the AST Investment Grade
                                                  Bond Portfolio Sub-account to the Permitted
                                                  Sub-accounts]

                     "a" Factors for Liability Calculations
              (in Years and Months since Benefit Effective Date)*

       Months
 Years   1      2     3     4     5     6     7     8     9    10    11    12
 ----- ------ ----- ----- ----- ----- ----- ----- ----- ----- ----- ----- -----
   1   15.34  15.31 15.27 15.23 15.20 15.16 15.13 15.09 15.05 15.02 14.98 14.95
   2   14.91  14.87 14.84 14.80 14.76 14.73 14.69 14.66 14.62 14.58 14.55 14.51
   3   14.47  14.44 14.40 14.36 14.33 14.29 14.26 14.22 14.18 14.15 14.11 14.07
   4   14.04  14.00 13.96 13.93 13.89 13.85 13.82 13.78 13.74 13.71 13.67 13.63
   5   13.60  13.56 13.52 13.48 13.45 13.41 13.37 13.34 13.30 13.26 13.23 13.19
   6   13.15  13.12 13.08 13.04 13.00 12.97 12.93 12.89 12.86 12.82 12.78 12.75
   7   12.71  12.67 12.63 12.60 12.56 12.52 12.49 12.45 12.41 12.38 12.34 12.30
   8   12.26  12.23 12.19 12.15 12.12 12.08 12.04 12.01 11.97 11.93 11.90 11.86
   9   11.82  11.78 11.75 11.71 11.67 11.64 11.60 11.56 11.53 11.49 11.45 11.42
  10   11.38  11.34 11.31 11.27 11.23 11.20 11.16 11.12 11.09 11.05 11.01 10.98
  11   10.94  10.90 10.87 10.83 10.79 10.76 10.72 10.69 10.65 10.61 10.58 10.54
  12   10.50  10.47 10.43 10.40 10.36 10.32 10.29 10.25 10.21 10.18 10.14 10.11
  13   10.07  10.04 10.00  9.96  9.93  9.89  9.86  9.82  9.79  9.75  9.71  9.68
  14    9.64   9.61  9.57  9.54  9.50  9.47  9.43  9.40  9.36  9.33  9.29  9.26
  15    9.22   9.19  9.15  9.12  9.08  9.05  9.02  8.98  8.95  8.91  8.88  8.84
  16    8.81   8.77  8.74  8.71  8.67  8.64  8.60  8.57  8.54  8.50  8.47  8.44
  17    8.40   8.37  8.34  8.30  8.27  8.24  8.20  8.17  8.14  8.10  8.07  8.04
  18    8.00   7.97  7.94  7.91  7.88  7.84  7.81  7.78  7.75  7.71  7.68  7.65
  19    7.62   7.59  7.55  7.52  7.49  7.46  7.43  7.40  7.37  7.33  7.30  7.27
  20    7.24   7.21  7.18  7.15  7.12  7.09  7.06  7.03  7.00  6.97  6.94  6.91
  21    6.88   6.85  6.82  6.79  6.76  6.73  6.70  6.67  6.64  6.61  6.58  6.55
  22    6.52   6.50  6.47  6.44  6.41  6.38  6.36  6.33  6.30  6.27  6.24  6.22
  23    6.19   6.16  6.13  6.11  6.08  6.05  6.03  6.00  5.97  5.94  5.92  5.89
  24    5.86   5.84  5.81  5.79  5.76  5.74  5.71  5.69  5.66  5.63  5.61  5.58
  25    5.56   5.53  5.51  5.48  5.46  5.44  5.41  5.39  5.36  5.34  5.32  5.29
  26    5.27   5.24  5.22  5.20  5.18  5.15  5.13  5.11  5.08  5.06  5.04  5.01
  27    4.99   4.97  4.95  4.93  4.91  4.88  4.86  4.84  4.82  4.80  4.78  4.75
  28    4.73   4.71  4.69  4.67  4.65  4.63  4.61  4.59  4.57  4.55  4.53  4.51
  29    4.49   4.47  4.45  4.43  4.41  4.39  4.37  4.35  4.33  4.32  4.30  4.28
  30    4.26   4.24  4.22  4.20  4.18  4.17  4.15  4.13  4.11  4.09  4.07  4.06
  31    4.04   4.02  4.00  3.98  3.97  3.95  3.93  3.91  3.90  3.88  3.86  3.84
  32    3.83   3.81  3.79  3.78  3.76  3.74  3.72  3.71  3.69  3.67  3.66  3.64
  33    3.62   3.61  3.59  3.57  3.55  3.54  3.52  3.50  3.49  3.47  3.45  3.44
  34    3.42   3.40  3.39  3.37  3.35  3.34  3.32  3.30  3.29  3.27  3.25  3.24
  35    3.22   3.20  3.18  3.17  3.15  3.13  3.12  3.10  3.08  3.07  3.05  3.03
  36    3.02   3.00  2.98  2.96  2.95  2.93  2.91  2.90  2.88  2.86  2.85  2.83
  37    2.81   2.79  2.78  2.76  2.74  2.73  2.71  2.69  2.68  2.66  2.64  2.62
  38    2.61   2.59  2.57  2.56  2.54  2.52  2.51  2.49  2.47  2.45  2.44  2.42
  39    2.40   2.39  2.37  2.35  2.34  2.32  2.30  2.29  2.27  2.25  2.24  2.22
  40    2.20   2.19  2.17  2.15  2.14  2.12  2.11  2.09  2.07  2.06  2.04  2.02
  41    2.01   1.84  1.67  1.51  1.34  1.17  1.00  0.84  0.67  0.50  0.33  0.17

 *  The values set forth in this table are applied to all ages.

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                          FURTHER DETAILS ABOUT THE PRUDENTIAL ANNUITIES ANNUITY DESCRIBED IN
                          PROSPECTUS CH2-PROS (05/2008).
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          [LOGO] Prudential                              PRSRT STD
          The Prudential Insurance Company of America  U.S. POSTAGE
          751 Broad Street                                 PAID
          Newark, NJ 07102-3777                        LANCASTER, PA
                                                      PERMIT NO. 1793
                                                      ---------------


  Variable Annuity Issued by:                Variable Annuity Distributed by:
  PRUDENTIAL ANNUITIES LIFE                              PRUDENTIAL ANNUITIES
  ASSURANCE CORPORATION                                    DISTRIBUTORS, INC.
  A Prudential Financial Company               A Prudential Financial Company
  One Corporate Drive                                     One Corporate Drive
  Shelton, Connecticut 06484                       Shelton, Connecticut 06484
  Telephone: 1-800-752-6342                           Telephone: 203-926-1888
  http://www.prudentialannuities.com       http://www.prudentialannuities.com

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